As filed with the Securities and Exchange Commission on April 28, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PANASONIC KABUSHIKI KAISHA

(Exact name of Registrant as specified in its charter)

PANASONIC CORPORATION

(Translation of Registrant’s name into English)

Japan	3651	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1006, Oaza Kadoma,

Kadoma City, Osaka 571-8501

Japan

+81-6-6908-1121

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Panasonic Corporation of North America

Two Riverfront Plaza, 11th Floor

Newark, NJ 07102-5490, U.S.A.

201-348-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Izumi Akai, Esq.

Sullivan & Cromwell LLP

Otemachi First Square

5-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-0004

Japan

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and the consummation of the Share Exchange described herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Shares of Common Stock of Panasonic	1,887,863 (1)	Not applicable	$25,594,907 (2)	$2,975 (3)

(1)	Represents the maximum number of shares of common stock of Panasonic expected be issued to U.S. holders of Panasonic Information Systems Co., Ltd.’s common stock in the share exchange, or the Share Exchange, described herein pursuant to this registration statement.
(2)	Computed solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act. The proposed maximum aggregate offering price has been computed pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act, based on the average of the high and low prices of Panasonic Information Systems Co., Ltd.’s common stock on the Tokyo Stock Exchange as of April 21, 2015 (converted into dollars based on ¥118.90 = U.S.$1.00, which is the exchange rate for the prior day as reported by the Bank of Japan).
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $116.20 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete. Panasonic Corporation may complete or amend this preliminary prospectus without notice. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion Dated April 28, 2015

Panasonic Corporation

Exchange for Shares of Common Stock of Panasonic Information Systems Co., Ltd.

The boards of directors of Panasonic Corporation, or Panasonic, and Panasonic Information Systems Co., Ltd., or Panasonic IS, have agreed to a share exchange, or the Share Exchange, between the two companies under the Companies Act of Japan, or the Companies Act. Panasonic and Panasonic IS have entered into a share exchange agreement, or the Share Exchange Agreement, that sets forth the terms of the Share Exchange. Pursuant to the Share Exchange, each shareholder of Panasonic IS will receive 2.5 shares of Panasonic’s common stock for each share of Panasonic IS’s common stock that such shareholder holds. The terms of the Share Exchange (along with certain related matters) require approval by the shareholders of Panasonic IS at Panasonic IS’s annual general meeting of shareholders expected to be held on June 19, 2015.

Based on the number of shares of Panasonic IS’s common stock issued as of March 31, 2015, Panasonic expects to dispose of 9,671,070 own shares of its common stock in connection with the Share Exchange. Approximately 19.5% of those shares will be offered to shareholders of Panasonic IS resident in the United States.

This document has been prepared for the shareholders of Panasonic IS resident in the United States to provide detailed information in connection with the Share Exchange.

The date, time and place of the shareholders’ meeting of Panasonic IS is expected to be Friday, June 19, 2015, at 10:00 a.m. (Japan Time), at Hotel Hankyu International at 19-19, Chayamachi, Kita-ku, Osaka, Japan.

To attend and vote at the shareholders’ meeting of Panasonic IS, or to vote electronically, shareholders of Panasonic IS must follow the procedures outlined in the convocation notice and the mail-in-ballot material which Panasonic IS will send them.

The Share Exchange cannot be completed unless it is approved at the scheduled shareholders’ meeting of Panasonic IS and certain other conditions are satisfied. The additional conditions and other terms of the Share Exchange are more fully described in this prospectus. For a discussion of these conditions, see “The Share Exchange.”

This document provides you with detailed information about the Share Exchange. It also provides you with important information about the shares of common stock of Panasonic to be transferred to Panasonic IS shareholders in connection with the Share Exchange. You are encouraged to read this document in its entirety.

Panasonic’s shares are traded in yen on the Tokyo Stock Exchange and the Nagoya Stock Exchange. On April 27, 2015, the last reported sale price of Panasonic shares on the Tokyo Stock Exchange was ¥1,698.5 per share.

You may have dissenters’ rights in connection with the transactions under Japanese law. See page 36 for a complete discussion of your dissenters’ rights, if any.

You should consider carefully the risk factors beginning on page 11 of this prospectus.

Panasonic IS is not asking for a proxy and you are not required to send a proxy.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2015.

i

References to Additional Information

This prospectus is part of a registration statement on Form F-4, which includes additional important business and financial information about Panasonic and Panasonic IS that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request. If you would like to receive any of the additional information, please contact:

Yukie Takakuwa	Tatsuo Yoshikawa
General Manager	Director
Disclosure & Investor Relations Office	Financial Management Department
Panasonic Corporation	Panasonic Information Systems Co., Ltd.
1006, Oaza Kadoma	19-19, Chayamachi,
Kadoma City, Osaka 571-8501	Kita-ku, Osaka 530-0013
Japan	Japan
Telephone: 81-6-6908-1121	Telephone: 81-6-6906-2801

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU SHOULD REQUEST THE INFORMATION NO LATER THAN JUNE 12, 2015, WHICH IS FIVE BUSINESS DAYS BEFORE YOU MUST MAKE A DECISION REGARDING THE SHARE EXCHANGE.

For additional information, see “Where You Can Find More Information.”

As used in this prospectus, references to “Panasonic” are to Panasonic Corporation and references to “Panasonic IS” are to Panasonic Information Systems Co., Ltd., in each case on a consolidated basis except where the context otherwise requires. As used in this prospectus, references to the “Share Exchange” are to the proposed share exchange between Panasonic and Panasonic IS.

As used in this prospectus, except where the context otherwise requires, references to the “shareholders’ meeting” of Panasonic IS or to the “meeting” of Panasonic IS shareholders are to the annual general meeting of shareholders of Panasonic IS that is scheduled to take place on June 19, 2015, at which Panasonic IS’s shareholders will vote on the terms of the Share Exchange and certain related matters. See “General Meeting of Panasonic IS Shareholders.”

As used in this prospectus, “dollar” or “$” means the lawful currency of the United States of America, and “yen” or “¥” means the lawful currency of Japan.

As used in this prospectus, “U.S. GAAP” means accounting principles generally accepted in the United States, and “Japanese GAAP” means accounting principles generally accepted in Japan.

In tables appearing in this prospectus, figures may not add up to totals due to rounding.

“The year ended March 31, 2014” or “fiscal 2014” refers to our fiscal year ended March 31, 2014. Other fiscal years are referred to in a corresponding manner.

Forward-Looking Statements

This document includes forward-looking statements about Panasonic. To the extent that statements in this document do not relate to historical or current facts, they constitute forward-looking statements. These forward-looking statements are based on the current assumptions and beliefs of Panasonic in light of the information currently available to it, and involve known and unknown risks, uncertainties and other factors. Such risks, uncertainties and other factors may cause Panasonic’s actual results, performance, achievements or financial position to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements. Panasonic undertakes no obligation to publicly update any forward-looking statements after the date of this document. Investors are advised to consult any further disclosures by Panasonic in its subsequent filings with the U.S. Securities and Exchange Commission, or the SEC, pursuant to the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Financial Instrument and Exchange Act of Japan, or the FIEA, as well as other publicly disclosed documents.

The risks, uncertainties and other factors referred to above include, but are not limited to, economic conditions, particularly consumer spending and corporate capital expenditures in the Americas, Europe, Japan, China and other Asian countries; volatility in demand for electronic equipment and components from business and industrial customers, as well as consumers in many product and geographical markets; the possibility that excessive currency rate fluctuations of the dollar, the euro, the Chinese yuan and other currencies against the yen may adversely affect the costs and prices of Panasonic’s products and services and certain other transactions that are denominated in these foreign currencies; the possibility of Panasonic incurring additional costs of raising funds, because of changes in the fund raising environment; the possibility of Panasonic not being able to respond to rapid technological changes and changing consumer preferences with timely and cost-effective introductions of new products in markets that are highly competitive in terms of both price and technology; the possibility of Panasonic not achieving the results expected from alliances or mergers and acquisitions; the possibility of Panasonic not being able to achieve its business objectives through joint ventures and other collaborative agreements with other companies, including due to the pressure of price reduction exceeding that which can be achieved by Panasonic’s efforts and a decrease in demand for products from business partners which Panasonic highly depends on in BtoB (business-to-business) business areas; the possibility of Panasonic not being able to maintain competitive strength in many product and geographical areas; the possibility of incurring expenses resulting from any defects in products or services of Panasonic; the possibility that Panasonic may face intellectual property infringement claims by third parties; current and potential, direct and indirect restrictions imposed by other countries over trade, manufacturing, labor and operations; fluctuations in market prices of securities and other assets in which Panasonic has holdings or changes in valuation of long-lived assets, including property, plant and equipment and goodwill, deferred tax assets and uncertain tax positions; future changes or revisions to accounting policies or accounting rules; natural disasters, including earthquakes, the prevalence of infectious diseases throughout the world, and other natural disasters and accidents or unpredictable events which may disrupt Panasonic’s supply chain as well as other events that may negatively impact business activities of Panasonic. The risks, uncertainties and other factors listed above are not exclusive and Panasonic’s results, performance, achievements or financial position could be affected by other factors identified in the risks under “Risk Factors” in this document and in past and future filings and reports filed with the SEC and the FIEA as well as other publicly disclosed documents.

Notice to New Hampshire Residents

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT

NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

Questions and Answers about the Share Exchange

Q.	Why is Panasonic proposing the Share Exchange?

A.	Panasonic plans to conduct the Share Exchange to acquire all of the Panasonic IS shares not already owned by Panasonic in order to turn Panasonic IS into a wholly-owned subsidiary. In April 2004, Panasonic IS’s parent company, Matsushita Electric Works, Ltd., or Matsushita Electric Works, became a subsidiary of Matsushita Electric Industrial Co., Ltd. (currently Panasonic), and as a result Panasonic IS became a subsidiary of Panasonic, as Matsushita Electric Works had a 63.69% equity interest in Panasonic IS at the time of the acquisition. As of the date of this prospectus, Panasonic holds 63.69% of the voting rights of Panasonic IS.

Both Panasonic and Panasonic IS came to mutually recognize and agree that it would be highly beneficial for them to assign the business of Corporate Information Systems Company, or CISC, an internal divisional company of Panasonic, from Panasonic to Panasonic IS so that they can more proactively utilize the management resources of Panasonic that will serve as a basis for the future growth and development of Panasonic IS, thereby contributing to an increase in corporate value of the Panasonic group. It, therefore, is essential and requisite to make Panasonic IS a wholly-owned subsidiary by way of the Share Exchange in order to enable Panasonic IS to make prompt and flexible business decisions aimed at implementing these strategic measures.

Q.	What will Panasonic IS shareholders receive in the Share Exchange?

A.	Panasonic IS shareholders, as of the moment immediately preceding the Share Exchange, will receive 2.5 shares of Panasonic’s common stock for each share of Panasonic IS’s common stock which they hold. Holders of Panasonic IS common stock who have duly exercised their dissenters’ appraisal rights will not receive shares of Panasonic common stock for shares of Panasonic IS common stock.

Q.	Does the board of directors of Panasonic IS recommend the Share Exchange?

A.	Yes. The board of directors of Panasonic IS recommends that shareholders vote for the Share Exchange.

Q.	How will fractions of a share be treated in the Share Exchange?

A.	In accordance with the Companies Act, Panasonic IS shareholders will not receive any fractions of a share of Panasonic’s common stock in the Share Exchange. Instead, the shares representing the aggregate of all such fractions (in the case where such aggregated shares still include any fraction less than one share, such fraction shall be rounded off) will be sold in the Japanese market or sold to Panasonic and the net cash proceeds from the sale will be distributed to the former holders of Panasonic IS shares on a proportionate basis in accordance with their respective fractions.

Q.	How do the legal rights of Panasonic shares differ from those of Panasonic IS shares?

A.	There are no material differences between or among the rights of shareholders of Panasonic’s common stock and Panasonic IS’s common stock from a legal perspective.

Q.	When is the Share Exchange expected to be completed?

A.	The Share Exchange is expected to become effective on August 1, 2015.

Q.	How will trading in Panasonic IS shares be affected in connection with the completion of the Share Exchange?

A.	Panasonic IS expects that its shares will be delisted from the Tokyo Stock Exchange about three trading days before August 1, 2015.

Q.	Will Panasonic IS shareholders receive year-end dividends on their Panasonic IS common stock for the year ended March 31, 2015?

A.	Panasonic IS expects to pay dividends, in June 2015, to holders of record of its common stock as of March 31, 2015.

Q.	Can the number of shares of Panasonic’s common stock for which the shares of Panasonic IS’s common stock are exchanged change between now and the time the transaction is completed?

A.	No. The exchange ratio is fixed, and it will not change even if the trading price of Panasonic IS’s common stock changes between now and the time the Share Exchange is completed. See “Risk Factors” beginning on page 11.

Q.	What is the record date for voting at the shareholders’ meeting?

A.	Holders of Panasonic IS shares as of March 31, 2015 will be eligible to vote at the annual general meeting of shareholders expected to be held on June 19, 2015.

Q.	How do I vote at the shareholders’ meeting?

A.	You may exercise voting rights by electronic means, mail-in-ballot or attending the meeting in person or through attorney-in-fact. Panasonic IS will distribute materials to shareholders that will enable them to exercise their voting rights. Completed mail-in-ballots must be received at least one day before the shareholders’ meeting.

Q.	May I change my vote?

A.	Yes. If you want to change your vote expressed by mail-in-ballot, you must attend the meeting personally or through another shareholder you appoint as your attorney-in-fact, or send another mail-in-ballot dated a later date than the previous mail-in-ballot if Panasonic IS redistributes mail-in-ballots. By attending the meeting in person you automatically revoke your mail-in-ballot.

If you wish to change a vote previously submitted via the Internet, you must either attend the shareholders’ meeting personally or through another shareholder having voting rights whom you appoint as your attorney-in-fact, or by resubmitting your vote via the Internet. By attending the meeting in person or having another shareholder entitled to vote your shares attend the meeting on your behalf, or by resubmitting your vote via the Internet, you will automatically revoke your vote previously submitted via the Internet. If you submit more than one vote via the Internet, the last vote submitted will be counted.

Q.	How will shares represented at the shareholders’ meeting by mail-in-ballots be treated?

A.	The mail-in-ballots used for the shareholders’ meeting of Panasonic IS will describe the proposals to be voted on by shareholders at the meeting, including approval of the Share Exchange. The mail-in-ballots will allow shareholders to indicate a “for” or “against” vote with respect to each proposal. In accordance with Japanese law and practice, Panasonic IS intends to count toward the quorum requirements for its shareholders’ meeting the shares represented by mail-in-ballots that are returned without indicating a “for” or “against” vote for any of the proposals, and count these mail-in-ballots as having voted “for” the approval of the Share Exchange and other related proposals.

Q.	Do I have dissenters’ rights?

A.

Under the Companies Act, you are entitled to dissenters’ rights of appraisal in connection with the Share Exchange if you comply with the procedures set forth in the Companies Act and share handling regulations of Panasonic IS. Any Panasonic IS shareholder (i) who notifies Panasonic IS prior to the general meeting of shareholders of his or her intention to oppose the Share Exchange, and who votes against approval of the Share Exchange at the general meeting, or (ii) who is not entitled to vote at such general meeting of shareholders, and complies with the other procedures set forth in the Companies Act and share handling regulations of Panasonic IS (a “dissenting shareholder”) may demand that Panasonic IS purchase his or her shares of Panasonic IS’s common stock at the fair value. The failure of a shareholder who is entitled to vote at such general meeting of shareholders to provide such notice prior to the general meeting or to vote against approval of the Share Exchange at the general meeting will in effect constitute a waiver of the shareholder’s right to demand that Panasonic IS purchase his or her shares of common stock at the fair value.

Q.	What are the Japanese tax consequences of the Share Exchange?

A.	Based on certain assumptions and subject to certain limited exceptions, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes for holders of Panasonic IS’s common stock who will be allotted shares of Panasonic’s common stock. As such, non-resident holders of shares of Panasonic IS’s common stock will generally not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange. See “Taxation—Japanese Tax Consequences—Consequences of the Share Exchange” for further discussion.

Q.	What are the U.S. federal income tax consequences of the Share Exchange to U.S. holders of Panasonic IS shares?

A.	Panasonic intends to take the position that the Share Exchange constitutes for U.S. federal income tax purposes a “reorganization” within the meaning of Section 368(a) of the Code. As a result, subject to certain exceptions, the exchange of shares of Panasonic IS’s common stock for shares of Panasonic’s common stock will be tax-free to U.S. Holders as defined in “Taxation—Material U.S. Federal Income Tax Consequences” included elsewhere in this prospectus. For further discussion, see “Taxation—Material U.S. Federal Income Tax Consequences.”

Q.	Who can I call with questions?

A.	If you have more questions about the Share Exchange, you should contact:

Yukie Takakuwa

General Manager

Disclosure & Investor Relations Office

Panasonic Corporation

1006, Oaza Kadoma

Kadoma City, Osaka 571-8501

Japan

Telephone: 81-6-6908-1121

Tatsuo Yoshikawa

Director

Financial Management Department

Panasonic Information Systems Co., Ltd.

19-19, Chayamachi,

Kita-ku, Osaka 530-0013

Japan

Telephone: 81-6-6906-2801

Summary

This summary highlights selected information from this document. It does not contain all the information that is important to you. You should read carefully the entire document to fully understand the Share Exchange.

Companies

Panasonic is one of the world’s leading producers of electronics and electric products in a broad array of business areas. Based on its business division system organized under four Divisional Companies, Panasonic divides its businesses into five segments: Appliances, Eco Solutions, AVC Networks, Automotive & Industrial Systems, and Other. Appliances centers on the development, manufacture and sales of consumer electronics, air-conditioners, cold chain, devices and bicycle-related products. Eco Solutions centers on the development, manufacture and sales of lighting fixtures, electric lamps, wiring devices, solar photovoltaic systems, interior furnishing materials, water-related products, ventilation and air-conditioning equipment, and air purifiers, among other products. AVC Networks is comprised of a visual and imaging business, a mobility business, a communication business and a vertical solution business. Automotive & Industrial Systems centers on the development, manufacture and sales of automotive related products, industrial related devices and manufacturing related systems. Other consists of PanaHome Corporation and other businesses.

Panasonic IS is an information service business focusing on system services and system solutions. System services include system operations services at data centers, cloud services and network services. System solutions involve providing core system architecture solutions, IT infrastructure architecture solutions, commissioned system development, development and provision of package software, sales of computers, servers, and communications equipment, and network and facility construction. Panasonic IS has been providing IT support, such as the construction and operation of production management systems and an online order receiving system, to the Panasonic group for over 50 years, including during the period when Panasonic IS was a department of Matsushita Electric Works. In addition, Panasonic IS has provided total solutions for information systems, including planning, designing, developing, operating and maintaining information systems for customers both within and outside of the Panasonic group.

Panasonic’s principal executive offices are located at 1006, Oaza Kadoma, Kadoma City, Osaka 571-8501, Japan, and its telephone number is 81-6-6908-1121. Panasonic IS’s principal executive offices are located at 19-19, Chayamachi, Kita-ku, Osaka 530-0013, Japan, and its telephone number is 81-6-6906-2801.

The Share Exchange

The boards of directors of Panasonic and Panasonic IS have agreed to the Share Exchange, to be approved by Panasonic IS’s shareholders at a general meeting of shareholders. Under the Share Exchange, each shareholder of Panasonic IS registered as of the moment immediately preceding the Share Exchange will receive 2.5 shares of Panasonic’s common stock for each share of Panasonic IS’s common stock that such shareholder holds. If the Share Exchange Agreement is approved by the shareholders of Panasonic IS, and if the other conditions to completing the Share Exchange are satisfied, the Share Exchange is expected to become effective on August 1, 2015.

Notice of Meeting

To seek shareholders’ approval of the terms of the Share Exchange and certain other matters, the board of directors of Panasonic IS will submit a proposal to approve the Share Exchange Agreement to the annual general meeting of shareholders. Under Japanese law, the notice of a general meeting of shareholders must be dispatched two weeks in advance to all shareholders of record having voting rights. Panasonic IS will mail out its notices on such date as to be determined.

The affirmative vote of shareholders representing a two-thirds majority of the voting rights of the shareholders of Panasonic IS represented at the shareholders’ meeting is required to approve the Share Exchange. Each shareholder is entitled to one vote per one unit of shares, which is comprised of 100 shares, subject to the limitation by the “Unit share system.” The required quorum for vote on the Share Exchange at the shareholders’ meeting is a one-third majority of the voting rights of the shareholders of Panasonic IS who are entitled to exercise their voting rights.

The date, time and place of the meeting is expected to be Friday, June 19, 2015, at 10:00 a.m. (Japan Time), at Hotel Hankyu International at 19-19, Chayamachi, Kita-ku, Osaka, Japan.

Shareholders may attend the meeting in person or by proxy using a duly authorized power of attorney, or vote via the Internet or by mail-in-ballot.

At the meeting, you will be allowed to vote upon the terms of the Share Exchange approved by the boards of directors of Panasonic and Panasonic IS.

Reasons for the Share Exchange

Through the Share Exchange, Panasonic plans to turn Panasonic IS into a wholly-owned subsidiary.

As part of its IT business, Panasonic has promoted IT innovation by making full use of its IT capabilities in connection with the management reform process conducted to date in order to focus all management resources on maximizing value for customers. In April 2000, Matsushita Electric Industrial Co., Ltd., or Matsushita Electric Industrial (currently Panasonic), established Corporate Information Systems Company, or CISC in the form of an internal divisional company by consolidating and organizing of existing internal system engineers within a single division. Since its establishment, CISC has not only handled construction and operation of systems, but also provided high-quality IT services within the Panasonic group, serving as a driving force for innovation in the Panasonic group’s operational processes.

On the other hand, Panasonic IS, which was originally the information system department of Matsushita Electric Works, was established in 1999 as a wholly-owned subsidiary of Matsushita Electric Works, with the business purpose of integration, operation and management of systems related to information processing. Panasonic IS has provided IT support, such as the construction and operation of production management systems and an online order receiving system, to the Matsushita Electric Works group for over 50 years, including during the period when Panasonic IS was a department of Matsushita Electric Works. In addition, Panasonic IS has provided total solutions for information systems, including through planning, designing, developing, operating and maintaining information systems for customers both within and outside its group.

While Panasonic and Panasonic IS have thus far shared their management strategy as group companies to implement various measures for their business, they mutually recognize that, in order to meet the increasingly competitive market environment going forward, prompt decision making, flexible organizational restructuring and the reallocation of management resources will be required and that it will be essential for them to utilize IT, as a group, more effectively and efficiently.

Both CISC and Panasonic IS have performed key roles in connection with the IT functions of the Panasonic group by endeavoring to reinforce their collaborative relationships with business partners, both within and outside the Panasonic group, and improving their operational efficiency. However, the situation has been that two important IT service providers have co-existed within the Panasonic Group.

In light of this background, since early November 2014, Panasonic and Panasonic IS have continuously discussed and considered various measures to further increase the corporate value of both companies. As a result, Panasonic and Panasonic IS came to mutually recognize and agree that it would be highly beneficial for them to assign the business of CISC from Panasonic to Panasonic IS so that they can more proactively utilize the management resources of Panasonic that will serve as a basis for the future growth and development of Panasonic IS, thereby contributing to an increase in corporate value of not only Panasonic IS but also the entire Panasonic group.

To that end, Panasonic and Panasonic IS have concluded that it is essential and requisite to make Panasonic IS a wholly-owned subsidiary by way of the Share Exchange in order to enable Panasonic IS to make prompt and flexible business decisions aimed at implementing the above-mentioned strategies.

No Solicitation of Proxies, Consents or Authorizations

Panasonic IS’s management is not soliciting proxies, consents or authorizations with respect to the Share Exchange prior to the general meeting of shareholders.

Conditions to the Completion of the Share Exchange

The Share Exchange can be completed only if certain conditions which will be specified in the Share Exchange Agreement are satisfied. Such conditions will include the following:

•	Under the Companies Act, the Share Exchange Agreement must be approved at the general meeting of shareholders of Panasonic IS.

Dissenters’ Rights

Under Japanese law, you may have dissenters’ rights of appraisal in connection with the Share Exchange. See “The Share Exchange—Description of Material Share Exchange Terms—Dissenters’ Appraisal Rights” for a complete discussion of dissenters’ rights.

Material Tax Consequences

Japanese Taxation

Based on certain assumptions and subject to certain limited exceptions, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes for holders of Panasonic IS’s common stock who will be allotted shares of Panasonic’s common stock. As such, non-resident holders of shares of Panasonic IS’s common stock will generally not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange. See “Taxation—Japanese Tax Consequences—Consequences of the Share Exchange” for further discussion.

Material U.S. Federal Income Tax Consequences

Panasonic intends to take the position that the Share Exchange constitutes for U.S. federal income tax purposes a “reorganization” within the meaning of Section 368(a) of the Code. As a result, subject to certain exceptions, the exchange of shares of Panasonic IS’s common stock for shares of Panasonic’s common stock will be tax-free to U.S. Holders as defined in Taxation—Material U.S. Federal Income Tax Consequences included elsewhere in this prospectus. For further discussion, see “Taxation—Material U.S. Federal Income Tax Consequences.”

Accounting Treatment of the Share Exchange

The Share Exchange will be accounted for by Panasonic as equity transactions in accordance with U.S. GAAP. See “The Share Exchange—Accounting Treatment.”

Risk Factors

In determining whether to vote to approve the Share Exchange, you should consider carefully the risk factors beginning on page 11 of this prospectus.

Trading Markets for Shares of Panasonic’s Common Stock

Panasonic’s common stocks are currently traded on the First Sections of the Tokyo Stock Exchange and the Nagoya Stock Exchange.

Risk Factors

Prior to making a decision on the Share Exchange, you should carefully consider, along with other matters set out in this prospectus, the following considerations:

Risks Relating to the Share Exchange

The exchange ratio for the Share Exchange is fixed and will not be adjusted to reflect changes in the market values of Panasonic’s or Panasonic IS’s common stock; as a result, the value of Panasonic’s common stock you receive in the transaction may be less than the market value of Panasonic’s common stock when you vote on the Share Exchange

Upon the completion of the Share Exchange, each share of Panasonic IS’s common stock will be exchanged for 2.5 shares of Panasonic’s common stock. The ratio at which Panasonic IS’s common stock will be exchanged for Panasonic’s common stock is fixed and will not be adjusted for changes in the market prices of either company’s common stock. Therefore, even if the relative market values of Panasonic’s or Panasonic IS’s common stock change, there will be no change in the number of shares of Panasonic’s common stock which shareholders of Panasonic IS will receive in the Share Exchange.

Any change in the prices of either company’s common stock occurring prior to the effective date of the Share Exchange will affect the value that holders of Panasonic IS’s common stock receive in the Share Exchange. The value of the Panasonic’s common stock to be received in the Share Exchange (which will occur approximately one month after the annual general meeting of shareholders) may be higher or lower than the indicative value as of the date of this prospectus and/or as of the date of the annual general meeting of Panasonic IS shareholders, depending on the prevailing market prices of Panasonic’s and Panasonic IS’s common stock.

The share prices of Panasonic’s and Panasonic IS’s common stock are subject to the general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility in the past. Stock price changes may result from a variety of factors that are beyond the control of Panasonic and Panasonic IS, including actual changes in, or investor perception of, Panasonic’s and Panasonic IS’s businesses, operations and prospects. Regulatory developments, as well as current or potential legal proceedings, and changes in general market and economic conditions may also affect the stock price of Panasonic or Panasonic IS.

You should obtain and review recent market quotations for Panasonic’s and Panasonic IS’s common stock before voting on the Share Exchange. There can be no assurances as to the future market prices of Panasonic’s and Panasonic IS’s common stock before the completion of the Share Exchange, nor of the market price of Panasonic’s common stock at any time after the completion of the Share Exchange.

Turning Panasonic IS into a wholly-owned subsidiary may not produce the benefits anticipated by Panasonic

Through turning Panasonic IS into a wholly-owned subsidiary through the Share Exchange described herein, Panasonic aims to promote more rapid decision-making and maximize group synergies, including through a restructuring of Panasonic’s business organization that will involve the consolidation of Panasonic IS and CISC, an internal divisional company of Panasonic. This assignment of CISC’s business to Panasonic IS is expected to be completed by October 1, 2015. However, in order to achieve such benefits, the operations of the two companies will need to be reorganized and their resources will need to be combined in a timely and flexible manner. There can be no assurance that Panasonic will be able to implement these steps as anticipated. Furthermore, the costs and expenses incurred in the course of the Share Exchange and the subsequent assignment of the business operations of CISC to Panasonic IS, including financial advisory, legal and accounting fees and expenses, arrangement fees to financial institutions, filing fees, printing expenses and other related charges—as well as costs incurred by Panasonic IS in compensating dissenting shareholders who exercise their appraisal rights—may exceed Panasonic’s expectations. If Panasonic fails to achieve the planned restructuring effectively within the time frame that is currently contemplated, to the extent that is currently planned or at the cost currently estimated, or if for any other reason the expected group synergies fails to materialize, these transactions may not produce the benefits anticipated by Panasonic.

Risks Relating to Economic Conditions

Continued or further weakness in Japanese and global economies may adversely affect Panasonic’s business, operating results and financial condition

Demand for Panasonic’s products and services may be affected by general economic trends in the countries or regions in which Panasonic’s products and services are sold. Economic downturns and resulting declines in demand in Panasonic’s major markets worldwide may thus adversely affect Panasonic’s business, operating results and financial condition. Also, destabilizing factors such as geopolitical risk, the effects of the contraction of the monetary easing program in the United States and a consumption tax increase in Japan may adversely affect Panasonic’s business environment. Panasonic may incur increased costs due to additional business restructuring in order to cope with such business environment. If the global economy worsens contrary to Panasonic’s expectations, the business environment of Panasonic may deteriorate more than currently anticipated, which may adversely affect Panasonic’s business, operating results and financial condition.

Currency exchange rate fluctuations may adversely affect Panasonic’s business, operating results and financial condition

Foreign exchange rate fluctuations may adversely affect Panasonic’s business, operating results and financial condition, because costs and prices of its products and services and certain other transactions that are denominated in a foreign currency are affected by foreign exchange rate changes. In addition, foreign exchange rate changes also affect the yen value of Panasonic’s overseas assets and liabilities because the amounts of such assets and liabilities are translated and presented in Japanese yen in Panasonic’s consolidated financial statements. Generally, an appreciation of the yen against other major currencies in countries in which Panasonic operates may adversely affect Panasonic’s operating results. Meanwhile, a depreciation of the yen against major currencies may have a favorable impact on Panasonic’s operating results. However, with respect to certain business divisions, which have shifted manufacturing sites overseas, the depreciation of the yen may adversely affect their operating results on a Japanese yen basis due to an increase in the price of imported products. The rapid appreciation of the yen against the dollar and euro stopped during fiscal 2013. During fiscal 2014, the impact from foreign currency movements to Panasonic’s operating results decreased, partially due to the aforementioned measures such as the shifting of manufacturing sites overseas. However, excessive foreign exchange rate fluctuations may adversely affect Panasonic’s business, operating results and financial condition.

Interest rate fluctuations may adversely affect Panasonic’s business, operating results and financial condition

Panasonic is exposed to interest rate fluctuation risks which may affect Panasonic’s operating costs, interest expenses, interest income and the value of financial assets and liabilities. Accordingly, interest rate fluctuations may adversely affect Panasonic’s business, operating results and financial condition.

Deterioration of financial market instability may adversely affect Panasonic’s ability to raise funds or may increase the cost of fund raising

Panasonic raises funds for its business through methods such as borrowing from financial institutions and issuing bonds and commercial paper. If, among other factors, the financial market deteriorates, financial institutions reduce lending to Panasonic or rating agencies downgrade Panasonic’s credit ratings, Panasonic may not be able to raise funds in the time and amount necessary for Panasonic, or under conditions which Panasonic deems appropriate, and Panasonic may incur additional costs of raising funds, which may adversely affect Panasonic’s business, operating results and financial condition.

Decreases in the value of stocks may adversely affect Panasonic’s operating results and financial condition

Panasonic holds both Japanese and overseas stocks as part of its investment securities. Decreases in the value of the stocks may cause losses due to a decrease in the valuation of investment securities, thereby adversely affecting Panasonic’s operating results and financial condition. In the case of listed stocks, decreases in the value of the stocks may also reduce stockholders’ equity on the balance sheet, as unrealized holding gains (losses) of available-for-sale securities are included as part of accumulated other comprehensive income (loss).

Risks Relating to Panasonic’s Business

Competition in the industry may adversely affect Panasonic’s ability to maintain profitability

Panasonic develops, produces and sells a broad range of products and services and therefore faces many different types of competitors, from large international companies to relatively small, rapidly growing, and highly specialized organizations. Panasonic may choose not to fund or invest in one or more of its businesses to the same degree as its competitors in those businesses do, or it may not be able to do so in a timely manner or even at all. These competitors may have greater financial strength, technological capability and marketing resources than Panasonic in the respective businesses in which they compete.

Declines in product price and relationship with business partners on which Panasonic is highly dependent may adversely affect Panasonic’s business, operating results and financial condition

Panasonic’s business is subject to intense price competition worldwide, which makes it difficult for Panasonic to determine product prices and maintain adequate profits. Such intensified price competition may adversely affect Panasonic’s profits, especially in times of possible decreases in product demand. In BtoC (business-to-consumer) business areas, amid accelerating changes in the structure of markets, such as a demand shift to emerging markets and lower-priced products, Panasonic’s product prices in digital electronics and other business areas may continue to decline. On the other hand, in BtoB (business-to-business) business areas, Panasonic’s business, operating results and financial condition may be adversely affected by downward price pressures greater than those that can be countered by Panasonic’s efforts, decrease in demand for products, or pressure for capital investment from business partners on which Panasonic depends.

Panasonic’s business is subject to risks generally associated with international business operations

One of Panasonic’s business strategies is business expansion in overseas markets. In many of these markets, Panasonic may face risks generally associated with international manufacturing and other business operations, such as political instability, including war, civil war, conflict, riot and terrorist attacks, cultural and religious differences and labor relations, as well as economic uncertainty and foreign currency exchange risks. Panasonic may also face barriers in commercial and business customs in foreign countries, including difficulties in timely collection of accounts receivable or in building and expanding relationships with customers, subcontractors or parts suppliers. Panasonic may also experience various political, legal or other restrictions in investment, trade, manufacturing, labor or other aspects of operations, including restrictions on foreign investment or the repatriation of profits on invested capital, nationalization of local industry, changes in export or import restrictions or foreign exchange controls, and changes in the tax system or the rate of taxation in countries where Panasonic operates businesses. With respect to products exported overseas, tariffs, other barriers or shipping costs may make Panasonic’s products less competitive in terms of price. Expanding its overseas businesses may require significant investments long before Panasonic realizes returns on such investments, and increased investments may result in expenses growing at a faster rate than revenues.

Panasonic may not be able to develop product formats that can prevail as de facto standards

Panasonic may fail to introduce new products or services in response to technological changes in a timely manner. Some of Panasonic’s core businesses in both BtoC (business-to-consumer) and BtoB (business-to-business) areas are concentrated in industries where technological innovation is the central competitive factor.

Panasonic continuously faces the challenge of developing and introducing viable and innovative new products. Panasonic must predict with reasonable accuracy both future demand and new technologies that will be available to meet such demand. In cases where the technology developed or provided by Panasonic does not lead the market and, instead, the technology developed by its competitors are recognized as de facto standards, Panasonic may lose its competitiveness in new markets.

Panasonic faces competition in recruiting and retaining skilled employees

Panasonic’s future success depends largely on its ability to attract and retain certain key personnel, including professionals in the fields of research, development, technology and management. However, the number of qualified personnel is limited, and the competition for attracting and retaining these employees is intense. Because of this intense competition for skilled employees, Panasonic may be unable to retain its existing personnel or attract additional qualified employees to keep up with future business needs. If this should happen, Panasonic’s business, operating results and financial condition could be adversely affected.

Panasonic may fail to fully achieve the expected results in connection with alliances with, and strategic investments in, third parties, and mergers and acquisitions

Panasonic develops its businesses by forming alliances or joint ventures with, making strategic investments in, other companies, including investments in start-up companies, and implementing injection of external capital. Furthermore, the importance of strategic alliance with third parties is increasing. Although, in some cases, such alliances are crucial to Panasonic’s goal of introducing new products and services, Panasonic may not be able to successfully collaborate or achieve expected synergies with its alliance partners. Furthermore, the alliance partners may make decisions regarding their business undertakings with Panasonic that may be contrary to Panasonic’s interests. In addition, if these partners change their business strategies, Panasonic may fail to maintain these partnerships.

Panasonic may face a shortage of parts, components and services, as well as electricity

Panasonic’s manufacturing operations depend on obtaining raw materials, parts and components, equipment and other supplies including services from reliable suppliers at adequate quality and quantity in a timely manner. It may be difficult for Panasonic to substitute one supplier for another, increase the number of suppliers or change one component for another in a timely manner or at all due to the shortage or interruption of supply caused by, among other factors, natural disasters, accidents, the bankruptcy of suppliers or increased industry demand. Any of these factors may adversely affect Panasonic’s operations. Although Panasonic decides purchase prices by contract, the prices of raw materials, including iron and steel, resin, non-ferrous metals, and parts and components may increase due to changes in demand and supply conditions and the inflow of investment funds. Some components are only available from a limited number of suppliers, which also may adversely affect Panasonic’s business, operating results and financial condition. Furthermore, if limitations on electricity use or rolling blackouts are implemented due to a shortage in the electricity supply caused by the closedown of certain nuclear power stations in Japan, the production at certain of Panasonic’s manufacturing plants in Japan may decline or be suspended. The rise in electricity costs may lead to an increase in the cost of procuring electricity. The production and sales activities of Panasonic may be adversely and significantly affected by any or all of the aforementioned factors.

Panasonic’s customers may face financial difficulties

Many of Panasonic’s customers purchase products and services from Panasonic on payment terms that do not provide for immediate payment. If customers from whom Panasonic has substantial accounts receivable encounter financial difficulties and are unable to make payments on time, Panasonic’s business, operating results and financial condition could be adversely affected.

Risks Relating to Panasonic’s Management Plans

Panasonic may not be successful in realizing the expected benefits of its midterm management plan

Panasonic announced a midterm management plan called “Cross-Value Innovation 2015”, or CV2015, on March 28, 2013, which runs to fiscal 2016 and implements specific measures to achieve its targets. However, while Panasonic developed CV2015 based on information and analysis that Panasonic believed were appropriate at the time, Panasonic may not be successful in realizing the expected benefits of its midterm management plan because of various external and internal factors, including deterioration of the business environment and increased costs of business restructuring, such as costs relating to additional business reorganization, the impairment of fixed assets and employment adjustments in order to cope with the business environment.

Risks Relating to Legal Restrictions and Litigation

Significant direct or indirect costs resulting from product liability or warranty claims may adversely affect Panasonic’s business, operating results and financial condition

The occurrence of quality problems due to product defects, including safety incidents, relating to Panasonic products could make Panasonic liable for damages not covered by product and completed operation liability insurance, whereby Panasonic could incur significant expenses. Due to negative publicity arising due to such problems, Panasonic’s business, operating results and financial condition may be adversely affected.

Panasonic may fail to protect its intellectual property rights adequately, face claims of intellectual property infringement by a third party or lose its intellectual property rights to key technologies or be liable for significant damages

Panasonic may fail to protect its intellectual property rights adequately, face claims of intellectual property infringement by a third party, and lose its intellectual property rights to key technologies or be liable for significant damages. Panasonic’s success depends on its ability to obtain intellectual property rights covering its products and product design. Patents may not be granted or may not be of sufficient scope or force to provide Panasonic with adequate protection or commercial advantage. In addition, effective copyright and trade secret protections may be unavailable or limited in some countries in which Panasonic operates. Competitors or other third parties may also develop technologies that are protected by patents and other intellectual property rights, which make such technologies unavailable or available only on terms unfavorable to Panasonic. Panasonic obtains licenses for intellectual property rights from other parties; however, such licenses may not be available on acceptable terms or at all, and the terms of such licenses may be modified unfavorably. Litigation may also be necessary to enforce Panasonic’s intellectual property rights or to defend against intellectual property infringement claims brought against Panasonic by third parties. In such cases, Panasonic may incur significant expenses and management resources in connection with such lawsuits. Furthermore, Panasonic may be prohibited from using certain important technologies or be found liable for damages in cases of admitted violations of intellectual property rights of others.

Changes in accounting standards and tax systems may adversely affect Panasonic’s operating results and financial condition

The introduction of new accounting standards or tax systems, or changes thereof, which Panasonic cannot predict, may have a material adverse effect on Panasonic’s operating results and financial condition. In addition, if tax authorities have different opinions from Panasonic on Panasonic’s tax declarations, Panasonic may need to make larger tax payments than estimated.

Payments or compensation related to environmental regulations or issues may adversely affect Panasonic’s business, operating results and financial condition

Panasonic is subject to environmental regulations such as those relating to climate change, air pollution, water pollution, hazardous substances, waste materials, product recycling, and soil and groundwater contamination, and may be held responsible for certain related payments or compensation. Furthermore, if these regulations become stricter and an additional duty with the aim of eliminating the use of environmentally hazardous materials is imposed, or if Panasonic determines that it is necessary and appropriate, from the viewpoint of corporate social responsibility, to respond to environmental issues, the payment of penalties for the violation of these regulations or the payment of compensation for consolation to parties affected by such issues may adversely affect Panasonic’s business, operating results and financial condition.

Leaks of confidential information, including personal information, or trade secrets may adversely affect Panasonic’s business, operating results and financial condition

In the normal course of business, Panasonic holds confidential information mainly about customers regarding credit worthiness and other information, as well as confidential information about companies and other third parties. Such information may be leaked due to an accident or other inevitable cause or other third parties’ actions including fraudulent access to systems, and any material leakage of confidential information may result in significant expense for related lawsuits and adversely affect Panasonic’s business and image. Moreover, other than customer information, there is a risk that Panasonic’s trade secrets, such as technology information, may be leaked due to illegal conduct of external parties, mere negligence or other causes. If such is the case, Panasonic’s business, operating results and financial condition may be adversely affected.

Restrictions, costs or legal liability relating to governmental laws and regulations may adversely affect Panasonic’s business, operating results and financial condition

Panasonic is subject to governmental regulations in Japan and other countries in which it conducts its business, including requirements to obtain governmental approvals for conducting business and investments, laws and regulations governing the telecommunications businesses and the safety of electronics products, national security-related laws and regulations and export/import laws and regulations, as well as commercial, antitrust, patent, product liability, environmental laws and regulations, consumer protection, labor relations, financial and business taxation laws and regulations, and internal control regulations. If, due to the implementation of stricter laws and regulations and stricter interpretations, Panasonic cannot comply with these laws and regulations from technical and economic perspectives, or Panasonic determines that it will not be economical to continue to comply with them, Panasonic will need to limit its activities in the affected business areas. Such laws and regulations could increase Panasonic’s operating costs. In addition, in the event that governmental authorities find or determine that Panasonic has violated such laws and regulations, Panasonic could become subject to regulatory sanctions, including monetary penalties, as well as criminal sanctions or civil lawsuits for damages, and could also suffer reputational harm.

Risks Relating to Disasters, Accidents and Unpredictable Events

Disasters, accidents or unpredictable events may adversely affect Panasonic’s business, operating results and financial condition

Panasonic continues to expand its manufacturing, sales, and research and development activities globally and has facilities all over the world. If major disasters, such as earthquakes, tsunamis, fires, floods, including those caused by climate change, wars, terrorist attacks, computer viruses or other events occur, or Panasonic’s information system or communications network break down or operates improperly as a result of such events, Panasonic’s facilities and other assets may be seriously damaged, or Panasonic may have to stop or delay production and shipment of its products. Panasonic may incur expenses relating to such damages. In addition, if an infectious disease, such as a new highly-pathogenic flu strain, becomes prevalent throughout the world, Panasonic’s manufacturing and sales may be materially disrupted. In addition, in the case where such natural disasters and accidents or other unpredictable events disrupt Panasonic’s supply chain, including through disruptions affecting suppliers of parts or components and manufacturers to which Panasonic sells its products, the production and sales activities of Panasonic may be adversely and significantly affected due to the shortage or interruption in the supply of parts or components from such suppliers, or suspension of or decline in the production activities of such manufacturers.

Other Risks

Panasonic has pension plan benefit obligations that may adversely affect Panasonic’s operating results and financial condition

Panasonic has contributory, funded benefit pension plans covering substantially all employees in Japan who meet eligibility requirements. Panasonic and certain of its domestic subsidiaries made a transition from a defined benefit pension plan to a defined contribution pension plan for contributions made on or after July 1, 2013. Contributions received before the transition to a defined contribution pension plan, however, remain subject to the defined benefit plan. A decline in interest rates may cause a decrease in the discount rate on benefit obligations for these past contributions. A decrease in the value of stocks may also affect the return on plan assets. As a result, the actuarial loss may increase, leading to an increase in future net periodic benefit costs of these pension plans. Any such factors may adversely affect Panasonic’s operating results and financial condition.

Impairment of some long-lived assets may adversely affect Panasonic’s operating results and financial condition

Panasonic has many long-lived assets, such as property, plant and equipment, intangibles and goodwill, that generate returns. Panasonic periodically reviews the recorded value of its long-lived assets to determine if their fair value is sufficient to support their book values. If these long-lived assets do not generate sufficient cash flows, impairment losses will have to be recognized, adversely affecting Panasonic’s results of operations and financial condition.

Panasonic’s ability to use deferred tax assets and realize tax position benefits is uncertain, and its inability to do so may necessitate an increase in the provision for income taxes and adversely affect Panasonic’s operating results and financial condition

In assessing the realizability of deferred tax assets and uncertain tax positions based on the expected future generation of taxable income or assessed sustainability of uncertain tax positions, Panasonic considers whether it is more likely than not that any portion or all of the deferred tax assets or recognized tax position benefit will not be realized. If Panasonic determines that recognized tax benefits on temporary differences and loss carryforwards cannot be realized upon the generation of future taxable income during the deductible periods due to deteriorating business conditions or tax position benefits may not be realized upon settlement, valuation allowance against deferred tax assets or unrecognized tax benefit reserves could be recognized and Panasonic’s provision for income tax may increase, which may adversely affect Panasonic’s operating results and financial condition.

Financial results and condition of associated companies under the equity method may adversely affect Panasonic’s operating results and financial condition

Panasonic holds equity interests in several associated companies under the equity method. Panasonic can exercise influence over the operating and financing policies of these companies. However, Panasonic does not have the right to make decisions for them since these companies operate independently. Some of these companies may record losses. If these associated companies do not generate profits, Panasonic’s operating results and financial condition may be adversely affected.

Risks Relating to Owning Panasonic’s Common Stock and ADSs

Panasonic’s shareholders of record on a record date may not receive the dividend they anticipate

The customary dividend payout practice and relevant regulatory regime of publicly listed companies in Japan may differ from that followed in foreign markets. Panasonic’s dividend payout practice is no exception. While Panasonic may announce forecasts of annual and interim dividends, these forecasts are not legally binding. The payment of annual or interim dividends requires a resolution of its board of directors. If the board adopts such a resolution, the dividend payment is made to shareholders as of the applicable record date, which is currently specified by its Articles of Incorporation as March 31, in the case of annual dividends, and September 30, in the case of interim dividends. However, the board usually does not adopt a resolution with respect to an annual dividend until after March 31 or with respect to an interim dividend until after September 30, respectively. Shareholders of record as of an applicable record date may sell shares in the market after the record date in anticipation of receiving a certain dividend payment based on the previously announced forecasts. However, since these forecasts are not legally binding and resolutions to pay dividends are usually not adopted until after the record date, Panasonic’s shareholders of record on record dates for annual or interim dividends may not receive the dividend they anticipate.

Investors holding less than a unit of shares will have limited rights as shareholders

Pursuant to the Companies Act and other related legislation, Panasonic’s Articles of Incorporation provide that 100 shares of common stock constitute one “unit.” The Companies Act imposes significant restrictions and limitations on holdings of shares that do not constitute whole units. In general, holders of shares constituting less than one unit do not have the right to vote or to examine Panasonic’s books and records. The transferability of shares of Panasonic’s common stock constituting less than one unit is significantly limited. For a more complete description of the unit share system and its effect on the rights of holders of Panasonic shares, see “Description of Panasonic’s Common Stock—General—Unit share system.”

Rights of shareholders under Japanese law may be more limited than under the laws of other jurisdictions

Panasonic’s Articles of Incorporation, Regulations of the Board of Directors, and the Companies Act govern the corporate affairs of Panasonic. Legal principles relating to such matters as the validity of corporate procedures, directors’ fiduciary duties and liabilities, and shareholders’ rights may be different from those that would apply to a non-Japanese company. Shareholders’ rights under Japanese law may not be as extensive as shareholders’ rights under the laws of other countries or jurisdictions within the United States. You may have more difficulty in asserting your rights as a shareholder than you would as a shareholder of a corporation organized in another jurisdiction.

Because of daily price range limitations under Japanese stock exchange rules, investors may not be able to sell their shares of Panasonic’s common stock at a particular price on any particular trading day, or at all

Stock prices on Japanese stock exchanges are determined on a real-time basis by the equilibrium between bids and offers. These exchanges are order-driven markets without specialists or market makers to guide price formation. To prevent excessive volatility, these exchanges set daily upward and downward price fluctuation limits for each stock, based on the previous day’s closing price. Although transactions may continue at the upward or downward limit price if the limit price is reached on a particular trading day, no transactions may take place outside these limits. Consequently, an investor wishing to sell at a price above or below the relevant daily limit may not be able to sell his or her shares at such price on a particular trading day, or at all.

It may not be possible for investors to effect service of process within the United States upon Panasonic or its directors, executive officers or audit & supervisory board members, or to enforce against Panasonic or those persons judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States

Panasonic is a joint stock corporation organized under the laws of Japan. Almost all of Panasonic’s directors, executive officers and audit & supervisory board members reside outside the United States. Many of Panasonic’s assets and the assets of these persons are located in Japan and elsewhere outside the United States. It may not be possible, therefore, for U.S. investors to effect service of process within the United States upon Panasonic or these persons or to enforce against Panasonic or these persons judgments obtained in the U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. Panasonic believes that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States.

ADS holders must act through the depositary to exercise these rights and have fewer rights than shareholders

The rights of shareholders under Japanese law to take actions, including exercising their voting rights, receiving dividends and distributions, bringing derivative actions, examining Panasonic’s accounting books and records, and exercising appraisal rights, are available only to shareholders of record. Because the depositary, through its nominee, is the record holder of the shares underlying the ADSs, only the depositary can exercise those rights in connection with deposited shares. If shareholders choose to deposit shares allocated to them in the Share Exchange for ADS, the depositary will make efforts to exercise their voting rights underlying ADSs in accordance with the instructions of ADS holders, and will pay dividends and distributions collected from Panasonic. However, ADS holders will not be able to bring a derivative action, examine Panasonic’s accounting books and records, or exercise appraisal rights through the depositary.

Selected Consolidated Financial Data of Panasonic

U.S. GAAP Selected Financial Data of Panasonic

The following selected consolidated statement of operations data for the years ended March 31, 2012, 2013 and 2014, and the selected consolidated balance sheet data as of March 31, 2013 and 2014, have been derived from Panasonic’s audited consolidated financial statements included elsewhere in this prospectus. The selected consolidated statement of operations data for the years ended March 31, 2010 and 2011, and the selected consolidated balance sheet data as of March 31, 2010, 2011 and 2012 have been derived from Panasonic’s audited consolidated financial statements not included in this prospectus. The selected consolidated statement of operations data for the six months ended September 30, 2013 and 2014, and the selected consolidated balance sheet data as of September 30, 2014 have been derived from Panasonic’s unaudited consolidated financial statements included elsewhere in this prospectus. The selected consolidated balance sheet data as of September 30, 2013 have been derived from Panasonic’s unaudited consolidated financial statements not included in this prospectus. You should read the following selected consolidated financial data in conjunction with Panasonic’s consolidated financial statements and the information in “Panasonic Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus. Panasonic has prepared its consolidated financial statements in accordance with U.S. GAAP.

	Yen (billions), except per share amounts
	Fiscal year ended March 31,					Six months ended September 30,
	2014	2013	2012	2011	2010	2014	2013
Statement of Operations Data:
Net sales	7,737	7,303	7,846	8,693	7,418	3,723	3,706
Income (loss) before income taxes	206	(398)	(813)	179	(29)	122	207
Net income (loss)	122	(775)	(816)	86	(171)	90	173
Net income (loss) attributable to Panasonic Corporation	120	(754)	(772)	74	(103)	81	169
Per common share:
Net income (loss) attributable to Panasonic Corporation:
Basic	52.10	(326.28)	(333.96)	35.75	(49.97)	35.01	73.25
Diluted	—	—	—	—	—	35.01	—
Dividends	13.00	—	10.00	10.00	10.00	8.00	—

Balance Sheet Data:
Total assets	5,213	5,398	6,601	7,823	8,358	5,345	5,343
Long-term debt	557	663	942	1,162	1,029	516	570
Total Panasonic Corporation shareholders’ equity	1,548	1,264	1,930	2,559	2,792	1,590	1,467
Common stock	259	259	259	259	259	259	259
Number of shares issued at year-end (thousands)	2,453,053	2,453,053	2,453,053	2,453,053	2,453,053	2,453,053	2,453,053
Number of shares issued and outstanding at year-end (thousands)	2,311,557	2,311,659	2,311,702	2,070,293	2,070,605	2,311,521	2,311,629

Note 1.	Dividends per share reflect those declared during each fiscal year.
Note 2.	Diluted net income (loss), attributable to Panasonic Corporation common shareholders per share for fiscal 2014, 2013, 2012, 2011 and 2010, and for the six months ended September 30, 2013 have been omitted because Panasonic did not have potential common shares that were outstanding for these periods.

Market Price and Dividend Information

Panasonic’s common stock is listed on the First Sections of the Tokyo Stock Exchange and the Nagoya Stock Exchange. Also, American Depositary Shares, each representing one Panasonic share, were listed on the New York Stock Exchange until Panasonic’s delisting from the New York Stock Exchange, or the NYSE, became effective, which is prior to the opening of trading on April 22, 2013 (New York time). Panasonic IS’s common stock is listed on the First Section of the Tokyo Stock Exchange.

The following table sets forth, for the periods indicated, the reported high and low prices per share of Panasonic’s common stock on the First Section of the Tokyo Stock Exchange, and the reported high and low composite prices of Panasonic’s ADSs on the New York Stock Exchange through April 21, 2013, the date immediately preceding the effective date of Panasonic’s delisting from the NYSE:

	Tokyo Stock Exchange		New York Stock Exchange
	Price per Share of Common Stock (yen)		Price per American Depositary Share (dollars)
	High	Low	High	Low
Fiscal Year ended March 31, 2011	¥1,480	¥826	$15.72	$10.76
Fiscal Year ended March 31, 2012	1,070	582	12.75	7.77
Fiscal Year ended March 31, 2013	781	376	9.27	4.61
Fiscal Year ended March 31, 2014 (ADS: through April 21, 2013)	1,408	594	7.31	6.35
Fiscal Year ended March 31, 2015	1,614.0	1,030.0	—	—

Fiscal Year ended March 31, 2013:
First quarter	780	495	9.27	6.29
Second quarter	654	476	8.06	6.14
Third quarter	530	376	6.67	4.61
Fourth quarter	781	502	8.13	5.88

Fiscal Year ended March 31, 2014:
First quarter (ADS: through April 21, 2013)	993	594	7.31	6.35
Second quarter	972	780	—	—
Third quarter	1,260	904	—	—
Fourth quarter	1,408	1,059	—	—

Fiscal Year ended March 31, 2015:
First quarter	1,267	1,030	—	—
Second quarter	1,330.0	1,183.0	—	—
Third quarter	1,610.0	1,130.0	—	—
Fourth quarter	1,614.0	1,293.0	—	—

Month of:
August 2014	1,296.0	1,184.0	—	—
September 2014	1,330.0	1,272.5	—	—
October 2014	1,312.0	1,130.0	—	—
November 2014	1,532.5	1,372.0	—	—
December 2014	1,610.0	1,402.5	—	—
January 2015	1,435.5	1,293.0	—	—
February 2015	1,497.5	1,298.0	—	—
March 2015	1,614.0	1,478.0	—	—
April 2015 (through April 27, 2015)	1,725.0	1,540.5	—	—

Note 1.	The prices of ADSs are based upon reports by the NYSE, with all fractional figures rounded up to the nearest two decimal points.
Note 2.	Tokyo Stock Exchange introduced sub-yen tick sizes for TOPIX 100 stocks (including Panasonic) from July 22, 2014. Accordingly, stock prices after July 22, 2014 contain decimals.

On April 27, 2015, the last reported sale price of Panasonic shares on the Tokyo Stock Exchange was ¥1,698.5 per share.

The following table sets forth, for the periods indicated, the reported high and low prices per share of Panasonic IS’s common stock on the First Section of the Tokyo Stock Exchange:

	Panasonic IS Common Stock
	Price per Share
	High	Low
Fiscal year ended March 31, 2011	¥2,531	¥1,500
Fiscal year ended March 31, 2012	2,308	1,949
Fiscal year ended March 31, 2013	2,244	1,760
Fiscal year ended March 31, 2014	3,480	1,975
Fiscal year ended March 31, 2015	4,000	2,485

Fiscal year ended March 31, 2013:
First quarter	2,222	1,815
Second quarter	2,071	1,850
Third quarter	1,980	1,760
Fourth quarter	2,244	1,920

Fiscal year ended March 31, 2014:
First quarter	2,529	1,975
Second quarter	2,460	2,222
Third quarter	3,480	2,345
Fourth quarter	3,315	2,638

Fiscal year ended March 31, 2015:
First quarter	2,965	2,485
Second quarter	3,085	2,675
Third quarter	3,315	2,770
Fourth quarter	4,000	2,890

Month of:
August 2014	2,999	2,675
September 2014	3,085	2,806
October 2014	3,060	2,770
November 2014	3,100	3,010
December 2014	3,315	3,025
January 2015	3,095	2,890
February 2015	3,750	2,930
March 2015	4,000	3,670
April 2015 (through April 27, 2015)	4,285	3,835

On April 27, 2015, the last reported sale price of Panasonic IS shares on the Tokyo Stock Exchange was ¥4,210 per share.

Set forth below are the closing prices of Panasonic’s common stock and Panasonic IS’s common stock on February 2, 2015, the last full trading day prior to the public announcement date on which the two companies had announced the Share Exchange, February 3, 2015, the date on which the two companies publicly announced the share exchange ratio, and April 27, 2015. The table also sets forth the implied equivalent value of Panasonic IS’s common stock on these dates, as determined by multiplying the applicable closing price of Panasonic’s common stock by the exchange ratio of 2.5 Panasonic shares per Panasonic IS share. Panasonic urges you to obtain current market quotations for each of the two companies’ common stock.

	Panasonic’s Common Stock	Panasonic IS’s Common Stock
	Historical	Historical	Equivalent
February 2, 2015	¥1,347.5	¥2,967	¥3,368.8
February 3, 2015	1,357.5	2,960	3,393.8
April 27, 2015	1,698.5	4,210	4,246.3

The following table sets forth, for the periods indicated, the dividends per share declared by the Panasonic and Panasonic IS in each fiscal year and consist of interim dividends paid during the fiscal year and year-end dividends paid after the fiscal year-end:

	Panasonic	Panasonic IS
Fiscal Year Ended (Ending) March 31,
2011	10.00	65.00
2012	10.00	65.00
2013	—	65.00
2014	13.00	65.00
2015 (Interim Dividend)	8.00	32.50

Panasonic IS Shareholders

According to Panasonic IS’s register of shareholders as of March 31, 2015, there were 10,656,000 shares of its common stock issued, of which 10,655,628 shares were outstanding and were held by 3,373 shareholders of record, including 29 shareholders of record with addresses in the United States who held 755,145 shares, representing approximately 7.09% of the then issued and outstanding common stock. Because some of these shares were held by brokers or other nominees, the number of record holders with addresses in the United States may be fewer than the number of beneficial owners in the United States. Panasonic IS is not required by Japanese law to monitor or disclose beneficial ownership of its common stock.

Exchange Rates

The following table sets forth information regarding the noon buying rates for Japanese yen in New York City for cable transfers payable in foreign currencies as certified by the Federal Reserve Bank of New York for customs purposes expressed in Japanese yen per $1.00 during the periods and as of the dates shown. The average exchange rate for the periods shown is the average of the month-end rates during the period. We have translated some Japanese yen amounts presented in this prospectus into dollars solely for your convenience. Unless otherwise noted, the rate used for such translations was ¥102.92 per $1.00. This was the approximate exchange rate in Japan on March 31, 2014. Such translations should not be construed as a representation that the yen amounts have been, could have been, or could in the future be converted into dollars at the above or any other rate.

	High	Low	Average	Period-End
Fiscal Year Ended March 31,
2011	¥94.68	¥78.74	¥85.00	¥82.76
2012	85.26	75.72	78.86	82.41
2013	96.16	77.41	83.26	94.16
2014	105.25	92.96	100.46	102.98
2015	121.50	101.26	110.78	119.96

	High	Low	Average	Period-End
Fiscal Year Ended March 31, 2015
Six-Month Period Ended September 30, 2014	¥109.66	¥101.26	¥103.60	¥109.66

	High	Low
Calendar Year 2014
August	¥104.12	¥101.91
September	109.66	104.88
October	112.09	105.98
November	118.70	113.44
December	121.38	117.28

Calendar Year 2015
January	¥120.20	¥116.78
February	120.38	117.33
March	121.50	119.01
April (through April 24, 2015)	120.36	118.96

On April 24, 2015, the noon buying rate was ¥118.98 = $1.00.

General Meeting of Panasonic IS Shareholders

General

Panasonic IS is distributing mail-in-ballots to its shareholders who are entitled to exercise their voting rights (or their standing proxies in Japan, as appropriate) for use at an annual general meeting of Panasonic IS shareholders, expected to be held on June 19, 2015, in Osaka, Japan, at a time and place to be set forth in a convocation notice that will be sent to investors at least two weeks prior to the date set for the meeting. Panasonic IS is distributing these mail-in-ballots, together with the notice of convocation of the meeting and reference documents concerning the shareholders’ meeting, by mail to its shareholders who have voting rights. Both the notice and mail-in-ballots are written in Japanese. An English translation of the notice of convocation of the meeting and reference documents for the shareholders’ meeting are included as an exhibit to the registration statement of which this prospectus forms a part. An English translation of the mail-in-ballot is also included as an exhibit to such registration statement. This prospectus is furnished to Panasonic IS shareholders resident in the United States in connection with the issuance by Panasonic of shares of Panasonic’s common stock pursuant to the Share Exchange.

At the shareholders’ meeting of Panasonic IS, the approval of the Share Exchange Agreement will be considered and voted upon by the shareholders of Panasonic IS.

Voting

Record Date

Pursuant to Panasonic IS’s articles of incorporation, the close of business on March 31, 2015 is the Panasonic IS record date for the determination of the holders of Panasonic IS’s common stock entitled to exercise the shareholders’ rights at the Panasonic IS annual general meeting. Panasonic IS’s shareholders may vote at the Panasonic IS general meeting only if they are registered as a holder of one “unit” or more shares of Panasonic IS’s common stock in Panasonic IS’s register of shareholders at that time.

As of March 31, 2015, there were 10,655,628 shares of Panasonic IS’s common stock issued and outstanding. Of those, 755,145 shares were held by residents of the United States. Each unit of shares of Panasonic IS’s common stock outstanding on the Panasonic IS record date is entitled to one vote on each matter properly submitted at the Panasonic IS general meeting subject to the limitation by the “Unit share system.” See “Description of Panasonic’s Common Stock—General—Unit Share System.”

Vote Required

Approval of the Share Exchange requires the affirmative vote of the holders of a two-thirds majority of the voting rights of shareholders of Panasonic IS represented at the general meeting of shareholders of Panasonic IS at which shareholders holding one-third of the total voting rights of the shareholders who are entitled to exercise their voting rights are represented.

As of March 31, 2015, the directors and audit & supervisory board members of Panasonic IS owned of record approximately 0.253% of the voting rights of Panasonic IS’s common stock. As of March 31, 2015, directors and audit & supervisory board members of Panasonic did not own any of the voting rights of Panasonic IS’s common stock.

Mail-in-ballots and Electronic Vote

Holders of Panasonic IS’s common stock entitled to vote at the Panasonic IS general meeting may vote their shares by mail-in-ballot, using the form in Japanese which Panasonic IS is distributing by mail to those holders.

Holders of Panasonic IS’s common stock are also entitled to exercise voting rights via the Internet by accessing a website designated by Panasonic IS and inputting an exercise code and password. Internet voting is available only on the Japanese-language website.

Revocation

Any person who submits a mail-in-ballot by mail or vote via the Internet may revoke it any time before it is voted:

•

By sending another mail-in-ballot dated a later date than the previous mail-in-ballot to Panasonic IS, or by submitting a subsequent vote via the Internet (if a shareholder sends mail-in-ballot and submits vote via the Internet, the vote via Internet will be counted and if a shareholder submits vote via the Internet more than one time, the last vote will be counted), or

•	By voting in person, or through another shareholder entitled to vote and appointed as such person’s attorney-in-fact, at the general meeting of shareholders of Panasonic IS.

Panasonic IS shareholders who have instructed a broker to vote their shares must follow directions received from their broker to change and revoke their vote.

The Share Exchange

General

The boards of directors of Panasonic and Panasonic IS have agreed to the Share Exchange, to be approved by shareholders’ meeting of Panasonic IS. Pursuant to the Share Exchange, each shareholder of Panasonic IS will receive 2.5 shares of Panasonic’s common stock for each share of Panasonic IS’s common stock that such shareholder holds. If the terms of the Share Exchange are approved by the shareholders’ meeting of Panasonic IS, and if the other conditions for completing the Share Exchange are satisfied, the Share Exchange is expected to become effective on August 1, 2015.

This section of the prospectus describes material aspects of the Share Exchange, including the material provisions of the Share Exchange Agreement. An English-language translation of the Share Exchange Agreement, the original of which is written in Japanese, is included in this prospectus as Appendix A.

Background to the Share Exchange

Through the Share Exchange, Panasonic plans to turn Panasonic IS into a wholly-owned subsidiary.

Since its establishment in 1918, Panasonic has been conducting business broadly in the electronics industry, guided by its basic management philosophy, which states that “the mission of an enterprise is to contribute to the progress and development of society and the well-being of people worldwide through its business activities.” As for its IT business, Panasonic has promoted IT innovation by making full use of its IT capabilities in connection with the management reform process conducted to date in order to focus all management resources on maximizing value for customers. In April 2000, Matsushita Electric Industrial (currently Panasonic), established CISC in the form of an internal divisional company by consolidating and organizing of existing internal system engineers within a single division. Since its establishment, CISC has not only handled construction and operation of systems, but also provided high-quality IT services within the Panasonic group, serving as a driving force for innovation in the Panasonic group’s operational processes. In particular, CISC has performed a significant role as the IT function of the Panasonic Group through construction and operation of the “Panasonic Treasury System,” the “Corporate Supply Chain Management System” and Panasonic’s global IT network.

On the other hand, Panasonic IS, which was originally the information system department of Matsushita Electric Works, was established in 1999 as a wholly-owned subsidiary of Matsushita Electric Works, with the business purpose of integration, operation and management of systems related to information processing. In July 2001, Panasonic IS registered its stock for trading on the over-the-counter market with the Japan Securities Dealers Association, in December 2003, Panasonic IS listed its stock on the Second Section of the Tokyo Stock Exchange and in November 2004, Panasonic IS’s stock was allocated to the First Section of the Tokyo Stock Exchange. Panasonic IS has since become a subsidiary of Panasonic, as a result of Matsushita Electric Works, the parent company of Panasonic IS, becoming a subsidiary of Matsushita Electric Industrial (currently Panasonic), in April 2004.

Panasonic IS has provided IT support, such as the construction and operation of production management systems and an online order receiving system to the Matsushita Electric Works group for over 50 years, including during the period when Panasonic IS was a department of Matsushita Electric Works. In addition, Panasonic IS has provided total solutions for information systems, including through planning, designing, developing, operating and maintaining information systems for customers both within and outside its group. Panasonic IS has developed into a high-revenue company by taking advantage of, among other things, its development skills and operational capabilities, which have been strengthened through the opportunities Panasonic IS has had meeting the various needs of its group, as well as Panasonic IS’s expertise in promoting rationalization and efficiency, which Panasonic IS gained serving customers outside of its group during the more than 15 year period since its establishment as a separate company.

In Panasonic IS’s midterm management plan for fiscal years 2013-2015, which Panasonic IS formulated at the end of the fiscal year 2012, Panasonic IS established key business goals for the development of Panasonic IS, which include “collaboration with the Panasonic Group”, in addition to the important focus areas of “ICT infrastructure service,” “system integration of core functions” and “creation of something new”. Panasonic IS has taken steps to further strengthen its partnership with the Panasonic group, such as developing IT solutions that utilize both products and services provided by the Panasonic group as well as IT services provided by Panasonic IS.

While Panasonic and Panasonic IS have thus far shared their management strategy as group companies to implement various measures for their business, including those measures mentioned above, they mutually recognize that, in order to meet the increasingly competitive market environment going forward, prompt decision making, flexible organizational restructuring and the reallocation of management resources will be required and that it will be essential for them to utilize IT, as a group, more effectively and efficiently.

Given this background, Panasonic has considered various measures to further increase the corporate value of its group. As a part of such efforts, Panasonic began to explore the possible acquisition of the Panasonic IS shares that it did not already own.

Prior to the transaction, the President of Panasonic, Mr. Kazuhiro Tsuga, discussed with Mr. Mototsugu Sato, Director in charge of Planning, and Mr. Sadaaki Yokoh, General Manager of the Corporate Planning Group, and decided to establish a new project team to explore Panasonic’s possible acquisition of the Panasonic IS shares that it did not already own.

This project team discussed the potential issues related to such transaction with Panasonic’s financial advisor, Nomura Securities Co., Ltd., its Japanese legal counsel, Nagashima Ohno & Tsunematsu, and its U.S. legal counsel, Sullivan & Cromwell LLP.

In early November 2014, Panasonic made a proposal to Panasonic IS to discuss the possibility of such a transaction.

Mr. Mototsugu Sato, Director in charge of Planning at Panasonic, held a meeting with Mr. Kazuhiro Maegawa, the President of Panasonic IS, and proposed Panasonic’s plan to turn Panasonic IS into a wholly-owned subsidiary by acquiring all of the Panasonic IS shares not already owned by Panasonic. At this meeting, Mr. Sato proposed that the acquisition occur by way of a share exchange.

Following this initial meeting, both Panasonic and Panasonic IS had internal meetings and meetings with their respective outside advisors to discuss the Share Exchange.

Early in November 2014, Mr. Maegawa, the President of Panasonic IS, promised Mr. Sato, Director in charge of Planning at Panasonic, that Panasonic IS would consider Panasonic’s proposal.

Subsequently, the management teams of Panasonic and Panasonic IS had extensive discussions to negotiate matters concerning the Share Exchange, including the share exchange ratio, the structure of the Share Exchange, the schedule of the Share Exchange, as well as Panasonic IS’s post-transaction business strategy.

After receiving the proposal from Panasonic, Panasonic IS retained SMBC Nikko Securities Inc. as its financial advisor. Panasonic IS also retained OH-EBASHI LPC & PARTNERS as its Japanese legal counsel.

Panasonic IS, together with its financial advisor and its Japanese legal counsel, held various meetings to discuss the conditions, structure, schedule, and negotiation strategy for the potential transaction.

Among other things, OH-EBASHI LPC & PARTNERS provided Panasonic IS’s board of directors with legal advice concerning the decision-making method and procedures to be used by the board of directors.

Over the course of the discussions and negotiations between Panasonic and Panasonic IS, Panasonic performed legal and financial due diligence on Panasonic IS with the assistance of legal and accounting professional firms. As part of this process, Panasonic also conducted interviews with the management of Panasonic IS. On behalf of Panasonic, legal due diligence was conducted by Nagashima Ohno & Tsunematsu and accounting due diligence by KPMG FAS Co., Ltd.

Approximately two weeks prior to the public announcement of the transaction, Panasonic and Panasonic IS visited the Tokyo Stock Exchange and, in accordance with the listing rules of the Tokyo Stock Exchange, had a preliminary consultation meeting with Tokyo Stock Exchange officials in regards to the Share Exchange.

On February 3, 2015, the date of public announcement, the board of directors of Panasonic IS received a valuation report from SMBC Nikko Securities Inc., acting as Panasonic IS’s financial advisor and as a third-party independent from both Panasonic and Panasonic IS.

Additionally, on the same date the board of directors of Panasonic IS received a report from a third party committee established to evaluate the Share Exchange stating that the Share Exchange would not be considered disadvantageous for the minority shareholders of Panasonic IS.

On the same date, at a meeting of the board of directors of Panasonic IS (which was attended by eight out of nine directors including one of two outside directors), based in part on the share exchange ratio analysis and the valuation report received from SMBC Nikko Securities Inc., Panasonic IS determined that the conditions relating to the Share Exchange were appropriate and that the Share Exchange would be beneficial to Panasonic IS’s corporate value.

On the same date, Panasonic IS’s board of directors adopted a resolution, with the unanimous approval of the directors in attendance, stating that Panasonic IS would execute the Share Exchange Agreement.

In addition, all of the audit & supervisory board members of Panasonic IS attended the aforesaid board of directors meeting (two audit & supervisory board members out of three, including one of two outside audit & supervisory board members) and expressed the opinion that they had no objection to the execution of the Share Exchange Agreement.

Mr. Takahiro Nakagawa, an outside director of Panasonic IS, also serves as an employee of Panasonic, and thus did not participate in any of the discussions regarding or voting on the Share Exchange at meetings of Panasonic IS’s board of directors due to a conflict of interest, Mr. Nakagawa also did not participate in any of the discussions or negotiations with Panasonic on behalf of Panasonic IS. Mr. Eiji Furusawa, an outside audit & supervisory board member of Panasonic IS, likewise did not participate in any of the discussions at meetings of Panasonic IS’s board of directors regarding the Share Exchange due to a conflict of interest because he also serves as an employee of Panasonic.

On February 3, 2015, a meeting of the board of directors of Panasonic was held for the final consideration of the Share Exchange. After review and discussions regarding the terms of the proposal, the board of directors of Panasonic unanimously resolved to approve the Share Exchange.

On February 3, 2015, Panasonic and Panasonic IS executed the Share Exchange Agreement and announced the details of the Share Exchange, including the share exchange ratio. The announcement also noted that the share exchange ratio may be subject to change upon consultations between Panasonic IS and Panasonic in the case of any material changes to the assumptions underlying the calculation of the share exchange ratio. If the Share Exchange is approved at the meeting of shareholders of Panasonic IS and any other conditions for completing the Share Exchange are satisfied, the Share Exchange will become effective on August 1, 2015.

Also on February 3, 2015, assuming that the Share Exchange occurs, making Panasonic IS a wholly-owned subsidiary of Panasonic, Panasonic and Panasonic IS agreed to initiate discussions regarding the assignment of the business of CISC, which has a key role performing IT functions for the Panasonic group, to Panasonic IS, with the aim of carrying out the transfer of CISC’s business on October 1, 2015.

Reasons for the Share Exchange

As discussed above, both CISC and Panasonic IS have performed key roles in connection with the IT functions of the Panasonic group by endeavoring to reinforce their collaborative relationships with business partners, both within and outside the Panasonic group, and improving their operational efficiency. However, the situation has been that two important IT service providers have co-existed within the Panasonic Group. In order to resolve this situation, both Panasonic and Panasonic IS have come to the conclusion that, by assigning the business of CISC to Panasonic IS, they will be able to further improve their operational efficiency as a result of the unification of these IT service providers and to provide higher quality services to all of their customers.

In light of this background, since early November 2014, Panasonic and Panasonic IS have continuously discussed and considered various measures to further increase the corporate value of both companies. As a result, Panasonic and Panasonic IS came to mutually recognize and agree that it would be highly beneficial for them to assign the business of CISC from Panasonic to Panasonic IS so that they can more proactively utilize the management resources of Panasonic that will serve as a basis for the future growth and development of Panasonic IS, thereby contributing to an increase in corporate value of not only Panasonic IS but also the entire Panasonic group.

To that end, Panasonic and Panasonic IS have concluded that it is essential and requisite to make Panasonic IS a wholly-owned subsidiary by way of the Share Exchange in order to enable Panasonic IS to make prompt and flexible business decisions aimed at implementing the above-mentioned strategies.

After the assignment of CISC’s business to Panasonic IS, Panasonic IS will serve as the global core IT company within the Panasonic group and comprehensively support all of Panasonic’s businesses, while further accelerating the development of the business outside the group that Panasonic IS has performed up until this point and aiming to provide the optimal level of IT services needed to sustain the operations of the Panasonic group. As a result of the above-mentioned measures, Panasonic and Panasonic IS believe that, among other things, the technical expertise and know-how that have been gained by CISC and Panasonic IS individually thus far will be integrated and the types of IT system services utilized by the Panasonic group will be unified, while enhancing the effective use of the group’s existing IT-related assets and creating new types of external sales business, which is expected to lead to greater revenue growth opportunities.

Determination of Panasonic IS’s Board of Directors

As discussed in further detail above under “—Background to the Share Exchange”, the Share Exchange was approved at a meeting of the board of directors of Panasonic IS held on February 3, 2015 by a unanimous vote of all eight of the directors that were not deemed to have conflicts of interests (including one outside director). In order to avoid conflicts of interest, Mr. Takahiro Nakagawa, the other outside director of Panasonic IS, also serves as an employee of Panasonic, and thus did not participate in any of the discussions regarding or voting on the Share Exchange at the Board of Directors meeting of Panasonic IS, and also did not participate in any of the discussions and negotiations regarding the Share Exchange on behalf of Panasonic IS. In addition, out of the three audit & supervisory board members of Panasonic IS, two audit & supervisory board members (including one outside audit & supervisory board member) participated in the said meeting and all of them expressed the opinion that they had no objections to the implementation of the Share Exchange. In order to avoid conflicts of interest, Mr. Eiji Furusawa, the other outside audit & supervisory board member of Panasonic IS, also serves as an employee of Panasonic, and thus did not participate in any of the discussions at the Board of Directors meeting of Panasonic IS regarding the Share Exchange nor expressed his opinion thereon.

As also discussed in further detail above under “—Background to the Share Exchange”, throughout the negotiation process leading to the board decision, the Panasonic IS board of directors sought appropriate opinions of the outside director and the outside audit & supervisory board member other than those that came from Panasonic, in order to prevent (i) any transactions which may benefit Panasonic or (ii) any transactions which would be disadvantageous to Panasonic IS and the minority shareholders and to further enhance the objectivity of the management decisions. In addition, the Panasonic IS board of directors consulted with Panasonic IS’s financial and legal advisors.

In making its determination to approve the Share Exchange Agreement, with advice from Panasonic IS’s financial and legal advisors, the Panasonic IS board of directors considered a number of factors, including the following:

•	The board’s knowledge of the businesses, operations, financial condition, earnings and future prospects of both Panasonic IS and Panasonic.

•	The board’s knowledge of the current and prospective economic, market and industry environment in which Panasonic IS and Panasonic operate.

•	The results of the legal and financial due diligence of Panasonic’s operations conducted by Panasonic IS and its legal and accounting advisors.

•	The results of analyses of the Share Exchange Ratio, prepared by SMBC Nikko, which included the market price analysis, comparable company analysis and discounted cash flow analysis.

•	The opinion of Third-party Committee, which was delivered to Panasonic IS board of directors, dated February 3, 2015.

•

The fact that the outside director and the outside audit & supervisory board member that did not have conflicts of interest expressed no objections to Panasonic IS’s implementation of the Share Exchange Agreement.

•

The terms of the Share Exchange Agreement and its effects, including without limitation the fact that Panasonic would become the sole shareholder of Panasonic IS upon consummation of the Share Exchange.

The foregoing discussion of the information considered by the Panasonic IS board of directors is not exhaustive, but includes the material factors that the Panasonic IS board of directors considered in approving the Share Exchange. In view of the wide variety of factors considered in connection with its evaluation of the Share Exchange and the complexity of these matters, the Panasonic IS board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. The Panasonic IS board conducted an overall analysis of the factors described above, including discussions with Panasonic IS’s financial and legal advisors, and considered the factors overall to be favorable to, and to support, its determination.

The above explanation of the reasoning of the Panasonic IS board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements” on page 2.

Advice and Reports from Panasonic IS’s Advisors

Valuation report of Panasonic IS’s Financial Advisor

SMBC Nikko delivered its valuation report (the “Valuation Report”) in Japanese to Panasonic IS’s board of directors on February 3, 2015. The English translation of the Valuation Report of SMBC Nikko is attached as Appendix B. The Valuation Report was prepared for the sole use of the board of directors of Panasonic IS to provide it with useful information in relation to the Share Exchange Ratio. As such, no opinion or evaluation was provided in the Valuation Report, nor indirectly suggested or implied, in relation to the fairness of the Share Exchange Ratio to any parties, entities or individuals, including Panasonic IS and its shareholders. In addition, the Valuation Report is not intended for the shareholders of Panasonic IS nor does it intend to provide them with any assistance or recommendations on the decisions to be made during the general meeting that will be called to decide upon the approval of the Transaction.

SMBC Nikko has consented to the inclusion of its Valuation Report as Appendix B to this prospectus. By giving such consent, SMBC Nikko does not thereby admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor does it thereby admit that it is an expert with respect to any part of this Registration Statement on Form F-4 of which this prospectus forms a part within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

In connection with preparing the Valuation Report, SMBC Nikko used the following materials and information sources:

•	financial disclosures such as Securities Reports (Yukashoken Hokokusyo), Quarterly Reports (Shihanki Hokokusyo) and Financial Reports Summaries (Kessan Tanshin);

•	documents and information provided by Panasonic IS related to its business policy, business plan and financial information;

•	due diligence reports on Panasonic from the viewpoint of finance, taxation and legal matters provided by Panasonic IS;

•	information obtained through interviews with representatives of Panasonic IS and Panasonic;

•	stock price information and stock trading information of Panasonic IS and Panasonic; and

•	other disclosed or public information.

SMBC Nikko did not take into consideration any synergy effect resulting from the Transaction, as Panasonic IS had prepared its current business plan separately, on a stand-alone basis.

SMBC Nikko assumed that the materials, information and data used for the Valuation Report were accurate and complete in all respects. SMBC Nikko did not conduct any verification or validation concerning the accuracy or completeness of such information or data. Furthermore, SMBC Nikko did not undertake any examination of the assets and liabilities belonging to Panasonic IS, Panasonic or their subsidiaries and affiliates, whether independently or by outsourcing to external professional contractors. The result of such valuation may be affected considerably should any deficiencies be found in the accuracy, completeness or integrity of such information.

SMBC Nikko assumed that Panasonic IS, Panasonic and their subsidiaries and affiliates did not have any undisclosed off the book or undisclosed contingent liabilities that may result from lawsuits, conflicts, environmental issues, taxation or otherwise, which may significantly influence the result of the Valuation Report.

The Valuation Report was prepared on the assumption that the data and the information contained in the business plans and other materials used in the business plans and other materials used for the Valuation Report were correct and complete, based on the most accurate estimation and prudent judgment possible of the providers, by following proper procedures.

In addition, SMBC Nikko may have conducted analyses in the process of preparing the Valuation Report from the angle of certain prepositions or hypotheses based upon such data and information provided by external parties, assuming that they were accurate and reasonable. SMBC Nikko did not conduct nor shall assume any responsibility or obligation for not having conducted any verification or validation regarding the accuracy, validity and the feasibility of such prepositions and hypotheses.

Financial Analyses of Panasonic IS’s Financial Advisor

The following is a summary of the material financial analyses contained in the Valuation Report. The following summary, however, does not purport to be a complete description of the financial analyses performed by SMBC Nikko, and is qualified in its entirety by Appendix B. In addition, the order of analyses described below does not purport to represent the relative importance or weight given to those analyses by SMBC Nikko. The financial analyses summarized below include information presented in tabular format, which must be read together with the full text of the summary. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 2, 2015 and is not necessarily indicative of current market conditions. With Panasonic IS’s consent, SMBC Nikko used the market price analysis to evaluate Panasonic shares and used the market price analysis, the comparable companies analysis and the discounted cash flow analysis to evaluate Panasonic IS shares.

Market Price Analysis

In conducting the market price analysis, SMBC Nikko set February 2, 2015 as the reference date and used the simple average closing share prices of Panasonic IS and Panasonic during the following three periods, in each case ending with the reference date: (i) the most recent six business days (the period commencing on January 26, 2015, the first business day following Panasonic IS’s announcements of its financial results for the third quarter of the fiscal year ending March 31, 2015), (ii) the most recent month and (iii) the most recent three months.

The results of the analysis were as follows:

Exchange ratio per Panasonic IS share
6 business days (January 26, 2015 – February 2, 2015)	2.20
1 Month	2.20
3 Months	2.14

As a result of this analysis, the range of implied exchange ratios per share of Panasonic IS was calculated to be 2.14 to 2.20.

Comparable Companies Analysis

In conducting the comparable companies analysis to evaluate Panasonic IS shares, SMBC Nikko selected comparable companies by conducting analyses of the industry, followed by the screening of candidate companies and interviews with Panasonic IS, and compared the multiple ratio of enterprise value (“EV”) to projected earnings before interest, depreciation and amortization (“EBITDA”).

Publicly listed companies that SMBC Nikko selected for the comparable companies analysis are as follows:

•	DTS CORPORATION;

•	KANEMATSU ELECTRONICS LTD.;

•	INFOCOM CORPORATION;

•	Future Architect, Inc.; and

•	Saison Information Systems Co., Ltd..

In this analysis, SMBC Nikko analyzed the ratio of enterprise value, calculated as the market capitalization plus debt less cash and cash equivalents, to the estimated fiscal years ending March 31, 2015 and 2016, or for the fiscal years ended December 31, 2014 and ending in December 31, 2015 earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA, for each of the selected companies. The multiples and ratios for each of the selected companies were based on market data as of February 2, 2015 and financial data as of or for the fiscal period ended September 30, 2014. The multiples for each of the selected companies were calculated using estimates prepared by Toyokeizai.

Based on an analysis of the relevant metrics for each of the selected companies, SMBC Nikko selected reference ranges of EBITDA multiples of 2.7 to 3.7x for the estimated fiscal year ending March 31, 2015, and 2.5 to 3.5x for the estimated fiscal year ending March 31, 2016. SMBC Nikko calculated ranges of implied values for Panasonic IS shares by applying these ranges of multiples to the estimated fiscal year 2015 and 2016 EBITDA for Panasonic IS, prepared by its management that Panasonic IS approved for SMBC Nikko’s use for purposes of its analysis.

The results of the analysis were as follows:

Exchange ratio per Panasonic IS share
EBITDA Multiple (fiscal year ending March 31, 2015)	2.37-2.93
EBITDA Multiple (fiscal year ending March 31, 2016)	2.33-2.91

As a result of this analysis, the range of implied exchange ratios per share of Panasonic IS was calculated to be 2.33 to 2.93.

Discounted Cash Flow Analysis

In conducting the discounted cash flow analysis, SMBC Nikko evaluated the Panasonic IS shares by discounting the cash flow based on Panasonic IS’s financial forecasts for the fiscal years ending March 31, 2015 and March 31, 2018, which SMBC Nikko received from Panasonic IS on November 28, 2014, to the present value at the discount rates between 6.51 to 7.51%. SMBC Nikko adopted two further assumptions for purposes of calculating the terminal value, i.e. the perpetual growth rate method and the multiple method. The perpetual growth rate method is based on the assumption that the income or cash in-flow in the last year of the projection period shall be sustained in perpetuity, while the multiple method uses the EV/EBITDA multiple, calculated on a market-price basis using EBITDA during the period of projection. For the perpetual growth rate method, SMBC Nikko applied perpetual growth rate of 0.00%, and for the multiple method, SMBC Nikko applied EV/EBITDA multiples of 2.7 to 3.7x.

The results of the analysis were as follows:

Exchange ratio per Panasonic IS share
Perpetual Growth Rate Method	3.69-4.32
Multiple Method	2.40-2.95

The discounted cash flow analysis resulted in a range of implied exchange ratios per Panasonic IS share of 2.40 to 4.32.

Response to Referral to Third-party Committee

On December 18, 2014, Panasonic IS established a third-party committee, or the Third-Party Committee, in order to prevent the development of circumstances under which the Share Exchange is implemented under terms and conditions that are disadvantageous to the minority shareholders of Panasonic IS. The Third-Party Committee consisted of three members: Mr. Kunio Miura (an attorney at Kawamoto Miura Law Office) and Mr. Naoki Yamashita (a certified public accountant at Yamashita CPA and Tax Accountant Office)—both of whom are independent and outside experts having no interest in Panasonic, the controlling shareholder of Panasonic IS—as well as Mr. Makoto Iwahashi, an outside audit & supervisory board member and independent director/auditor of Panasonic IS. In examining the Share Exchange, Panasonic IS referred the following items to the Third-Party Committee and requested their opinion with respect to whether: (a) the purpose of the Share Exchange is reasonable, (b) the terms and conditions of the Share Exchange are appropriate, (c) the interests of the minority shareholders of Panasonic IS are fully considered, using fair procedures and (d) based on the foregoing, Panasonic IS’s decision to implement the Share Exchange would be disadvantageous to the minority shareholders of Panasonic IS.

From December 18, 2014 to February 3, 2015, the Third-Party Committee carefully reviewed the matters referred to it by holding eight meetings in total, as well as by gathering information and consulting with each other whenever necessary. In conducting their examination, the Third-Party Committee received an explanation from Panasonic IS concerning the purpose of, and background leading to, the Share Exchange, the details of its corporate value, and the process of negotiation for, and determination of, the terms and conditions of the Share Exchange, including the share exchange ratio, and an explanation from SMBC Nikko Securities concerning the valuation of the share exchange ratio in the Share Exchange. In addition, the Third-Party Committee also received an explanation from OH-EBASHI LPC & PARTNERS, the legal advisor to Panasonic IS, concerning the decision making method and procedures implemented by the Board of Directors of Panasonic IS with respect to the Share Exchange. The Third-Party Committee submitted a response to the items referred to it, or the Response to Referral to Third-Party Committee, on February 3, 2015 to the Board of Directors of Panasonic IS to the effect that there are no circumstances in which the resolution by the Board of Directors of Panasonic IS to implement the Share Exchange should be thought to be materially disadvantageous to the minority shareholders of Panasonic IS, on the basis of the explanations, calculation results and other materials reviewed by the Third-Party Committee. The English Translation of the Response to Referral to Third-Party Committee is attached as Appendix C.

Structure of the Share Exchange

The Share Exchange is expected to become effective on August 1, 2015. Under the terms of the Share Exchange approved by the boards of directors of Panasonic and Panasonic IS, the following events will occur upon the effectiveness of the Share Exchange:

•

Shareholders of Panasonic IS’s common stock (other than Panasonic IS, with respect to its treasury shares, which will be cancelled, and Panasonic, with respect to shares of Panasonic IS owned by it) as of the moment immediately preceding the Share Exchange will be allotted shares of Panasonic’s common stock in amounts based on the ratio of 2.5 Panasonic shares for one Panasonic IS share, such amount (excluding any fraction of a share) to be reflected in Panasonic’s register of shareholders; and

•	Any fraction of a share of Panasonic’s common stock that would otherwise be allotted to former shareholders of Panasonic IS will instead be cashed out as described in more detail below.

In accordance with the Companies Act, Panasonic IS shareholders will not receive any fractions of a share of Panasonic’s common stock in the Share Exchange. Instead, the shares representing the aggregate of all such fractions (in the case where such aggregated shares still include any fraction less than one share, such fraction shall be rounded off) will be sold in the Japanese market or sold to Panasonic and the net cash proceeds from the sale will be distributed to the former holders of Panasonic IS shares on a proportionate basis in accordance with their respective fractions.

If a material change occurs in the financial condition or results of operations of Panasonic as a result of any natural disaster or any other event during the period from the date of the Share Exchange Agreement until the effective date of the Share Exchange, Panasonic and Panasonic IS may, by resolutions of their respective boards of directors, amend the terms and conditions of the Share Exchange or terminate the Share Exchange Agreement.

Conditions to the Share Exchange

The Share Exchange can be completed only if certain conditions which will be specified in the Share Exchange Agreement are satisfied. Such conditions will include the following:

•	Under the Companies Act, the Share Exchange Agreement must be approved at the general meeting of shareholders of Panasonic IS.

Description of Material Share Exchange Terms

Panasonic IS Voting Matters

The close of business on March 31, 2015 is the record date for determination of the holders of Panasonic IS’s common stock entitled to exercise shareholders’ rights at Panasonic IS’s annual general meeting. As of March 31, 2015, there were 10,655,628 shares of Panasonic IS’s common stock issued and outstanding. See “General Meeting of Panasonic IS Shareholders” for a more detailed description of the vote required, and the use and revocation of mail-in-ballots or electronic vote, at the general meeting of shareholders.

Payment of Dividends from Surplus by Panasonic IS

Panasonic IS may make payments of dividends from surplus to its shareholders or registered stock pledgees entered or recorded on its final register of shareholders at the close of March 31, 2015 up to the amount of 32.5 yen per share, 346,320,000 yen in the aggregate.

Dissenters’ Appraisal Rights

Any Panasonic IS shareholder (i) who notifies Panasonic IS prior to the general meeting of shareholders of his or her intention to oppose the Share Exchange, and who votes against approval of the Share Exchange at the general meeting, or (ii) who is not entitled to vote at such general meeting of shareholders, and complies with the other procedures set forth in the Companies Act and share handling regulations of Panasonic IS (a “dissenting shareholder”) may demand that Panasonic IS purchase his or her shares of Panasonic IS’s common stock at the fair value. The failure of a shareholder who is entitled to vote at such general meeting of shareholders to provide such notice prior to the general meeting or to vote against approval of the Share Exchange at the general meeting will in effect constitute a waiver of the shareholder’s right to demand that Panasonic IS purchase his or her shares of common stock at the fair value. The dissenting shareholder who has made such demand may withdraw such demand only if Panasonic IS approves such withdrawal.

Panasonic IS will give public notice to its shareholders announcing that Panasonic IS intends to perform the Share Exchange and providing the name and address of Panasonic, no later than 20 days prior to the effective date of the Share Exchange (such public notice may be made prior to the date of the general meeting of shareholders). The demand referred to in the preceding paragraph must be made during the period from the day 20 days prior to the effective date of the Share Exchange to the date immediately preceding the effective date of the Share Exchange and should state the number of shares relating to such demand. The Companies Act does not require any other statement in the demand. If the value of such shares is agreed upon between the dissenting shareholder and Panasonic IS, then Panasonic IS is required to make payment to such dissenting shareholder of the agreed value within 60 days of the effective date of the Share Exchange. If the dissenting shareholder and Panasonic IS do not agree on the value of such shares within 30 days from the effective date of the Share Exchange, the shareholder or Panasonic IS may, within 30 days after the expiration of such period, file a petition with the Osaka District Court for a determination of the value of his or her shares. Panasonic IS is also required to make payment of statutory interest on such share value as determined by the court accruing from the expiration of the 60-day period referred to in the second preceding sentence. The transfer of shares will become effective on the effective date of the Share Exchange.

Dissenter’s appraisal rights for shareholders of a company becoming a wholly-owned subsidiary through a Share Exchange are set forth in Articles 785 and 786 of the Companies Act. An English translation of these articles is included in this prospectus as Appendix D.

Status of Panasonic’s Common Stock under the Federal Securities Laws

The transfer of shares of Panasonic’s common stock in connection with the Share Exchange to United States holders of Panasonic IS’s common stock has been registered under the United States Securities Act of 1933, or the Securities Act. Accordingly, there will be no restrictions under the Securities Act upon the resale or transfer of such shares by United States shareholders of Panasonic IS except for those shareholders, if any, who are deemed to be “affiliates” of Panasonic, as such term is used in Rule 144 and Rule 145 under the Securities Act. Persons who may be deemed to be affiliates of Panasonic generally include individuals who, or entities that, directly or indirectly control, or are controlled by or are under common control with, Panasonic. With respect to those shareholders who may be deemed to be affiliates of Panasonic, Rule 144 and Rule 145 place certain restrictions on the offer and sale within the United States or to United States persons of Panasonic’s common stock that may be received by them pursuant to the Share Exchange. This prospectus does not cover resales of shares of Panasonic’s common stock received by any person who may be deemed to be an affiliate of Panasonic.

Accounting Treatment

Panasonic IS was a consolidated subsidiary of Panasonic prior to the Share Exchange as Panasonic had a controlling financial interest. Since the changes in Panasonic’s ownership interest do not result in a loss of control of Panasonic IS, the Share Exchange will be accounted for by Panasonic in accordance with ASC 810 “Consolidation.” Under this U.S. GAAP guidance, changes in Panasonic’s ownership interest while Panasonic retains its controlling financial interest in Panasonic IS will be accounted for as equity transactions. There will be no gain or loss recognition in the consolidated statements of operations and comprehensive income (loss) of Panasonic and the carrying amount of the noncontrolling interest shall be adjusted to reflect the change in Panasonic’s ownership interest in Panasonic IS. Any difference between the fair value of the consideration paid by Panasonic and by which the noncontrolling interest is adjusted shall be recognized in Panasonic’s shareholders’ equity caption in Panasonic’s consolidated balance sheets.

Differences in Shareholders’ Rights

There are no material differences between or among the rights of shareholders of Panasonic’s common stock and Panasonic IS’s common stock from a legal perspective.

Tax Consequences of the Share Exchange

Based on certain assumptions and subject to certain limited exceptions, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes for holders of Panasonic IS’s common stock who will be allotted shares of Panasonic’s common stock. As such, non-resident holders of shares of Panasonic IS’s common stock will generally not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange. See “Taxation—Japanese Tax Consequences—Consequences of the Share Exchange” for further discussion.

Panasonic intends to take the position that the Share Exchange constitutes for U.S. federal income tax purposes a “reorganization” within the meaning of Section 368(a) of the Code. As a result, subject to certain exceptions, the exchange of shares of Panasonic IS’s common stock for shares of Panasonic’s common stock will be tax-free to U.S. Holders as defined in Taxation—Material U.S. Federal Income Tax Consequences included elsewhere in this prospectus. For further discussion, see “Taxation—Material U.S. Federal Income Tax Consequences.”

Business of Panasonic

History and Development of Panasonic

Panasonic (Address: 1006, Oaza Kadoma, Kadoma City, Osaka 571-8501, Japan. Phone: +81-6-6908-1121/Agent: Mr. Shinji Kasayama, General Manager of Panasonic Corporation of North America) was incorporated in Japan on December 15, 1935 under the laws of Japan as Matsushita Denki Sangyo Kabushiki Kaisha as the successor to an unincorporated enterprise founded in 1918 by the late Konosuke Matsushita. Mr. Matsushita led Panasonic with his corporate philosophy of contributing to the peace, happiness and prosperity of humankind through the supply of quality consumer electric and electronic goods. Panasonic’s business expanded rapidly with the recovery and growth of the Japanese economy after World War II, as it met rising demand for consumer electric and electronic products, starting with washing machines, black-and-white TVs and refrigerators. During the 1950s, Panasonic expanded its operations by establishing mass production and mass sales structures to meet increasing domestic demand, while also creating subsidiaries, making acquisitions and forming alliances. During the 1960s, Panasonic expanded its overseas businesses, and its products started obtaining worldwide recognition.

During the global recession caused by the first oil crisis in 1973, Panasonic strengthened its structure and overseas business relations. The advent and popularity of the video cassette recorder, or VCR, from the late 1970s enabled Panasonic to receive worldwide recognition as a global consumer electronics manufacturer. In the 1980s, Panasonic further worked to evolve from a consumer products manufacturer to a comprehensive electronics products manufacturer, expanding its business in the areas of information and communications technology, industrial equipment and components and devices. Since the 1990s, Panasonic has been emphasizing technological development and the use of advanced technology in every phase of life. In particular, Panasonic has been expanding its development activities in such areas as next-generation audiovisual, or AV equipment, multimedia products, and advanced electronic components and devices, many of which incorporate digital technology.

In June 1995, Panasonic sold an 80% equity interest in MCA (currently Universal Studios, Inc.) which Panasonic purchased in December 1990, to The Seagram Company Ltd. (currently Vivendi Universal S.A.) for approximately $5.7 billion, leaving Panasonic with a minority interest. In February 2006, Panasonic sold the remaining shares to Vivendi Universal S.A.

In April 2000, Panasonic made two of its majority-owned subsidiaries, Matsushita Refrigeration Company and Wakayama Precision Company, into wholly-owned subsidiaries by means of share exchanges. As a result of the share exchanges, Panasonic issued 16,321,187 shares of its common stock to shareholders of the respective companies.

Also in April 2000, Panasonic established CISC as an internal divisional company by consolidating and organizing existing internal system engineers. Since its establishment, CISC has handled the construction and operation of IT networks and management systems for the Panasonic group. In particular, CISC has performed a significant role in connecting the IT functions of the Panasonic group through the construction and operation of such as the “Panasonic Treasury System”, the “Corporate Supply Chain Management System” and global IT network.

In April 2001, Panasonic absorbed Matsushita Electronics Corporation, its wholly-owned subsidiary, by merger to implement unified operational management in such key device areas as semiconductors and display devices.

In April 2002, Panasonic and Toshiba Corporation or Toshiba, separated their respective liquid crystal display, or LCD, panel operations and established a joint venture company, Toshiba Matsushita Display Technology Co., Ltd., or TMD, for the development, manufacture and sale of LCD panels and next-generation display devices. Of the new company’s initial stated capital of 10 billion yen, 60% was invested by Toshiba and 40% by Panasonic.

As a drastic structural reform aimed at achieving new growth, Panasonic implemented share exchanges on October 1, 2002 with five of its majority-owned subsidiaries (Matsushita Communication Industrial Co., Ltd., Kyushu Matsushita Electric Co., Ltd., Matsushita Seiko Co., Ltd., Matsushita Kotobuki Electronics Industries, Ltd. and Matsushita Graphic Communication Systems, Inc.) and transformed them into wholly-owned subsidiaries of Panasonic.

As an extension of this group-wide reorganization, Panasonic transformed two of its majority-owned subsidiaries, Matsushita Electronic Components Co., Ltd. and Matsushita Battery Industrial Co., Ltd., into wholly-owned subsidiaries via share exchanges, effective April 1, 2003.

Upon the aforementioned group-wide restructurings, in April 2003, to prepare a framework that enables each business domain company to implement autonomously responsible management, Panasonic established a new global consolidated management system that focuses on capital efficiency and cash flows.

Also on April 1, 2003, Panasonic launched another joint venture company with Toshiba, upon separating their respective cathode ray tube, or CRT, businesses with the exception of domestic CRT manufacturing operations. Panasonic formerly accounted for the investment in the new company, Matsushita Toshiba Picture Display Co., Ltd., or MTPD, and its subsidiaries under the equity method, and began to consolidate MTPD on March 1, 2006 in accordance with Financial Accounting Standards Board, or FASB, Interpretation No.46 (revised December 2003), “Consolidation of Variable Interest Entities” (FIN 46R), as a result of certain restructuring activities of MTPD. On March 31, 2006, Panasonic had a 64.5% equity interest in MTPD. On March 30, 2007, Panasonic acquired the remaining 35.5% equity interest in MTPD from Toshiba and MTPD was renamed MT Picture Display Co., Ltd.

In April 2003, Panasonic announced that it would position the Panasonic brand as a globally unified brand for overseas markets under the global brand slogan of “Panasonic ideas for life.” This new brand strategy conveys to customers all over the world a new image for Panasonic and its products, while further enhancing brand value.

In December 2003, Panasonic reached a basic agreement regarding a comprehensive business collaboration with its affiliate, Matsushita Electric Works, after which Panasonic initiated a tender offer for additional shares of Matsushita Electric Works. As a result of the tender offer in which Panasonic acquired an additional 140,550 thousand shares of common stock of Matsushita Electric Works at the total cost of 147 billion yen, Matsushita Electric Works, PanaHome Corporation and their respective subsidiaries became consolidated subsidiaries of Panasonic in April 2004. Through the acquisition of Matsushita Electric Works, Panasonic IS became a consolidated subsidiary of Panasonic, as Matsushita Electric Works had a 63.69% equity interest in Panasonic IS at the time of the acquisition. For fiscal 2005, Panasonic and Matsushita Electric Works integrated overlapping businesses in the area of electrical supplies, building materials and equipment, home appliances and industrial equipment, and reformed distribution channels to establish an optimized, customer-oriented operational structure. In fiscal 2006, Panasonic leveraged the strengths of both companies to achieve sales increases in “Collaboration V-products” including bathroom systems, modular kitchens and air purifiers.

In fiscal 2005, as part of business restructuring of Panasonic’s group companies, power distribution equipment and monitoring and control system operations of Matsushita Industrial Information Equipment Co., Ltd., or MIIE, were transferred to Panasonic Electric Works Co., Ltd., or PEW, while MIIE’s information machine business was shifted to Panasonic Communications Co., Ltd. Subsequently, MIIE was absorbed by Panasonic in April 2005, and no longer operates as a separate entity.

In July 2007, each of Victor Company of Japan, Limited, or JVC, a consolidated subsidiary of Panasonic, KENWOOD and SPARX International (Hong Kong) Limited, an investment management company which belongs to a group of companies headed by SPARX Group Co., Ltd. adopted resolutions for, or affirmed, JVC’s issuance of 107,693,000 new shares of its common stock through third party allotments, and the new shares were subscribed by KENWOOD and the several investment funds managed by SPARX International (Hong Kong)

Limited. JVC issued and allocated the new shares to KENWOOD and the SPARX funds on August 10, 2007. As a result, Panasonic’s shareholding in JVC decreased from 52.4% to 36.8%, and JVC became an associated company under the equity method from a consolidated subsidiary in the second quarter of fiscal 2008.

In February 2008, Panasonic finalized a definitive agreement with Hitachi, Ltd. related to comprehensive LCD panel business alliance under which it would acquire a majority voting interest in IPS Alpha Technology, Ltd., or IPS Alpha, which was owned by Hitachi Displays, Ltd. once certain conditions are satisfied. As a result, IPS Alpha became a consolidated subsidiary of Panasonic on March 31, 2008, in accordance with FIN 46R.

In April 2008, Matsushita Refrigeration Company was absorbed, and in October 2008, Matsushita Battery Industrial Co., Ltd. was absorbed, by Panasonic.

On October 1, 2008, Panasonic changed its name from “Matsushita Electric Industrial Co., Ltd.” to “Panasonic Corporation” and its ticker symbol on the New York Stock Exchange from “MC” to “PC.”

On October 1, 2008, JVC and Kenwood integrated management by establishing JVC KENWOOD Holdings, Inc., or JVC KENWOOD HD, through a share transfer. Panasonic has 24.4% of total issued shares of JVC KENWOOD HD.

On December 19, 2008, Panasonic and SANYO Electric Co., Ltd., or SANYO, entered into the capital and business alliance agreement. Panasonic aimed to acquire the majority of the voting rights of SANYO assuming full dilution (which takes into account conversion of Class A preferred stock and Class B preferred stock into common stock) by means of a public tender offer bid. Panasonic and SANYO formed a close alliance in business with the prospect of organizational restructurings of both companies.

In April 2009, Toshiba acquired all of Panasonic’s shares in TMD, a joint venture that develops, manufactures and sells liquid crystal displays, or LCDs, and organic light emitting displays, or OLEDs.

In December 2009, Panasonic completed acquisition of a majority of the voting stock of SANYO. With this acquisition, SANYO and its subsidiaries became consolidated subsidiaries of Panasonic.

In January 2010, Panasonic transferred the rights and obligations with respect to the business of System Solutions Company, its internal divisional company, to Panasonic Communications Co., Ltd., its wholly-owned subsidiary, through a company split.

In April 2010, Panasonic reorganized and integrated the Home Appliance and Automotive Motor, and Industrial Motor businesses into the Home Appliances Company. Panasonic also transferred the Information Equipment Motor Business to Minebea Motor Manufacturing Corporation. Therefore, these businesses were transferred from Motor Company, and Motor Company was subsequently dissolved.

In June 2010, Panasonic, Hitachi, Ltd. and Hitachi Displays announced that Hitachi Displays would conduct a corporate split to establish IPS Alpha Support Co., Ltd, or IPS Alpha Support. IPS Alpha Support would assume Hitachi Displays’ entire shareholding of 50.02% shares of IPS Alpha. In addition, Hitachi Displays transferred 94% shares of IPS Alpha Support to Panasonic, and 6% shares to Hitachi, Ltd. As a result of these transactions, Panasonic effectively acquired 47.02% shares of IPS Alpha. Adding to its existing shareholding of 44.98%, Panasonic had an effective investment in IPS Alpha of 92%. Subsequently, IPS Alpha changed its company name to Panasonic Liquid Cristal Co., Ltd., and took over IPS Alpha Technology, Himeji, Ltd. and IPS Alpha Support in October 2010.

In July 2010, Panasonic announced a plan to turn PEW and SANYO, which were both consolidated subsidiaries, into wholly-owned subsidiaries through simultaneous first-step tender offers and subsequent share exchanges.

In October 2010, Panasonic completed its tender offers for shares of PEW and SANYO that it did not already own and, as a result, Panasonic’s shareholdings of PEW and SANYO increased to approximately 84% and 81% of the total voting rights, respectively.

In December 2010, Panasonic and each of PEW and SANYO resolved to conduct share exchanges in order to make Panasonic a wholly-owning parent company, and PEW and SANYO wholly-owned subsidiaries, at a meeting of each respective company’s board of directors. The share exchange agreements were executed between Panasonic and PEW, and between Panasonic and SANYO. After related procedures, PEW and SANYO became wholly-owned subsidiaries of Panasonic on April 1, 2011.

In January 2011, JVC KENWOOD HD and its consolidated subsidiaries ceased to be an associated company of Panasonic under the equity method as the ownership percentage of Panasonic in JVC KENWOOD HD fell due to JVC KENWOOD HD’s issuance of new shares and disposition of treasury shares through an international offering.

In April 2011, Panasonic integrated the operations of System Networks Company of Panasonic, which had a competitive advantage in the visual and fixed communication equipment business field, and Panasonic Mobile Communications Co., Ltd., which had a competitive advantage in the mobile communication business field. In line with this integration, Panasonic dissolved System Networks Company to establish Systems & Communications Company. Panasonic intends to achieve further growth in the BtoB (business-to-business) systems business field, in which Visual, communication and IT systems are being integrated.

Panasonic restructured its group organization into three business fields, comprising a total of nine business domains and one marketing sector on January 1, 2012.

On January 1, 2012, Panasonic absorbed PEW.

Panasonic reached a final agreement on March 5, 2012, following a basic agreement on November 15, 2011 with Innovation Network Corporation of Japan regarding the transfer of the Mobara plant of Panasonic Liquid Crystal Display Co., Ltd., a subsidiary of Panasonic, to Japan Display Inc. and executed the transfer in April 2012.

On April 1, 2012, Panasonic absorbed Panasonic Electronic Devices Co., Ltd., or PED, a wholly-owned consolidated subsidiary of Panasonic, and Panasonic Electronic Devices Japan Co., Ltd., a wholly-owned subsidiary of PED.

On June 27, 2012, Kazuhiro Tsuga became President of Panasonic.

In October 2012, Panasonic established the Corporate Strategy Head Office which is responsible for formulating and promoting group-wide strategies and other matters from the perspective of an investor.

In March 2013, Panasonic System Solutions Japan Co., Ltd., or PSSJ, a wholly-owned consolidated subsidiary of Panasonic, absorbed Panasonic System Networks Co., Ltd., or PSN, a wholly-owned consolidated subsidiary of Panasonic, and Panasonic System Solutions Infrastructure Co., Ltd., a wholly-owned subsidiary of PSN. PSSJ was renamed as Panasonic System Networks Co., Ltd.

In April 2013, Panasonic constructively dissolved its business domain companies system and transitioned to a new basic group structure based on a business division system. In addition, Panasonic established four “Divisional Companies” (Appliances, Eco Solutions, AVC Networks and Automotive & Industrial Systems) to which each business division reports.

In April 2013, Panasonic absorbed Panasonic Mobile Communications Co., Ltd, or PMC, a wholly-owned consolidated subsidiary of Panasonic, subsequent to carrying out the incorporation-type company split of the mobile phone terminal business of PMC and transferring mobile phone base station business to Panasonic System Networks Co., Ltd. through a corporate split.

On April 22, 2013, Panasonic’s delisting from the New York Stock Exchange became effective prior to the opening of trading for the day in the U.S.

In March 2014, Panasonic transferred all of the shares and other related assets of Panasonic Healthcare Co., Ltd., a consolidated subsidiary of Panasonic to PHC Holdings Co., Ltd., or PHCHD, a company affiliated with investment funds advised by Kohlberg Kravis Roberts & Co. L.P., and subscribed 20% of the shares of PHCHD.

On February 3, 2015, the board of directors of Panasonic resolved to conduct a share exchange in order to make Panasonic IS, which is currently a consolidated subsidiary of Panasonic, a wholly-owned subsidiary of Panasonic. The Share Exchange Agreement between Panasonic and Panasonic IS has been executed. The Share Exchange is scheduled to become effective on August 1, 2015.

Capital Investment

Total capital investment amounted to 217 billion yen, 311 billion yen and 334 billion yen for fiscal 2014, 2013 and 2012, respectively. During fiscal 2014, principal capital investments consisted of solar modules manufacturing facilities in Malaysia and manufacturing facilities for portable rechargeable batteries mainly used for vehicles in Japan. During fiscal 2013, principal capital investments were directed to solar cell manufacturing facilities in Malaysia, rechargeable batteries manufacturing facilities in China, and facilities related to organic LED panels in Japan. During fiscal 2012, principal capital investments were directed mainly to solar cell and rechargeable battery manufacturing facilities in Japan and facilities in Taiwan that manufacture electronic components for highly functional terminals including smartphones. For a reconciliation of capital investment to the most directly comparable U.S. GAAP financial measures, see “Panasonic Management’s Discussion and Analysis of Financial Condition and Results of Operations—Operating results—Key performance indicators” included elsewhere in this prospectus.

In these years, Panasonic has been curbing capital investment in a number of business areas, in line with an increased management emphasis on cash flows and capital efficiency. While paying attention to risk factors, Panasonic intends to take business opportunities and invest in the areas in which growth is expected, such as rechargeable battery manufacturing facilities for vehicles.

Business Overview

Sales by Segment

Panasonic is engaged in the production and sales of electronic and electric products in a broad array of business areas. Based on its business division system organized under four Divisional Companies, Panasonic divides its businesses into five segments: Appliances, Eco Solutions, AVC Networks, Automotive & Industrial Systems, and Other. The following table sets forth Panasonic’s sales breakdown by business segment for the last three fiscal years:

	Yen (billions) (%)
	Fiscal year ended March 31,
	2014		2013		2012
Appliances	1,777	2%	1,735	(17)%	2,078
Eco Solutions	1,674	11	1,508	1	1,498
AVC Networks	1,153	(3)	1,187	(15)	1,393
Automotive & Industrial Systems	2,722	7	2,542	(2)	2,605
Other	891	(3)	917	(28)	1,282
Eliminations and adjustments	(481)	—	(585)	—	(1,008)

Total	7,737	6%	7,303	(7)%	7,846

Note:	Percentages above reflect the changes from the previous year.

Appliances

Appliances centers on the development, manufacture and sales of consumer electronics (flat panel TVs, home audio equipment, video equipment, refrigerators, microwave ovens, rice cookers, washing machines, vacuum cleaners, personal-care products, etc.), air-conditioners (room air-conditioners, large-sized air-conditioners, etc.), cold chain (showcases, etc.), devices (compressors, electric motors*, fuel cells, etc.) and bicycle-related products.

In fiscal 2014, although the Air-Conditioner business suffered falls in sales in China, where there were inventories in excess of market demand, and Europe, where the economy was in recession, sales in this business were favorable due mainly to sales growth in Japan and other areas of Asia.

Sales of the Laundry Systems and Vacuum Cleaner business increased due to the positive impact of the depreciation of the yen, despite weak growth mainly reflecting intensified competition in the washing machines business in Asia.

In regards to the Kitchen Appliances business, sales of induction heating, or IH, cooking equipment, dish washer/dryers and rice cookers were strong, particularly in Japan.

In regards to the Refrigerators business, in Japan glass door models were well-received while sales expanded due to extremely hot summer conditions and a surge in consumer spending before the Japanese consumption tax hike, and sales were strong as a result.

* As of April 1, 2015, electric motors was moved to the Automotive & Industrial Systems segment.

Eco Solutions

Eco Solutions centers on the development, manufacture and sales of lighting fixtures, electric lamps (including LED lighting), wiring devices, solar photovoltaic systems, interior furnishing materials, water-related products, ventilation and air-conditioning equipment, and air purifiers, among other products.

In fiscal 2014, for the Housing Systems business, there were strong sales of water-related products such as modular kitchen systems as well as interior furnishing materials and exterior construction materials. The strong sales reflected increased activity in the domestic market.

In regards to the Energy Systems business, sales increased primarily for solar photovoltaic systems, wiring devices and distribution panel boards, while sales of home energy management system products were also strong. Outside Japan, there was growth in sales of wiring devices and circuit breakers in China and India.

In regards to the Lighting business, sales grew in Japan on the back of an expansion of the LED lighting product lineup. Outside Japan, sales of residential lighting were strong in China.

In regards to the business of Panasonic Ecology Systems Co., Ltd., in Japan, sales of air purifiers declined but sales of ventilation fans and others were firm. Outside Japan, sales of air purifiers grew in China and sales of ventilation fans grew in the Middle East, North America, and Central and South America.

AVC Networks

AVC Networks is comprised of a visual and imaging business (surveillance cameras, projectors, digital cameras, etc.), a mobility business (PCs, etc.), a communication business (IP-related equipment, etc.) and a vertical solution business (aircraft in-flight entertainment systems, social infrastructure systems equipment, etc.).

In fiscal 2014, for the Avionics business, sales of BtoB (business-to-business) businesses, such as aircraft in-flight entertainment systems, grew, due mainly to the positive impact of the depreciation of the yen.

Sales of the IT Products business were strong due mainly to increased sales of notebook PCs for corporate use in Europe and Japan, and the positive impact of the depreciation of the yen.

Sales of the Security Systems business were boosted by strong sales of products and services tailored to the needs of corporate customers, such as surveillance cameras.

Automotive & Industrial Systems

Automotive & Industrial Systems centers on the development, manufacture and sales of automotive related products (car-use-multimedia-related equipment, electrical components, etc.), industrial related devices (electronic components, electronic materials, automation controls, semiconductors, optical devices, dry batteries, lithium-ion batteries, storage batteries, etc.) and manufacturing related systems (electronic-component-mounting machines, welding equipment, etc.).

In fiscal 2014, sales of the Automotive Infotainment Systems business grew substantially on the back of strong sales of display-audio systems in the European and U.S. markets and the Chinese market, and growth in sales of car navigation systems through car dealers in Japan.

Sales of the Portable Rechargeable Battery business increased in line with steady deliveries of lithium-ion batteries for power supply to U.S. electric vehicle manufacturers.

Sales of the Automation Controls business were firm on the back of growth in sales of products including car relays for hybrid vehicles and electric vehicles, and industrial devices to assist with energy saving and automation at factories.

Other

Other consists of PanaHome Corporation and other businesses.

In fiscal 2014, at PanaHome Corporation, the Custom-built Detached Housing Business promoted sales of housing with roofing composed of photovoltaic panels, while the Property Development Business developed a town that is self-sufficient in energy and completed a large-scale smart condominium development, and these operations contributed to PanaHome Corporation’s strong sales.

Marketing Channels

The table below shows a breakdown of Panasonic’s net sales by geographical area for the periods indicated:

	Yen (billions) (%)
	Fiscal year ended March 31,
	2014		2013		2012
Japan	3,898	50%	3,790	52%	4,162	53%
North and South America	1,135	14	1,022	14	967	12
Europe	740	10	666	9	744	10
Asia and Others	1,964	26	1,825	25	1,974	25

Total	7,737	100%	7,303	100%	7,846	100%

Sales and Distribution

Panasonic implements sales activities based on the basic policy that each business division takes responsibility for its businesses. Sales channels in Japan and overseas are established according to the types of products and customers served in each region. In each case, business divisions respond to customers’ specific and ever-diversifying needs by staying close to respective customers.

Sales and Distribution in Japan

Consumer products developed and manufactured mainly by Appliances Company are coordinated, primarily, by the business divisions, and mainly sold to mass-merchandisers through sales subsidiaries.

Housing-related products developed and manufactured mainly by Eco Solutions Company are coordinated, primarily, by the business divisions and Marketing Division of the Eco Solutions Company, and sold through agencies and sales subsidiaries.

BtoB (business-to-business) products and services developed and manufactured by AVC Networks Company are coordinated, primarily, by the business divisions of AVC Networks Company and the business divisions of the System Solutions Company which is an internal company of Panasonic System Networks Co., Ltd., and sold to customers, such as retail distributors, logistics service providers and public institutions, through subsidiaries of the AVC Networks Company.

Automotive-related products, general electronic components and devices developed and manufactured mainly by the Automotive & Industrial Systems Company are coordinated, primarily, by the Industrial Marketing & Sales Division and the Automotive Marketing & Sales Division of the Automotive & Industrial Systems Company, and sold directly, or through independent agents, to manufacturers.

Sales and Distribution Overseas

Overseas sales represented approximately 50% of Panasonic’s total consolidated sales in fiscal 2014.

Marketing and sales of consumer products are coordinated primarily by business divisions and sales companies in each country and region. Sales of BtoB (business-to-business) products and services are coordinated primarily by business divisions, Divisional Companies and overseas sales subsidiaries under Divisional Companies.

In some countries, however, marketing and sales are handled through independent agents or distributors, depending on regional characteristics. Additionally, certain products are also sold on an original equipment manufacturer, or OEM, basis and marketed under the brand names of third parties.

Overseas operations are expected to serve as a growth engine for the entire Panasonic group. Panasonic categorizes the world into global regions consisting of Japan, Americas/EU and “Strategic Regions” including East Asia, South East Asia, the Middle East and Africa, and has been developing strategies to increase sales. In April 2014, Panasonic established the Strategic Regions Business Promotion Division to promote business opportunities in Strategic Regions overseas where growth potential is particularly high, and delegated authority to an executive vice president stationed in Delhi, India, stationing a representative director of Panasonic outside Japan for the first time.

Customers

Panasonic is pursuing “a Better Life, a Better World” for its customers while carrying forward the Company’s core DNA of consumer electronics. The scope of the Company’s activities has expanded into such wide-ranging areas as the BtoB (business-to-business) business including the housing, automotive, BtoB solutions, and devices fields. More than 70% of Panasonic’s total net sales are derived from areas outside consumer electronics as of fiscal 2014. Panasonic’s business is not materially dependent on any single customer.

Seasonality of Business

Each product or service of Panasonic has its own pattern of sales or profit in a year, such as, for example, air conditioners or refrigerators, whose sales normally peak in the first half of the fiscal year (April to September), or most BtoB (business-to-business) products, which have no particular peak. However, Panasonic’s overall business has, in the aggregate, no significant seasonality in terms of sales or profits. Thus, seasonality does not have a material effect upon Panasonic’s overall operations.

Raw Materials and Source of Supply

Panasonic purchases a wide variety of parts and materials from various suppliers globally. Panasonic applies a multi-sourcing policy—not depending upon any one particular source of supply for most essential items. Panasonic has also been endeavoring to promote a policy of global optimum procurement by concentrating order placements to qualified suppliers from all over the world and purchasing the most competitive parts and materials.

In an attempt to improve operational efficiency and to reduce parts and materials costs, Panasonic has been increasing centralized purchasing for materials commonly used in many business divisions throughout Panasonic, such as steel, plastics, semiconductors and electronic components, while at the same time accelerating the initiatives to standardize parts and grade unification of steel and resin. Such efforts are coordinated by the Global Sourcing Group established in April 2003. At the divisional company level, an increasing focus has been put on centralized purchasing for parts and materials commonly used in factories within each divisional company.

To minimize the adverse effects of global price increases of raw materials, Panasonic further strengthened materials cost reduction initiatives including a reduction in the number of parts through the standardization of design, use of “Value Engineering” techniques, and additional cost reduction activities covering indirect materials.

Due to an increasing global awareness of CSR values, Panasonic recently decided to extend its commitment to social responsibility by requiring its suppliers to monitor their use of “conflict minerals,” (the term conflict mineral means columbite-tantalite (coltan), cassiterite, gold, wolframite, or their derivatives, which are limited to tantalum, tin, and tungsten, unless the U.S. Secretary of State determines that additional derivatives are financing conflict in the Democratic Republic of the Congo or an adjoining country, or any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country), in addition to ongoing activities such as maintaining environmental preservation, quality, safety, information security management and human rights and complying with related laws and regulations.

Panasonic published Green Procurement Standards (Ver. 1) in March 1999, and favors procurement from suppliers who are proactive in reducing their environmental impact.

Panasonic has revised its environmental policy and formulated “The Green Plan 2018”, an environmental action plan in order for Panasonic to—in cooperation with its customers, supply chains and local communities—achieve objectives in five areas: (i) reducing CO2 emissions, (ii) recycling reusable resources, (iii) using water efficiently, (iv) controlling chemical substances and (v) supporting biodiversity. In the latest version of Green Procurement Standards (Ver. 6.2), Panasonic requests that suppliers prepare information showing the chemicals included in products and other goods they deliver to Panasonic, and based on information about the chemicals included in the parts and materials they purchase, along with scientific knowledge and manufacturing information related to their own manufacturing processes. Panasonic plans to monitor the status of the environmental impact reduction initiatives of its suppliers.

Panasonic also plans to contribute to conservation of the environment globally by working with our suppliers to promote eco-conscious procurement activities based on our revised Green Procurement Standards.

By implementing the above-mentioned activities and strengthening partnership with excellent suppliers, Panasonic aims to reinforce its procurement activities.

Patent License Agreements

Panasonic holds numerous Japanese and foreign patent registrations for its products, and shares technologies with a number of Japanese and foreign manufacturers. Its technical assistance, or licensing, to other manufacturers has been increasing year by year.

For example, Panasonic’s patents related to MPEG2 technology, which is widely used in digital TVs, are licensed to other companies through MPEG LA LLC. Patents which are essential to DVD technology are licensed as a part of the joint licensing program operated by seven Japanese, U.S. and Korean companies. Patents which are essential to CD technology, DVD technology and BD technology and are used in BD products are licensed as a part of the joint licensing program operated by fifteen Japanese, U.S., European and Taiwanese companies. Furthermore, Panasonic’s patents relating to CD technology are licensed to many manufacturers. Further, Panasonic has non-exclusive cross-license agreements with Samsung Electronics Co., Ltd. for semiconductor technology and Hitachi Consumer Electronics Co., Ltd. for digital television technology.

Panasonic is a licensee under various license agreements which cover a wide range of products, including AV products, computers, communications equipment, semiconductors and other components. Panasonic has non-exclusive patent license agreements with, among others, Technicolor S.A., Thomson Licensing LLC. and Thomson Licensing S.A. covering a broad range of products, including DVD products. Panasonic has non-exclusive patent cross-license agreements with, among others, Texas Instruments Incorporated and International Business Machines Corporation, both covering semiconductors, information equipment and certain other related products. Further, Panasonic has a non-exclusive patent cross-license agreement with Eastman Kodak Company covering digital cameras, camcorders and mobile phones.

Panasonic considers all of its technical exchange and license agreements beneficial to its operations.

Competition

The markets in which Panasonic sells its products are highly competitive. Panasonic’s principal competitors, across the full range of its products, consist of several large Japanese and overseas manufacturers and a number of smaller and more specialized companies. Advancements toward a borderless economy have also applied pressure to Japanese manufacturers, including Panasonic, in terms of global price competition. To counter this, Panasonic is devising various measures to enhance its competitiveness, with a focus on the development of differentiated products, cost reduction and efficiency improvements. Such measures include the development of products with Panasonic’s differentiated technologies, innovation of manufacturing processes through the use of information technology, increasing overseas production for optimum manufacturing allocation from a global perspective, and shortening production and distribution lead time.

Organizational Structure

With the aim of achieving a recovery, at the beginning of fiscal 2014 Panasonic launched “Cross-Values Innovation 2015,” a 3-year midterm management plan. Also, in April 2013, Panasonic decided to build a customer-facing group-wide framework as one group based on a business divisions system and established four “Divisional Companies” (Appliances, Eco Solutions, AVC Networks and Automotive & Industrial Systems) to which each business division reports. These business divisions are responsible for R&D, production and sales globally, as well as for continuously increasing cash and profit through business management. Each divisional company undertakes measures that would be difficult for business divisions to handle on a stand-alone basis. These include major business development, creating new business and strengthening key devices. These divisional companies also allocate resources to the development of business divisions.

Panasonic’s consolidated financial statements as of March 31, 2014 comprised the accounts of 504 consolidated companies, including 92 associated companies under the equity method.

Divisional companies and principal subsidiaries as of March 31, 2014 were as listed below:

(1)	Divisional companies of Panasonic:

Name of divisional company
Appliances
Eco Solutions
AVC Networks
Automotive & Industrial Systems

(2)	Principal domestic subsidiaries:

Name of company	Ratio of voting interests
PanaHome Corporation	54.5%
Panasonic Factory Solutions Co., Ltd.	100.0
Panasonic Ecology Systems Co., Ltd.	100.0
Panasonic Consumer Marketing Co., Ltd.	100.0
Panasonic Liquid Crystal Display Co., Ltd.	92.0
SANYO Electric Co., Ltd.	100.0
Panasonic System Networks Co., Ltd.	100.0

(3)	Principal overseas subsidiaries:

Name of company	Location	Ratio of voting interests
Panasonic Corporation of North America	U.S.	100.0%
Panasonic Avionics Corporation	U.S.	100.0	*
Panasonic do Brasil Limitada	Brazil	100.0
Panasonic Europe Ltd.	U.K.	100.0
Panasonic AVC Networks Czech, s.r.o.	Czech Republic	100.0	*
Panasonic Asia Pacific Pte. Ltd.	Singapore	100.0	*
Panasonic India Pvt. Ltd.	India	100.0	*
Panasonic Taiwan Co., Ltd.	Taiwan	69.8
Panasonic Corporation of China	China	100.0
Panasonic Appliances Air-Conditioning (Guangzhou) Co., Ltd.	China	67.8	*
Panasonic Automotive Systems Dalian Co., Ltd.	China	60.0	*

Note:	Percentages with an asterisk (*) include indirect voting interests.

Property, Plants and Equipment

Panasonic’s principal executive offices and key research laboratories are located in Osaka, Japan.

Panasonic’s manufacturing plants are located principally in Japan, other countries in Asia, North and South America and Europe. Panasonic considers all of its factories well maintained and suitable for current production requirements. In addition to its manufacturing facilities, Panasonic’s properties all over the world include sales offices, research and development facilities, employee housing and welfare facilities, and administrative offices.

Substantially all of the facilities Panasonic uses are fully owned by Panasonic and its subsidiaries. In addition to the Panasonic-owned facilities, Panasonic and its subsidiaries leased land from third parties, most of which was used as manufacturing space.

The following table sets forth information as of March 31, 2014 with respect to the land areas of and principle products manufactured or functions performed at Panasonic’s principal facilities, including those fully owned by Panasonic and those fully or partially leased from third parties:

Name and Principal Location	Land Area (thousands of square feet)(1)		Principal Products Manufactured or Functions
(Panasonic)
Kusatsu Plant, Shiga	5,802		Air-conditions and refrigerators
Hikone Plant, Shiga(2)	904 [43	]	Personal-care equipment and healthcare equipment
Kobe Plant, Hyogo	1,991		Cooking appliances and information equipment
Takatsuki Plant, Osaka	1,884		Lighting
Niigata Plant, Niigata	1,539		Lighting fixtures
Tsu Plant, Mie(2)	893 [97	]	Wiring devices and security equipment
Kadoma Plant, Osaka	2,228		Video and audio equipment
Saedo Plant, Kanagawa	603		Car AVC equipment
Arai Plant, Niigata	1,733		Semiconductors
Uozu Plant, Toyama	2,691		Semiconductors
Tonami Plant, Toyama	2,454		Semiconductors
Ise Plant, Mie	1,636		Automation controls
Kanazu Plant, Fukui(2)	484 [65	]	Sensors
Osaka Plant, Osaka(2)	936 [43	]	Batteries
Suminoe Plant, Osaka(3)	[1,249	]	Batteries
Energy Solution Center etc., Osaka	409		Research and development facilities
Production Engineering Laboratory etc., Osaka	1,496		Research and development facilities
Advanced Technology Research Laboratories, Kyoto	571		Research and development facilities
Branch Office and Sales Office, Aichi, etc.(2)	1,206 [215	]	Sales and marketing
Management department of Eco Solutions Company, Osaka, etc.(2)	4,726 [700	]	Corporate administration of the Eco Solutions Company
Management department of Automotive & Industrial Systems Company, etc., Osaka, etc.	840		Corporate administration of the Automotive & Industrial Systems Company
Head Office etc., Osaka	5,350		Corporate administration, employee housing and welfare facilities
(Domestic subsidiaries)
Tokyo Plant of SANYO Electric Co., Ltd., Gunma, etc.	10,592		Industrial equipment
Kasai Plant of SANYO Electric Co., Ltd., Hyogo	2,174		Batteries
Sumoto Plant of SANYO Electric Co., Ltd., Hyogo, etc.	1,249		Batteries
Tokushima Plant of SANYO Electric Co., Ltd., Tokushima	1,905		Batteries
Panasonic Ecology Systems Co., Ltd., Aichi	2,551		Equipment relates to the ecology systems business
Panasonic Liquid Crystal Display Co., Ltd., Hyogo(3)	[3,886	]	LCD panels
Panasonic System Networks Co., Ltd., Fukuoka, etc.(2)	2,745 [538	]	Information communication equipment

Name and Principal Location	Land Area (thousands of square feet)(1)		Principal Products Manufactured or Functions
Panasonic Factory Solutions Co., Ltd., Osaka, etc.	732		Electronic component mounters
Panasonic Welding Systems Co., Ltd., Osaka	118		Welding equipment
Head Plant of PanaHome Corporation, Shiga	3,445		Materials and components of housing system
Tsukuba Plant of PanaHome Corporation, Ibaraki	1,410		Materials and components of housing system
(Overseas subsidiaries)
Panasonic Corporation of North America, U.S.A.	3,972		Manufacture and sales, with regional headquarters functions
Panasonic Avionics Corporation, U.S.A.(3)	[151	]	Aircraft-in-flight equipment systems
Panasonic do Brasil Limitada, Brazil	5,813		Manufacture and sales functions
Panasonic AVC Networks Czech, s.r.o., Czech Republic	1,787		Flat-panel TVs
Panasonic Marketing Europe G.m.b.H., Germany	850		Sales functions
Panasonic Energy Malaysia Sdn.Bhd., Malaysia(3).	[2,745	]	Photovoltaic solar cells
Panasonic Asia Pacific Pte. Ltd., Singapore(2)	1,475 [2,110	]	Manufacture and sales, with regional headquarters functions
Panasonic Taiwan Co., Ltd., Taiwan	1,206		Manufacture and sales functions
Sanyo Energy (Suzhou) Co., Ltd., China(3)	[2,379	]	Batteries
Panasonic Wanbao Compressor (Guangzhou) Co., Ltd., China(3)	[1,410	]	Compressors
Panasonic Appliances Air-Conditioning (Guangzhou) Co., Ltd., China(3)	[1,356	]	Air-conditioner-related products
Panasonic Semiconductor (Suzhou) Co., Ltd., China(3)	[1,421	]	Semiconductors

Note 1:	Land area figures representing land leased from third parties is presented in brackets (“[ ]”).
Note 2:	Properties partially leased from third parties.
Note 3:	Properties wholly leased from third parties.

Substantially all of Panasonic’s properties are free of material encumbrances and Panasonic believes such properties are in adequate condition for their purposes and suitably utilized. During fiscal 2014, there was no material problem, regarding both the productive capacity and the extent of utilization of Panasonic’s properties.

In terms of environmental issues, all of the Panasonic’s properties operate in compliance with governmental and municipal laws and regulations. Furthermore, Panasonic established a number of internal environmental guidelines which are stricter than those provided by the relevant authorities. In case any occasional non-compliance may take place, such as the previously mentioned PCB issue, Panasonic takes immediate and appropriate actions to meet the regulatory requirements and to ensure current good utilization standards.

Business of Panasonic IS

Overview

Panasonic IS was incorporated in 1999 as a wholly-owned subsidiary of Matsushita Electric Works, Ltd., or Matsushita Electric Works (currently Eco Solutions Company, one of the four “Divisional Companies” of Panasonic) by separating the former Information Systems Division of Matsushita Electric Works and establishing it as a subsidiary. In April 2004, Panasonic IS’s parent company, Matsushita Electric Works, became a subsidiary of Matsushita Electric Industrial (currently Panasonic), and as a result Panasonic IS became a subsidiary of Panasonic.

Panasonic IS has been providing IT support, such as the construction and operation of production management systems and an online order receiving system within its group for over 50 years, including during the period when Panasonic IS was a department of Matsushita Electric Works. In addition, Panasonic IS has provided total solutions for information systems, including planning, designing, developing, operating and maintaining information systems for customers both within and outside of its group. Panasonic IS has developed into a high-revenue company by taking advantage of, among other things, its development skills and operational capabilities, which have been strengthened through the opportunities Panasonic IS has had meeting the various needs of its group, as well as Panasonic IS’s expertise in promoting rationalization and efficiency, which Panasonic IS has gained serving customers outside of its group during the more than 15 year period since its establishment as a separate company.

Panasonic IS’s corporate group is comprised of Panasonic IS and its two consolidated subsidiaries, each of which engages in the information service business.

In March 2015, Panasonic IS entered into an agreement to purchase 100% of the shares of SANYO Information System (ShangHai) Co., Ltd., or SIS ShangHai, to make it a wholly-owned subsidiary, for the purpose of realizing synergistic benefits expected from the integration of SIS ShangHai and Panasonic IS’s businesses. Subsequently, SIS ShangHai changed its name to Panasonic Information Systems (Shanghai) Co., Ltd.

Midterm Management Plan

Panasonic IS has formulated a midterm management plan starting from April 2013. Panasonic IS continues to press ahead to achieve the plan’s themes, which are “Strengthening Panasonic IS’s Market Outside the Panasonic Group (General Market),” “Reinforcing Partnerships with the Panasonic Group” and “Strengthening Management Practices.”

Strengthening Panasonic IS’s Market Outside Panasonic (General Market)

Strengthening the development of business outside Panasonic is critical to Panasonic IS’s growth. In addition to the key businesses that served as drivers of growth under the previous midterm management plan, which were IT infrastructure construction/operation (ICT infrastructure service) and core system construction (system integration of core functions), Panasonic IS has added the creation of solutions that combine the products and services of Panasonic with Panasonic IS’s IT services through collaboration with the Panasonic Group and the development of technology and product strategies that will lead to the creation of new markets. In the fiscal year ended March 31, 2014, Panasonic IS posted net sales of 4,760 million yen for its four key businesses, achieving 95.2% of its target of 5,000 million yen.

ICT infrastructure service

Panasonic IS broadly exceeded its target for “ICT infrastructure service” through increased orders for large-scale infrastructure projects and cloud services.

System integration of core functions

In the category of “system integration of core functions,” Panasonic IS launched the cloud version of its MetaForce sales management control system for the distribution and wholesale sector and offered it to small and medium-sized companies, resulting in a steady increase of orders. Nonetheless, new projects involving its mainstay solution, the ERP package GRANDIT, decreased.

Collaboration with the Panasonic Group

In the “collaboration with the Panasonic Group” category, sales of video surveillance solutions combining network cameras with IT, as well as sales of new lesson-delivery systems for the education market, trended favorably. Although sales of ticketing systems temporarily decreased due to the shift from one-time package installation to monthly subscription services, Panasonic IS steadily continued to build a platform for stable revenue production.

Creation of something new

In the category of “creation of something new,” Panasonic IS launched database integration solutions and developed an indirect materials purchasing service. These two solutions were only at the budding stage during the fiscal year ended March 31, 2014. While they contributed very little to sales, Panasonic IS believes that these businesses have the potential to expand and grow stronger through the application of the experience, know-how and strengths Panasonic IS has cultivated.

Reinforcing Partnerships with Panasonic

During the fiscal year ended March 31, 2014, Panasonic IS contributed to improving work efficiency with a focus on building work systems for the Eco Solutions Company. In addition, Panasonic IS supported the launch of the VA Solutions Catalog, an IT tool for sales partners, such as representative offices, builders and construction companies, and launched services to promote its use. Panasonic IS also speeded up collaborations of Panasonic products and IT through the adoption of its company’s technologies in Eco Solutions Company’s lithium-ion battery storage system.

Strengthening Management Practices

During the fiscal year ended March 31, 2014, Panasonic IS strengthened three aspects of its management practices: quality improvement, rationalization and efficiency, and human resource development. Panasonic IS’s efforts to improve quality focused on improving its maturity level for CMMI®, an international standard for software development processes. Panasonic IS achieved a maturity Level 4 in CMMI® on September 30, 2014.

Business Segment

Panasonic IS has a single business segment. Panasonic IS engages in the information service business including “System Services” and “System Solutions.”

System Services

In the category of System Services, Panasonic IS provides system operation services at data centers, cloud services and network services.

In the market outside Panasonic, Panasonic IS began targeting small and medium-sized enterprises in addition to large companies in developing private cloud services centering on its mainstay IT infrastructure service, Nextructure, and Panasonic IS’s “IT operations service.” Panasonic IS also began offering high value-added services, such as remote operation services and a new vertical integration service for databases.

In connection with Panasonic IS’s work for Panasonic, in addition to improving the efficiency of the operation of Panasonic’s IT infrastructure, as a business growth strategy Panasonic IS launched infrastructure platform services to revolutionize work styles through the use of tablets.

System Solutions

In the category of System Solutions, Panasonic IS provides core system architecture solutions, IT infrastructure architecture solutions, commissioned system development, development and provision of package software, sales of computers, servers, and communications equipment, and network and facility construction.

In the market outside Panasonic, in IT Panasonic IS has moved forward in developing a cloud service model that connects directly to client businesses, which contributes to the client’s management. In concrete terms, this has meant providing revenue-sharing-type cloud services for leisure facilities. In this model, its company shares in the visitor behavior risk concerning, for example, use fees dependent upon visitor numbers and seasonally adjusted charges.

In addition, Panasonic IS’s work for Panasonic has put Panasonic IS on the frontlines of marketing support for strategy systems that get the most out of tablet use and differentiate Panasonic from its competitors.

Global Operations

Panasonic IS, on its own, does not have overseas operations. Panasonic IS offers IT support for the overseas sales companies and factories of Panasonic. Panasonic IS’s overseas sales constitute less than 10% of Panasonic IS’s total consolidated net sales.

Research and Development and Intellectual Property

Panasonic IS’s research and development activities are mainly conducted at its “R&D Center.” During the fiscal year ended March 31, 2014, research and development costs amounted to 121 million yen. Such costs were largely attributable to verifying the functionality of new technologies and commercial licenses related to smart devices, etc.

Panasonic IS does not have important patent rights, either domestically or overseas.

Regulation

Government Regulations

Like other electronics manufacturers, Panasonic is subject to governmental regulations related to environmental preservation.

To comply with recycling laws both in Japan and other countries/regions, Panasonic has been actively taking measures. Panasonic established an efficient system to collect and recycle used home appliances, namely, air conditioners, CRT TVs, flat-panel TVs, refrigerators, washing machines and clothes dryers in compliance with the Act for Recycling of Specified Kinds of Home Appliances in Japan effective April 1, 2001. As one of its measures to contribute to the establishment of a recycling-oriented society, Panasonic established recycling plants including Panasonic Eco Technology Center Co., Ltd. not only to dismantle used products, but also to promote research and development of recycling technologies. In Europe, various national laws based on the Waste Electrical and Electronic Equipment, or WEEE, Directive designed to promote recycling came into force in the Member States sequentially after February 2003. Said Directive was recast in August 2012, expanding the scope to nearly all electrical and electronic products, including solar panels. Preparing for mandatory recycling under the WEEE Directive, Panasonic established EcologyNet Europe GmbH, or ENE, in Germany in April 2005. Panasonic promotes construction of networks connecting manufacturers, recycling companies and hauling companies through ENE. In March 2013, Panasonic established ElekSa in Wiesbaden, Germany as Panasonic’s site for collecting used electronic products, in an effort to further increase collection volumes. Additionally, Panasonic Corporation of North America, a regional company in the U.S., has established a new electronic product recycling management company, Electronics Manufacturers Recycling Management Company, LLC, or MRM, with other manufacturers to satisfy requirements enacted in July 2007 in the state of Minnesota. Although MRM’s initial focus was to collect products in Minnesota, the scope of operation is expanding its activities to other states. In Canada, there are currently nine provinces with WEEE recycling programs corresponding to respective provincial WEEE regulations. Together with the industry, Panasonic is working towards standardization between provinces for managing WEEE. In China, the Regulation for the Management of Recycling and Disposal of Waste Electrical and Electronic Product was enforced in January 2011. Under this regulation, Panasonic established a joint recycling company in Hangzhou in November 2011 named Panasonic Dadi Dowa Summit Recycling Hanzhou Co., Ltd., with Chinese and Japanese Companies, and its operation started in February 2014. This company engages in collecting and disassembling used appliances as well as selling resources from used appliances. In India, where a recycling law was enforced in May 2012, Panasonic has built a network of collection sites using brand shops and authorized service centers. In addition, following the enforcement of relevant laws in Australia in July 2012, Panasonic is engaged in the recycling of TVs and PCs through an organization jointly established with major manufactures as a part of producer responsibility. In Brazil, together with industrial associations, the retailing industry and the like, Panasonic is holding consultations with the government on building a recycling system. Through these activities, Panasonic is carrying out its compliance programs not only to meet the requirements demanded by legislation, but also to establish its own efficient recycling systems that will lead to environmental contribution to society and enhancement of its competitive edge.

In January 2003, Panasonic announced that disposed electric equipment containing polychlorinated biphenyl, or PCB, might be buried in the ground of its four manufacturing facilities and one former manufacturing facility in Japan, and excavation measures were completed at the end of March 2009. The applicable laws in Japan require that PCB equipment be appropriately maintained and disposed of, by July 2016. Panasonic will continue to treat PCB waste and contaminated soil in a prompt manner.

To deal with climate change issues, various kinds of measures, especially those for energy efficiency of products, are being taken worldwide. In Japan, the Energy Conservation Act was revised in 1998, and the Top-runner standard was introduced, which aims to continuously increase products’ energy efficiency performance on an industry-wide basis. As a target value for a goal year, the program uses a value of the product with the highest energy consumption efficiency on the market during the standard establishment process. The scopes of covered products are expanding, and standards become more stringent as necessary. Many other countries/regions also have regulations for energy conservation improvement (energy-saving standards and labeling systems) for home appliances and AV/IT products. As for Europe, the Energy Efficiency Directive entered into force in December 2012, aiming to establish a common framework of measures for the promotion of energy efficiency within the European Union in order to ensure the achievement of 20% headline target on energy efficiency set by the European Union’s “Europe 2020” growth strategy. Panasonic takes a proactive measure to comply with these requirements, and further promotes development of energy-saving products.

Also, Panasonic is promoting its initiatives for regulations relevant to chemical substances management. In Europe, the RoHS Directive, which bans the sales of electrical and electronic equipment using six specified hazardous substances from the EU market, was issued in February 2003. Panasonic completed initiatives for the non-use of the abovementioned six specified hazardous substances in its covered products by the end of October 2005, in order to reduce possible contamination by these substances after products are disposed of. Furthermore, enhancement of requirements was incorporated with time in response to recast of the EU RoHS Directive in July 2011. Laws and regulations similar to the EU RoHS Directive are implemented in Japan, South Korea, China, Turkey, Ukraine, India, Vietnam and some states in the U.S. such as California. Additionally, the Registration, Evaluation, Authorization and Restriction of Chemicals regulation, or REACH, came into force in June 2007. REACH requires all chemical substances and mixtures above one ton that are manufactured in or imported into the European Union per year to be evaluated for health and safety impact, registration to the European Chemicals Agency, or ECHA. REACH also requires that the information of chemicals included in products that are ECHA-specified substances of very high concern must be communicated within the supply chain when the concentration of such chemical is above 0.1% (weight by weight) as well as notification thereof to the ECHA when the total amount of such chemical is above one ton per year. Panasonic is carrying out its compliance programs to meet the requirements of relevant regulations.

Panasonic is subject to a number of other government regulations in Japan and overseas as mentioned above, but overall, it presently manages to operate its businesses without any significant difficulty or financial burden in coping with them.

Regarding the Federal Mine Safety and Health Act of 1977 in the U.S., Panasonic is not an operator, or which has a subsidiary that is an operator, of a coal or other mine located in the U.S.

Panasonic Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the consolidated financial statements and the second quarter financial statements of Panasonic included in this prospectus. Panasonic prepares its consolidated financial statements in accordance with U.S. GAAP, and accordingly the following discussion is based on Panasonic’s U.S. GAAP financial information. Panasonic’s fiscal year end is March 31.

Overview

Panasonic is one of the world’s leading producers of electronic and electric products, which are categorized into five segments: Appliances, Eco Solutions, AVC Networks, Automotive & Industrial Systems, and Other. The composition ratios of sales for each segment, including inter-segment sales, for fiscal 2014 are as follows: Appliances (22%), Eco Solutions (20%), AVC Networks (14%), Automotive & Industrial Systems (33%), and Other (11%). Panasonic operates globally with overseas sales representing approximately 50% of its total consolidated sales in fiscal 2014, with overseas sales being generally affected by the global economic environment and affected, to a certain degree, by foreign currency exchange rate fluctuation. The breakdown of Panasonic’s net sales by geographical area for fiscal 2014 is as follows: Japan (50%), North and South America (14%), Europe (10%), Asia and Others (26%).

Economic environment

In fiscal 2012, sales in the Japanese consumer electronics industry declined from the previous fiscal year, when there was rush demand before the expiration of the ‘eco-point’ system, which was designed and implemented by the Japanese government to encourage consumers to purchase energy-efficient appliances with the aim of reducing electricity use by households. Although there were signs of recovery with the normalization of the supply chain, which had been disrupted by the Great East Japan Earthquake, the Japanese economy as a whole was still severely affected by the shortage in electricity distribution after the disaster, the global economic slowdown, appreciation of the yen, and declining stock prices. In fiscal 2013, the business environment for Japanese companies improved as a result of factors including the depreciation of the yen against U.S. dollar and Euro after a period of extreme yen appreciation, and the recovering U.S. stock market, towards the fiscal year end. However, the electronics industry continued to be in a severe business situation including sluggish demand for flat-panel TVs mainly in Japan. In fiscal 2014, despite some economic slowdown in emerging countries including India, the global economy continued to recover moderately with a pickup in Europe, a continuing stock market recovery and stable consumer spending in the U.S., and a further stock market recovery, the depreciation of the yen and a surge in consumer spending before the consumption tax hike in Japan. For the six months ended September 30, 2014, Japan experienced two consecutive quarters of negative GDP growth. On the other hand, additional quantitative easing by the Bank of Japan and a decision to delay a planned 2nd consumption tax increase have resulted in higher stock prices and further depreciation of the yen through the third quarter of the fiscal 2015. While a slowdown has been seen in China and ASEAN countries, the economy has continued to recover in Europe and the U.S., despite signs of a partial slowdown.

Condition of foreign currency exchange rates and Panasonic’s policy

Foreign currency exchange rates fluctuated during the three years ended March 31, 2014 and the six months ended September 30, 2014. In fiscal 2012, appreciation of the Japanese yen against the major currencies, such as U.S. dollar and Euro, generally continued, with some reversal towards the end of the year. In fiscal 2013, the Japanese yen, showing appreciation during the first half of the year, started to decline towards the end of the year. In fiscal 2014, the Japanese yen, taking over the weak trend from the previous year, although showing some strength in the volatile movement in the first half of the year, returned to the weak side of the range towards the end of the year. Towards the end of the six months ended September 30, 2014, the Japanese yen further depreciated, especially against the U.S. dollar. In order to alleviate the effects of currency-related transaction risks, Panasonic has traditionally used several currency risk hedging methods, such as forward foreign-exchange contracts and currency options contracts with leading banks. Panasonic has also increased matching of export and import exchange contracts. Panasonic does not have any material unhedged monetary assets, liabilities or commitments denominated in currencies other than the individual operations’ functional currencies.

Summary of operations

Panasonic’s consolidated sales and earnings results during the three years and the six months ended September 30, 2013 and 2014, reflecting the aforementioned external conditions, can be summarized as follows:

For the six months ended September 30, 2014, net sales were 3,723 billion yen, around the same as 3,706 billion yen in the same period of fiscal 2013. Demand in Japan overall backed off of consumer electronic products following a surge before the consumption tax hike in April 2014. Meanwhile, this negative effect was mostly offset due to the effect of a surge in demand for certain products that began before the tax hike and carried over into the first quarter. Pre-tax income totaled 122 billion yen, a decrease from 207 billion yen in the same period of fiscal 2013 and net income attributable to Panasonic was 81 billion yen, a decrease from 169 billion yen, due to a one-off gain in the first quarter of fiscal 2013 from the transition of a defined benefit pension plan to a defined contribution pension plan.

In fiscal 2014, net sales amounted to 7,737 billion yen, up 6% from the previous year, with the depreciation of the yen contributing to the sales increase. Sales in the automotive related business grew with the global market recovering, and sales in the housing related business increasing in response to increased demand before the consumption tax hike in Japan. Meantime, sales for the digital consumer-related business decreased as Panasonic shifted its focus to increasing profitability rather than on sales volume. These factors resulted in a pre-tax income of 206 billion yen, an improvement from a pre-tax loss of 398 billion yen in fiscal 2013. Net income attributable to Panasonic Corporation was 120 billion yen, an improvement from a loss of 754 billion yen in fiscal 2013.

In fiscal 2013, net sales amounted to 7,303 billion yen, down 7% from the previous year. The business situation of electronics industry continued to be severe, as seen from the sluggish demand for flat-panel TVs, mainly in Japan. In addition, Panasonic incurred a 251 billion yen goodwill impairment loss and 138 billion yen of expenses associated with impairment losses on long-lived assets, which were primarily related to solar, consumer-use lithium-ion batteries and mobile phone businesses. As a result of these and other factors, Panasonic incurred a pre-tax loss of 398 billion yen. Net loss attributable to Panasonic Corporation was 754 billion yen due to the recording of valuation allowances for deferred tax assets.

In fiscal 2012, net sales amounted to 7,846 billion yen, down 10% from the previous year, due mainly to the Great East Japan Earthquake and the flooding in Thailand as well as a sales decrease in digital AV products. Pre-tax income (loss) turned to a loss of 813 billion yen from a profit of 179 billion yen, due mainly to incurring business restructuring expenses such as early retirement charges and impairment losses of goodwill and fixed assets. Net income (loss) attributable to Panasonic Corporation turned to a loss of 772 billion yen from a profit of 74 billion yen in fiscal 2011.

Operating results

Key performance indicators

The following are performance measures that Panasonic believes are key indicators of its business results for the last three fiscal years and the six months ended September 30, 2013 and 2014.

	Yen (billions) (%)
	Fiscal year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
Net sales	7,737	7,303	7,846	3,723	3,706
Income (loss) before income taxes to net sales ratio	2.7%	(5.5)%	(10.4)%	3.3%	5.6%
Research and development costs to net sales ratio	6.2%	6.9%	6.6%	6.0%	6.2%
Total assets	5,213	5,398	6,601	5,345	5,343
Total Panasonic Corporation shareholders’ equity	1,548	1,264	1,930	1,590	1,467
Total Panasonic Corporation shareholders’ equity to total assets ratio	29.7%	23.4%	29.2%	29.8%	27.5%
Return on equity(1)	8.6%	(47.2)%	(34.4)%	5.2%	12.4%
Capital investment	217	311	334	94	88
Free cash flow	594	355	(340)	87	115

Note:	Return on equity is calculated by dividing net income (loss) attributable to Panasonic Corporation by the average of Panasonic’s shareholders’ equity at the beginning and the end of each fiscal year.

Panasonic defines “Capital investment” as purchases of property, plant and equipment on an accrual basis which reflects the effects of timing differences between acquisition dates and payment dates. Panasonic has included the information concerning capital investment because its management uses this indicator to manage its capital expenditures and it believes that this indicator is useful for presenting to investors accrual basis capital investments as supplementing information to the cash basis information in the consolidated statements of cash flows.

Panasonic’s management also believes that this indicator provides useful information when it is compared with depreciation expenses, which are shown in Note 16 of the Notes to Consolidated Financial Statements, for purposes of evaluating the replacement of property, plant and equipment. This indicator is, however, subject to the limitation that capital investments may not produce future returns (because current expenditures may not provide an efficient use of capital) and may also be subject to impairment. Also, this indicator is subject to the limitation that it may not represent the true cost of maintaining Panasonic’s portfolio of property, plant and equipment as it excludes expenditures for repairs and maintenance, operating leases, and intangible assets that may be integral to the use of property, plant and equipment. Panasonic compensates for these limitations by referring to this indicator together with relevant U.S. GAAP financial measures, such as capital expenditures, depreciation and amortization, shown in its consolidated statements of cash flows, to present an accurate and complete picture for purposes of capital expenditure analysis.

The following table shows a reconciliation of capital investment to purchases of property, plant and equipment:

	Yen (billions)
	Fiscal year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
Purchases of property, plant and equipment shown as capital expenditures in the consolidated statements of cash flows	202	320	495	102	100
Effects of timing difference between acquisition dates and payment dates	15	(9)	(161)	(8)	(12)

Capital investment	217	311	334	94	88

Panasonic defines “Free cash flow” as the sum of net cash provided by operating activities and net cash provided by investing activities. Panasonic has included the information concerning free cash flow because its management uses this indicator, and it believes that such indicator is useful to investors, to assess its cash availability after financing of its capital projects.

Panasonic’s management also believes that this indicator is useful in understanding Panasonic’s current liquidity and financing needs in light of its operating and investing activities, i.e., its ability to pay down and draw on available cash. It should be noted, however, that free cash flow Panasonic reports may not be comparable to free cash flow reported by other companies. It should also be noted that free cash flow should not be viewed in a manner that inappropriately implies that it represents the residual cash flow available for discretionary uses, since at any given time Panasonic may be subject to mandatory debt service requirements and may have other non-discretionary expenditures that are not deducted from this indicator. Panasonic compensates for these limitations by referring to this indicator together with relevant U.S. GAAP financial measures shown in its consolidated statements of cash flows and consolidated balance sheets, to present an accurate and complete picture for purposes of cash availability analysis.

The following table shows a reconciliation of free cash flow to net cash provided by operating activities:

	Yen (billions)
	Fiscal year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
Net cash provided by operating activities	582	339	2	167	161
Net cash provided by (used in) investing activities	12	16	(342)	(80)	(46)

Free cash flow	594	355	(340)	87	115

Details of Panasonic’s consolidated sales and earnings results were as follows:

Six Months ended September 30, 2014 compared with Six Months ended September 30, 2013

(1)	Sales

Consolidated sales for the six months ended September 30, 2014 were 3,723 billion yen, a similar level as the 3,706 billion yen for the same period of fiscal 2014. Although sales increased in solar and automotive-related products, overall sales remained at the same level as last year as a result of sales decreases in challenging businesses, including TVs, as well as the negative impact of the consumption tax increase in Japan.

(2)	Cost of Sales and Selling, General and Administrative Expenses

For the six months ended September 30, 2014, cost of sales amounted to 2,683 billion yen, down 1% from the same period of the previous fiscal year, and selling, general and administrative expenses amounted to 863 billion yen, up 3% from the same period of the previous fiscal year. The decrease in cost of sales was due to efforts to reduce the cost of raw materials.

(3)	Interest Income, Dividends Received and Other Income

Interest income increased 29% to 6 billion yen, and dividends received decreased 18% to 1 billion yen and other income decreased 84% to 18 billion yen. The decrease in other income was mainly due to a one-off gain of 80 billion yen, recorded in the previous year, resulting from the transition from a defined benefit pension plan to a defined contribution pension plan. Foreign exchange gains of 3 billion yen, compared with foreign exchange losses (included in other deductions) of 5 billion yen for the same period of the previous fiscal year, was also recorded in the other income.

(4)	Interest Expense, Impairment Losses of Long-Lived Assets, Goodwill Impairment and Other Deductions

Interest expense decreased 21% to 9 billion yen. Impairment losses of long-lived assets decreased by 42% to 4 billion yen, which was primarily related to the AVC Networks segment. No impairment was recorded for goodwill. In other deductions, Panasonic recorded 17 billion yen in expenses relating to the inspection and replacement of parts without charge for certain types of residential water heating systems, which it sold in Japan, and 8 billion yen relating to restructuring charges, including 5 billion yen relating to early retirement programs.

(5)	Income before Income Taxes

As a result of the above-mentioned factors, income before income taxes for the six months ended September 30, 2014 amounted to an income of 122 billion yen, compared with 207 billion yen for the same period of the previous fiscal year. The decrease was mainly due to a one-off gain of 80 billion yen, resulting from the transition from a defined benefit pension plan to a defined contribution pension plan made in the previous year.

(6)	Provision for Income Taxes

Provision for income taxes amounted to 37 billion yen, down 1% from the same period of the previous fiscal year. Despite a significant decrease in income before income taxes, provision for income taxes remained almost unchanged, mainly due to the fact that Panasonic fully recognized valuation allowances for deferred tax assets.

(7)	Equity in Earnings of Associated Companies

Equity in earnings of associated companies increased to gains of 5 billion yen from the gains of 3 billion yen for the same period of the previous fiscal year.

(8)	Net Income

Net income amounted to 90 billion yen, compared with 173 billion yen for the same period of the previous fiscal year. The decrease was mainly due to the transition from a defined benefit pension plan to a defined contribution pension plan, mentioned above.

(9)	Net Income attributable to Noncontrolling Interests

Net income attributable to noncontrolling interests amounted to 9 billion yen, compared with 4 billion yen for the same period of the previous fiscal year.

(10)	Net Income attributable to Panasonic Corporation

As a result of all the factors stated in the preceding paragraphs, Panasonic recorded a net income attributable to Panasonic Corporation of 81 billion yen, a decrease from the same period of the previous fiscal year’s net income attributable to Panasonic Corporation of 169 billion yen. The decrease was mainly due to the aforementioned transition of the pension plan.

(11)	Results of Operations by Segment

Results of operations by segment for the six months ended September 30, 2014, as compared with the same period of the previous fiscal year, were as follows:

	Yen (billions)
	Six months ended September 30
	2014	2013	Percent change
Sales:
Appliances	916	906	1%
Eco Solutions	790	771	2
AVC Networks	532	549	(3)
Automotive & Industrial Systems	1,378	1,348	2
Other	298	364	(18)
Eliminations and adjustments	(192)	(233)	—

Total	3,723	3,706	0.4%

Segment profit (loss):
Appliances	32	13	141%
Eco Solutions	42	40	6
AVC Networks	4	(2)	—
Automotive & Industrial Systems	52	48	9
Other	2	7	(71)
Eliminations and adjustments	45	41	—

Total	177	147	21%

Sales in Appliances increased 1% to 916 billion yen, from 906 billion yen. The result was mainly due to favorable sales in air conditioners and devices, although sales in TVs decreased due mainly to discontinuation of PDP business.

With respect to this segment, segment profit increased 141% to 32 billion yen from 13 billion yen, due mainly to improved profitability of challenging businesses, such as TV business. The device businesses, such as motor business, also contributed to profit improvement.

Sales in Eco Solutions increased 2% to 790 billion yen, from 771 billion yen for the same period of the previous fiscal year. In Japan, sales in housing systems decreased due to weakening demand in the housing market after the consumption tax hike. Nonetheless, sales in the housing solar business increased due to an increase in the delivery of the housing solar products, which accompanied increased housing sales prior to the consumption tax hike, in addition to a sales increase in the non-housing LED lighting business. Overseas sales increased due to newly-consolidated VIKO, a Turkish company, as well as sales growth in strategic regions such as India.

With respect to this segment, segment profit increased 6% to 42 billion yen from 40 billion yen for the same period of the previous fiscal year, due mainly to sales increase and rationalization initiatives.

Sales in AVC Networks decreased 3% to 532 billion yen, from 549 billion yen for the same period of the previous fiscal year. Although sales increased in BtoB (business-to-business) business such as ruggedized PCs and tablets, sales decreased due mainly to exit from unprofitable businesses including plasma display panels as well as narrowing down business areas including smartphones and digital still cameras.

With respect to this segment, segment profit improved to 4 billion yen from a loss of 2 billion yen for the same period of the previous fiscal year, due mainly to a sales increase in the BtoB (business-to-business) business and a reduction in costs as a result of restructuring carried out in the previous fiscal year, such as the suspending of development of smartphones for the BtoC (business-to-consumer) market.

Sales in Automotive & Industrial Systems increased 2% to 1,378 billion yen, from 1,348 billion yen for the same period of the previous fiscal year, due mainly to favorable sales for automotive businesses such as Automotive Infotainment Systems business and electronic component mounting equipment. The depreciation of the yen also contributed to an increase in sales.

With respect to this segment, segment profit increased 9% to 52 billion yen from 48 billion yen for the same period of the previous fiscal year, due mainly to the above-mentioned sales increase, restructuring of challenging businesses, such as the semiconductor business, and other rationalization initiatives.

Sales in Other segment decreased 18% to 298 billion yen, from 364 billion yen for the same period of the previous fiscal year, due mainly to the transfer of Panasonic’s healthcare business to PHC Holdings Co., Ltd. at the end of fiscal 2014.

With respect to this segment, segment profit decreased 71% to 2 billion yen from 7 billion yen for the same period of the previous fiscal year due mainly to the transfer of Panasonic’s healthcare business, discussed above, and profit decline of the PanaHome Corporation.

(12)	Sales Results by Region

Sales results by region for the six months ended September 30, 2014, as compared with the same period of the previous fiscal year, were as follows:

	Yen (billions)
	Six months ended September 30
	2014	2013	Percent change
Domestic Sales:	1,750	1,787	(2)%
Overseas Sales:
North and South America	561	554	1
Europe	344	354	(3)
Asia and Others	1,068	1,011	6

Total	1,973	1,919	3

Total	3,723	3,706	0.4%

Sales in the domestic market amounted to 1,750 billion yen, down 2% from 1,787 billion yen for the previous fiscal year. The sales decrease in the domestic market was due mainly to weak demand for consumer electronic products after the consumption tax hike in April 2014, despite steady sales in housing solar business.

Overseas sales amounted to 1,973 billion yen, up 3% from 1,919 billion yen for the previous fiscal year. Steady demand in products of the automotive business such as car navigation systems and car AVC equipment in global market contributed to the overseas sales increase.

By region, sales in North and South America amounted to 561 billion yen, up 1% from 554 billion yen for the previous fiscal year due to, among other factors, positive lithium-ion battery sales.

Sales in Europe amounted to 344 billion yen, down 3% from 354 billion yen for the previous fiscal year due to, among other factors, sales decline in flat-panel TVs.

In Asia and Others, sales amounted to 1,068 billion yen, up 6% from 1,011 billion yen for the previous fiscal year, due to, among other factors, sales recovery of air conditioners mainly in China.

Year ended March 31, 2014 compared with 2013

(1)	Sales

Consolidated sales for fiscal 2014 amounted to 7,737 billion yen, up 6% from 7,303 billion yen for the previous fiscal year.

The depreciation of the yen contributed to the sales increase. Automotive related business grew in sales with global market recovering, and sales of housing related business increased by capturing demand before the consumption tax hike in Japan. Meantime, sales in digital consumer-related business decreased, because Panasonic is focusing on profitability rather than sales volume.

(2)	Cost of Sales and Selling, General and Administrative Expenses

In fiscal 2014, cost of sales amounted to 5,639 billion yen, up from 5,420 billion yen for the previous fiscal year. Selling, general and administrative expenses amounted to 1,793 billion yen, up from 1,722 billion yen for the previous fiscal year. An increase in raw material costs contributed to the increase of the cost of sales.

(3)	Interest Income, Dividends Received and Other Income

In fiscal 2014, interest income amounted to 11 billion yen, up from 9 billion yen for the previous fiscal year, and dividends received amounted to 2 billion yen, down from 4 billion yen for the previous fiscal year. Other income increased to 243 billion yen, up from 92 billion yen for the previous fiscal year. A one-off gain of 80 billion yen from transitioning the pension scheme, a gain of 79 billion yen from the sale of the healthcare business and a gain of 50 billion yen as a result of corporate-wide measures, including bonus reductions, were included in the other income of fiscal 2014.

(4)	Interest Expense, Impairment Losses of Long-Lived Assets, Goodwill Impairment and Other Deductions

Interest expense decreased 14% to 22 billion yen. Impairment losses of long-lived assets decreased by 25% to 104 billion yen. Impairment losses of 7 billion yen, 26 billion yen, 57 billion yen and 14 billion yen were related to Eco Solutions, AVC Networks, Automotive & Industrial Systems, and the remaining segments, respectively. Goodwill Impairment for fiscal 2014 decreased 97% to 8 billion yen, which was primarily related to Automotive & Industrial systems. The decrease was due to goodwill impairment for the previous fiscal year of 251 billion yen, which consisted of, primarily, that of the solar battery business, the mobile phone business, and the consumer lithium-ion battery business. In other deductions, Panasonic recorded 64 billion yen as restructuring charges including 32 billion yen of early retirement program.

(5)	Income (Loss) before Income Taxes

As a result of the above-mentioned factors, income before income taxes for fiscal 2014 amounted to 206 billion yen, compared with a loss of 398 billion yen for the previous fiscal year.

(6)	Provision for Income Taxes

Provision for income taxes for fiscal 2014 decreased to 90 billion yen, compared with 385 billion yen for the previous fiscal year. This result was due primarily to the fact that Panasonic increased the valuation allowances for deferred tax assets in fiscal 2013. For more information, see Note 10 of the Notes to Consolidated Financial Statements.

(7)	Equity in Earnings of Associated Companies

Equity in earnings of associated companies decreased to 5 billion yen in fiscal 2014, compared with 8 billion yen for the previous fiscal year.

(8)	Net Income (Loss)

Net income amounted to 122 billion yen for fiscal 2014, compared with a loss of 775 billion yen for the previous fiscal year. The increase in net income was mainly due to a decline in restructuring expenses compared with the previous year, the transitioning of pension schemes, discussed above, and capital gains received from the sale of healthcare related equity investments.

(9)	Net Income (Loss) attributable to noncontrolling interests

Net income attributable to noncontrolling interests amounted to 1 billion yen in fiscal 2014, compared with a loss of 21 billion yen for the previous fiscal year.

(10)	Net Income (Loss) attributable to Panasonic Corporation

As a result of all the factors stated in the preceding paragraphs, Panasonic recorded a net income attributable to Panasonic Corporation of 120 billion yen for fiscal 2014, an improvement of 875 billion yen from a net loss attributable to Panasonic Corporation of 754 billion yen for the previous fiscal year.

(11)	Results of Operations by Segment

Results of operations by segment for fiscal 2014, as compared with the previous fiscal year, were as follows:

	Yen (billions)
	Fiscal year ended March 31,		Percent change
	2014	2013
Sales:
Appliances	1,777	1,735	2%
Eco Solutions	1,674	1,508	11
AVC Networks	1,153	1,187	(3)
Automotive & Industrial Systems	2,722	2,542	7
Other	891	917	(3)
Eliminations and adjustments	(481)	(585)	—

Total	7,737	7,303	6%

Segment profit (loss):
Appliances	30	43	(32)%
Eco Solutions	92	60	53
AVC Networks	36	33	9
Automotive & Industrial Systems	69	0.2	38,531
Other	24	7	228
Eliminations and adjustments	54	17	—

Total	305	161	90%

Sales in Appliances increased by 2% to 1,777 billion yen from 1,735 billion yen a year ago, due mainly to a sales increase in Japan as a result of a surge in consumer spending before the consumption tax hike, despite a sales decrease in household air conditioners in China and weak sales growth in vending machines and small kitchen appliances in Japan.

Segment profit decreased by 32% to 30 billion yen, compared with 43 billion yen a year ago. Streamlining and cost reduction were unable to offset a negative impact of yen depreciation on products manufactured overseas and imported to Japan.

Sales in Eco Solutions increased by 11% to 1,674 billion yen from 1,508 billion yen a year ago with favorable sales in all product categories due mainly to a surge in consumer spending before the consumption tax hike in Japan, as well as sales growth overseas primarily in the electrical materials business, mainly in China, India and other areas of Asia.

Segment profit significantly increased by 53% to 92 billion yen from 60 billion yen a year ago due mainly to a sales increase and cost reduction offsetting negative impact of yen depreciation.

Sales in AVC Networks decreased by 3% to 1,153 billion yen from 1,187 billion yen a year ago. This result was due mainly to a sales decrease in DSCs as well as the consequence of radical reforms, such as withdrawing from the smartphones for consumers business and plasma panels, despite steady sales in BtoB (business-to-business) businesses.

Segment profit increased by 9% to 36 billion yen from 33 billion yen a year ago, due mainly to a sales increase in BtoB (business-to-business) businesses as well as the effect of business restructuring.

Sales in Automotive & Industrial Systems increased by 7% to 2,722 billion yen from 2,542 billion yen a year ago, due mainly to yen depreciation and sales growth in the automotive related business reflecting robust market conditions in the automotive industry as well as in the industrial field reflecting a recovery in capital investment. On the other hand, sales were unfavorable in the ICT (Information and Communication Technology) field due mainly to a decline in sales of devices for PCs.

Segment profit significantly improved to 69 billion yen from 0.2 billion yen a year ago, due mainly to favorable sales in the automotive related business, the return to profitability of the portable rechargeable battery business and a positive impact of yen depreciation.

Sales in Other decreased by 3% to 891 billion yen from 917 billion yen a year ago, due mainly to the SANYO-related business transfers implemented in fiscal 2013, despite strong sales posted by PanaHome Corporation due to a surge in consumer spending before the consumption tax hike in Japan.

Segment profit increased by 228% to 24 billion yen from 7 billion yen a year ago, due mainly to fixed cost reduction.

(12)	Sales Results by Region

Sales results by region for fiscal 2014, as compared with the previous fiscal year, were as follows:

	Yen (billions)
	Fiscal year ended March 31,		Percent change
	2014	2013
Domestic Sales:	3,898	3,790	3%
Overseas Sales:
North and South America	1,135	1,022	11
Europe	740	666	11
Asia and Others	1,964	1,825	8

Total	3,839	3,513	9

Total	7,737	7,303	6%

Sales in the domestic market amounted to 3,898 billion yen, up 3% from 3,790 billion yen for the previous fiscal year. The sales increase in the domestic market was due mainly to a demand surge prior to the consumption tax hike in Japan.

Overseas sales amounted to 3,839 billion yen, up 9% from 3,513 billion yen for the previous fiscal year. The depreciation of the yen contributed to the overseas sales increase in Japanese yen terms.

By region, sales in North and South America amounted to 1,135 billion yen, increasing from the previous fiscal year, due to, among other factors, positive sales in electronic components such as capacitors and automation controls.

Sales in Europe amounted to 740 billion yen, increasing from the previous fiscal year. In Asia and Others, sales amounted to 1,964 billion yen increasing from the previous fiscal year. Sales increases in Europe and Asia and Others, were due to, among other factors, favorable sales in automotive infotainment systems and automotive electronics businesses.

Year ended March 31, 2013 compared with 2012

(1)	Sales

Consolidated sales for fiscal 2013 amounted to 7,303 billion yen, down 7% from 7,846 billion yen for the previous fiscal year.

The electronics industry business environment continued to be difficult, with sluggish demand for flat-panel TVs mainly in Japan.

After the Lehman shock, Panasonic recognized deteriorating profitability, which was substantially due to its structural issues as well as the difficult business environment. During fiscal 2013 under the new management structure, Panasonic, therefore, implemented the following initiatives with a deep sense of crisis among its employees: ‘reforming Head Office functions and decision-making processes’, ‘providing countermeasures for underperforming business’ and ‘introducing BU (business unit) based management.’ In reforming the structure of Panasonic group-wide and providing a new direction, Panasonic has developed its corporate structure to create new customer value and a foundation for its recovery. These initiatives, however, have not yet to achieve any result and the fiscal 2013 annual results ended with poor outcomes.

(2)	Cost of Sales and Selling, General and Administrative Expenses

In fiscal 2013, cost of sales amounted to 5,420 billion yen, down from the previous fiscal year, and selling, general and administrative expenses amounted to 1,722 billion yen, down from the previous fiscal year. These results are due mainly to the effects of sales declines and efforts to reduce the cost of raw materials.

(3)	Interest Income, Dividends Received and Other Income

In fiscal 2013, interest income amounted to 9 billion yen down from 13 billion yen for the previous fiscal year, and dividends received amounted to 4 billion yen, down from 6 billion yen for the previous fiscal year. Panasonic recorded other income of 92 billion yen, an increase from 44 billion yen for the previous fiscal year. The increase in other income was due mainly to the realization of capital gain upon the sale of investments in equity securities.

(4)	Interest Expense, Impairment Losses of Long-Lived Assets, Goodwill Impairment, and Other Deductions

Interest expense decreased 10% to 26 billion yen. Impairment losses of long-lived assets decreased by 65% to 138 billion yen. Impairment losses of 77 billion yen, 6 billion yen, 51 billion yen and 4 billion yen were related to Eco Solutions, AVC Networks, Automotive & Industrial Systems, and the remaining segments, respectively. Goodwill impairment increased 53% to 251 billion yen. Goodwill impairment of 72 billion yen, 91 billion yen, and 87 billion yen were related to Eco Solutions, AVC Networks, and Automotive and Industrial Systems. In other deductions, Panasonic recorded 79 billion yen of restructuring charges, including 38 billion yen related to the early retirement program.

(5)	Income (Loss) before Income Taxes

As a result of the above-mentioned factors, income (loss) before income taxes for fiscal 2013 amounted to a loss of 398 billion yen, compared with a loss of 813 billion yen for the previous fiscal year, due mainly to incurring goodwill impairment and expenses associated with impairment losses on long-lived assets.

(6)	Provision for Income Taxes

Provision for income taxes for fiscal 2013 amounted to 385 billion yen, a significant increase compared with 10 billion yen for the previous fiscal year. Taking into consideration significant sales decreases in Japan and other factors, in accordance with the provision of ASC 740, Panasonic increased the valuation allowances for deferred tax assets in Panasonic Corporation and Panasonic Mobile Communications Co., Ltd., and incurred a provision for income taxes of 413 billion yen, in the second quarter of fiscal 2013. For more information, see Note 10 of the Notes to Consolidated Financial Statements.

(7)	Equity in Earnings of Associated Companies

In fiscal 2013, equity in earnings of associated companies amounted to 8 billion yen, compared with 6 billion yen for the previous fiscal year.

(8)	Net Income (Loss)

As a result of all the factors stated in the preceding paragraphs, Panasonic recorded a loss of 775 billion yen for fiscal 2013, compared with a loss of 816 billion yen for the previous fiscal year.

(9)	Net Income (Loss) attributable to noncontrolling interests

Net income attributable to noncontrolling interests amounted to a loss of 21 billion yen for fiscal 2013, compared with a loss of 44 billion yen for the previous fiscal year.

(10)	Net Income (Loss) attributable to Panasonic Corporation

As a result of all the factors stated in the preceding paragraphs, Net income attributable to Panasonic Corporation recorded a loss of 754 billion yen for fiscal 2013, compared with a loss of 772 billion yen for the previous fiscal year.

(11)	Results of Operations by Segment

Results of operations by segment for fiscal 2013, as compared with the previous fiscal year, were as follows:

	Yen (billions)
	Fiscal year ended March 31,		Percent change
	2013	2012
Sales:
Appliances	1,735	2,078	(17)%
Eco Solutions	1,508	1,498	1
AVC Networks	1,187	1,393	(15)
Automotive & Industrial Systems	2,542	2,605	(2)
Other	917	1,282	(28)
Eliminations and adjustments	(585)	(1,008)	—

Total	7,303	7,846	(7)%

Segment profit (loss):
Appliances	43	37	17%
Eco Solutions	60	60	(0.2)
AVC Networks	33	(1)	—
Automotive & Industrial Systems	0.2	(91)	—
Other	7	(12)	—
Eliminations and adjustments	17	50	—

Total	161	44	268%

Appliances sales decreased by 17% to 1,735 billion yen from 2,078 billion yen a year ago, due mainly to a sales decline in TV as well as flat global demand, particularly for one of its main products in China, air conditioners, despite favorable sales in refrigerators and rice cookers.

Segment profit increased by 17% to 43 billion yen compared with 37 billion yen a year ago, due mainly to restructuring benefits.

Sales in Eco Solutions increased by 1% to 1,508 billion yen from 1,498 billion yen a year ago, due to, among other factors, a sales increase due to sales growth in LED lighting and energy management system products, supported by demand for power conservation, despite weak sales of solar photovoltaic systems as a result of shrinkage of the European market.

Despite a drop in product prices, segment profit amounted to 60 billion yen, the same as a year ago, due mainly to streamlining material costs.

Sales of AVC Networks decreased 15% to 1,187 billion yen, compared with 1,393 billion yen for the previous fiscal year, due mainly to a sales decrease in mobile phones and office equipment, despite steady sales in the solution business, including sales of aircraft in-flight entertainment systems, and strong sales in the security business, including sales of surveillance cameras.

Segment profit improved to 33 billion yen compared with a loss of 1 billion yen from a year ago, due mainly to fixed cost reduction and restructuring benefit.

Sales of Automotive & Industrial Systems decreased 2% to 2,542 billion yen, from the previous fiscal year’s 2,605 billion yen. Despite automotive-related market recovery in North America and South Asia and Japanese vehicle sales volume increases with backing from eco-car subsidies and growing demand of devices for smartphones and tablets, this result was due mainly to a sales decrease in lithium-ion batteries and other devices affected by stagnant demand for notebook PCs.

Segment profit significantly improved to 0.2 billion yen from a loss of 91 billion yen a year ago due mainly to fixed cost reductions and streamlining material cost.

Sales in Other decreased by 28% to 917 billion yen from 1,282 billion yen a year ago due mainly to a sales decrease related to SANYO-related business transfers implemented in the fiscal 2012.

Segment profit increased to 7 billion yen from a loss of 12 billion yen a year ago due mainly to restructuring benefits.

(12)	Sales Results by Region

Sales results by region for fiscal 2013, as compared with the previous fiscal year, were as follows:

	Yen (billions)
	Fiscal year ended March 31,		Percent change
	2013	2012
Domestic Sales:	3,790	4,162	(9)%
Overseas Sales:
North and South America	1,022	967	6
Europe	666	744	(10)
Asia and Others	1,825	1,974	(8)

Total	3,513	3,684	(5)

Total	7,303	7,846	(7)%

Sales in the domestic market amounted to 3,790 billion yen, down 9% from 4,162 billion yen for the previous fiscal year. The decrease in the domestic market was due mainly to a decrease in sales in the consumer market for digital products such as flat-panel TVs, digital cameras and Blu-ray disc players.

Overseas sales amounted to 3,513 billion yen, down 5% from 3,684 billion yen for the previous fiscal year, due mainly to sales declines in AV products.

By region, sales in North and South America amounted to 1,022 billion yen, increasing from the previous fiscal year. The sales increase in North and South America was due mainly to favorable sales in automotive related business.

Sales in Europe amounted to 666 billion yen, decreasing from the previous fiscal year. In Asia and Others, sales amounted to 1,825 billion yen, decreasing from the previous fiscal year. Sales in Europe and Asia and Others were weaker than the previous year due mainly to sales declines in AV products.

Restructuring Activities

On an on-going basis, Panasonic monitors the dynamics of the economy in general, as well as the industries and the markets in which Panasonic operates, and continues to assess opportunities for improved operational effectiveness and efficiency and better alignment of expenses with revenues, while preserving the ability to make investments in research and development projects, capital and human resources, that are essential to Panasonic’s long-term success. As a result of these assessments, Panasonic has undertaken various restructuring initiatives in order to enhance Panasonic’s growth potential and ability to achieve long-term success.

Various restructuring activities resulted in Panasonic incurring restructuring charges of 64 billion yen and 79 billion yen for the years ended March 31, 2014 and 2013, respectively. None of the restructuring activities, which occurred during the fiscal 2014 and 2013, were significant on an individual basis.

Liquidity and Capital Resources

Panasonic’s Policy on Financial Position and Liquidity

Panasonic maintains a basic policy of financing all required funds from internal sources. It also practices efficient fund management through internal financing activities. In cases where Panasonic needs to secure funds for purposes such as working capital or business investments, Panasonic raises external funds by appropriate measures considering its financial structure and financial market conditions. The balance of commercial paper outstanding decreased to zero as of March 31, 2014. Panasonic redeemed the eighteenth series of unsecured straight bonds totaling 10 billion yen issued by SANYO in June 2003, the second series of unsecured straight bonds totaling 20 billion yen issued by PEW in February 2004, and the seventh series of unsecured straight bonds totaling 200 billion yen issued in March 2009, which fell due in June 2013, December 2013, and March 2014, respectively. The ratio of shareholders’ equity to total assets as of March 31, 2014 was 29.7%, up from 23.4% as of March 31, 2013. The total of short-term borrowings and long-term debt amounted to 642 billion yen as of March 31, 2014, decreased from 1,143 billion yen a year ago. Cash and cash equivalents increased to 592 billion yen as of March 31, 2014, compared with the previous year’s 496 billion yen as of March 31, 2013.

In order to facilitate access to global capital markets, Panasonic obtains credit ratings from the world’s two leading credit rating agencies, Moody’s Japan K.K., or Moody’s, and Standard & Poor’s Rating Japan, or S&P. In addition, Panasonic obtains credit ratings from Rating and Investment Information, Inc., or R&I, a rating agency nationally recognized in Japan, primarily for access to the Japanese capital markets. As of March 31, 2015, Panasonic’s debt ratings were: Moody’s: Baa1 (long-term, outlook: positive) up from Baa2 on February 19, 2015 (this upgrade in credit ratings, according to Moody’s, was due mainly to the ongoing improvements in Panasonic’s profile, as evidenced by steady improvement in its profitability with increasing earnings stability, and its efforts to maintain a solid balance sheet by keeping its leverage low); S&P: BBB+ (long-term, outlook: positive) up from BBB in July 2014 (this upgrade in credit ratings reflected the S&P’s opinion that drastic structural reforms and cost reductions would enable Panasonic to sustain or slightly improve its profitability, which has improved significantly over the past two years, and the fact Panasonic has slashed debt thanks to a recovery in business performance as well as asset sales and a likelihood that strong business performance will keep key financial ratios, including debt to EBITDA at healthy levels; also, in revising the outlook on Panasonic’s credit rating from stable to positive in November 2014, S&P stated that this revision reflected S&P’s view that there were growing prospects for a streamlined cost structure and that there had been better-than-expected progress in enhancing Panasonic’s business portfolio to further increase Panasonic’s EBITDA margin to above 9.5% over the next one to two years), A-2 (short-term); and R&I: A (long-term, outlook: stable) up from A- in October 2014 (this upgrade in credit ratings reflected the R&I’s view that Panasonic overall has been able to constantly secure certain levels of profits and cash flows, supported by the earnings from the BtoB (business-to-business) solutions business area on which it has been focusing, such as automotive products and housing equipment, and net debt is decreasing as well), a-1 (short-term).

Panasonic believes that its credit ratings include the rating agencies’ assessment of the general operating environment, its positions in the markets in which it competes, reputation, movements and volatility in its earnings, risk management policies, liquidity and capital management. An adverse change in any of these factors could result in a reduction of Panasonic’s credit ratings, and that could, in turn, increase its borrowing costs and limit its access to the capital markets or require it to post additional collateral and permit counterparties to terminate transactions pursuant to certain contractual obligations.

With the above-mentioned cash balance, combined with the credit ratings from leading credit rating agencies, Panasonic believes that it has sufficient sources of liquidity for both working capital and long-term investment needs.

As of March 31, 2014, the outstanding balance of short-term borrowings totaled 85 billion yen, and long-term debt was 557 billion yen. Panasonic’s borrowings are not significantly affected by seasonal factors. For more information, see Note 8 of the Notes to Consolidated Financial Statements. Most borrowings are at fixed rates. On March 10, 2015, Panasonic issued unsecured straight bonds in Japan in the aggregate principal amount of 400 billion yen, for the purpose of capital expenditures and the redemption of bonds.

Regarding cash flows, Panasonic uses free cash flow (see “—Operating results—Key performance indicators” included elsewhere in this prospectus) as an important indicator to evaluate its performance.

Regarding the use of financial instruments for hedging purposes, see “—Quantitative and Qualitative Disclosures about Market Risk” included elsewhere in this prospectus.

Financial Position and Liquidity as of and for the Six Months ended September 30, 2014

Panasonic’s consolidated total assets as of September 30, 2014 increased to 5,345 billion yen compared with 5,213 billion yen as of March 31, 2014. This increase was due mainly to the depreciation of the yen and seasonal increase in its inventory, despite decrease in property, plant and equipment.

Panasonic’s consolidated total liabilities as of September 30, 2014 decreased to 3,597 billion yen compared with 3,627 billion yen as of March 31, 2014. This decrease was due mainly to repayments of unsecured straight bonds.

Panasonic Corporation shareholders’ equity as of September 30, 2014 increased to 1,590 billion yen compared with 1,548 billion yen as of March 31, 2014. This increase was due mainly to recording net income attributable to Panasonic Corporation and an improvement in accumulated other comprehensive income (loss) by the depreciation of the yen, despite a decrease in capital surplus accompanied by the acquisition of additional interests of its subsidiaries.

Noncontrolling interests amounted to 158 billion yen, an increase from 38 billion yen as of March 31, 2014.

	Yen (billions)
	Six months ended September 30,
	2014	2013
Purchases of property, plant and equipment shown as capital expenditures in the consolidated statements of cash flows	102	100
Effects of timing difference between acquisition dates and payment dates	(8)	(12)

Capital investment	94	88

Capital investment (excluding intangibles) during the six months ended September 30, 2014 totaled 94 billion yen, up 7% from the same period of the previous fiscal year’s total of 88 billion yen, as shown in the above table.

Depreciation (excluding intangibles) during the six months ended September 30, 2014 amounted to 115 billion yen, down 17% compared with 139 billion yen in the same period of the previous fiscal year.

Net cash provided by operating activities in the six months ended September 30, 2014 totaled 167 billion yen, an increase of 6 billion yen from the same period for the previous fiscal year. This was due mainly to an improvement in working capital including an increase in trade payables. Net cash used in investing activities in the six months ended September 30, 2014 amounted to 80 billion yen, an increase of 34 billion yen from the same period of the previous fiscal year. This difference from a year ago was due mainly to a decrease in proceeds from disposals of investments in equity securities. Net cash used by financing activities in the six months ended September 30, 2014 amounted to 78 billion yen, a decrease of 92 billion yen from the same period of the previous fiscal year. This was due mainly to a decrease in the repayment of interest-bearing debt, partially offset by an increase in dividend payments. All these activities resulted in cash and cash equivalents of 635 billion yen as of September 30, 2014, after taking into account the effect of exchange rate changes on cash and cash equivalents, up 42 billion yen compared with the balance as of March 31, 2014.

Free cash flow in the six months ended September 30, 2014 amounted to a cash inflow of 87 billion yen, compared with a cash inflow of 115 billion yen for the same period of the previous fiscal year. For a reconciliation of free cash flow to the most directly comparable U.S. GAAP financial measure and related discussion, see “—Operating results—Key performance indicators” included elsewhere in this prospectus.

Fiscal 2014 Financial Position and Liquidity

Panasonic’s consolidated total assets as of March 31, 2014 decreased to 5,213 billion yen, as compared with 5,398 billion yen at the end of the previous fiscal year due mainly to impairment losses on property, plant and equipment and business transfers, including in connection with the healthcare business, despite a positive effect on total assets resulting from a depreciation of the yen.

Panasonic’s consolidated total liabilities as of March 31, 2014 decreased to 3,627 billion yen, as compared with 4,094 billion yen at the end of the previous fiscal year, due to a decrease in retirement and severance benefits and a reduction in interest-bearing debt including short-term bonds and the redemption of its seventh series of unsecured straight bonds.

Panasonic Corporation shareholders’ equity as of March 31, 2014 amounted to 1,548 billion yen, an increase from 1,264 billion yen at the end of the previous fiscal year, due mainly to net income for the year and an improvement in accumulated other comprehensive income (loss), along with the positive impact on shareholders’ equity of the depreciation of the yen.

Noncontrolling interests amounted to 38 billion yen at March 31, 2014, mostly unchanged from 40 billion yen at the end of the previous fiscal year.

	Yen (billions)
	Fiscal year ended March 31,
	2014	2013
Purchases of property, plant and equipment shown as capital expenditures in the consolidated statements of cash flows	202	320
Effects of timing difference between acquisition dates and payment dates	15	(9)

Capital investment	217	311

Capital investment (excluding intangibles) during fiscal 2014 totaled 217 billion yen, down 30% from the previous fiscal year’s total of 311 billion yen, as shown in the above table. Principal capital investments consisted of solar modules manufacturing facilities (Malaysia) and manufacturing facilities for portable rechargeable batteries mainly used for vehicles (Osaka, Japan).

Depreciation (excluding intangibles) during fiscal 2014 amounted to 279 billion yen, almost unchanged from 278 billion yen in the previous fiscal year.

Net cash provided by operating activities in fiscal 2014 amounted to 582 billion yen, compared with 339 billion yen in the previous fiscal year. This increase was due mainly to an increase in operating profit*. Net cash provided by investing activities amounted to 12 billion yen, compared with 16 billion yen in the previous fiscal year. This decrease was due primarily to a decrease in proceeds from the disposition of investments and advances, despite a decrease in capital expenditures and a gain from the transfer of the healthcare business. Net cash used in financing activities was 532 billion yen, compared with 491 billion yen in the previous fiscal year. This increase was due mainly to a reduction of the balance of interest-bearing debt including short-term bonds and long-term debt.

Free cash flow in fiscal 2014 amounted to a cash inflow of 594 billion yen, an increase of 239 billion yen from the previous fiscal year. This result was due mainly to an increase in operating profit*, a decrease in capital expenditures and a gain from the transfer of the healthcare business. For a reconciliation of free cash flow to the most directly comparable U.S. GAAP financial measure and related discussion, see “—Operating results—Key performance indicators” included elsewhere in this prospectus.

*	In order to be consistent with generally accepted financial reporting practices in Japan, operating profit, a non-GAAP measure, is presented as net sales less cost of sales and selling, general and administrative expenses. Panasonic believes that this is useful to investors in comparing Panasonic’s financial results with those of other Japanese companies.

Commitments for Capital Expenditures

As of March 31, 2014, commitments outstanding for the purchase of property, plant and equipment amounted to 4 billion yen. Panasonic plans to fund these capital commitments with free cash flows, cash on hand and other sources of cash regularly used in the normal course of business.

Foreign Undistributed Earning

The undistributed earnings of Panasonic’s foreign subsidiaries and foreign corporate joint ventures, which are indefinitely reinvested, amounted to 887 billion yen as of March 31, 2014. Accordingly, cash and cash equivalents and investments in securities amounts held by Panasonic’s foreign subsidiaries, totaling approximately 855 billion yen as of March 31, 2014, are not available for dividend distributions by Panasonic in Japan. Panasonic currently believes it does not need for the cash and investments held by its foreign subsidiaries and foreign corporate joint ventures to be repatriated back to Japan because Panasonic has adequate liquidity within Japan to support its Japanese operations and repay its debt obligations.

Research and Development

Panasonic focused on developing technologies to realize comfortable lifestyles and a safe society in the future, from the consumer electronics, housing related and automotive fields to social infrastructure-related fields.

R&D Expenditures amounted to 479 billion yen, 502 billion yen and 520 billion yen for the years ended March 31, 2014, 2013 and 2012, respectively, representing 6.2%, 6.9% and 6.6% of Panasonic’s total net sales for each of those years.

Key development themes during fiscal 2014 were as follows:

(1)	Realization of an interactive house with voice-controlled consumer electronics and home equipment

With the use of cloud computing, Panasonic has developed an interactive processing technology that can be operated by spoken words and directional microphone technology that can select human voices. The technologies make it possible for TVs, cooking equipment, lighting and other equipment to be operated by voice control. They also introduce a function which recommends operating the drying function for newly washed clothes in the case that rain is forecasted.

This development makes consumer electronics and home equipment simple for anyone to use by interaction, and continues their evolution into assistants that can make suggestions about matters that would otherwise go unnoticed by users.

(2)	Development of high-resolution 4K signage (digital signage) that can be operated by touch in mid-air as though by a touch panel

Panasonic has developed a sensing technology that enables users to get real-time location information without touching anything. With this technology, users can use their fingers to simply and accurately control an operating screen generated in mid-air, like a touch panel, at the optimal viewing distance for a 4K display (1.5 times the height of the display).

This development allows users to search for products as they like through a mid-air operating screen while viewing signage images that seem as real as looking through a show window.

(3)	Advance in safety support systems at intersections with higher resolution millimeter-wave radar detection

Panasonic has developed a radar technology that allows for accurately distinguishing and locating pedestrians, who have weak radar reflections in comparison with cars, and a filtering technology that reduces interference between several radars positioned around a wide field of view. With these technologies, pedestrians can be detected when they are 20 centimeters away from vehicles in less than 0.1 seconds at a range of 40 meters.

This development will accelerate the advancement and dissemination of safety support systems that can function at night and in bad weather conditions as detection sensors for the advance prevention of accidents at intersections.

(4)	Development of highly effective water purification system using a new unique photocatalyst

Panasonic has successfully developed a photocatalyst that combines a TiO2 photocatalyst with zeolite particles through electrostatic attraction. In this system, nanoparticulate photocatalysts purify water and then are bound to zeolite particles and separated from water, allowing for the collection with compact and simple equipment after use. By realizing a small-scale, stand-alone water purification unit that uses sunlight, this development represents a major step forward in the quest to secure safe and low-cost drinking water. The technology will be of use in developing countries, for example by creating a source of drinking water from groundwater containing hazardous metals.

Trend Information

Towards the end of fiscal 2015, the global economic outlook was mixed with outlook varying by region and influenced by, among other factors, geopolitical risks, price decline of natural resources, the timing of the end of the U.S. monetary easing and the postponed increase of consumption tax in Japan. The U.S. economic recovery is expected to continue, on the back of improving labor market and stable consumer spending. The Japanese economy is expected to recover mildly, due to the Japanese government’s decision to delay a planned consumption tax hike, in addition to the favorable impact of the decline of crude oil prices, and yen depreciation, despite two consecutive quarters of negative GDP growth. On the other hand, stagnation is expected for most European countries, due, in part, to geopolitical risks. In China, high growth may not continue if the government continues to rein in excessive investments.

While Panasonic aims to continue to carry forth its “consumer electronics DNA” of being close to its customers’ lives, it also aims to pursue a “better life” for each customer in a broader sense with a variety of partners. To this end, Panasonic launched its new midterm management plan, “Cross-Value Innovation 2015” or CV2015, in fiscal 2014. Under CV2015, Panasonic worked to achieve the following two targets: immediately eliminate unprofitable businesses, and focus on working step by step towards Panasonic’s future aims. With the goal of creating a closer relationship with its customers and providing greater value, Panasonic has concretely identified the plan’s key initiatives as the following: “eliminate unprofitable businesses,” “improve financial position,” “expand business and improve efficiency by shifting from an in-house approach,” and “implement growth strategy from the customers’ viewpoint.”

Panasonic’s fiscal 2015, the second year of CV2015, was defined as a year to form a foundation to achieve the goals set in CV2015, set growth strategies for a “New Panasonic” by fiscal 2019, and make further progress on the plan.

Panasonic has accelerated business restructuring to complete restructuring for its major challenges in fiscal 2014. In fiscal 2015, Panasonic worked toward its future, reforming to create a strong business structure.

In April 2013, Panasonic introduced a new business division system and divisional company system whereby management would be based on a “business-focused approach.” As part of the change to Business Division-based management which started in fiscal 2014 with 49 business divisions organized under four Divisional Companies, Panasonic assessed the future of every business and took measures on challenging businesses, resulting in Panasonic starting fiscal 2015 with 43 business divisions reporting four Divisional Companies. Panasonic will improve profitability, changing and evolving through initiatives such as business focus shifting into new business areas.

In addition to the above, Panasonic is contemplating the assignment of the business of CISC to Panasonic IS after the Share Exchange. For more information regarding the contemplated assignment of the business of CISC to Panasonic IS, see “The Share Exchange—Reasons for the Share Exchange.”

Also, in working toward growth, management strategies would incorporate a “region-focused standpoint” in order to get closer to customers. Specifically, Panasonic has resolved to categorize its products into five market areas of “Consumer Electronics,” “Housing Related,” “Automotive,” “BtoB Solutions,” and “Devices,” and combine these categories with three regional categories for its global operations: “Japan,” “Europe and the Americas” including Central and South America, and “Strategic Regions” comprised of Asia, China, the Middle East and Africa. Based on this model, Panasonic strives to shape its growth strategy after clarifying regions in which to concentrate its business resources.

As part of its growth strategy for a ‘New Panasonic,’ Panasonic has set sales targets for each of the five market areas in which it does business and aims to improve the profitability in these market areas, through the use of both conventional and unconventional means.

To develop business opportunities in overseas strategic regions, where growth potential exists, Panasonic established the Strategic Regions Business Promotion Division as of April 2014, to garner the growth in the market with the concept of “stop being dependent on Japan.” In fiscal 2015, Panasonic formed a foundation to further improve its growth potential and strengthen its group-wide strategic efforts.

Off-Balance Sheet Arrangements

Panasonic sells receivables without recourse and with recourse, as off-balance sheet arrangements in order to provide additional liquidity and reduce its total assets.

In fiscal 2014, proceeds from the sale of leased-back assets were not material to Panasonic’s operations. Panasonic guarantees a specific value of the leased assets. These leases are classified as operating leases for U.S. GAAP purposes. Including the above-mentioned arrangements, the aggregate amount of future minimum lease payments under non-cancelable operating leases was 81 billion yen as of March 31, 2014. For more information, see Note 5 of the Notes to Consolidated Financial Statements.

In fiscal 2014, Panasonic sold, without recourse, trade receivables of 617 billion yen to independent third parties for proceeds of 614 billion yen. In fiscal 2014, Panasonic sold, with recourse, trade receivables of 501 billion yen to independent third parties for proceeds of 501 billion yen. The sale of trade receivables to third parties has been, and continues to be, an important source of liquidity for Panasonic. For more information, see Note 16 of the Notes to Consolidated Financial Statements.

In addition, Panasonic provides several types of guarantees and similar arrangements. For more information, see Note 19 of the Notes to Consolidated Financial Statements.

Tabular Disclosure of Contractual Obligations

The two tables below show Panasonic’s cash payment obligations and guarantees and other commercial commitments, broken down by the payment amounts due for each of the periods specified below, as of March 31, 2014:

	Yen (millions)
	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	After 5 years
Contractual Obligations:
Long-Term Debt Obligations	554,414	32,380	241,549	250,246	30,239
Interest Obligations	21,180	6,671	9,414	4,854	241
Capital Lease Obligations	44,541	9,201	15,490	12,870	6,980
Operating Lease Obligations	81,170	31,631	23,159	10,130	16,250
Purchase Obligations	79,158	18,899	25,498	21,571	13,190
Defined Benefit Plan Contribution	56,930	56,930	—	—	—

Total Contractual Cash Obligations	837,393	155,712	315,110	299,671	66,900

Note:	Contingent payments related to uncertain tax positions of 15 billion yen are excluded from the table above, as it is not possible to reasonably predict the ultimate amount of settlement or timing of payment.

Yen (millions)
Total Amounts Committed
Other Commercial Commitments:
Guarantees	26,095

Total Commercial Commitments	26,095

Discounted exported bills generally have contractual lives of less than one year. Loan guarantees are principally provided on behalf of employees, associated companies and customers, and generally have long-term contractual lives coinciding with the maturities of the guaranteed obligations. For more information, see Notes 5, 8, 9, 10 and 19 of the Notes to Consolidated Financial Statements.

Accounting Principles

Critical Accounting Policies

Panasonic has identified the following critical accounting policies which are important to its financial condition and results of operations, and require management’s judgment.

Long-lived Assets

The useful lives of long-lived assets are summarized in Note 1(h) of the Notes to Consolidated Financial Statements included in this prospectus and reflect the estimated period that Panasonic expects to derive economic benefit from their use. In estimating the useful lives and determining whether subsequent revisions to the useful lives are necessary, Panasonic considers the likelihood of technological obsolescence, changes in demand for the products related to such assets, and other factors which may affect their utilization of the long-lived assets. The effect of any future changes to the estimated useful lives of the long-lived assets could be significant to Panasonic’s results of operations.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows (undiscounted and without interest charges) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs. Factors which may contribute to the need for future impairment charges include changes in the use of assets resulting from Panasonic’s restructuring initiatives, technological changes or any significant declines in the demand for related products.

Panasonic recognized impairment losses in the aggregate of 104 billion yen on long-lived assets during fiscal 2014. Impairment losses are not charged to segment profit.

In fiscal 2014, Panasonic recorded impairment losses for certain machinery related to a domestic flat TV manufacturing facility in the “AVC Networks” and “Automotive & Industrial Systems” segment. Based on Panasonic’s mid-term forecast of the business, Panasonic estimated that the carrying amounts would not be recoverable through future cash flows. Panasonic also recorded impairment losses for certain machinery of domestic and foreign manufacturing facilities related to the resin-based multi-layer printed circuit board business, and thin and high density interposer business among the printed circuit board business in the “Automotive & Industrial Systems” segment. As a result of the decision to discontinue these businesses, Panasonic estimated that the carrying amounts would not be recoverable through future cash flows. Furthermore, Panasonic recorded impairment losses for certain land, buildings, and machinery related to domestic and foreign semiconductor business in the “Automotive & Industrial Systems” segment. Through the business restructuring activities, Panasonic estimated that the carrying amounts would not be recoverable through future cash flows.

The fair value of the above-mentioned asset or asset group was mainly determined through an appraisal based on the repurchase cost. Impairment losses were calculated based on excess of the carrying amount of the long-lived asset over the long-lived asset’s fair value. For further discussion on long lived assets, see Note 6 of the Notes to Consolidated Financial Statements.

Valuation of Investment Securities

Panasonic holds available-for-sale securities, held-to-maturity securities, equity method securities and cost method securities, included in short-term investments, and investments and advances. Available-for-sale securities are carried at fair value with unrealized holding gains and losses included as a component of accumulated other comprehensive income (loss), net of applicable taxes.

Individual securities are reduced to their fair value by a charge to earnings for other-than-temporary declines in fair value. Management regularly reviews each investment security for impairment based on criteria that includes the extent to which cost exceeds market value, the duration of that market decline and the financial health of and specific prospects for the issuer. Because such specific information may become available after Panasonic makes the impairment evaluation, and whether the impairment is other-than-temporary depends upon future events that may or may not occur, Panasonic may be required to recognize an other-than-temporary impairment in the future. Determination of whether a decline in value is other-than-temporary requires judgment. At March 31, 2014, Panasonic has recorded 65 billion yen of available-for-sale securities, 21 billion yen of cost method securities, 24 billion yen of equity method securities that have market values, and 162 billion yen of equity method securities that do not have market values, advances and others. These investments could be determined to be other-than-temporarily impaired, depending on changes to the current facts and assumptions. In fiscal 2014, Panasonic did not record material impairment losses on investment securities.

For further discussion on valuation of investment securities, see Notes 3 and 4 of the Notes to Consolidated Financial Statements.

Valuation of Inventories

Inventories are stated at the lower of cost, determined on a first-in, first-out basis or average basis, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make a sale. Panasonic routinely reviews its inventories for their salability and for indications of obsolescence to determine if inventories should be written-down to net realizable value. Judgments and estimates must be made and used in connection with establishing such provision in any accounting period. In estimating the net realizable value of its inventories, Panasonic considers the age of the inventories and the likelihood of spoilage or changes in market demand for its inventories.

Warranties

Panasonic makes estimates of potential warranty claims related to its goods sold. Panasonic provides for such costs based upon historical experience and its estimate of the level of future claims. Management makes judgments and estimates in connection with establishing the warranty reserve in any accounting period. Differences may result in the amount and timing of its revenue for any period if management makes different judgments or utilizes different estimates. For more information, see Note 19 of the Notes to Consolidated Financial Statements.

Valuation of Accounts Receivable and Noncurrent Receivables

Panasonic reviews its accounts receivable on a periodic basis and provides an allowance for doubtful receivables based on historical loss experience and current economic conditions. In evaluating the collectibility of individual receivable balances, Panasonic considers the age of the balance, the customers’ payment history, their current credit-worthiness and adequacy of collateral.

Panasonic records noncurrent receivables, representing loans from finance lease transactions, at cost, less the related allowance for impaired receivables. A loan is considered to be impaired when, based on current information and events, it is probable that Panasonic will be unable to collect all amounts due according to the contractual terms of the loan agreement. When a loan is considered to be impaired, the amount of impairment is measured based on the present value of expected future cash flows or the fair value of the collateral. Cash receipts on impaired receivables are applied to reduce the principal amount of such receivables until the principal has been recovered and are recognized as interest income thereafter. Management’s judgment is required in making estimates of the future cash flows of an impaired loan. Such estimates are based on current economic conditions and the current and expected financial condition of the debtor. For more information, see Schedule II of the Consolidated Financial Statements.

Valuation of Goodwill

Goodwill is tested for impairment on an annual basis, or more frequently if events or changes in circumstances indicate that the goodwill may be impaired, such as an adverse change in business climate. Impairment is recorded for an amount by which the carrying value of goodwill exceeds its implied fair value, if the implied fair value of goodwill is less than its carrying amount. The fair value determination used in the impairment assessment requires estimates of the fair value of reporting units based on quoted market prices, prices of comparable businesses, present value or other valuation techniques, or a combination thereof, necessitating management to make subjective judgments and assumptions by management. These estimates and assumptions could result in significant differences to the amounts reported if underlying circumstances were to change. At March 31, 2014, Panasonic has recorded 473 billion yen of goodwill, part or all of which could be determined to be impaired in future periods, depending on changes to the current facts and assumptions. For further discussion on goodwill, see Note 7 of the Notes to Consolidated Financial Statements.

Panasonic identified capacitor business as a reporting unit with material amounts of goodwill at risk of failing step one of the goodwill impairment test. Capacitor business had a fair value that was approximately 24% in excess of its carrying value. The amount of goodwill allocated to this reporting unit is 17 billion yen.

Panasonic determined the fair value of the reporting unit based on weighting of the income and market approaches. Under the income approach, Panasonic calculated the fair value of the reporting unit based on the present value of estimated cash flows using a discounted cash flow method. Such cash flows were based on internal forecasts and projections developed as part of Panasonic’s routine, long-term planning process, available industry/market data, Panasonic’s strategic plans, and estimates of long-term growth rates. Panasonic considered the current economic environment and the timing and degree of any economic recovery, estimated useful life of long-lived assets over which the cash flows will occur, and market participant assumptions. GDP growth, consumer price inflation or other economic fundamentals of Japan and other countries were also considered in projecting the cash flows of the reporting unit. A terminal value was included in the discounted cash flow analysis.

Under the market approach, Panasonic estimated the fair value based on the Guideline Public Company, or GPC, Method and the Guideline Merged and Acquired Company, or GMAC, Method. Using these methods, Panasonic selected publicly-traded guideline companies and guideline transactions for our analysis. Panasonic selected guideline companies in the industry where each reporting unit operates. Panasonic also selected guideline transactions that involved targets in the industry where each reporting unit operates. For both the GPC Method and the GMAC Method, Panasonic primarily used EBITDA multiples based on the multiples of the selected guideline companies and guideline transactions.

Valuation of Deferred Tax Assets and Sustainability of Uncertain Tax Positions

In assessing the realizability of deferred tax assets and uncertain tax positions based on the expected future generation of taxable income or assessed sustainability of uncertain tax positions, Panasonic considers whether it is more likely than not that any portion or all of the deferred tax assets or recognized benefit under uncertain tax position benefit will not be realized. The ultimate realization of deferred tax assets and uncertain tax positions is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or dependent on assessed sustainability of uncertain tax positions. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment over the valuation of deferred tax assets.

At March 31, 2014, Panasonic has recorded gross deferred tax assets of 1,581 billion yen with a total valuation allowance of 1,367 billion yen. Included in the gross deferred tax assets is 779 billion yen resulting from net operating loss carryforwards, or NOLs, of 2,268 billion yen, which are available to offset future taxable income. In order to fully realize these NOLs, Panasonic will need to generate sufficient taxable income by the expiration of these NOLs. These NOLs of 2,109 billion yen expire from fiscal 2015 through 2023 and the remaining balance expire thereafter or do not expire. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that Panasonic will realize the benefits of these deductible differences, net of the existing valuation allowance at March 31, 2014 based on available evidence. Panasonic could be required to increase the valuation allowance if such assumptions would change concluding that Panasonic would not be able to generate sufficient taxable income. At March 31, 2014, Panasonic has recorded 15 billion yen of unrecognized tax benefits. For further discussion on valuation of deferred tax assets and realizability of uncertain tax positions, see Note 10 of the Notes to Consolidated Financial Statements.

Retirement and Severance Benefits

Retirement and severance benefits costs and obligations are dependent on assumptions used in calculating such amounts. The discount rate and expected return on assets are the most critical assumptions among others, including retirement rates, mortality rates and salary growth. While Panasonic’s management believes that the assumptions used are appropriate, actual results in any given year could differ from actuarial assumptions because of economic and other factors. The resulting difference is accumulated and amortized and therefore, generally affect Panasonic’s retirement and severance benefit costs in future periods.

Panasonic determines discount rates by looking to rates of return on high-quality fixed income investments, and the expected long-term rate of return on pension plan assets by considering the current and expected asset allocations, as well as historical and expected returns on various categories of plan assets. Decreases in discount rates lead to increases in benefit obligations which, in turn, could lead to an increase in amortization cost through amortization of actuarial gain or loss, and vice versa. A decrease of 50 basis points in the discount rate is expected to increase the projected benefit obligation by approximately 7 percent. A decline in market stock values generally results in a lower expected rate of return on plan assets, which would result in an increase of future retirement and severance benefit costs.

Accounting for Derivatives

Panasonic has limited involvement with derivative financial instruments and does not use them for trading purposes. Panasonic uses derivative instruments principally to manage foreign currency risks resulting from transactions denominated in currencies other than the Japanese yen. Panasonic recognizes all derivatives as either assets or liabilities on the balance sheet at their fair values. Changes in the fair value of a derivative are reported in earnings or other comprehensive income (loss) depending on their use and whether they qualify for hedge accounting. The accounting for gains and losses associated with changes in the fair value of the derivative depends on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value or cash flows of the hedged item. Panasonic evaluates and determines on a continuous basis if the derivative remains highly effective in offsetting changes in the fair value or cash flows of the hedged item. If the derivative ceases to be highly effective in offsetting changes in the fair value or cash flows of the hedged item, Panasonic discontinues hedge accounting prospectively. Because the derivatives Panasonic uses are not complex, significant judgment is not required to determine their fair values. Fair values are determined based principally on unadjusted market prices or quotations from brokers.

Loss Contingencies

Loss contingencies may from time to time arise from situations such as product liability claims, warranty claims, disputes over intellectual property rights, environmental remediation obligations, and other legal actions. Loss contingencies are recorded as liabilities when it is probable that a liability has been incurred and the amount of the loss is reasonably estimable. Disclosure is required when there is a reasonable possibility that the ultimate loss will exceed the recorded provision. Contingent liabilities are often resolved over long time periods. In recording liabilities for probable losses, management is required to make estimates and judgments regarding the amount or range of the probable loss. Management continually assesses the adequacy of estimated loss contingencies and, if necessary, adjusts the amounts recorded as better information becomes known.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update 2014-09, or ASU 2014-09, “Revenue from Contracts with Customers,” which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for Panasonic on April 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. Panasonic is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. Panasonic has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

Panasonic is exposed to market risk, including changes of foreign exchange rates, interest rates and prices of marketable securities and commodities. In order to hedge the risks of changes in foreign exchange rates, interest rates and commodity prices, Panasonic uses derivative financial instruments. Panasonic does not hold or issue financial instruments for trading purposes. Although the use of derivative financial instruments exposes Panasonic to the risk of credit-related losses in the event of nonperformance by counterparties, Panasonic believes that such risk is minor because of the high credit rating of the counterparties.

Equity Price Risk

Panasonic holds available-for-sale securities included in short-term investments and investments and advances. In general, highly-liquid and low risk instruments are preferred in the portfolio. Available-for-sale securities included in investments and advances are held as longer term investments. Panasonic does not hold marketable securities for trading purposes.

Maturities of investments in available-for-sale securities as of March 31, 2014 and March 31, 2013 are as follows:

	Yen (millions)
	As of March 31,
	2014		2013
	Cost	Fair Value	Cost	Fair Value
Due after one year through five years	1,377	1,381	1,403	1,412
Due after five year through ten years	313	329	300	318
Equity securities	18,825	63,101	49,176	84,035

Total	20,515	64,811	50,879	85,765

Foreign Exchange Risk

The primary purpose of Panasonic’s foreign currency hedging activities is to protect against the volatility associated with foreign currency transactions. Panasonic primarily utilizes forward exchange contracts and options with durations of less than a few months. Panasonic also enters into foreign exchange contracts from time to time to hedge the risk of fluctuation in foreign currency exchange rates associated with long-term debt that is denominated in foreign currencies. Foreign exchange contracts related to such long-term debt have the same maturity as the underlying debt.

The following table provides the notional amounts and fair values of foreign exchange contracts, primarily hedging U.S. dollar and euro revenues, as of March 31, 2014 and March 31, 2013. Amounts related to foreign exchange contracts entered into in connection with long-term debt denominated in foreign currencies which eliminate all foreign currency exposures, are shown below in the table beneath the heading “Interest Rate Risk.”

	Yen (millions)
	As of March 31,
	2014		2013
	Notional Amount	Fair Value	Notional Amount	Fair Value
Foreign exchange contracts	856,774	2,074	782,101	(12,621)
Cross currency swaps	29,810	335	35,725	(184)

Commodity Price Risk

Panasonic is exposed to market risk of changes in prices of commodities including various non-ferrous metals used in the manufacturing of various products. Panasonic enters into commodity future contracts to offset certain exposure.

The following table provides the contract amounts and fair values of commodity futures as of March 31, 2014 and March 31, 2013.

	Yen (millions)
	As of March 31,
	2014		2013
	Notional Amount	Fair Value	Notional Amount	Fair Value
Commodity futures	858,139	(5,786)	557,505	(5,846)

Interest Rate Risk

Panasonic’s exposure to market risk for changes in interest rates relates principally to its debt obligations. Panasonic has long-term debt primarily with fixed rates. Fixed-rate debt obligations expose Panasonic to variability in their fair values due to changes in interest rates. To manage the variability in the fair values caused by interest rate changes, Panasonic enters into interest rate swaps when it is determined to be appropriate based on market conditions. Interest rate swaps change fixed-rate debt obligations to variable-rate debt obligations by entering into fixed-receiving, variable-paying interest rate swap contracts. The hedging relationship between interest rate swaps and hedged debt obligations is highly effective in achieving offsetting changes in fair values resulting from interest rate risk. The following tables provide information about Panasonic’s financial instruments that are sensitive to changes in interest rates as of March 31, 2014 and March 31, 2013. For debt obligations, the table presents principal cash flows by expected maturity dates, related weighted average interest rates and fair values of financial instruments.

Long-term debt, including current portion(1):

	Average interest rate	Yen (millions)
		Carrying amount and maturity date (as of March 31, 2014)
		Total	2015	2016	2017	2018	2019	There- after	Fair value
Unsecured straight bonds	1.3%	551,768	31,769	239,999		150,000	100,000	30,000	568,629
Unsecured bank loans	1.1%	1,821	611	1,199	11				1,821
Secured bank loans by subsidiaries	1.8%	825		223	117	121	125	239	825

Total		554,414	32,380	241,421	128	150,121	100,125	30,239	571,275

	Average interest rate	Yen (millions)
		Carrying amount and maturity date (as of March 31, 2013)
		Total	2014	2015	2016	2017	2018	There- after	Fair value
Unsecured straight bonds	1.3%	781,765	230,000	31,769	239,996		150,000	130,000	792,428
Unsecured bank loans	1.0%	100,294	41,591	58,409	282	12			99,741
Secured bank loans by subsidiaries	1.8%	1,074		233	122	125	131	463	1,074

Total		883,133	271,591	90,411	240,400	137	150,131	130,463	893,243

Note 1:	Unsecured straight bonds as of March 31, 2014 and March 31, 2013 include bonds, originally issued by PEW or SANYO and transferred to Panasonic in fiscal 2012.

Directors and Management of Panasonic after the Share Exchange

The following provides information about those individuals who are expected to remain or to be appointed in the general capacities indicated for Panasonic after the Share Exchange. All members are subject to approval or reconfirmation at the Company’s ordinary general meeting of shareholders, and at the Board of Directors’ Meeting and the Audit & Supervisory Board Members’ Meeting to be held on June 25, 2015.

Position	Responsibility	Name	Date of birth	Brief personal records
Chairman of the Board of Directors		Shusaku Nagae	January 30, 1950	Apr. 1972	Joined Matsushita Electric Works;
				Dec. 2004	Managing Executive Officer, Matsushita Electric Works;
				June 2007	Managing Director, Matsushita Electric Works;
				June 2010	President, Panasonic Electric Works Co., Ltd. (former Matsushita Electric Works);
				Apr. 2011	Senior Managing Executive Officer of Panasonic / In charge of Lighting Company and Panasonic Ecology Systems Co., Ltd.;
				Jan. 2012	In charge of Solution Business / President, Eco Solutions Company;
				June 2012	Executive Vice President of Panasonic / In charge of Corporate Division for Promoting Energy Solution Business;
				June 2013	Chairman of the Board of Directors (incumbent).

Vice Chairman of the Board of Directors		Masayuki Matsushita	October 16, 1945	Apr. 1968	Joined Panasonic;
				Oct. 1981	General Manager, Washing Machine Business Unit;
				Feb. 1986	Director of Panasonic;
				June 1990	Managing Director of Panasonic;
				June 1992	Senior Managing Director of Panasonic;
				Aug. 1993	Division Director, Corporate Industrial Marketing & Sales Division;
				July 1995	In charge of Overseas Operations;
				June 1996	Executive Vice President of Panasonic;
				June 2000	Vice Chairman of the Board of Directors (incumbent).

President and Director		Kazuhiro Tsuga	November 14, 1956	Apr. 1979 June 2001	Joined Panasonic; Director, Multimedia Development Center;
				June 2004	Executive Officer of Panasonic / In charge of Digital Network & Software Technology;
				Apr. 2008	Managing Executive Officer of Panasonic / President, Panasonic Automotive Systems Company;
				Apr. 2011	Senior Managing Executive Officer of Panasonic / President, AVC Networks Company;

Position	Responsibility	Name	Date of birth	Brief personal records
				June 2011	Senior Managing Director of Panasonic;
				June 2012	President of Panasonic (incumbent).

Executive Vice President and Director	In charge of Strategic Regions	Yoshihiko Yamada*	May 11, 1951	Apr. 1974	Joined Panasonic;
				Apr. 2003	Vice President, Panasonic AVC Networks Company / Director, System Solutions Business Group;
				June 2004	Executive Officer of Panasonic / Director, Corporate Management Division for North America / Chairman, Matsushita Electric Corporation of America;
				Apr. 2007	Managing Executive Officer of Panasonic;
				Apr. 2010	In charge of Industrial Sales;
				June 2010	Managing Director of Panasonic;
				Apr. 2011	Senior Managing Director of Panasonic;
				Jan. 2012	In charge of Industrial Devices Business;
				Apr. 2013	President, Automotive & Industrial Systems Company;
				Apr. 2014	Executive Vice President of Panasonic (incumbent) / In charge of Strategic Regions (incumbent).

Executive Vice President and Director	In charge of Japan Region, Customer Satisfaction, and Design	Kazunori Takami*	June 12, 1954	Apr. 1978	Joined Panasonic;
				June 2002	Director, Matsushita Refrigeration Company;
				Apr. 2005	In charge of Corporate Marketing Division for National Brand Home Appliances and Corporate Marketing Division for National Brand Wellness Products / Director, Corporate Marketing Division for National Brand Home Appliances;
				Apr. 2006	Executive Officer of Panasonic;
				Apr. 2008	Managing Executive Officer of Panasonic;
				Apr. 2009	President, Home Appliances Company (currently Appliances Company) / In charge of Lighting Company;
				June 2009	Managing Director of Panasonic;
				Apr. 2012	Senior Managing Director of Panasonic;
				Apr. 2015	Executive Vice President and Director; (incumbent); In charge of Japan Region, Customer Satisfaction, and Design (incumbent).

Senior Managing Director	In charge of Accounting and Finance	Hideaki Kawai*	September 1, 1954	Apr. 1977	Joined Panasonic;
				July 2004	General Manager, Corporate Finance & IR Group;
				Apr. 2008	Executive Officer of Panasonic;

Position	Responsibility	Name	Date of birth	Brief personal records
				Apr. 2011	Managing Executive Officer of Panasonic / General Manager, Corporate Planning Group;
				June 2012	Managing Director of Panasonic / In charge of Accounting and Finance (incumbent);
				Apr. 2014	Senior Managing Director of Panasonic (incumbent).

Senior Managing Director	In charge of Technology, Intellectual Property, Manufacturing, and Procurement	Yoshiyuki Miyabe*	December 5, 1957	Apr. 1983 Jan. 2003 Apr. 2008	Joined Panasonic; Manager, R&D Planning Office; Executive Officer of Panasonic / In charge of Digital Network & Software Technology;

				Apr. 2011	Managing Executive Officer of Panasonic / In charge of Technology;
				June 2011	Managing Director of Panasonic;
				Oct. 2012	In charge of Intellectual Property;
				Apr. 2013	President, AVC Networks Company;
				Apr. 2014	Senior Managing Director of Panasonic (incumbent);
				Apr. 2015	In charge of Technology, Intellectual Property, Manufacturing, and Procurement (incumbent).

Senior Managing Director	President, Automotive & Industrial Systems Company In charge of Industrial Business	Yoshio Ito*	March 18, 1953	Apr. 1973	Joined Panasonic;
				Apr. 2006	Vice President, Panasonic AVC Networks Company / Director, System Business Group;
				Apr. 2009	Executive Officer of Panasonic / President, Lighting Company;
				Jan. 2013	President, Industrial Devices Company / President, Energy Company;
				Apr. 2013	Managing Executive Officer of Panasonic;
				Apr. 2014	Senior Managing Executive Officer of Panasonic / President, Automotive & Industrial Systems Company (incumbent);
				June 2014	Senior Managing Director of Panasonic (incumbent);
				Apr. 2015	In charge of Industrial Business (incumbent).

Senior Managing Director	President, Eco Solutions Company	Tamio Yoshioka*	March 25, 1955	Apr. 1977	Joined Matsushita Electric Works;
				Apr. 2006	Executive Officer, Matsushita Electric Works;
				June 2011	Director, Panasonic Electric Works Co., Ltd. (former Matsushita Electric Works);
				Apr. 2013	Senior Managing Officer, Eco Solutions Company;
				June 2013	Director of Panasonic / President, Eco Solutions Company (incumbent);

Position	Responsibility	Name	Date of birth	Brief personal records
				Apr. 2014	Senior Managing Director of Panasonic (incumbent).

Managing Director	Representative in Tokyo Director, Government and External Relations Division	Takashi Toyama*	September 28, 1955	Apr. 1978 Apr. 2006	Joined Panasonic; President, Panasonic System Solutions Company / Director, Corporate Construction Business Promotion Division;

				Apr. 2007	Executive Officer of Panasonic;
				Jan. 2010	President, System Networks Company / President, Panasonic System Networks Co., Ltd.;
				June 2010	Director of Panasonic;
				Apr. 2011	Managing Director of Panasonic (incumbent) / President, Systems & Communications Company;
				June 2012	In charge of Planning and Information Systems;
				Oct. 2013	Director, Government and External Relations Division (incumbent);
				Apr. 2014	Representative in Tokyo (incumbent).

Managing Director

In charge of Human Resources, General Affairs, Social Relations, Legal Affairs, Fair Business & Compliance, Corporate Governance, Risk Management, Facility Management, and Corporate Sports Promotion Director, Risk & Governance Management Division

		Jun Ishii*	March 24, 1956	Apr. 1979	Joined Panasonic;
				June 2003	General Manager, Corporate Planning Group;
				Apr. 2007	Executive Officer of Panasonic;
				Apr. 2012	Managing Executive Officer of Panasonic;
				Apr. 2013	Director, Government and External Relations Division;
				Oct. 2013	In charge of Human Resources (incumbent);
				Apr. 2014	In charge of Legal Affairs (incumbent) / In charge of Risk Management, Information Security and Business Ethics / In charge of Information Systems;
				June 2014	Managing Director of Panasonic (incumbent);
				Apr. 2015	In charge of General Affairs, Social Relations, Fair Business & Compliance, Corporate Governance, Risk Management, Facility Management, and Corporate Sports Promotion (incumbent)
Director, Risk & Governance Management Division (incumbent).

Position	Responsibility	Name	Date of birth	Brief personal records
Managing Director (subject to approval)	President, AVC Networks Company In charge of Visual & Imaging Business and Solutions Business	Yasuji Enokido* **		Apr. 1983	Joined Panasonic;
				Apr. 2013	Executive Officer of the Company / Senior Vice President, AVC Networks Company
In charge of Imaging Business Division, Media Business Division, Visual Systems Business Division, and Panasonic Plasma Display Co., Ltd.;
				June 2013	Senior Vice President, AVC Networks Company
In charge of System Solutions Business and Panasonic Plasma Display Co., Ltd.;
				Apr. 2015	President, AVC Networks Company (incumbent) / In charge of Visual & Imaging Business and Solutions Business (incumbent);
				June 2015	Managing Director of the Company (subject to approval).

Managing Director	In charge of Planning	Mototsugu Sato*	October 17, 1956	Apr. 1979	Joined Matsushita Electric Works, Ltd.;
				Apr. 2008	Executive Officer, Matsushita Electric Works ;
				Apr. 2011	Senior Executive Officer, Panasonic Electric Works Co., Ltd. (former Matsushita Electric Works);
				Oct. 2013	Executive Officer of the Company / In charge of Planning (incumbent);
				June 2014	Director of the Company;
				Apr. 2015	Managing Director of the Company (incumbent).

Managing Director (subject to approval)	President, Appliances Company In charge of Consumer Business	Tetsuro Homma* **		Apr. 1985	Joined Panasonic;
				Oct. 2013	Executive Officer of the Company/ Senior Vice President, Appliances Company
In charge of Cold Chain Business/ Director, Refrigerator Business Division;
				Apr. 2014	Senior Vice President, Appliances Company/
In charge of Cold Chain and Home Appliances Business/
Director, Refrigerator Business Division;
				Apr. 2015	President, Appliances Company (incumbent) / In charge of Consumer Business (incumbent);
				June 2015	Managing Director of the Company (subject to approval).

Position	Responsibility	Name	Date of birth	Brief personal records
Director		Ikuo Uno	January 4, 1935	Apr. 1997	President, Nippon Life Insurance Company;
				Apr. 2005	Chairman, Nippon Life Insurance Company;
				June 2005	Director of Panasonic (incumbent);
				Apr. 2011	Director and Executive Advisor to the Board, Nippon Life Insurance Company;
				July 2011	Executive Advisor to the Board, Nippon Life Insurance Company (incumbent).

Director		Masayuki Oku	December 2, 1944	June 2005	President, Sumitomo Mitsui Banking Corporation / Chairman, Board of Directors of Sumitomo Mitsui Financial Group, Inc. (incumbent);
				June 2008	Director of Panasonic (incumbent).

Director		Hiroko Ota	February 2, 1954	Sep. 2006	The minister of Japan’s Economic and Fiscal Policy;
				Aug. 2008	Professor of National Graduate Institute for Policy Studies (incumbent);
				June 2013	Director of Panasonic (incumbent).

Senior Audit & Supervisory Board Member		Seiichiro Sano	November 20, 1952	Apr. 1977	Joined SANYO Electric Co., Ltd. (SANYO);
				Apr. 2005	Officer, SANYO;
				Apr. 2007	President, SANYO;
				June 2007	Executive Director & President, SANYO;
				Apr. 2011	Senior Managing Executive Officer of Panasonic;
				Jan. 2012	In charge of Special Task;
				June 2012	Senior Audit & Supervisory Board Member of Panasonic (incumbent).

Senior Audit & Supervisory Board Member (subject to approval)		Hirofumi Yasuhara**		Apr. 1979	Joined Panasonic
				June 2008	Director and Executive Officer of PanaHome Corporation/In charge of Management Control;
				Apr. 2009	Managing Executive Officer of PanaHome Corporation;
				Apr. 2012	Senior Managing Executive Officer of PanaHome Corporation;
				June 2012	Senior Managing Executive Officer and Representative Director of PanaHome Corporation/In charge of Corporate Planning, Control Group and Overseas Business Promotion;
				June 2014	Senior Audit & Supervisory Officer, Automotive & Industrial Systems Company;

Position	Responsibility	Name	Date of birth	Brief personal records
				June 2015	Senior Audit & Supervisory Board Member of the Company (subject to approval).

Audit & Supervisory Board Member		Yoshio Sato	August 25, 1949	July 2007	President and Director, Representative Executive Officer (Representative Director) of Sumitomo Life Insurance Company;
				July 2011	President and Representative Director, Chief Executive Officer of Sumitomo Life Insurance Company;
				Apr. 2014	Chairman and Representative Director of Sumitomo Life Insurance Company (incumbent);
				June 2014	Audit & Supervisory Board Member of Panasonic (incumbent).

Audit & Supervisory Board Member		Ikuo Hata	August 6, 1931	Apr. 1957 Apr. 1992	Appointed to the Bench; President of the Osaka District Court;
				Sep. 1995	Registered as Attorney at law (member of Osaka Bar Association) (incumbent);
				June 1998	Vice President of the Japan Federation of Conciliation Associations;
				July 2001	Member of the Supreme Court’s Building-Related Litigation Commission;
				June 2004	Audit & Supervisory Board Member of Panasonic (incumbent).

Audit & Supervisory Board Member		Toshio Kinoshita	April 12, 1949	July 1983	Registered as Certified Public Accountant (Japan) (incumbent);
				June 1994	Senior Partner of Chuo Audit Corporation (now MISUZU Audit Corporation);
				July 1998	Managing Partner for Japanese Business Network of PricewaterhouseCoopers LLP National Office;
				July 2007	Chief Executive of The Japanese Institute of Certified Public Accountants;
				July 2013	Council Member of The Japanese Institute of Certified Public Accountants (incumbent);
				June 2014	Audit & Supervisory Board Member of Panasonic (incumbent).

One asterisk (*) denotes Directors who concurrently serve as Executive Officers, pursuant to the Executive Officer System which was introduced to facilitate the development of optimum corporate strategies that integrate Panasonic’s comprehensive strengths.

Two asterisks (**) denotes newly appointed Directors and Audit & Supervisory Board Members who will be submitted for and subject to approval at the Company’s ordinary general meeting of shareholders, and at the Board of Directors’ Meeting and the Audit & Supervisory Board Members’ Meeting to be held on June 25, 2015.

Ikuo Uno, Masayuki Oku and Hiroko Ota are outside directors as stipulated in the Companies Act.

Yoshio Sato, Ikuo Hata and Toshio Kinoshita are outside audit & supervisory board members as stipulated in the Companies Act.

All three (3) outside directors and three (3) outside audit & supervisory board members were notified to the Japanese stock exchanges as “independent directors/ audit & supervisory board members” pursuant to the regulations of the Japanese stock exchanges.

There are no family relationships among any Directors or Audit & Supervisory Board Members.

Compensation

In order to align compensation for Directors according to their respective contribution to the management of Panasonic, the amounts of remuneration and bonuses for Directors are linked to individual performance and based on the management control indices such as free cash flow and CCM. By implementing this performance evaluation criteria based on shareholder interests, Panasonic intends to promote continuous growth and enhance profitability on a long-term basis.

(Note) CCM (Capital Cost Management) is a management control index developed by Panasonic to evaluate return on capital.

The aggregate amounts of remunerations, including compensation such as bonuses, and other financial benefits given in consideration of performance of duties, or collectively, the Remunerations, paid by Panasonic during the year ended March 31, 2014 to 16 Directors (other than Outside Directors) and 2 Audit & Supervisory Board Members (other than Outside Audit & Supervisory Board Members) for services in all capacities were 613 million yen and 67 million yen, respectively. The amounts of the Remunerations for 3 Outside Directors and 3 Outside Audit & Supervisory Board Members were 30 million yen and 34 million yen, respectively, during the year ended March 31, 2014.

Share Ownership

As of June 26, 2014, the total number of shares owned by the Directors and Audit & Supervisory Board Members of Panasonic was 13,175,923 shares, constituting 0.57% of all issued and outstanding shares of Panasonic’s common stock, excluding its treasury shares.

Stock options

Panasonic has adopted, based on the approval at the ordinary meeting of shareholders held on June 26, 2014, stock-type compensation stock options. Specifically, Panasonic issued, upon a resolution of its Board of Directors on July 31, 2014, stock acquisition rights as stock-type compensation stock options to Directors (excluding Outside Directors) of Panasonic and Executive Officers and certain other officers who are responsible for business operations over the Panasonic group.

Reason for Allotment of Stock Acquisition Rights as Stock-Type Compensation Stock Options

The purpose of allotment of stock acquisition rights as stock-type compensation stock options is to provide an incentive for allottees to further contribute to the improvement of long-term operating results and higher corporate value through sharing the benefits and risks of share price fluctuations with Panasonic’s shareholders.

Terms and Conditions of Stock Acquisition Rights

(1)	Name of stock acquisition rights:

Stock Acquisition Rights of Panasonic Corporation Issued in August of Fiscal Year 2015 (the year ending March 31, 2015)

(2)	Aggregate number of stock acquisition rights: 2,088

(3)	Class and number of shares to be acquired upon exercise of stock acquisition rights:

The class of shares to be acquired upon exercise of the stock acquisition rights shall be common stock of Panasonic, and the number of shares to be acquired upon exercise of each stock acquisition right, or the Number of Shares Acquired, shall be 100 shares; provided, however, that in the case that Panasonic conducts a share split (including an allotment without consideration (musho-wariate) of shares of common stock of Panasonic; the same shall apply to all references to the share split herein) or share consolidation on and after the date on which the stock acquisition rights shall be allotted as set forth in (12) below, or the Allotment Date, the Number of Shares Acquired shall be adjusted in accordance with the following formula, rounding down any fraction of less than one (1) share resulting from such adjustment.

Number of Shares Acquired after adjustment	=	Number of Shares Acquired before adjustment	x	Ratio of share split or share consolidation

The Number of Shares Acquired after adjustment shall become effective, in the case of a share split, on and after the day immediately following the record date of the relevant share split (if the record date is not set forth, on and after its effective date) or, in the case of a share consolidation, on and after its effective date; provided, however, that, in the event that a share split is conducted on the condition that a proposal to increase the capital or reserves by reducing the amount of surplus is approved at a general meeting of shareholders and that the record date for such share split is prior to the date of closing of such general meeting of shareholders, the Number of Shares Acquired after adjustment shall be applicable retroactively from the day immediately following the relevant record date, on and after the day immediately following the date of closing of the relevant general meeting of shareholders.

In addition to the above, in any event that makes it necessary to adjust the Number of Shares Acquired, including a merger and company split, on and after the Allotment Date, Panasonic may make appropriate adjustment to the Number of Shares Acquired within a reasonable range.

(4)	Value of assets to be contributed upon exercise of each stock acquisition right:

The value of assets to be contributed upon exercise of each stock acquisition right shall be one (1) yen per share to be acquired upon exercise of each stock acquisition right, multiplied by the Number of Shares Acquired.

(5)	Exercise period of stock acquisition rights:

From August 23, 2014 to August 22, 2044

(6)	Matters concerning capital and capital reserve to be increased due to issuance of shares upon exercise of stock acquisition rights:

The amount of capital to be increased due to the issuance of shares upon exercise of the stock acquisition rights shall be a half of the Maximum Amount of Capital Increase, Etc. which is calculated in accordance with Article 17, Paragraph 1 of the Ordinance on Company Accounting, and any fraction less than one (1) yen arising therefrom shall be rounded up to the nearest one (1) yen.

(i)	The amount of capital reserve to be increased due to the issuance of shares upon exercise of the stock acquisition rights shall be the amount determined by deducting the amount of capital to be increased provided for in (i) above from the Maximum Amount of Capital Increase, Etc. set forth in (i) above.

(7)	Restrictions on acquisition of stock acquisition rights by transfer:

The stock acquisition rights cannot be acquired through transfer, unless such acquisition is expressly approved by a resolution of the Board of Directors.

(8)	Provisions concerning acquisition of stock acquisition rights:

If any of the proposals set forth in (i), (ii), (iii), (iv) and (v) below is approved at a general meeting of shareholders of Panasonic (or, if a resolution of a general meeting of shareholders is not required, is approved by a resolution of the Board of Directors of Panasonic), Panasonic may acquire the stock acquisition rights without consideration on the date to be separately determined by the Board of Directors:

(i)	Proposal for approval of a merger agreement under which Panasonic shall become a dissolving company;

(ii)	Proposal for approval of split agreement or split plan under which Panasonic shall be split;

(iii)	Proposal for approval of a share exchange agreement or share transfer plan under which Panasonic shall become a wholly-owned subsidiary;

(iv)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of any shares issued or to be issued by Panasonic shall require the approval of Panasonic; and

(v)	Proposal for approval of an amendment to the Articles of Incorporation in order to establish the provision that an acquisition by way of transfer of a class of shares to be acquired upon exercise of the stock acquisition rights shall require the approval of Panasonic or that Panasonic may acquire all of such class of shares upon a resolution of a general meeting of shareholders.

(9)	Handling of fractions less than one (1) share resulting from exercise of stock acquisition rights:

In the case where the number of shares to be acquired by the holders of the stock acquisition rights registered in the register of stock acquisition rights, or the Holders, who have exercised the stock acquisition rights includes any fraction less than one (1) share, such fraction shall be disregarded.

(10)	Conditions for exercise of stock acquisition rights:

(i)	During the period when the stock acquisition rights may be exercised, the Holder may exercise the stock acquisition rights on and after the day immediately following the date on which such Holder loses the status of Director, Executive Officer, Audit & Supervisory Board Member or any status equivalent thereto, of Panasonic, or the Status Losing Date.

(ii)	Notwithstanding (i) above, the Holder may exercise the stock acquisition rights within the respective periods prescribed below if either (a) or (b) below occurs (provided that the case mentioned in (b) below excludes where the allotment of stock acquisition rights by any of the relevant companies listed in “a” through “e” of Article 236, Paragraph 1, Item 8 of the Companies Act to the Holder is stipulated in a merger agreement, a share exchange agreement, or a share transfer plan):

(a)	If the Status Losing Date does not occur on or before August 22, 2043:

From August 23, 2043 to August 22, 2044

(b)	If proposal for approval of a merger agreement under which Panasonic shall become a dissolving company or proposal for approval of a share exchange agreement or share transfer plan under which Panasonic shall become a wholly-owned subsidiary is approved at a general meeting of shareholders (or, if a resolution of a general meeting of shareholders is not required, is approved by a resolution of the Board of Directors):

During a 15 day-period commencing from the day immediately following the date (inclusive) when the proposal is approved

(iii)	(i) and (ii) (a) above shall not be applicable to those who have succeeded to the stock acquisition rights by inheritance.

(iv)	If the Holder waives the stock acquisition rights, the relevant stock acquisition rights may not be exercised thereafter.

(11)	Paid-in amount for the stock acquisition rights:

105,400 yen per stock acquisition right (1,054 yen per share)

The remuneration, the amount of which shall be equal to the price to be paid in exchange for stock acquisition rights as stated above, were paid by Panasonic to the person to whom the stock acquisition rights were allotted, and the obligation of such person to pay such price were offset by the rights of such person who receives the remuneration.

(12)	Date on which stock acquisition rights were allotted:

August 22, 2014

(13)	Date on which payment was made in exchange for stock acquisition rights:

August 22, 2014

(14)	Persons to whom the stock acquisition rights were allotted, number of such persons, and number of stock acquisition rights allotted:

Persons to whom the stock acquisition rights were allotted	Number of Persons	Number of Stock Acquisition Rights Allotted
Directors (excluding Outside Directors) of Panasonic	13	1,674
Executive Officers and certain other officers who are responsible for business operations over the Panasonic group	14	414

Major Shareholders

Panasonic

As of March 31, 2015, the following shareholders of record owned more than 5% of Panasonic’s outstanding common stock. The information in the following table is based on Panasonic’s register of shareholders. Panasonic is not required by Japanese law to monitor or disclose beneficial ownership of common stock.

Name	Shares Ownership (in thousands of shares)	Percentage of Outstanding Panasonic Shares Owned as of March 31, 2015
Japan Trustee Services Bank, Ltd. (trust account)	140,734	6.08%
The Master Trust Bank of Japan, Ltd. (trust account)	118,120	5.11%

Note 1:	Holdings of less than 1,000 shares have been omitted.
Note 2:	The majority of the shares held by Japan Trustee Services Bank, Ltd. (trust account) are shares which were originally entrusted to Sumitomo Mitsui Trust Holdings, Inc. and other institutions, in relation to trust operations, and which were then re-entrusted to Japan Trustee Services Bank, Ltd.
Note 3:	Percentage of outstanding Panasonic shares is calculated excluding Panasonic’s own shares (141,789,018).

To Panasonic’s knowledge, no other shareholder beneficially owned more than 5% of Panasonic’s outstanding shares as of the date of this prospectus. Panasonic’s major shareholders do not have different voting rights from any other holder of Panasonic shares. To Panasonic’s knowledge, it is not owned or controlled by another corporation, any government or any natural or legal person, either severally or jointly. Panasonic knows of no arrangements the operation of which may result in a change of control of Panasonic.

Panasonic IS

As of March 31, 2015, based on Panasonic IS’s register of shareholders, the following shareholders of record owned more than 5% of Panasonic IS’s outstanding common stock. Panasonic IS is not required by Japanese law to monitor or disclose beneficial ownership of common stock.

Name	Shares Ownership (in thousands of shares)	Percentage of Outstanding Panasonic IS Shares Owned as of March 31, 2015
Panasonic Corporation	6,787	63.69%
BBH FOR FIDELITY LOW-PRICED STOCK FUND (PRINCIPAL ALL SECTOR SUBPORTFOLIO)	606	5.69

Note 1:	Holdings of less than 1,000 shares have been omitted.
Note 2:	Percentage of outstanding Panasonic IS shares is calculated excluding Panasonic IS’s own shares (372).
Note 3:	On January 1, 2012, Panasonic Electric Works Co., Ltd., or PEW, was merged into Panasonic Corporation, making Panasonic Corporation Panasonic IS’s largest shareholder and a direct shareholder. Immediately prior to the merger of PEW into Panasonic Corporation, PEW held the 6,787 thousand shares of Panasonic IS currently held by Panasonic Corporation.

Panasonic IS’s major shareholders do not have different voting rights from any other holder of Panasonic IS shares. Panasonic IS is controlled by Panasonic, Panasonic IS’s parent company, which, as of March 31, 2015, owned 63.69% of Panasonic IS’s outstanding common stock. Panasonic IS knows of no arrangements the operation of which may result in a change of control of Panasonic IS.

Description of Panasonic’s Common Stock

The following information relates to the shares of Panasonic’s common stock, including summaries of certain provisions of the Panasonic’s Articles of Incorporation, Share Handling Regulations and of the Companies Act relating to joint stock corporations (known in Japanese as kabushiki kaisha).

General

Except as otherwise stated, set forth below is information relating to Panasonic’s Common Stock, including brief summaries of the relevant provisions of Panasonic’s Articles of Incorporation and Share Handling Regulations, as currently in effect, and of the Companies Act and related regulations.

Effective on January 5, 2009, a new central book-entry transfer system for listed shares of Japanese companies was established pursuant to the Act Concerning Book-Entry Transfer of Corporate Bonds, Shares etc. and regulations thereunder, or, collectively, the Book-entry Transfer Act, and this system is applied to the shares of Common Stock of Panasonic. Under this system, shares of all Japanese companies listed on any Japanese stock exchange are dematerialized, and shareholders of listed shares must have accounts at account management institutions to hold their shares unless such shareholder has an account at Japan Securities Depository Center, Inc., or JASDEC, the only institution that is designated by the relevant authorities as a clearing house under the Book-entry Transfer Act. “Account management institutions” are financial instruments business operators (i.e., securities companies), banks, trust companies and certain other financial institutions which meet the requirements prescribed by the Book-entry Transfer Act. Transfer of the shares of Common Stock of Panasonic is effected exclusively through entry in the records maintained by JASDEC and the account management institutions, and title to the shares passes to the transferee at the time when the transfer of the shares is recorded at the transferee’s account at an account management institution. The holder of an account at an account management institution is presumed to be the legal holder of the shares recorded in such account.

Under the Companies Act and the Book-entry Transfer Act, in order to assert shareholders’ rights to which shareholders as of record dates are entitled (such as the rights to vote at a general meeting of shareholders or receive dividends) against Panasonic, a shareholder must have its name and address registered in Panasonic’s register of shareholders. Under the central book-entry transfer system, shareholders shall notify the relevant account management institutions of certain information prescribed under the Book-entry Transfer Act and Panasonic’s Share Handling Regulations, including their names and addresses, and the registration on the register of shareholders is made upon receipt by Panasonic of necessary information from JASDEC (as described in “—Record date”). On the other hand, in order to assert, directly against Panasonic, shareholders’ rights to which shareholders are entitled regardless of record dates such as minority shareholders’ rights, including the right to propose a matter to be considered at a general meeting of shareholders, excluding shareholders’ rights to request Panasonic to purchase or sell shares constituting less than a full unit (as described in “—Unit share system”), JASDEC shall, upon the shareholder’s request, issue a notice of certain information including the name and address of such shareholder to Panasonic. Thereafter, such shareholder is required to present Panasonic with a receipt of the request of the notice in accordance with Panasonic’s Share Handling Regulations. Under the Book-entry Transfer Act, the shareholder shall exercise such shareholders’ right within four weeks after the notice above has been given.

Non-resident shareholders are required to appoint a standing proxy in Japan or provide a mailing address in Japan. Each such shareholder must give notice of such standing proxy or mailing address to the relevant account management institution. Such notice will be forwarded to Panasonic through JASDEC. Japanese securities companies and commercial banks customarily act as standing proxies and provide related services for standard fees. Notices from Panasonic to non-resident shareholders are delivered to such standing proxies or mailing addresses.

The registered holder of deposited shares underlying the American Depositary Shares (ADSs) is the Depositary for the ADSs. Accordingly, holders of ADSs will not be able to directly assert shareholders’ rights against Panasonic.

Authorized capital

Article 6 of the Articles of Incorporation of Panasonic provides that the total number of shares authorized to be issued by Panasonic shall be four billion nine hundred and fifty million (4,950,000,000).

As of December 31, 2014, 2,453,053,497 shares of Common Stock were issued. All shares of Common Stock of Panasonic have no par value. All issued shares of Panasonic are fully-paid and non-assessable.

Distribution of Surplus

Distribution of Surplus—General

Under the Companies Act, dividends shall be paid by way of distribution of Surplus (“Surplus” is defined in “—Restriction on Distributions of Surplus”) in cash or in kind.

Panasonic may make distributions of Surplus to the shareholders any number of times per business year, subject to certain limitations described in “—Restriction on Distributions of Surplus.” Distributions of Surplus need, in principle, to be declared by a resolution of a general meeting of shareholders, but Panasonic may also authorize distributions of Surplus by a resolution of the Board of Directors as long as its non-consolidated annual financial statements for the last business year fairly present its assets and profit or loss, as required by ordinances of the Ministry of Justice.

Distributions of Surplus may be made in cash or in kind in proportion to the number of shares of Common Stock of Panasonic held by respective shareholders. A resolution of a general meeting of shareholders or the Board of Directors, as the case may be, authorizing a distribution of Surplus must specify the kind and aggregate book value of the assets to be distributed, the manner of allocation of such assets to shareholders, and the effective date of the distribution. If a distribution of Surplus is to be made in kind, Panasonic may, pursuant to a resolution of a general meeting of shareholders or the Board of Directors, as the case may be, grant a right to the shareholders to require Panasonic to make such distribution in cash instead of in kind. If no such right is granted to shareholders, the relevant Distribution of Surplus must be approved by a special resolution of a general meeting of shareholders (see “—Voting rights” with respect to a “special resolution”).

Under Panasonic’s Articles of Incorporation, year-end dividends and interim dividends may be distributed to shareholders appearing in Panasonic’s register of shareholders as of March 31 and September 30 each year respectively, in proportion to the number of shares of the Common Stock of Panasonic held by respective shareholders following approval by the general meeting of shareholders or the Board of Directors. Panasonic is not obliged to pay any dividends in cash which have not been received within three years from the commencement of payment thereof. In Japan, the ex-dividend date and the record date for dividends precede the date when the amount of the dividends to be paid is determined by Panasonic. The shares of common stock generally go ex-dividend on the second business day prior to the record date for dividends.

Distribution of Surplus—Restriction on Distributions of Surplus

In making a distribution of Surplus, Panasonic must, until the sum of its additional paid-in capital and legal reserve reaches one-quarter of its stated capital, set aside to its additional paid-in capital and/or legal reserve an amount equal to one-tenth of the amount of Surplus so distributed.

The amount of Surplus at any given time must be calculated in accordance with the following formula:

A + B + C + D – (E + F + G)

In the above formula:

“A” = the total amount of other capital surplus and other retained earnings, each such amount being that appearing on the non-consolidated balance sheet as of the end of the last business year

“B” = (if Panasonic has disposed of its treasury stock after the end of the last business year) the amount of the consideration for such treasury stock received by Panasonic less the book value thereof

“C” = (if Panasonic has reduced its stated capital after the end of the last business year) the amount of such reduction less the portion thereof that has been transferred to additional paid-in capital or legal reserve (if any)

“D” = (if Panasonic has reduced its additional paid-in capital or legal reserve after the end of the last business year) the amount of such reduction less the portion thereof that has been transferred to stated capital (if any)

“E” = (if Panasonic has cancelled its treasury stock after the end of the last business year) the book value of such treasury stock

“F” = (if Panasonic has distributed Surplus to its shareholders after the end of the last business year) the total book value of the Surplus so distributed

“G” = certain other amounts set forth in ordinances of the Ministry of Justice, including (if Panasonic has reduced Surplus and thereby increased its stated capital, additional paid-in capital or legal reserve after the end of the last fiscal year) the amount of such reduction and (if Panasonic has distributed Surplus to the shareholders after the end of the last business year) the amount set aside from such Surplus to additional paid-in capital or legal reserve (if any) as required by ordinances of the Ministry of Justice.

The aggregate book value of Surplus to be distributed by Panasonic may not exceed a prescribed distributable amount, or the Distributable Amount, as calculated on the effective date of such distribution. The Distributable Amount at any given time shall be equal to the amount of Surplus less the aggregate of the followings:

(a) the book value of its treasury stock;

(b) the amount of consideration for any of treasury stock disposed of by Panasonic after the end of the last business year; and

(c) certain other amounts set forth in ordinances of the Ministry of Justice, including (if the sum of one-half of goodwill and the deferred assets exceeds the total of stated capital, additional paid-in capital and legal reserve, each such amount being that appearing on the non-consolidated balance sheet as of the end of the last business year) all or certain part of such exceeding amount as calculated in accordance with the ordinances of the Ministry of Justice.

Panasonic, for the fiscal year ended March 31, 2014, did not elect to become a company with respect to which consolidated balance sheets should be considered in the calculation of the Distributable Amount (renketsu haito kisei tekiyo kaisha) as described below. If a company has become at its option a company with respect to which consolidated balance sheets should also be considered in the calculation of the Distributable Amount, a company shall, in calculating the Distributable Amount, further deduct from the amount of Surplus the excess amount, if any, of (x) the total amount of stockholders’ equity appearing on the non-consolidated balance sheet as of the end of the last business year and certain other amounts set forth by ordinances of the Ministry of Justice over (y) the total amount of stockholders’ equity and certain other amounts set forth by ordinances of the Ministry of Justice appearing on the consolidated balance sheet as of the end of the last business year.

If Panasonic has prepared interim financial statements as described below, and if such interim financial statements have been approved by the Board of Directors or, if so required by the Companies Act, by a general meeting of shareholders, then the Distributable Amount must be adjusted to take into account the amount of profit or loss, and the amount of consideration for any of the treasury stock disposed of by Panasonic, during the period in respect of which such interim financial statements have been prepared. Panasonic may prepare non-consolidated interim financial statements consisting of a balance sheet as of any date subsequent to the end of the last business year and an income statement for the period from the first day of the current business year to the date of such balance sheet. Interim financial statements so prepared by Panasonic must be audited by the Audit & Supervisory Board Members and the Accounting Auditor, as required by ordinances of the Ministry of Justice.

Stock splits

Panasonic may at any time split shares in issue into a greater number of shares by resolution of the Board of Directors, and may in principle amend its Articles of Incorporation to increase the number of authorized shares to be issued in proportion to the relevant stock split pursuant to a resolution of the Board of Directors rather than a special shareholders resolution (as defined in “—Voting rights”) as is otherwise required for amending the Articles of Incorporation.

When a stock split is to be made, Panasonic must give public notice of the stock split, specifying the record date therefor, at least two weeks prior to such record date. Under the central book-entry transfer system operated by JASDEC, Panasonic must also give notice to JASDEC regarding a stock split at least two weeks prior to the relevant effective date. On the effective date of the stock split, the number of shares recorded in all accounts held by Panasonic’s shareholders at account managing institutions or JASDEC will be increased in accordance with the applicable ratio.

Consolidation of shares

Panasonic may at any time consolidate shares in issue into a smaller number of shares by a special shareholders resolution (as defined in “—Voting rights”). When a consolidation of shares is to be made, Panasonic must give public notice or notice to each shareholder at least two weeks prior to the effective date of the consolidation of shares. Under the central book-entry transfer system operated by JASDEC, Panasonic must also give notice to JASDEC regarding a consolidation of shares at least two weeks prior to the effective date of the consolidation of shares. On the effective date of the consolidation of shares, the number of shares recorded in all accounts held by Panasonic’s shareholders at account managing institutions or JASDEC will be decreased in accordance with the applicable ratio. Panasonic must disclose the reason for the consolidation of shares at the general meeting of shareholders.

General meeting of shareholders

The ordinary general meeting of shareholders of Panasonic for each fiscal year is normally held in June in each year. In addition, Panasonic may hold an extraordinary general meeting of shareholders whenever necessary by giving notice of convocation thereof at least two weeks prior to the date set for the meeting.

Notice of convocation of a shareholders’ meeting setting forth the place, time, purpose thereof and certain matters set forth in the Companies Act and the ordinances of the Ministry of Justice, must be mailed to each shareholder having voting rights (or, in the case of a non-resident shareholder, to his or her standing proxy or mailing address in Japan) at least two weeks prior to the date set for the meeting. Under the Companies Act, such notice may be given to shareholders by electronic means, subject to the consent of the relevant shareholders. The record date for exercising voting rights at the ordinary general meeting of shareholders is March 31 of each year.

Any shareholder or group of shareholders of Panasonic holding at least three percent of the total number of voting rights for a period of six months or more may require the convocation of a general meeting of shareholders for a particular purpose by showing such a purpose and reason for convocation to a Representative Director. Unless such shareholders’ meeting is convened promptly or a convocation notice of a meeting which is to be held not later than eight weeks from the day of such demand is dispatched, the requiring shareholder may, upon obtaining a court approval, convene such shareholders’ meeting.

Any shareholder or group of shareholders of Panasonic holding at least 300 voting rights or one percent of the total number of voting rights for a period of six months or more may propose a matter to be considered at a general meeting of shareholders by showing such matter to a Representative Director at least eight weeks prior to the date of such meeting.

Under the Companies Act, any of minimum percentages, time periods and number of voting rights necessary for exercising the minority shareholder rights described above may be decreased or shortened if the articles of incorporation of a joint stock corporation so provide.

Voting rights

So long as Panasonic maintains the unit share system (see “—Unit share system” below; currently 100 shares constitute one unit) a holder of shares constituting one or more full units is entitled to one voting right per unit of shares subject to the limitations on voting rights set forth in the following two sentences. Any corporate or certain other entity, one-quarter or more of whose total voting rights are directly or indirectly owned by Panasonic, may not exercise its voting rights with respect to shares of Common Stock of Panasonic that it owns. In addition, Panasonic may not exercise its voting rights with respect to its shares that it owns. If Panasonic eliminates from its Articles of Incorporation the provisions relating to the unit of shares, holders of Common Stock will have one voting right for each share they hold. Except as otherwise provided by law or by the Articles of Incorporation, a resolution can be adopted at a general meeting of shareholders by a majority of the number of voting rights of all the shareholders entitled to exercise their voting rights represented at the meeting. The Companies Act and Panasonic’s Articles of Incorporation provide, however, that the quorum for the election of Directors and Audit & Supervisory Board Members shall not be less than one-third of the total number of voting rights of all the shareholders entitled to exercise their voting rights. Panasonic’s shareholders are not entitled to cumulative voting in the election of Directors. Shareholders may exercise their voting rights through proxies, provided that the proxies are also shareholders holding voting rights. Panasonic’s shareholders also may cast their votes in writing, or exercise their voting rights by electronic means pursuant to the method determined by the Board of Directors.

The Companies Act and Panasonic’s Articles of Incorporation provide that in order to amend the Articles of Incorporation and in certain other instances, including:

(1)	acquisition of its own shares from a specific party other than its subsidiaries;

(2)	consolidation of shares;

(3)	any offering of new shares at a “specially favorable” price (or any offering of stock acquisition rights to acquire shares of capital stock, or bonds with stock acquisition rights at “specially favorable” conditions) to any persons other than shareholders;

(4)	the removal of an Audit & Supervisory Board Member;

(5)	the exemption of liability of a Director, Audit & Supervisory Board Member or Accounting Auditor to a certain extent set forth in the Companies Act;

(6)	a reduction of stated capital with certain exceptions in which just a usual resolution of shareholders is required or a shareholders’ resolution is not required;

(7)	a distribution of in-kind dividends which meets certain qualifications;

(8)	dissolution, liquidation, merger, consolidation, or corporate split with certain exceptions in which a shareholders’ resolution is not required;

(9)	the transfer of the whole or a material part of the business;

(10)	the taking over of the whole of the business of any other corporation with certain exceptions in which a shareholders’ resolution is not required; or

(11)	share exchange or share transfer for the purpose of establishing 100% parent-subsidiary relationships with certain exceptions in which a shareholders’ resolution is not required;

the quorum shall be one-third of the total voting rights of all the shareholders and the approval by at least two-thirds of the voting rights of all the shareholders entitled to exercise their voting rights represented at the meeting is required, such process, a special shareholders resolution.

Pursuant to the terms of the Amended and Restated Deposit Agreement relating to American Depositing Receipts (ADRs) evidencing ADSs, each ADS representing one share of Common Stock of Panasonic, as soon as practicable after receipt of notice of any meeting of shareholders of Panasonic, the Depositary (currently JPMorgan Chase Bank, N.A.) will mail to the record holders of ADRs a notice which will contain the information in the notice of the meeting. The record holders of ADRs on a date specified by the Depositary will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the shares of Common Stock of Panasonic represented by their ADSs. The Depositary will endeavor, in so far as practicable, to vote the number of shares of Common Stock of Panasonic represented by such ADSs in accordance with such instructions. In the absence of such instructions, the Depositary has agreed to give a discretionary proxy to a person designated by Panasonic to vote in favor of any proposals or recommendations of Panasonic. However, such proxy may not be given (i) with respect to any matter which Panasonic informs the Depositary that Panasonic does not wish such proxy given, (ii) with respect to any matter to which there exists substantial opposition of the record holder of ADRs, or (iii) for any proposal that has, if approved, a materially adverse effect on the rights of shareholders of Panasonic.

Issue of additional shares

Holders of Panasonic’s shares of Common Stock have no pre-emptive rights under the Companies Act. Authorized but unissued shares may be issued at such times and upon such terms as the Board of Directors determines, subject to the limitations as to the offering of new shares at a “specially favorable” price mentioned under “Voting rights” above. In the case of an issuance or transfer of Panasonic’s shares of Common Stock or stock acquisition rights by way of an allotment to a third party which would dilute the outstanding voting shares by 25% or more or change the controlling shareholder, in addition to a resolution of the Board of Directors, the approval of the shareholders or an affirmative opinion from a person independent of our management is generally required pursuant to the regulations of the Japanese stock exchanges. Pursuant to the amendment of the Companies Act which was promulgated on June 27, 2014 and will be effective on May 1, 2015, in the case of an issuance or transfer of Panasonic’s shares of Common Stock or stock acquisition rights by way of an allotment to a third party whereby the third party will hold more than 50% of the voting rights of all Panasonic’s shareholders, Panasonic shall notify (including a public notice) its shareholders of the information regarding such third-party allotment no later than two weeks prior to the payment date for the issue or transfer of the shares. If shareholders who hold one-tenth or more of the voting rights of all shareholders give notices to Panasonic to the effect that they dissent from the third-party allotment within two weeks from the day of the notice from Panasonic, the approval by an ordinary resolution of a general meeting of shareholders is generally required no later than the day immediately preceding the payment date. The Board of Directors may determine that shareholders shall be given subscription rights regarding a particular issue of new shares, in which case such rights must be given on uniform terms to all shareholders as at a record date at least two weeks prior to which public notice must be given. Each of the shareholders to whom such rights are given must also be given notice of the expiry thereof at least two weeks prior to the date on which such rights expire.

Subject to certain conditions, Panasonic may issue stock acquisition rights or bonds with stock acquisition rights by a resolution of the Board of Directors. Holders of stock acquisition rights may exercise their rights to acquire a certain number of shares within the exercise period as prescribed in the terms of their stock acquisition rights. Upon the exercise of stock acquisition rights, Panasonic will be obliged to issue the relevant number of new shares or alternatively to transfer the necessary number of treasury stock held by it. Panasonic may determine by a resolution of the Board of Directors at the time of offerings that a transfer of the stock acquisition rights shall require the approval of Panasonic. Whether Panasonic will determine such a matter in future stock acquisition rights offerings will depend upon the circumstances at the time of such offerings.

Liquidation rights

In the event of a liquidation of Panasonic, the assets remaining after payment of all debts and liquidation expenses and taxes will be distributed among shareholders in proportion to the respective numbers of shares of Common Stock held.

Record date

As mentioned above (see “—Distribution of Surplus—Distribution of Surplus—General”), March 31 is the record date for Panasonic’s year-end dividends. So long as Panasonic maintains the unit share system, the shareholders who are registered as the holders of one or more units of shares in Panasonic’s registers of shareholders at the end of each March 31 are entitled to exercise shareholders’ rights at the ordinary general meeting of shareholders with respect to the business year ending on such March 31. September 30 is the record date for interim dividends. In addition, Panasonic may set a record date for determining the shareholders entitled to other rights and for other purposes by giving at least two weeks’ prior public notice. Under the Book-entry Transfer Act, JASDEC is required to give Panasonic a notice of the names and addresses of the shareholders, the number of shares held by them and other relevant information as of each such record date, and Panasonic’s register of shareholders shall be updated accordingly.

The shares generally goes ex-dividends or ex-rights on Japanese stock exchanges on the second business day prior to a record date (or if the record date is not a business day, the third business day prior thereto), for the purpose of dividends or rights offerings.

Acquisition by Panasonic of its common stock

Under the Companies Act and Panasonic’s Articles of Incorporation, Panasonic may acquire its own shares of Common Stock (i) from a specific shareholder other than any of its subsidiaries (pursuant to a special shareholders resolution), (ii) from any of its subsidiaries (pursuant to a resolution of the Board of Directors), or (iii) by way of purchase on any Japanese stock exchange on which Panasonic’s shares of Common Stock are listed or by way of tender offer (as long as its non-consolidated annual financial statements and certain documents for the last business year fairly present its asset and profit or loss status, as required by ordinances of the Ministry of Justice) (in either case pursuant to an ordinary resolution of a general meeting of shareholders or a resolution of the Board of Directors). In the case of (i) above, any other shareholder may make a request to Panasonic that such other shareholder be included as a seller in the proposed purchase, provided that no such right will be available if the purchase price or any other consideration to be received by the relevant specific shareholder will not exceed the last trading price of the shares on the relevant stock exchange on the day immediately preceding the date on which the resolution mentioned in (i) above was adopted (or, if there is no trading in the shares on the stock exchange or if the stock exchange is not open on such day, the price at which the shares are first traded on such stock exchange thereafter).

Shares acquired by Panasonic may be held for any period or may be cancelled by a resolution of the Board of Directors. Panasonic may also transfer such shares to any person, subject to a resolution of the Board of Directors and to other requirements similar to those applicable to the issuance of new shares, as described in “Issue of additional shares” above. Panasonic may also utilize its treasury stock for the purpose of transfer to any person upon exercise of stock acquisition rights or for the purpose of acquiring another company by way of merger, share exchange or corporate split through exchange of treasury stock for shares or assets of the acquired company.

Unit share system

The Articles of Incorporation of Panasonic provide that 100 shares constitute one unit of shares of Common Stock. Although the number of shares constituting one unit is included in the Articles of Incorporation, any amendment to the Articles of Incorporation reducing (but not increasing) the number of shares constituting one unit or eliminating the provisions for the unit of shares may be made by a resolution of the Board of Directors rather than by a special shareholders resolution, which is otherwise required for amending the Articles of Incorporation. The number of shares constituting one unit, however, cannot exceed 1,000 nor 0.5% of total number of issued shares.

Under the unit share system, shareholders shall have one voting right for each unit of shares that they hold. Any number of shares less than a full unit will carry no voting rights.

Under the central book-entry transfer system operated by JASDEC, shares constituting less than one unit are generally transferable. Under the rules of the Japanese stock exchanges, however, shares constituting less than one unit do not comprise a trading unit, except in limited circumstances, and accordingly may not be sold on the Japanese stock exchanges.

A holder of shares constituting less than one unit may require Panasonic to purchase such shares at their market value in accordance with the provisions of the Share Handling Regulations of Panasonic. In addition, the Articles of Incorporation of Panasonic provide that a holder of shares constituting less than one unit may request Panasonic to sell to such holder such amount of shares which will, when added together with the shares constituting less than one unit held by such holder, constitute one unit of stock, in accordance with the provisions of the Share Handling Regulations of Panasonic. As prescribed in the Share Handling Regulations, such requests shall be made through an account management institution and JASDEC pursuant to the rules set by JASDEC, without going through the notification procedure required for the exercise of shareholders’ rights entitled regardless of record dates as described in “—General.”

A holder who owns ADRs evidencing less than 100 ADSs will indirectly own less than one full unit of shares of Common Stock. Although, as discussed above, under the unit share system holders of less than one unit have the right to require Panasonic to purchase their shares or sell shares held by Panasonic to such holders, holders of ADRs evidencing ADSs that represent other than integral multiples of units are unable to withdraw the underlying shares of Common Stock representing less than one unit and, therefore, are unable, as a practical matter, to exercise the rights to require Panasonic to purchase such underlying shares or sell shares held by Panasonic to such holders. As a result, access to the Japanese markets by holders of ADRs through the withdrawal mechanism will not be available for dispositions of shares of Common Stock in lots less than one unit. The unit share system does not affect the transferability of ADSs, which may be transferred in lots of any size.

Sale by Panasonic of shares held by shareholders whose location is unknown

Panasonic is not required to send a notice to a shareholder if a notice to such shareholder fails to arrive at the registered address of the shareholder in Panasonic’s register of shareholders or at the address otherwise notified to Panasonic continuously for five years or more.

In addition, Panasonic may sell or otherwise dispose of shares of Common Stock for which the location of the shareholder is unknown. Generally, if (i) notices to a shareholder fail to arrive continuously for five years or more at the shareholder’s registered address in Panasonic’s register of shareholders or at the address otherwise notified to Panasonic, and (ii) the shareholder fails to receive distribution of Surplus on the shares continuously for five years or more at the address registered in Panasonic’s register of shareholders or at the address otherwise notified to Panasonic, Panasonic may sell or otherwise dispose of the shareholder’s shares by a resolution of the Board of Directors and after giving at least three months’ prior public and individual notice, and hold or deposit the proceeds of such sale or disposal of shares at the then market price of the shares for the shareholder, the location of which is unknown.

Reporting of substantial shareholdings, etc.

The Financial Instruments and Exchange Act of Japan and regulations thereunder requires any person, regardless of his/her residence, who has become, beneficially and solely or jointly, a holder of more than 5% of the total issued shares with voting rights of common stock of a company listed on any Japanese stock exchange or whose shares are traded on the over-the-counter market in Japan, to file with the Director-General of a competent Local Finance Bureau of Ministry of Finance within five business days from the date of becoming such holder a Substantial Shareholding Report.

A similar report must also be filed in respect to any subsequent change of 1% or more in any such holding or any change in material matters set out in reports previously filed, with certain exceptions. For this purpose, shares issuable to such person upon conversion of convertible securities or exercise of share subscription warrants or stock acquisition rights are taken into account in determining both the number of shares with voting rights held by such holder and the issuer’s total issued share capital. Any such report shall be filed with the Director General of the relevant Finance Bureau of the Ministry of Finance through the Electronic Disclosure for Investors’ Network (EDINET) system. Copies of such report must also be furnished to the issuer of such shares.

Except for the general limitations under Japanese anti-trust and anti-monopoly regulations on holding shares of common stock of a Japanese corporation which leads or may lead to a restraint of trade or a monopoly, except for the limitations under the Foreign Exchange Regulations as described in “Exchange Controls” below, and except for general limitations under the Companies Act or Panasonic’s Articles of Incorporation on the rights of shareholders applicable regardless of residence or nationality, there is practically no limitation under Japanese laws and regulations applicable to Panasonic or under its Articles of Incorporation on the rights of non-resident or foreign shareholders to hold the shares of Common Stock of Panasonic or exercise voting rights thereon.

There is no provision in Panasonic’s Articles of Incorporation that would have an effect of delaying, deferring or preventing a change in control of Panasonic and that would operate only with respect to merger, consolidation, acquisition or corporate restructuring involving Panasonic. However, the Board of Directors resolved to adopt the ESV Plan which provides certain rules which a Large-scale Purchaser who intends to acquire 20% or more of all voting rights of Panasonic must comply with. For details, please see “—Initiatives to Maximize Shareholder Value” below.

* Initiatives to Maximize Shareholder Value

On April 28, 2005, the Board of Directors resolved to adopt a policy related to a Large-scale Purchase of the Panasonic’s shares called the Enhancement of Shareholder Value (ESV) Plan. The ESV Plan has been approved at Board of Directors meetings every year since then. On April 28, 2015, the Board of Directors resolved to continue the ESV Plan.

With respect to a Large-scale Purchaser who intends to acquire 20% or more of all voting rights of Panasonic, this policy requires that (i) a Large-scale Purchaser provides sufficient information, such as its outline, purposes or conditions, the basis for determination of the purchase price and funds for purchase, and management policies and business plans which the Large-scale Purchaser intends to adopt after the completion of the Large-scale Purchase, to the Board of Directors before a Large-scale Purchase is to be conducted and (ii) after all required information is provided, the Board of Directors should be allowed a sufficient period of time (a sixty-day period or a ninety-day period) for consideration.

The Board of Directors intends to assess and examine any proposed Large-scale Purchase after the information on such purchase is provided, and subsequently to disclose the opinion of the Board of Directors and any other information needed to assist shareholders in making their decisions. The Board of Directors may negotiate with the Large-scale Purchaser regarding purchase conditions or suggest alternative plans to shareholders, if it is deemed necessary.

If a Large-scale Purchaser does not comply with the rules laid out in the ESV Plan, Panasonic’s Board of Directors may take countermeasures against the Large-scale Purchaser to protect the interests of all shareholders. Countermeasures include the implementation of stock splits, issuance of stock acquisition rights (including allotment of share options without contribution) or any other measures that the Board of Directors is permitted to take under the Companies Act in Japan, other laws and Panasonic’s Articles of Incorporation.

If a Large-scale Purchaser complies with the Large-scale Purchase rules, the Board of Directors does not intend to prevent the Large-scale Purchase at its own discretion, unless it is clear that such Large-scale Purchase will cause irreparable damage or loss to Panasonic.

The Board of Directors will make decisions relating to countermeasures by referring to advice from outside professionals, such as lawyers and financial advisers, and fully respect the opinions of outside directors and Audit & Supervisory Board Members.

When invoking the aforementioned countermeasures, if Panasonic’s Board of Directors decides that it is appropriate to confirm the will of shareholders from the perspective of the interest of all shareholders, a general meeting of shareholders will be held. If Panasonic’s Board of Directors decides to hold a general meeting of shareholders, it will give notice to that effect as well as the reasons for such a meeting at that time.

The Board of Directors will adopt specific countermeasures which it deems appropriate at that time. If the Board of Directors elects to make a stock split for shareholders as of a certain record date, the maximum ratio of the stock split shall be five-for-one. If the Board of Directors elects to issue stock acquisition rights to shareholders, Panasonic will issue one stock acquisition right for every share held by shareholders on a specified record date. One share shall be issued on the exercise of each stock acquisition right.

If the Board of Directors elects to issue stock acquisition rights as a countermeasure, it may determine the exercise period and exercise conditions of the stock acquisition rights in consideration of the effectiveness thereof as a countermeasure, such as the condition that shareholders do not belong to a specific group of shareholders including a Large-scale Purchaser, as well as the conditions that allow Panasonic to acquire share options by swapping Panasonic stock with a party other than the Large-scale Purchaser. Panasonic recognizes that the aforementioned countermeasures may cause damage or loss, economic or otherwise, to a prospective Large-scale Purchaser who does not comply with the Large-scale Purchase Rules.

Panasonic does not anticipate that taking such countermeasures will cause shareholders, other than the Large-scale Purchaser, economic damage or loss of any rights. However, in the event that the Board of Directors determines to take a specific countermeasure, the Board of Directors will disclose such countermeasure in a timely and appropriate manner, pursuant to relevant laws and stock exchange regulations. The terms of office of all Directors are for one year, and they are elected at an annual general meeting of shareholders in June of each year. All of the three Outside Directors and three Outside Audit & Supervisory Board Members are notified to the Japanese stock exchanges as “independent directors/audit & supervisory board members” pursuant to the regulations of the Japanese stock exchanges and are unlikely to have any conflict of interests with our shareholders. Panasonic’s Board of Directors intends to review the Large-scale Purchase Rules, as necessary, for reasons including amendments to applicable legislation. Any such review would be conducted strictly in the interests of all shareholders.

Daily price fluctuation limits under Japanese stock exchange rules

Stock prices on Japanese stock exchanges are determined on a real-time basis by the balance between bids and offers. These stock exchanges are order-driven markets without specialists or market makers to guide price formation. In order to prevent excessive volatility, these stock exchanges set daily upward and downward price range limitations for each listed stock, based on the previous day’s closing price. Although transactions may continue at the upward or downward limit price if the limit price is reached on a particular trading day, no transactions may take place outside these limits. Consequently, an investor wishing to sell at a price above or below the relevant daily limit on these stock exchanges may not be able to effect a sale at such price on a particular trading day, or at all.

Exchange Controls

The Foreign Exchange and Foreign Trade Act of Japan and its related cabinet orders and ministerial ordinances, or the Foreign Exchange Regulations, govern the acquisition and holding of shares of Common Stock of Panasonic by “exchange non-residents” and by “foreign investors.” The Foreign Exchange Regulations currently in effect may affect transactions between exchange non-residents to purchase or sell shares in certain circumstances, even if such transactions are being made outside Japan using currencies other than Japanese yen.

Exchange non-residents are:

(i)	individuals who do not reside in Japan; and

(ii)	corporations whose principal offices are located outside Japan.

Generally, branches and other offices of non-resident corporations that are located within Japan are regarded as residents of Japan. Conversely, branches and other offices of Japanese corporations located outside Japan are regarded as exchange non-residents.

Foreign investors are:

(i)	individuals who are exchange non-residents;

(ii)	corporations that are organized under the laws of foreign countries or whose principal offices are located outside of Japan; and

(iii)	corporations (1) of which 50% or more of their shares are held by individuals who are exchange non-residents and/or corporations (a) that are organized under the laws of foreign countries or (b) whose principal offices are located outside of Japan or (2) a majority of whose officers, or officers having the power of representation, are individuals who are exchange non-residents.

In general, the acquisition of shares of a Japanese company (such as the shares of Common Stock of Panasonic) by an exchange non-resident from a resident of Japan is not subject to any prior filing requirements. In certain circumstances, however, the Minister of Finance may require prior approval of an acquisition of this type. While prior approval, as described above, is not required, in the case where a resident of Japan transfers shares of a Japanese company (such as the shares of Common Stock of Panasonic) for consideration exceeding 100 million yen to an exchange non-resident, the resident of Japan who transfers the shares is required to report the transfer to the Minister of Finance within 20 days from the date of the transfer or the payment or the receipt of payment for the transfer, whichever is later, unless the transfer was made through a bank or financial instruments business operator licensed or registered under Japanese law.

If a foreign investor acquires shares of a Japanese company that is listed on a Japanese stock exchange (such as the shares of Common Stock of Panasonic) or that is traded on an over-the-counter market in Japan and, as a result of the acquisition, the foreign investor, in combination with any existing holdings, directly or indirectly holds 10% or more of the issued shares of the relevant company, the foreign investor must file a report of the acquisition with the Minister of Finance and any other competent Ministers having jurisdiction over that Japanese company on or before the 15th day of the month following the month in which such acquisition was made. However, in certain circumstances, such as where a business of a Japanese company falls under any business related to the national security of Japan or to maintenance of public safety, etc. which is listed in a schedule included in the Foreign Exchange Regulations, or where the foreign investor is in a country that is not listed in an exemption schedule included in the Foreign Exchange Regulations, a prior notification of the acquisition must be filed with, and the proposed acquisition must be subject to an examination process by, the Minister of Finance and any other competent Ministers, who may then modify or prohibit the proposed acquisition. In such circumstances, the foreign investor must wait until the examination process is completed, which ordinarily takes 30 days after the filing in principle although such waiting period may be shortened or extended to up to 5 months. Panasonic believes that certain businesses of Panasonic fall under businesses listed in the above-mentioned schedule in the Foreign Exchange Regulation, and thus, a foreign investor must file a prior notification of the acquisition with, and must be subject to an examination process by, the Minister of Finance and any other competent Ministers.

Under the Foreign Exchange Regulations, dividends paid on and the proceeds from the sale in Japan of shares of Common Stock of Panasonic held by non-residents of Japan may generally be converted into any foreign currency and repatriated abroad.

Taxation

You are urged to consult your own tax advisor regarding the United States federal, state and local and the Japanese and other tax consequences of the Share Exchange and of owning and disposing of Panasonic’s shares or ADSs in your particular circumstances.

Japanese Tax Consequences

The following is a summary of the principal Japanese tax consequences (limited to national taxes) of the Share Exchange and the ownership of shares of Panasonic’s common stock or ADSs to non-resident holders who hold shares of Panasonic IS’s common stock and ultimately of Panasonic’s common stock or ADSs. A “non-resident holder” means a holder of shares of Panasonic IS’s or Panasonic’s common stock or ADSs, as the case may be, who holds such shares or ADSs as portfolio investments, and who is a non-resident individual of Japan or a non-Japanese corporation without a permanent establishment in Japan.

The statements regarding Japanese tax laws set forth below are based on the laws in force and double taxation conventions applicable as of the date hereof which are subject to change, possibly on a retroactive basis. This summary is not exhaustive of all possible tax considerations which may apply to a particular non-resident holder and potential non-resident holders are advised to satisfy themselves as to the overall tax consequences of the Share Exchange and of the acquisition, ownership and disposition of Panasonic’s shares or ADSs, including specifically the tax consequences under Japanese law, the laws of the jurisdiction of which they are residents, and any tax treaty between Japan and their country of residence, by consulting their own tax advisors.

Consequences of the Share Exchange

Under the terms of the Share Exchange, shares of Panasonic IS’s common stock will be exchanged solely for shares of Panasonic’s common stock, and no cash or other property other than shares of Panasonic’s common stock will be distributed to holders of shares of Panasonic IS’s common stock, except that some holders of shares of Panasonic IS’s common stock may receive cash (i) in lieu of fractional shares of Panasonic’s common stock where such fractional shares arise due to the exchange ratio in the Share Exchange or (ii) as a result of their exercise of dissenters’ appraisal rights under the Companies Act.

On the basis of the foregoing, in the opinion of Panasonic’s Japanese counsel, Nagashima Ohno & Tsunematsu, subject to certain limited exceptions set forth below, the Share Exchange is expected to be a tax-free transaction for Japanese tax purposes for holders of shares of Panasonic IS’s common stock. As such, except as described in the following paragraphs, as long as non-resident holders of shares of Panasonic IS’s common stock receive only shares of Panasonic’s common stock in exchange for the Panasonic IS shares in the Share Exchange, such non-resident shareholders will not recognize any gains or losses for Japanese tax purposes at the time of the Share Exchange.

If holders of shares of Panasonic IS’s common stock receive any cash in lieu of fractional shares of Panasonic’s common stock, such cash is deemed to be sale proceeds for such fractional shares and, consequently, such shareholders will generally recognize capital gains or losses for Japanese tax purposes with respect to their Panasonic IS shares that would otherwise have been exchanged for such fractional shares of Panasonic’s common stock. However, non-resident holders holding Panasonic IS shares as a portfolio investor are generally not subject to Japanese taxation with respect to such gains derived from the sale of their shares under Japanese tax law.

If holders of shares of Panasonic IS’s common stock receive cash payments of the sale price from Panasonic IS as a result of their exercise of dissenters’ appraisal rights under the Companies Act (see “The Share Exchange—Description of Material Share Exchange Terms—Dissenters’ Appraisal Rights”), the portion of such sale price in excess of the amount corresponding to a pro rata portion of return of capital as determined under

Japanese tax laws will be deemed dividends for Japanese tax purposes, and such deemed dividend portion, if any, will generally be subject to Japanese withholding tax. Non-resident holders who wish to exercise dissenters’ appraisal rights are urged to consult their own tax advisors with respect to the exact tax consequences of their exercise of dissenters’ appraisal rights.

Ownership and Disposition of Panasonic Shares

Generally, a non-resident holder will be subject to Japanese income tax collected by way of withholding on dividends (meaning in this section distributions made from Panasonic’s retained earnings for the Companies Act purposes) Panasonic pays with respect to shares of its common stock and such tax will be withheld prior to payment of dividends. Stock splits generally are not subject to Japanese income or corporation tax.

For the purpose of Japanese taxation, a non-resident holder of ADSs is generally treated as a beneficial owner of the shares of Panasonic’s common stock underlying the ADSs evidenced by the ADRs. Deposits or withdrawals of shares of Panasonic’s common stock by a non-resident holder in exchange for ADSs are generally not subject to Japanese income or corporation tax.

In the absence of any applicable tax treaty, convention or agreement reducing the maximum rate of withholding tax or allowing exemption from Japanese withholding tax, the rate of the Japanese withholding tax applicable to dividends paid by Japanese corporations on their shares of stock to non-resident holders is generally 20.42% (or 20% for dividends due and payable on or after January 1, 2038) under Japanese tax law. However, with respect to dividends paid on listed shares issued by a Japanese corporation (such as shares of Panasonic’s common stock or ADSs) to non-resident holders, other than any individual shareholder who holds 3% or more of the total number of shares issued by the relevant Japanese corporation (to whom the aforementioned withholding tax rate will still apply), the aforementioned withholding tax rate is reduced to (i) 15.315% for dividends due and payable up to and including December 31, 2037 and (ii) 15% for dividends due and payable on or after January 1, 2038. The withholding tax rates described above include the special reconstruction surtax (2.1% multiplied by the original applicable withholding tax rate, i.e., 15% or 20%, as the case may be), which is imposed during the period from and including January 1, 2013 to and including December 31, 2037, to fund the reconstruction from the Great East Japan Earthquake.

If distributions were made from Panasonic’s capital surplus, rather than retained earnings, for the Companies Act purposes, the portion of such distributions in excess of the amount corresponding to a pro rata portion of return of capital as determined under Japanese tax laws would be deemed dividends for Japanese tax purposes, while the rest would be treated as return of capital for Japanese tax purposes. The deemed dividend portion, if any, would generally be subject to the same tax treatment as dividends as described above, and the return of capital portion would generally be treated as proceeds derived from the sale of shares and subject to the same tax treatment as sale of shares of Panasonic’s common stock as described below. Distributions made in consideration of repurchase by Panasonic of Panasonic’s own shares or in connection with certain reorganization transactions (e.g., merger) will be treated substantially in the same manner.

Japan has income tax treaties whereby the withholding tax rate (including the special reconstruction surtax) may be reduced, generally to 15%, for portfolio investors, with, among others, Belgium, Canada, Denmark, Finland, Germany, Ireland, Italy, Luxembourg, New Zealand, Norway, Singapore and Spain, while the income tax treaties with, among others, Australia, France, Hong Kong, the Netherlands, Portugal, Switzerland, Sweden, the United Kingdom and the United States generally reduce the withholding tax rate to 10% for portfolio investors. In addition, under the income tax treaty between the United States and Japan, dividends paid to pension funds which are qualified U.S. residents eligible to enjoy treaty benefits are exempt from Japanese income taxation by way of withholding or otherwise unless the dividends are derived from the carrying on of a business, directly or indirectly, by the pension funds. Similar treatment is applicable to dividends paid to pension funds under the income tax treaties between Japan and the Netherland, Switzerland and the United Kingdom. Under Japanese tax law, any reduced maximum rate applicable under a tax treaty shall be available when such maximum rate is below the rate otherwise applicable under the Japanese tax law referred to in the preceding paragraph with respect to the dividends to be paid by us on shares of Panasonic’s common stock.

Non-resident holders who are entitled under an applicable tax treaty to a reduced rate of, or exemption from, Japanese withholding tax on any dividends on shares of Panasonic’s common stock are, in principle, required to submit, through the withholding agent to the relevant tax authority prior to the payment of dividends, an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends together with any required forms and documents. With respect to ADSs, this reduced rate or exemption is applicable if the Depositary or its agent submits two Application Forms (one before payment of dividends, the other within eight months after the record date concerning such payment of dividends) together with certain other documents to the Japanese tax authority. To claim this reduced rate or exemption, any relevant non-resident holder of ADSs will be required to file a proof of taxpayer status, residence and beneficial ownership (as applicable) and to provide other information or documents as may be required by the Depositary. A standing proxy for a non-resident holder may be used in order to submit the application on a non-resident holder’s behalf. In this regard, a certain simplified special filing procedure is available for non-resident holders to claim treaty benefits of reduction of or exemption from Japanese withholding tax by submitting a Special Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Dividends of Listed Stocks together with any required forms and documents. Non-resident holders who are entitled, under any applicable tax treaty, to a reduced rate of Japanese withholding tax below the rate otherwise applicable under Japanese tax law, or exemption therefrom, as the case may be, but fail to submit the required application in advance may nevertheless be entitled to claim a refund from the relevant Japanese tax authority of withholding taxes withheld in excess of the rate under an applicable tax treaty (if such non-resident holders are entitled to a reduced treaty rate under the applicable tax treaty) or the full amount of tax withheld (if such non-resident holders are entitled to an exemption under the applicable tax treaty), as the case may be, by complying with a certain subsequent filing procedure. Panasonic does not assume any responsibility to ensure withholding at the reduced treaty rate, or exemption therefrom, for shareholders who would be eligible under an applicable tax treaty but who do not follow the required procedures as stated above.

Gains derived from the sale of shares of Panasonic’s common stock or ADSs outside Japan by a non-resident holder that is a portfolio investor will generally not be subject to Japanese income or corporation taxes.

Japanese inheritance and gift taxes, at progressive rates, may be payable by an individual who has acquired from another individual shares of Panasonic’s common stock or ADSs as a legatee, heir or donee, even if the acquiring individual is not a Japanese resident.

Holders of Panasonic’s shares of common stock or ADSs should consult their tax advisors regarding the effect of these taxes and, in the case of U.S. Holders (hereinafter defined), the possible application of the Estate and Gift Tax Treaty between the U.S. and Japan.

Material U.S. Federal Income Tax Consequences

This section describes the material U.S. federal income tax consequences of the Share Exchange and the ownership of shares of Panasonic’s common stock or ADSs. It applies solely to persons that hold the common stock of Panasonic IS, and that will ultimately hold shares of Panasonic’s common stock or ADSs, as capital assets for U.S. federal income tax purposes. This section does not apply to members of a special class of holders subject to special rules, including:

•	a dealer in securities or foreign currencies,

•	regulated investment companies,

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

•	a tax-exempt organization,

•	a bank, financial institution, or insurance company,

•	a person liable for alternative minimum tax,

•	a person that actually or constructively owns 10% or more, by vote or value, of Panasonic or Panasonic IS,

•

a person that holds Panasonic IS’s common stock or Panasonic’s common stock or ADSs as part of a straddle or a hedging, conversion, or other risk reduction transaction for U.S. federal income tax purposes,

•	a person that purchased Panasonic IS’s common stock or sells Panasonic’s common stock or ADSs as part of a wash sale for tax purposes,

•	a person that acquired Panasonic IS’s common stock pursuant to the exercise of employee stock options or otherwise as compensation, or

•	a person whose functional currency is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, existing and proposed regulations, published rulings and court decisions, as well as on applicable tax treaties. These laws are subject to change, possibly on a retroactive basis.

In general, for purposes of U.S. federal income tax purposes, beneficial owners of ADRs evidencing ADSs will be treated as owners of the shares of Panasonic’s common stock represented by those ADSs, and exchanges of shares of Panasonic’s common stock for ADRs, and exchanges of ADRs for shares of Panasonic’s common stock, will not be subject to U.S. federal income tax. Therefore, the following discussion of U.S. federal income tax consequences also applies to holders of Panasonic’s common stock who, after the Share Exchange, exchange their shares of Panasonic’s common stock for Panasonic’s ADSs, provided that the obligations contemplated by the deposit agreement between Panasonic and the depositary for Panasonic’s ADR facility are performed in accordance with their terms.

If a partnership holds the shares of common stock or ADSs, the U.S. federal income tax treatment of a partner will depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the shares of common stock or ADSs should consult its tax advisor with regard to the U.S. federal income tax treatment of the Share Exchange and the ownership of shares of Panasonic’s common stock or ADSs.

No statutory, judicial or administrative authority directly discusses how the Share Exchange and the ownership of Panasonic’s common stock or ADSs should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the Share Exchange and the ownership of Panasonic stock are uncertain. Shareholders should consult their own tax advisor regarding the United States federal, state and local and foreign and other tax consequences of the Share Exchange and of owning and disposing of shares of Panasonic’s common stock in their particular circumstances.

To the extent this section consists of a statement as to matters of U.S. tax law, this section is the opinion of Sullivan & Cromwell LLP.

U.S. Holders

For the purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares that is:

•	an individual that is a citizen or resident of the U.S.,

•	a corporation, or other entity taxable as a corporation, created or organized under the laws of the U.S.,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.

Exchange of Shares for Panasonic Stock Pursuant to the Share Exchange

Panasonic intends to take the position that the Share Exchange constitutes for U.S. federal income tax purposes a “reorganization” within the meaning of Section 368(a) of the Code. As a result, subject to certain exceptions, the exchange of shares of Panasonic IS’s common stock for shares of Panasonic’s common stock will be tax-free to U.S. Holders. A U.S. Holder’s tax basis in Panasonic common shares received in the Share Exchange will equal such U.S. Holder’s basis in the shares exchanged therefor, less any basis attributable to the fractional shares sold for cash or to the shares sold pursuant to a holder’s exercise of dissenters’ rights of appraisal, as discussed below; and a U.S. Holder’s holding period for Panasonic common shares received in the Share Exchange will include the U.S. Holder’s holding period in respect of the Panasonic IS common shares exchanged for Panasonic common shares.

A U.S. holder (i) who exercises dissenters’ rights of appraisal, as discussed in “The Share Exchange—Description of Material Share Exchange Terms—Dissenters’ Appraisal Rights”, with respect to its shares of Panasonic IS common stock, and receives cash as a result, or (ii) receives cash in lieu of fractional shares of Panasonic’s common stock will recognize gain or loss equal to the difference between the amount of cash received and such U.S. holder’s aggregate tax basis in its Panasonic IS shares. Subject to the discussion below under “—Material U.S. Federal Income Tax Consequences—PFIC Considerations—Consequences of Holding Panasonic Stock”, such gain or loss generally will be capital gain or loss, which is taxed at preferential rates with respect to a noncorporate U.S. Holder that has a holding period greater than one year. For purposes of determining a U.S. holder’s foreign tax credit, such amounts would ordinarily be deemed to be income from sources within the United States. However, as discussed above under “Japanese Tax Consequences—Consequences of the Share Exchange”, a portion of the amounts received by Panasonic IS shareholders who exercise their dissenters’ rights of appraisal may be treated as dividends for Japanese tax purposes and subject to Japanese withholding tax. Pursuant to the Convention Between the Government of the United States of America and the Government of Japan for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, or the Tax Treaty, if the deemed dividend is received by a U.S. holder that is eligible for the benefits of the Tax Treaty, then, for purposes of determining a U.S. holder’s foreign tax credit, such deemed dividend would generally be treated as arising from sources within Japan. U.S. holders who receive cash pursuant to the exercise of dissenters’ rights of appraisal should consult their own tax advisors concerning the proper U.S. federal income tax treatment of the receipt of such cash.

Neither Panasonic nor Panasonic IS has obtained or will obtain a ruling from the IRS that the Share Exchange will qualify for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. Consequently there is no guarantee that the IRS will treat the Share Exchange in the manner described herein.

If the IRS successfully challenges the treatment of the Share Exchange as a “reorganization,” the Share Exchange would be a taxable transaction for U.S. federal income tax purposes. As a result, a U.S. Holder would generally recognize a capital gain or loss measured by the difference between (i) the sum of (A) the fair market value (in U.S. dollars) of Panasonic’s common stock received in exchange for the holder’s Panasonic IS shares and (B) any cash received in lieu of fractional shares of Panasonic’s common stock, and (ii) the holder’s tax basis in the shares of Panasonic IS’s common stock it holds. Such capital gain or loss would be long-term capital gain or loss if, at the time of the exchange, the holder’s holding period in its shares of Panasonic IS’s common stock exceeds one year. A U.S. Holder’s tax basis in shares of Panasonic’s common stock received in the Shares Exchange would be the fair market value (in U.S. dollars) of those shares on the date the holder receives them. The U.S. Holder’s holding period for shares of Panasonic’s common stock received in the Share Exchange would begin on the day after the date the holder receives those shares.

Shareholders should consult their own tax advisors regarding the U.S. federal, state and local and foreign and other tax consequences of the Share Exchange in their particular circumstances (including the possible tax consequences if the “reorganization” treatment is successfully challenged).

The discussion regarding the tax consequences of the Share Exchange is based on determinations by Panasonic IS that Panasonic IS is not and has not been a “passive foreign investment company”, or PFIC, for U.S. federal income tax purposes. See the discussion below under “—PFIC Considerations—Consequences of the Share Exchange” for the consequences if Panasonic IS were treated as a PFIC.

Tax Consequences of Owning Panasonic’s Common Stock

Taxation of Dividends. Under the U.S. federal income tax laws, subject to the discussion of PFIC taxation below, a U.S. Holder must include in its gross income the gross amount of any dividend paid by Panasonic out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes). Dividends will be taxed as ordinary income to the extent that they are paid out of Panasonic’s current or accumulated earnings and profits. Dividends paid to a noncorporate U.S. Holder by certain “qualified foreign corporations” that constitute qualified dividend income will be taxable to the holder at the preferential rates applicable to long-term capital gains provided that the holder holds the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meets other holding period requirements. Subject to the discussion regarding PFIC taxation below, dividends Panasonic pays with respect to the shares will be qualified dividend income, assuming the holding period requirements are met.

A U.S. Holder must include any foreign tax withheld from the dividend payment in this gross amount even though the holder does not in fact receive it. The dividend is taxable to a U.S. Holder when the U.S. Holder receives the dividend, actually or constructively.

The dividend will not be eligible for the dividends-received deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations.

Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the shares of Panasonic’s common stock, causing a reduction in the U.S. Holder’s adjusted basis in Panasonic’s common stock, and thereafter as capital gain.

Subject to certain limitations, any non-U.S. tax withheld and paid over to a non-U.S. taxing authority is eligible for credit against a U.S. Holder’s U.S. federal income tax liability except to the extent a refund of the tax withheld is available to the U.S. Holder under non-U.S. tax law or under an applicable tax treaty. The amount allowed to a U.S. Holder as a credit is limited to the amount of the U.S. Holder’s U.S. federal income tax liability that is attributable to income from sources outside the U.S. and is computed separately with respect to different types of income that the U.S. Holder receives from non-U.S. sources. Dividends paid by Panasonic will be foreign source income and depending on the circumstances of the U.S. Holder, will be either “passive” or “general” income for purposes of computing the foreign tax credit allowable to a U.S. Holder.

Taxation of Capital Gains. Subject to the discussion of PFIC taxation below, a U.S. Holder which sells or otherwise disposes of its shares of Panasonic common stock or ADSs will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that the U.S. Holder realizes and the U.S. Holder’s tax basis in those shares. Capital gain of a noncorporate U.S. Holder is taxed at preferential rates when the holder has a holding period greater than one year. The gain or loss will be U.S. source income or loss for foreign tax credit limitation purposes. The deduction of capital losses is subject to limitations.

PFIC Considerations—Consequences of Holding Panasonic Stock

Panasonic believes that shares of common stock and ADSs should not be treated as stock of a PFIC for United States federal income tax purposes, but this conclusion is a factual determination made annually and thus may be subject to change. If Panasonic were to be treated as a PFIC (unless a U.S. Holder elects to be taxed annually on a mark-to-market basis with respect to the shares of Panasonic’s common stock or ADSs), gain realized on the sale or other disposition of shares of Panasonic’s common stock or ADSs would in general not be treated as capital gain, and a U.S. Holder would be treated as if such holder had realized such gain and certain “excess distributions” ratably over the holder’s holding period for the shares of Panasonic’s common stock and ADSs and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, shares of Panasonic’s common stock or ADSs will be treated as stock in a PFIC if Panasonic were a PFIC at any time during the U.S. Holder’s holding period in the shares of Panasonic’s common stock or ADSs.

Dividends that such U.S. Holder receives from Panasonic will not be eligible for the special tax rates applicable to qualified dividend income if Panasonic is treated as a PFIC with respect to such U.S. Holder either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

PFIC Considerations—Consequences of the Share Exchange

If it were determined that Panasonic IS were a PFIC, then a U.S. Holder may be required to recognize gain (but not loss) as a result of the Share Exchange, notwithstanding the Share Exchange’s qualification as a “reorganization” within the meaning of Section 368(a) of the Code. In particular, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations have been promulgated under Section 1291(f). Proposed Treasury Regulations were promulgated in 1992 with a retroactive effective date. If finalized in their current form, these regulations would generally require gain (but not loss) recognition by U.S. persons exchanging shares in a corporation that is a PFIC at any time during such U.S. person’s holding period of such shares. There is an exception to this rule in certain instances where the exchanging shareholder receives shares of another corporation that is a PFIC. Panasonic IS and Panasonic each believe that it is not and has not been a PFIC. However, as discussed above, the determination whether a foreign corporation is a PFIC is primarily factual and, because there is little administrative or judicial authority on which to rely to make a determination, the IRS might not agree that any of these corporations is not a PFIC. U.S. Holders are strongly urged to consult their tax advisors regarding the PFIC rules, and the potential tax consequences to them if the PFIC rules applied to determine the tax consequences to them of the Share Exchange.

Medicare Tax on Net Investment Income

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8 percent tax, or the Medicare tax on the lesser of (i) the U.S. Holder’s “net investment income” for the relevant taxable year (or “undistributed net investment income” in the case of an estate or trust) and (ii) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between U.S.$125,000 and U.S.$250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income generally includes its dividend income and its net gains from the disposition of shares of common stock or ADSs, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If a U.S. Holder is an individual, estate or trust, such U.S. Holder is urged to consult its tax advisors regarding the applicability of the Medicare tax to the U.S. Holder’s income and gains in respect of the U.S. Holder’s investment in the shares of common stock or ADSs.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of U.S.$50,000, (and in some cases, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. U.S. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the shares of common stock or ADSs.

Backup Withholding and Information Reporting

Information reporting requirements for a noncorporate U.S. Holder, on IRS Form 1099, will apply to:

•	dividend payments or other taxable distributions made to such U.S. Holder within the U.S., and

•	the payment of proceeds to such U.S. Holder from the sale of Panasonic stock or ADSs effected at a U.S. office of a broker.

Additionally, backup withholding (currently at a 28 percent rate) may apply to such payments to a noncorporate U.S. Holder that:

•	fails to provide an accurate taxpayer identification number,

•	is notified by the IRS that such U.S. Holder has failed to report all interest and dividends required to be shown on such U.S. Holder’s federal income tax returns, or

•	in certain circumstances, fails to comply with applicable certification requirements.

A person may obtain a refund of any amounts withheld under the backup withholding rules that exceed the person’s income tax liability by properly filing a refund claim with the IRS.

Non-U.S. Holders

For the purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of Panasonic stock that is not a U.S. person for U.S. federal income tax purposes.

Tax Consequences of Owning Panasonic Stock

Taxation of Dividends. Dividends paid to a Non-U.S. Holder in respect of shares of Panasonic IS’s common stock or Panasonic’s common stock or ADSs will not be subject to U.S. federal income tax unless the dividends are “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business within the U.S., and, if required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis, the dividends are attributable to a permanent establishment that the Non-U.S. Holder maintains in the U.S. In such cases a Non-U.S. Holder will be taxed in the same manner as a U.S. Holder. If a Non-U.S. Holder is a corporate Non-U.S. Holder, “effectively connected” dividends may, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if it is eligible for the benefits of an income tax treaty that provides for a lower rate.

Taxation of Capital Gains. A Non-U.S. Holder will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of the Non-U.S. Holder’s shares of Panasonic IS’s common stock or Panasonic’s common stock or ADSs unless:

•

the gain is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business in the U.S., and, if required by an applicable income tax treaty as a condition for subjecting the holder to U.S. taxation on a net income basis, the gain is attributable to a permanent establishment that the Non-U.S. Holder maintains in the U.S., or

•	the Non-U.S. Holder is an individual, is present in the U.S. for 183 or more days in the taxable year of the sale and certain other conditions exist.

“Effectively connected” gains of a corporate Non-U.S. Holder that it recognizes may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30 percent rate or at a lower rate if it is eligible for the benefits of an income tax treaty that provides for a lower rate.

Backup Withholding and Information Reporting

A Non-U.S. Holder is exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments made to the Non-U.S. Holder outside the U.S., and

•

other dividend payments and the payment of the proceeds from the sale of shares of common stock or ADSs effected at a U.S. office of a broker, as long as the income associated with such payments is otherwise exempt from U.S. federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that the holder is a U.S. person and the Non-U.S. Holder has furnished the payor or broker:

•	an IRS Form W-8 or an acceptable substitute form upon which the Non-U.S. Holder certifies, under penalties of perjury that the holder is a non-U.S. person, or

•	other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations, or

•	the Non-U.S. Holder otherwise establishes an exemption.

Payment of the proceeds from the sale of shares of common stock or ADSs effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale of Panasonic stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by a Non-U.S. Holder in the U.S.,

•	the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a U.S. address, or

•	the sale has some other specified connection with the U.S. as provided in Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that the holder is a U.S. person and the documentation requirements described above are met or the holder otherwise establishes an exemption.

In addition, a sale of common stock or ADSs will be subject to information reporting, but not backup withholding, if it is effected at a foreign office of a broker that is:

•	a U.S. person,

•	a controlled foreign corporation for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period, or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in Treasury Regulations, which in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	such foreign partnership is engaged in the conduct of a U.S. trade or business,

unless the broker does not have actual knowledge or reason to know that the person is a U.S. person and the documentation requirements described above are met or the person otherwise establishes an exemption.

Comparison of Shareholders’ Rights

Both Panasonic and Panasonic IS are joint stock corporations organized under the laws of Japan. Panasonic’s common stock is listed on the First Sections of the Tokyo Stock Exchange and the Nagoya Stock Exchange. Panasonic IS’s common stock is listed on the First Section of the Tokyo Stock Exchange. In addition, the description of the attributes of shares of common stock in the share capital provisions of the articles of incorporation of Panasonic and Panasonic IS are substantially similar. As a result, there are no material differences between the rights of holders of Panasonic’s common stock and of Panasonic IS’s common stock from a legal perspective.

Experts

The consolidated financial statements and schedule of Panasonic as of March 31, 2014 and 2013, and for each of the years in the three-year period ended March 31, 2014 have been included herein and in the registration statement in reliance upon the report, appearing elsewhere herein, of KPMG AZSA LLC, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Validity of Panasonic Shares

Nagashima Ohno & Tsunematsu, Japanese counsel for Panasonic, will render an opinion with respect to the validity of the shares of its common stock to be transferred in the Share Exchange.

Where You Can Find More Information

Panasonic has filed with the United States Securities and Exchange Commission, or the SEC, a registration statement on Form F-4 to register under the Securities Act the shares of Panasonic’s common stock to be transferred to United States holders of Panasonic IS’s common stock in connection with the Share Exchange. This offer to exchange/prospectus forms a part of that registration statement.

Panasonic is a “foreign private issuer” and, under the rules adopted under the Exchange Act, will be exempt from some of the requirements of that Act, including the proxy and information provisions of Section 14 of the Exchange Act and the reporting and liability provisions applicable to officers, directors and significant shareholders under Section 16 of the Exchange Act.

Following the date of this prospectus, Panasonic will be subject to reporting obligations and any filings Panasonic makes will be made publically available by the SEC. You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, http://www.sec.gov. You may also obtain information about Panasonic through Panasonic’s website, http://www.panasonic.com/global/, or http://www.panasonic.com/global/corporate/. The information contained in those websites is not incorporated by reference into this prospectus.

Panasonic files annual and quarterly securities reports and other reports, in Japanese, under the Financial Instruments and Exchange Act of Japan with the applicable local finance bureau in Japan.

Panasonic has not authorized anyone to give any information or make any representation about the Share Exchange that is different from, or in addition to, that contained in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

Enforceability of Civil Liabilities

Panasonic is a joint-stock corporation with limited liability incorporated under the laws of Japan. Almost all of Panasonic’s directors and audit & supervisory board members reside in Japan. All or substantially all of Panasonic’s assets and the assets of these persons are located in Japan and elsewhere outside the United States. It may not be possible, therefore, for investors to effect service of process within the United States upon Panasonic or these persons or to enforce against it or these persons judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States. Panasonic’s Japanese counsel, Nagashima Ohno & Tsunematsu, has advised it that there is doubt as to the enforceability in Japan, in original actions or inactions for enforcement of judgments of United States courts, of liabilities predicated solely upon the federal securities laws of the United States.

INDEX TO FINANCIAL STATEMENTS

Page
Panasonic Corporation

Consolidated Financial Statements:

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets as of March 31, 2014 and 2013 and September 30, 2014 (unaudited)	F-3

Consolidated Statements of Operations for the years ended March 31, 2014, 2013 and 2012 and for the six months ended September 30, 2014 and 2013 (unaudited)	F-5

Consolidated Statements of Comprehensive Income (Loss) for the years ended March 31, 2014, 2013 and 2012 and for the six months ended September 30, 2014 and 2013 (unaudited)	F-6

Consolidated Statements of Equity for the years ended March 31, 2014, 2013 and 2012 and for the six months ended September 30, 2014 and 2013 (unaudited)	F-7

Consolidated Statements of Cash Flows for the years ended March 31, 2014, 2013 and 2012 and for the six months ended September 30, 2014 and 2013 (unaudited)	F-8

Notes to Consolidated Financial Statements	F-10

Schedule for the years ended March 31, 2014, 2013 and 2012:

Schedule II: Valuation and Qualifying Accounts and Reserves for the years ended March 31, 2014, 2013 and 2012[1]	F-74

[1]	All other schedules are omitted as permitted by the rules and regulations of the Securities and Exchange Commission as the required information is presented in the consolidated financial statements or notes thereto, or the schedules are not applicable.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Panasonic Corporation:

We have audited the accompanying consolidated balance sheets of Panasonic Corporation and subsidiaries (the “Company”) as of March 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the years in the three-year period ended March 31, 2014. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Panasonic Corporation and subsidiaries as of March 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 2014, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ KPMG AZSA LLC

Osaka, Japan

February 17, 2015, except for Note 22, as to which the date is April 28, 2015

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets

March 31, 2014 and 2013 and September 30, 2014

	Yen (millions)
	March 31,		September 30,
	2014	2013	2014
			(Unaudited)
Assets
Current assets:
Cash and cash equivalents (Note 8)	592,467	496,283	634,555
Time deposits (Note 8)	—	1,674	1,653
Trade receivables (Note 16):
Related companies (Note 3)	18,672	14,768	17,317
Notes	73,450	56,503	98,247
Accounts	939,787	891,454	917,358
Allowance for doubtful receivables	(24,476)	(23,398)	(25,468)

Net trade receivables	1,007,433	939,327	1,007,454

Inventories (Note 2)	750,681	786,845	828,802
Other current assets (Notes 6, 10 and 17)	303,411	269,954	343,901

Total current assets	2,653,992	2,494,083	2,816,365

Investments and advances:
Associated companies (Note 3)	156,506	138,652	170,284
Other investments and advances (Notes 4 and 8)	115,298	138,326	134,392

Total investments and advances	271,804	276,978	304,676

Property, plant and equipment (Notes 5 and 6):
Land	283,305	313,991	275,951
Buildings	1,453,550	1,638,974	1,410,759
Machinery and equipment	2,728,925	2,723,993	2,744,599
Construction in progress	44,220	60,173	36,151

	4,510,000	4,737,131	4,467,460
Less accumulated depreciation	3,084,551	3,061,703	3,086,469

Net property, plant and equipment	1,425,449	1,675,428	1,380,991

Other assets:
Goodwill (Notes 7 and 21)	473,377	512,146	471,425
Intangible assets (Notes 5, 6, 7 and 21)	203,591	223,013	191,437
Other assets (Notes 9 and 10)	184,781	216,164	179,631

Total other assets	861,749	951,323	842,493

	5,212,994	5,397,812	5,344,525

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Balance Sheets—(Continued)

March 31, 2014 and 2013 and September 30, 2014

	Yen (millions)
	March 31,		September 30,
	2014	2013	2014
			(Unaudited)
Liabilities and Equity
Current liabilities:
Short-term debt, including current portion of long-term debt (Notes 5 and 8)	84,738	480,304	86,848
Trade payables:
Related companies (Note 3)	43,525	38,752	46,501
Notes	200,355	52,030	246,601
Accounts	693,135	701,004	683,994

Total trade payables	937,015	791,786	977,096

Accrued income taxes (Note 10)	40,454	32,162	40,329
Accrued payroll (Note 16)	217,246	201,460	172,156
Other accrued expenses (Notes 15 and 19)	799,959	713,314	824,737
Deposits and advances from customers	75,520	75,669	86,109
Employees’ deposits	5,146	6,610	4,781
Other current liabilities (Notes 9, 10 and 17)	277,781	297,854	289,798

Total current liabilities	2,437,859	2,599,159	2,481,854

Noncurrent liabilities:
Long-term debt (Notes 5 and 8)	557,374	663,091	516,089
Retirement and severance benefits (Note 9)	430,701	621,802	397,301
Other liabilities (Note 10)	200,622	209,487	201,296

Total noncurrent liabilities	1,188,697	1,494,380	1,114,686

Equity:
Panasonic Corporation shareholders’ equity:
Common stock (Note 12):
Authorized—4,950,000,000 shares
Issued —2,453,053,497 shares	258,740	258,740	258,740
Capital surplus (Notes 12 and 13)	1,109,501	1,110,686	986,460
Retained earnings (Note 12)	878,742	769,863	941,182
Accumulated other comprehensive income (loss) (Note 14):
Cumulative translation adjustments	(167,219)	(297,015)	(86,993)
Unrealized holding gains (losses) of available-for-sale securities (Note 4)	6,027	(218)	13,582
Unrealized gains (losses) of derivative instruments (Note 17)	(237)	(4,573)	1,357
Pension liability adjustments (Note 9)	(290,270)	(326,423)	(276,903)

Total accumulated other comprehensive loss	(451,699)	(628,229)	(348,957)

Treasury stock, at cost (Note 12):
141,496,296 shares as of March 31, 2014, 141,394,374 shares as of March 31, 2013, and 141,532,404 shares as of September 30, 2014	(247,132)	(247,028)	(247,174)

Total Panasonic Corporation shareholders’ equity	1,548,152	1,264,032	1,590,251

Noncontrolling interests	38,286	40,241	157,734

Total equity	1,586,438	1,304,273	1,747,985

Commitments and contingent liabilities (Notes 5 and 19)

	5,212,994	5,397,812	5,344,525

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended March 31, 2014, 2013 and 2012 and Six Months ended September 30, 2014 and 2013

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Revenues, costs and expenses:
Net sales:
Related companies	129,045	135,006	174,887	65,363	75,816
Other	7,607,496	7,168,039	7,671,329	3,657,520	3,630,504

Total net sales	7,736,541	7,303,045	7,846,216	3,722,883	3,706,320
Cost of sales (Notes 3, 14, 16, 17 and 19)	(5,638,869)	(5,419,888)	(5,864,515)	(2,683,320)	(2,719,436)
Selling, general and administrative expenses (Note 16)	(1,792,558)	(1,722,221)	(1,937,976)	(862,584)	(840,295)
Interest income	10,632	9,326	13,388	6,230	4,831
Dividends received	1,992	3,686	6,129	1,236	1,510
Other income (Notes 4, 9, 14, 16 and 17)	243,488	91,807	44,124	17,625	108,075
Interest expense (Note 8)	(21,911)	(25,601)	(28,404)	(9,421)	(11,884)
Impairment losses of long-lived assets (Note 6)	(103,763)	(138,138)	(399,259)	(3,605)	(6,165)
Goodwill impairment (Note 7)	(8,069)	(250,583)	(163,902)	—	—
Other deductions (Notes 3, 4, 6, 14, 15, 16 and 17)	(221,258)	(249,819)	(328,645)	(67,142)	(35,551)

Income (loss) before income taxes	206,225	(398,386)	(812,844)	121,902	207,405
Provision for income taxes (Note 10):
Current	92,817	66,532	69,206	42,352	40,561
Deferred	(3,152)	318,141	(59,439)	(5,441)	(3,235)

	89,665	384,673	9,767	36,911	37,326
Equity in earnings of associated companies (Note 3)	5,085	7,891	6,467	5,138	3,096

Net income (loss)	121,645	(775,168)	(816,144)	90,129	173,175
Less net income (loss) attributable to noncontrolling interests	1,203	(20,918)	(43,972)	9,196	3,841

Net income (loss) attributable to Panasonic Corporation	120,442	(754,250)	(772,172)	80,933	169,334

	Yen
Net income (loss) per share attributable to Panasonic Corporation common shareholders (Note 11):
Basic	52.10	(326.28)	(333.96)	35.01	73.25
Diluted	—	—	—	35.01	—

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

Years ended March 31, 2014, 2013 and 2012 and Six Months ended September 30, 2014 and 2013

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Net income (loss)	121,645	(775,168)	(816,144)	90,129	173,175

Other comprehensive income (loss), net of tax (Note 14):
Translation adjustments	136,633	198,287	(19,887)	85,403	55,005
Unrealized holding gains (losses) of available-for-sale securities	6,201	(13,416)	(3,476)	7,581	12,521
Unrealized gains (losses) of derivative instruments	4,300	(845)	(6,018)	1,450	2,032
Pension liability adjustments	38,551	(62,481)	(79,874)	13,198	(31,074)

	185,685	121,545	(109,255)	107,632	38,484

Comprehensive income (loss)	307,330	(653,623)	(925,399)	197,761	211,659

Less comprehensive income (loss) attributable to noncontrolling interests	10,358	(6,299)	(44,210)	14,086	7,868

Comprehensive income (loss) attributable to Panasonic Corporation	296,972	(647,324)	(881,189)	183,675	203,791

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Equity

Years ended March 31, 2014, 2013 and 2012 and Six Months ended September 30, 2014 and 2013

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Common stock:
Balance at beginning of period	258,740	258,740	258,740	258,740	258,740

Balance at end of period	258,740	258,740	258,740	258,740	258,740

Capital surplus:
Balance at beginning of period	1,110,686	1,117,530	1,100,181	1,109,501	1,110,686
Sale of treasury stock	—	—	(1,752)	—	—
Equity transactions with noncontrolling interests and others (Note 13)	(1,185)	(6,844)	19,101	(123,041)	(850)

Balance at end of period	1,109,501	1,110,686	1,117,530	986,460	1,109,836

Retained earnings:
Balance at beginning of period	769,863	1,535,689	2,496,107	878,742	769,863
Sale of treasury stock	(5)	(17)	(166,334)	(1)	(3)
Cash dividends to Panasonic Corporation stockholders	(11,558)	(11,559)	(21,912)	(18,492)	—
Net income (loss) attributable to Panasonic Corporation	120,442	(754,250)	(772,172)	80,933	169,334

Balance at end of period	878,742	769,863	1,535,689	941,182	939,194

Accumulated other comprehensive income (loss):
Balance at beginning of period	(628,229)	(735,155)	(625,300)	(451,699)	(628,229)
Other comprehensive income (loss), net of tax (Note 14)	176,530	106,926	(109,017)	102,742	34,457
Equity transactions with noncontrolling interests and others	—	—	(838)	—	—

Balance at end of period	(451,699)	(628,229)	(735,155)	(348,957)	(593,772)

Treasury stock (Note 12):
Balance at beginning of period	(247,028)	(247,018)	(670,736)	(247,132)	(247,028)
Sale of treasury stock	12	25	424,154	5	6
Repurchase of common stock	(116)	(35)	(436)	(47)	(26)

Balance at end of period	(247,132)	(247,028)	(247,018)	(247,174)	(247,048)

Noncontrolling interests:
Balance at beginning of period	40,241	47,780	387,343	38,286	40,241
Cash dividends paid to noncontrolling interests	(13,628)	(10,549)	(11,642)	(16,094)	(8,165)
Net income (loss) attributable to noncontrolling interests	1,203	(20,918)	(43,972)	9,196	3,841
Other comprehensive income (loss), net of tax (Note 14)	9,155	14,619	(238)	4,890	4,027
Equity transactions with noncontrolling interests and others (Note 21)	1,315	9,309	(283,711)	121,456	236

Balance at end of period	38,286	40,241	47,780	157,734	40,180

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended March 31, 2014, 2013 and 2012 and Six Months ended September 30, 2014 and 2013

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Cash flows from operating activities (Note 16):
Net income (loss)	121,645	(775,168)	(816,144)	90,129	173,175
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	331,083	339,367	374,785	137,156	165,976
Net gains on sale of investments	(25,769)	(29,125)	(5,822)	(1,441)	(24,010)
Provision for doubtful receivables	8,218	6,641	12,162	1,496	2,111
Deferred income taxes (Note 10)	(3,152)	318,141	(59,439)	(5,441)	(3,235)
Write-down of investment securities (Notes 3 and 4)	142	4,017	16,636	36	45
Impairment loss on long-lived assets and goodwill (Notes 6 and 7)	111,832	388,721	563,161	3,605	6,165
Cash effects of changes in, excluding acquisition:
Trade receivables	(34,882)	128,088	24,228	22,581	11,539
Inventories	64,601	64,625	40,318	(69,461)	(46,691)
Other current assets	35,714	51,168	17,130	(11,639)	18,741
Trade payables	124,467	(68,282)	(103,788)	35,905	(11,150)
Accrued income taxes	11,572	4,817	(7,473)	2,063	3,185
Accrued expenses and other current liabilities	32,875	(117,098)	(9,089)	(30,701)	(43,165)
Retirement and severance benefits	(140,422)	(8,811)	(29,374)	(19,470)	(101,416)
Deposits and advances from customers	1,363	3,247	(14,547)	8,868	8,177
Other, net (Notes 3 and 19)	(57,337)	28,402	(761)	3,614	2,020

Net cash provided by (used in) operating activities	581,950	338,750	1,983	167,300	161,467

Cash flows from investing activities (Note 16):
Proceeds from disposition of investments and advances	63,185	195,401	104,542	12,649	53,477
Increase in investments and advances	(18,226)	(4,144)	(6,945)	(4,316)	(5,122)
Capital expenditures	(201,735)	(320,168)	(495,342)	(102,219)	(99,830)
Proceeds from disposals of property, plant and equipment	53,321	146,562	53,333	14,780	12,518
(Increase) decrease in time deposits, net	1,674	36,795	30,952	(1,653)	1,642
Proceeds from sale of consolidated subsidiaries	176,489	6,685	—	18,928	—
Purchase of shares of newly consolidated subsidiaries, net of acquired companies’ cash and cash equivalents (Note 21)	(45,455)	(3,383)	—	—	—
Other, net	(17,125)	(41,342)	(28,416)	(18,194)	(8,937)

Net cash provided by (used in) investing activities	12,128	16,406	(341,876)	(80,025)	(46,252)

PANASONIC CORPORATION

AND SUBSIDIARIES

Consolidated Statements of Cash Flows—(Continued)

Years ended March 31, 2014, 2013 and 2012 and Six Months ended September 30, 2014 and 2013

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Cash flows from financing activities (Note 16):
Increase (decrease) in short-term debt with maturities of three months or less, net	(135,699)	(25,168)	141,451	(9,607)	(117,202)
Proceeds from short-term debt with maturities longer than three months	11,469	433,820	280,677	13,450	7,191
Repayments of short-term debt with maturities longer than three months	(35,163)	(650,938)	(60,000)	(8,674)	(16,089)
Proceeds from long-term debt	—	648	828	—	—
Repayments of long-term debt	(342,761)	(226,320)	(370,052)	(37,232)	(34,958)
Dividends paid to Panasonic Corporation shareholders (Note 12)	(11,558)	(11,559)	(21,912)	(18,492)	—
Dividends paid to noncontrolling interests	(13,628)	(10,549)	(11,642)	(16,094)	(8,165)
Repurchase of common stock (Note 12)	(116)	(35)	(436)	(47)	(26)
Sale of treasury stock (Note 12)	7	8	73	4	3
Purchase of noncontrolling interests	(4,025)	(940)	(10,640)	(1,114)	(547)
Other, net	(841)	(25)	(1,441)	(366)	(377)

Net cash used in financing activities	(532,315)	(491,058)	(53,094)	(78,172)	(170,170)

Effect of exchange rate changes on cash and cash equivalents	34,421	57,774	(7,428)	32,985	17,242

Net increase (decrease) in cash and cash equivalents	96,184	(78,128)	(400,415)	42,088	(37,713)
Cash and cash equivalents at beginning of year	496,283	574,411	974,826	592,467	496,283

Cash and cash equivalents at end of year	592,467	496,283	574,411	634,555	458,570

See accompanying Notes to Consolidated Financial Statements.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(1)	Summary of Significant Accounting Policies

(a)	Description of Business

Panasonic Corporation (hereinafter, the “Company,” including consolidated subsidiaries, unless the context otherwise requires) is one of the world’s leading producers of electronic and electric products. The Company currently offers a comprehensive range of products, systems and components for consumer, business and industrial use based on sophisticated electronics and precision technology, expanding to building materials and equipment, and housing business.

Sales by segment for the year ended March 31, 2014 were as follows: Appliances—22%, Eco Solutions—20%, AVC Networks—14%, Automotive & Industrial Systems—33%, and Other—11%. A sales breakdown for the year ended March 31, 2014 by geographical market was as follows: Japan—50%, North and South America—14%, Europe—10%, and Asia and Others—26%.

Sales by segment for the six months ended September 30, 2014 were as follows: Appliances—23%, Eco Solutions—20%, AVC Networks—14%, Automotive & Industrial Systems—35%, and Other—8%. A sales breakdown for the six months ended September 30, 2014 by geographical market was as follows: Japan—47%, North and South America—15%, Europe—9%, and Asia and Others—29%.

The Company is not dependent on a single supplier, and has no significant difficulty in obtaining raw materials from suppliers.

(b)	Basis of Presentation of Consolidated Financial Statements

The Company and its domestic subsidiaries maintain their books of account in conformity with financial accounting standards of Japan, and its foreign subsidiaries in conformity with those of the countries of their domicile.

The consolidated financial statements presented herein have been prepared in a manner that reflects adjustments which are necessary to conform with U.S. generally accepted accounting principles (U.S. GAAP).

(c)	Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority-owned, controlled subsidiaries. The Company also consolidates entities in which controlling interest exists through variable interests in accordance with the provisions of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 810, “Consolidation.” All significant intercompany balances and transactions have been eliminated in consolidation. Investments in companies and joint ventures over which the Company has the ability to exercise significant influence (generally through a 20% to 50% voting interest) are included in “Investments and advances—Associated companies” in the consolidated balance sheets.

(d)	Revenue Recognition

The Company generates revenue principally through the sale of consumer and industrial products, equipment, and supplies. The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, and title and risk of loss have been transferred to the customer or services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Revenue from sales of products is generally recognized when the products are received by customers. Revenue from sales of certain products with customer acceptance provisions related to their functionality is recognized when the product is received by the customer and the specific criteria of the product functionality are successfully tested and demonstrated.

The Company enters into arrangements with multiple elements, which may include any combination of products or equipment, installation and maintenance. The Company allocates revenue to each element based on its relative selling price if such element meets the criteria for treatment as a separate unit of accounting as prescribed in the provisions of ASC 605, “Revenue Recognition.” Revenue from sales of products or equipment is generally recognized upon completion of installation or upon acceptance by customers if installation is not required. Maintenance revenue is recognized on a straight-line basis over the term of the maintenance agreement.

The Company’s policy is to accept product returns only in the case that the products are defective. The Company issues contractual product warranties under which it guarantees the performance of products delivered and services rendered for a certain period of time. A liability for the estimated product warranty related cost is established at the time revenue is recognized, and is included in “Other accrued expenses.” Estimates for accrued warranty cost are primarily based on historical experience and current information on repair cost.

Historically, the Company has made certain allowances related to sales to its consumer business distributors. Such allowances are generally provided to compensate the distributors for price adjustments due to a decline in the product’s value, and are classified as a reduction of revenue on the consolidated statements of operations. Estimated price adjustments are accrued when the related sales are recognized. The estimate is made based primarily on the historical experience and specific arrangements made with the distributors.

The Company also occasionally offers incentive programs to its distributors in the form of rebates. These rebates are accrued at the latter of the date at which the related revenue is recognized or the date at which the incentive is offered, and are recorded as reductions of sales in accordance with the provisions of ASC 605.

Taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and therefore are excluded from revenues in the consolidated statements of operations.

(e)	Leases (See Note 5)

The Company accounts for leases in accordance with the provisions of ASC 840, “Leases.” Leases of assets under certain conditions are recorded as capital leases in property, plant and equipment in the consolidated balance sheets.

(f)	Inventories (See Note 2)

Finished goods and work in process are stated at the lower of cost (average) or market. Raw materials are stated at cost, principally on a first-in, first-out basis or average basis, not in excess of current replacement cost.

(g)	Foreign Currency Translation (See Note 14)

Foreign currency financial statements are translated in accordance with the provisions of ASC 830, “Foreign Currency Matters,” under which all assets and liabilities are translated into yen at year-end rates and income and expense accounts are translated at weighted-average rates. Adjustments resulting

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

from the translation of financial statements are reflected under the caption, “Accumulated other comprehensive income (loss),” a separate component of equity.

(h)	Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation and accumulated impairment. Depreciation is computed primarily using the straight-line method based on the following estimated useful lives:

Buildings	5 to 50 years
Machinery and equipment	2 to 10 years

(i)	Goodwill and Other Intangible Assets (See Notes 6 and 7)

Goodwill represents the excess of costs over the fair value of net assets of businesses acquired. The Company applies the provisions of ASC 350, “Intangibles—Goodwill and Other.” Goodwill and intangible assets determined to have an indefinite useful life are not amortized, and are instead reviewed for impairment at least annually based on an assessment of current estimated fair value. The goodwill impairment test is a two-step test. Under the first step, the fair value of the reporting unit is compared with its carrying value (including goodwill). If the fair value of the reporting unit is less than its carrying value, an indication of goodwill impairment exists for the reporting unit and the enterprise must perform the second step of the impairment test (measurement). If the fair value of the reporting unit exceeds its carrying amount, the second step does not need to be performed. Under the second step, an impairment loss is recognized for any excess of the carrying amount of the reporting unit’s goodwill over the implied fair value of that goodwill. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit in a manner similar to a purchase price allocation in business combinations. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Fair value of the reporting unit is determined using the guideline merged and acquired company method, guideline public company method, and a discounted cash flow analysis. The provisions of ASC 350 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment based on an assessment of the undiscounted cash flows expected to be generated by the asset, whenever impairment indications are presented. An impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

(j)	Investments and Advances (See Notes 3, 4 and 14)

Investments and advances primarily consist of investments in and advances to associated companies, cost method investments, available-for-sale securities, and long-term deposits. Cost method investments and long-term deposits are recorded at historical cost.

The equity method is used to account for investments in associated companies in which the Company exerts significant influence over operating and financial policies, generally having a 20% to 50% voting interest, and corporate joint ventures. The Company also uses the equity method for certain investees if the minority shareholders have substantive participating rights. Under the equity method of accounting, investments are stated at their underlying net equity value after elimination of intercompany profits. The cost method is used when the Company does not have significant influence.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The excess of cost of the stock of the associated companies over the Company’s share of their net assets at the acquisition date, included in the equity investment balance, is recognized as equity method goodwill. Such equity method goodwill is not amortized and is instead tested for impairment as part of the equity method investment.

The Company accounts for debt and marketable equity securities in accordance with the provisions of ASC 320, “Investments—Debt and Equity Securities.”

The provisions of ASC 320 require that certain investments in debt and marketable equity securities be classified as held-to-maturity, trading, or available-for-sale securities. The Company classifies its existing marketable equity securities other than investments in associated companies and all debt securities as available-for-sale. Available-for-sale securities are carried at fair value with unrealized holding gains or losses included as a component of accumulated other comprehensive income (loss), net of applicable taxes.

Realized gains and losses are determined on the average cost method and reflected in earnings.

On a continuous basis, but no less frequently than at the end of each quarter, the Company evaluates the carrying amount of each of the investments in associated companies, cost method investments and available-for-sale securities for possible other-than-temporary impairment. Factors considered in assessing whether an indication of other-than-temporary impairment exists include the period of time the fair value has been below the carrying amount or cost basis of investment, financial condition and prospects of each investee, and other relevant factors.

Investments in associated companies, cost method investments and available-for-sale securities are reduced to fair value by a charge to earnings when impairment is considered to be other than temporary. Impairment is measured based on the amount by which the carrying amount or cost basis of the investment exceeds its fair value. Fair value is determined based on quoted market prices, discounted cash flows or other valuation techniques as appropriate.

(k)	Allowance for Doubtful Receivables

An allowance for doubtful trade receivables and advances is provided at an amount calculated based on historical experience, while specific allowances for doubtful trade receivables and advances are provided for the estimated amounts considered to be uncollectible after reviewing individual collectibility.

(l)	Income Taxes (See Note 10)

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards.

Deferred tax assets and liabilities are measured using enacted tax rates expected to be applied to taxable income in the years in which those temporary differences are expected to be reversed. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that the change in tax rate is enacted.

The Company accounts for uncertainty in tax positions in accordance with the provisions of ASC 740, “Income Taxes.” The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits in “Provision for income taxes—Current” in the consolidated statements of operations.

(m)	Advertising (See Note 16)

Advertising costs are expensed as incurred.

(n)	Net Income (Loss) per Share (See Note 11)

The Company accounts for net income (loss) per share in accordance with the provisions of ASC 260, “Earnings Per Share.” This Codification Section establishes standards for computing net income (loss) per share and requires dual presentation of basic and diluted net income (loss) per share on the face of the statements of operations for all entities with complex capital structures.

Under the provisions of ASC 260, basic net income (loss) per share is computed based on the weighted-average number of common shares outstanding during each period, and diluted net income (loss) per share assumes the dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock.

(o)	Cash Equivalents

Cash equivalents include all highly liquid debt instruments purchased with a maturity of three months or less.

(p)	Derivative Financial Instruments (See Notes 14 and 17)

Derivative financial instruments utilized by the Company are comprised principally of foreign exchange contracts, cross currency swaps and commodity futures used to hedge currency risk and commodity price risk.

The Company accounts for derivative instruments in accordance with the provisions of ASC 815, “Derivatives and Hedging.” On the date the derivative contract is entered into, the Company ordinarily designates the derivative as either a hedge of the fair value of a recognized asset or liability or of an unrecognized firm commitment (“fair-value” hedge), a hedge of a forecasted transaction or of the variability of cash flows to be received or paid related to a recognized asset or liability (“cash-flow” hedge), or a foreign-currency fair-value or cash-flow hedge (“foreign-currency” hedge). The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions. The Company also formally assesses, both at the hedge’s inception and on a quarterly basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values or cash flows of hedged items.

Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a fair-value hedge, along with the loss or gain on the hedged asset or liability or unrecognized firm commitment of the hedged item that is attributable to the hedged risk, are recorded in earnings. Changes in the fair value of a derivative that is highly effective and that is designated and qualifies as a cash-flow hedge are recorded in other comprehensive income (loss), until earnings are affected by the variability in cash flows of the designated hedged item. Changes in the fair value of derivatives that are highly effective as hedges and that are designated and qualify as foreign-currency hedges are recorded in either earnings or other comprehensive income (loss), depending on whether the hedge transaction is a fair-value hedge or a cash-flow hedge. The ineffective portion of the change in fair value of a derivative instrument that qualifies as a cash-flow hedge is reported in earnings.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(q)	Impairment of Long-Lived Assets (See Note 6)

The Company accounts for impairment or disposition of long-lived assets in accordance with the provisions of ASC 360, “Property, Plant, and Equipment.” In accordance with the provisions of ASC 360, long-lived assets, such as property, plant and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset or asset group exceeds its fair value.

(r)	Restructuring Charges (See Note 15)

The Company accounts for costs associated with exit or disposal activities in accordance with the provisions of ASC 420, “Exit or Disposal Cost Obligations.” Pursuant to the provisions of ASC 420, liabilities for restructuring costs are recognized when the liability is incurred, which may be subsequent to the date when the Company has committed to a restructuring plan.

(s)	Segment Information (See Note 20)

The Company accounts for segment information in accordance with the provisions of ASC 280, “Segment Reporting.” Pursuant to the provisions of ASC 280, the segments are the components of the Company for which separate financial information is available that is evaluated regularly by the chief operating decision maker of the Company in deciding how to allocate resources and in assessing performance.

Certain businesses were transferred among segments on April 1, 2014 and July 1, 2014. Accordingly, segment information for each of the three years ended March 31, 2014 and for the six months ended September 30, 2013 has been reclassified to conform to the segment composition for the six months ended September 30, 2014.

(t)	Fair Value Measurements (See Note 18)

The provisions of ASC 820, “Fair Value Measurements and Disclosures,” define fair value and establish a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are as follows:

Level 1—	Quoted prices (unadjusted) in active markets for identical assets.
Level 2—	Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3—	Unobservable inputs for the asset or liability.

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible.

The Company maintains policies and procedures to value assets and liabilities using the best and most relevant data available. With regards to Level 3 valuations, the Company performs a variety of procedures to assess the reasonableness of the valuations quarterly or annually. These reviews are performed by the accounting section and approved by the President and the Chief Financial Officer of the Company. This detailed review may include the use of a third-party valuation firm.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(u)	Retirement and Severance Benefits (See Note 9)

The Company accounts for the defined benefit pension plans and the lump-sum payment plans in accordance with the provisions of ASC 715, “Compensation-Retirement Benefits.” In accordance with the provisions, funded status of defined benefit pension plans (that is the balance of plan assets less benefit obligations) is recognized on the consolidated balance sheets and pension liability adjustments, net of tax, are recorded in the “Accumulated other comprehensive income (loss).”

Actuarial net gains and losses in excess of the corridor (10% of benefit obligations or fair value of plan assets, whichever is greater) are amortized over the average remaining service period of employees, except for the plan described as follows.

The Company and certain domestic subsidiaries made a transition from the defined benefit pension plan to a defined contribution pension plan, effective after July 1, 2013 with respect to employees’ future service. Actuarial net gains and losses to the defined benefit pension plan in excess of the corridor are amortized over the average remaining life expectancy of plan participants. The effect of this transition in the year ended March 31, 2014 is described in Note 9.

(v)	Use of Estimates

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions are used in the valuation and disclosure of revenue recognition, allowance for doubtful receivables, valuation of inventories, impairment of long-lived assets, impairment of goodwill, environmental liabilities, valuation of deferred tax assets, uncertain tax positions, employee retirement and severance benefit plans and assets acquired and liabilities assumed in business combinations.

(w)	Subsequent Events

Management had evaluated the subsequent events through February 17, 2015, the issuance date of the Company’s consolidated financial statements.

Additionally, management has evaluated subsequent events that have occurred subsequent to February 17, 2015 through the financial statement issuance date of April 28, 2015 and has disclosed the subsequent events in Note 22.

(x)	Adoption of New Accounting Standards

On April 1, 2014, the Company adopted Accounting Standards Update (ASU) 2013-05, “Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity.” ASU 2013-05, which amends ASC 830, “Foreign Currency Matters,” requires a cumulative translation adjustment, to be released into net income when an entity ceases to have a controlling financial interest in a subsidiary or group of assets within a consolidated foreign entity and the sale or transfer results in the complete or substantially complete liquidation of the foreign entity. The adoption of ASU 2013-05 did not have a material effect on the Company’s consolidated financial statements.

On April 1, 2014, the Company adopted ASU 2013-11, “Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.”

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

ASU 2013-11 requires an unrecognized tax benefit, to be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward for tax purposes, a similar tax loss, or a tax credit carryforward. The adoption of ASU 2013-11 did not have a material effect on the Company’s consolidated financial statements.

(y)	New Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers,” which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The ASU will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new standard is effective for the Company on April 1, 2017. Early application is not permitted. The standard permits the use of either the retrospective or cumulative effect transition method. The Company is evaluating the effect that ASU 2014-09 will have on its consolidated financial statements and related disclosures. The Company has not yet selected a transition method nor has it determined the effect of the standard on its ongoing financial reporting.

(2)	Inventories

Inventories as of March 31, 2014 and 2013 and September 30, 2014 are summarized as follows:

	Yen (millions)
	March 31,		September 30,
	2014	2013	2014
			(Unaudited)
Finished goods	449,820	453,440	509,415
Work in process	128,323	135,308	139,785
Raw materials	172,538	198,097	179,602

	750,681	786,845	828,802

(3)	Investments in and Advances to, and Transactions with Associated Companies

The most significant associated companies among Panasonic Group are Sumitomo Mitsui Trust Panasonic Finance Co., Ltd. (SMTPFC) and Panasonic Healthcare Holdings Co., Ltd. (PHCHD). As of March 31, 2014, the Company has a 15.1% equity ownership in SMTPFC and a 20.0% equity ownership in PHCHD. The Company applies the equity method to account for its investments in SMTPFC as the Company holds significant influence over operating and financial policies of SMTPFC.

On March 31, 2014, Panasonic acquired 20.0% of the shares of PHCHD, a company affiliated with investment funds managed by Kohlberg Kravis Roberts & Co. L.P., making PHCHD an associated company accounted for under the equity method. In addition, on the same date, Panasonic sold all of the shares of Panasonic Healthcare Co., Ltd. (PHC), a consolidated subsidiary of Panasonic which manufactures and sells healthcare devices, to PHCHD, which resulted in a gain of 78,699 million yen. By owning 20.0% of the shares in PHCHD, Panasonic will fulfill its responsibilities to its customers to a certain extent in respect of a business which is conducted under the brand name of Panasonic.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Certain financial information in respect of associated companies in aggregate as of March 31, 2014 and 2013, and for each of the years then ended March 31, 2014 is as follows:

	Yen (millions)
	2014	2013
Current assets	1,291,814	1,220,563
Other assets	372,151	242,685

	1,663,965	1,463,248
Current liabilities	668,126	658,278
Other liabilities	494,400	392,150

Net assets	501,439	412,820

Company’s equity in net assets	145,115	123,337

	Yen (millions)
	2014	2013	2012
Net sales	828,452	856,307	942,008
Gross profit	186,299	172,443	170,920
Net income	26,031	25,521	20,104

Purchases and dividends received from associated companies for each of the three years ended March 31, 2014 are as follows:

	Yen (millions)
	2014	2013	2012
Purchases	124,581	105,923	278,342
Dividends received	3,229	3,418	3,603

Retained earnings include undistributed earnings of associated companies in the amount of 49,166 million yen and 43,927 million yen, as of March 31, 2014 and 2013, respectively.

During the years ended March 31, 2014 and 2013, a write-down of investments and advances in associated companies was not incurred. During the year ended March 31, 2012, the Company incurred a write-down of 8,831 million yen for other-than-temporary impairment of investments and advances in associated companies. The fair values of the investments and advances in associated companies were based on quoted market price or discounted cash flows by using an appropriate discounted rate. An impairment charge was recorded to reduce the carrying value of the investment to its fair value. The write-down is included in “Other deductions” in the consolidated statements of operations.

Investments in associated companies include marketable equity securities which have quoted market values as of March 31, 2014 and 2013 and its comparison with the related carrying amounts is as follows:

	Yen (millions)
	2014	2013
Carrying amount	24,293	27,707
Market value	37,992	29,789

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(4)	Investments in Securities

The Company classifies its existing marketable equity securities, other than investments in associated companies, and all debt securities as available-for-sale.

The cost, fair value, gross unrealized holding gains and gross unrealized holding losses of available-for-sale securities included in other investments and advances as of March 31, 2014 and 2013 are as follows:

	Yen (millions)
	2014
	Cost	Fair value	Gross unrealized holding gains	Gross unrealized holding losses
Noncurrent:
Equity securities	18,825	63,101	44,283	7
Corporate and government bonds	1,674	1,694	20	—
Other debt securities	16	16	—	—

	20,515	64,811	44,303	7

	Yen (millions)
	2013
	Cost	Fair value	Gross unrealized holding gains	Gross unrealized holding losses
Noncurrent:
Equity securities	49,176	84,035	34,878	19
Corporate and government bonds	1,691	1,718	27	—
Other debt securities	12	12	—	—

	50,879	85,765	34,905	19

The cost, fair value, gross unrealized holding gains and gross unrealized holding losses of available-for-sale securities included in other investments and advances as of September 30, 2014 are as follows:

	Yen (millions)
	September 30, 2014 (unaudited)
	Cost	Fair value	Gross unrealized holding gains	Gross unrealized holding losses
Noncurrent:
Equity securities	20,959	76,029	55,121	51
Corporate and government bonds	1,653	1,672	19	—
Other debt securities	16	16	—	—

	22,628	77,717	55,140	51

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Maturities of investments in available-for-sale securities as of March 31, 2014 and 2013 are as follows:

	Yen (millions)
	2014		2013
	Cost	Fair value	Cost	Fair value
Due after one year through five years	1,377	1,381	1,403	1,412
Due after five years through ten years	313	329	300	318
Equity securities	18,825	63,101	49,176	84,035

	20,515	64,811	50,879	85,765

Proceeds from sale of available-for-sale securities for the years ended March 31, 2014, 2013 and 2012 were 45,376 million yen, 144,139 million yen and 73,141 million yen, respectively. The gross realized gains on sale of available-for-sale securities for the years ended March 31, 2014, 2013 and 2012 were 23,734 million yen, 32,440 million yen and 13,532 million yen, respectively. The Company did not incur gross realized losses on sale of available-for-sale securities for the year ended March 31, 2014. Gross realized losses for the years ended March 31, 2013 and 2012 were 2,734 million yen and 5,561 million yen, respectively. The cost of securities sold in computing gross realized gains and losses is determined by the average cost method.

During the year ended March 31, 2014, the Company did not incur a write-down for other-than-temporary impairment of available-for-sale securities. During the years ended March 31, 2013 and 2012, the Company incurred a write-down of 4,000 million yen and 7,597 million yen, respectively, for other-than-temporary impairment of available-for-sale securities, mainly reflecting the aggravated market condition of certain industries in Japan. The write-down is included in other deductions in the consolidated statements of operations.

Gross unrealized holding losses on investments in available-for-sale securities and the fair value of the related investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of March 31, 2014 and 2013 are as follows:

	Yen (millions)
	2014
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Equity securities	89	7	—	—	89	7

	89	7	—	—	89	7

	Yen (millions)
	2013
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized losses	Fair value	Unrealized losses	Fair value	Unrealized losses
Equity securities	241	19	—	—	241	19

	241	19	—	—	241	19

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The gross unrealized loss position has been continuing for a relatively short period of time. Based on this and other relevant factors, management has determined that these investments are not considered other-than-temporarily impaired. The Company did not have investment securities that had been in a continuous loss position for twelve months or more as of March 31, 2014 and 2013.

The carrying amounts of the Company’s cost method investments totaled 20,677 million yen and 21,566 million yen as of March 31, 2014 and 2013, respectively. For substantially all such investments, the Company did not evaluate for impairment losses, as it was not practicable to estimate the fair value of investments and no significant events or changes that might have affected the fair value of investments were observed. A part of such investments was considered other-than-temporarily impaired and the Company recorded a write-down of 142 million yen, 17 million yen and 208 million yen for the years ended March 31, 2014, 2013 and 2012, respectively.

As of March 31, 2014, there were no equity securities which were pledged as collateral. As of March 31, 2013, equity securities with a book value of 43,740 million yen were pledged as collateral for the deferred payments of certain taxes based on the Japanese Custom Act and Consumption Tax Law.

(5)	Leases

The Company has capital and operating leases for certain land, buildings, machinery and equipment, and finite-lived intangible assets with SMTPFC and other third parties.

During the year ended March 31, 2014, proceeds from sale of assets subject to subsequent lease-back were not material to the Company. During the years ended March 31, 2013 and 2012, the Company sold and leased back certain land, buildings, and machinery and equipment for 68,071 million yen and 21,783 million yen, respectively. The base lease term ranges up to 10 years. The resulting leases are being accounted for as operating leases or capital leases. Regarding certain leased assets, the Company has options to purchase the leased assets, or to terminate the leases and guarantee a specified value of the leased assets, subject to certain conditions, during or at the end of the lease term. Regarding leased land and buildings, there are no future commitments, obligations, provisions, or circumstances that require or result in the Company’s continuing involvement.

As of March 31, 2014 and 2013, the gross book value of land, buildings, machinery and equipment, and finite-lived intangible assets under capital leases, including the above-mentioned sale-leaseback transactions was 32,257 million yen and 63,799 million yen, and the related accumulated amortization recorded was 12,878 million yen and 28,403 million yen, respectively.

Rental expenses for operating leases, including the above-mentioned sale-leaseback transactions were 41,536 million yen, 41,297 million yen and 84,062 million yen for the years ended March 31, 2014, 2013 and 2012, respectively.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Future minimum lease payments under non-cancelable capital leases and operating leases as of March 31, 2014 are as follows:

	Yen (millions)
Year ending March 31	Capital leases	Operating leases
2015	10,103	31,631
2016	8,714	16,541
2017	7,788	6,618
2018	7,083	5,530
2019	6,627	4,600
Thereafter	7,437	16,250

Total minimum lease payments	47,752	81,170

Less amount representing interest	3,211

Present value of net minimum lease payments	44,541
Less current portion	9,201

Long-term capital lease obligations	35,340

Future minimum lease payments under operating leases as of September 30, 2014 are as follows:

Yen (millions)
(unaudited) Operating leases
Due within 1 year	31,004
Due after 1 year within 2 years	15,412
Due after 2 years within 3 years	6,848
Due after 3 years within 4 years	5,508
Due after 4 years within 5 years	4,469
Thereafter	14,308

Total minimum lease payments	77,549

(6)	Long-Lived Assets

The Company periodically reviews the recorded value of its long-lived assets to determine if the future cash flows to be derived from these assets or related asset group will be sufficient to recover the remaining recorded asset values. Impairment losses are not charged to segment profit. The disclosure below for the years ended March 31, 2014, 2013 and 2012 has been modified to reflect the most recent segment composition.

The Company recognized impairment losses in the aggregate of 103,763 million yen of long-lived assets during the year ended March 31, 2014.

The Company recorded impairment losses for certain machinery related to domestic flat TV manufacturing facilities in “AVC Networks” segment and “Automotive & Industrial Systems” segment. As a result of continuous substantial decline of product prices, the Company estimated that the carrying amounts would not be recoverable through future cash flows based on of the Company’s mid-term financial forecast of the business,. The fair value was mainly determined through an appraisal based on the repurchase cost.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The Company recorded impairment losses for certain machinery of domestic and foreign manufacturing facilities related to the resin-based multi-layer printed circuit board business, and thin and high density interposer business among the printed circuit board business in “Automotive & Industrial Systems” segment. As a result of the decision to discontinue these businesses, the Company estimated that the carrying amounts would not be recoverable through future cash flows. The fair value of machinery was mainly determined through an appraisal based on the repurchase cost.

The Company recorded impairment losses for certain land, buildings, and machinery related to domestic and foreign semiconductor business in “Automotive & Industrial Systems” segment. As a result of the decline in market demand and per unit selling price, the Company estimated that the carrying amounts would not be recoverable through future cash flows through the business restructuring activities. The fair value was mainly determined through an appraisal based on the repurchase cost.

Impairment losses of 6,681 million yen, 7,117 million yen, 25,563 million yen, 56,632 million yen, 6,424 million yen and 1,346 million yen were related to “Appliances,” “Eco Solutions,” “AVC Networks,” “Automotive & Industrial Systems,” “Other” and assets which are not allocated to any operating segments, respectively.

The Company classified certain buildings and other assets related to a domestic flat TV manufacturing plant as assets held for sale in accordance with the provision of ASC 360. These assets are included in “Other current assets” in the consolidated balance sheet as of March 31, 2014. Furthermore, the Company recognized a loss of 31,412 million yen regarding these assets as the carrying amount was higher than fair value less cost to sell. This loss is included in “Other deductions” in the consolidated statement of operations for the year ended March 31, 2014.

The Company recognized impairment losses in the aggregate of 138,138 million yen of long-lived assets during the year ended March 31, 2013.

The Company recorded impairment losses for certain machinery and finite-lived intangible assets, such as patents and know-how and trademark, related to solar battery business in “Eco Solutions” segment. 73,894 million yen of impairment losses related to finite-lived intangible assets. As a result of the continuous substantial decline of product prices, the Company revised its strategies for sales and investment and estimated that the carrying amounts would not be recoverable through future cash flows. The fair value of finite-lived intangible assets was mainly determined based on the excess earnings method and the relief-from-royalty method. The fair value of machinery was determined through an appraisal based on the repurchase cost.

The Company recorded impairment losses for certain land, buildings, machinery and finite-lived intangible assets, such as patents and know-how, related to consumer lithium-ion battery business in “Automotive & Industrial Systems” segment. 13,658 million yen of impairment losses were related to finite-lived intangible assets. As a result of the continuous substantial decline of product prices, the Company revised its strategies for sales and investment and estimated that the carrying amounts would not be recoverable through future cash flows. The fair value of finite-lived intangible assets was mainly determined based on the excess earnings method and the relief-from-royalty method. The fair value of land, buildings and machinery was determined through an appraisal based on the repurchase cost.

Impairment losses of 76,995 million yen, 5,984 million yen, 50,722 million yen and 4,437 million yen related to “Eco Solutions,” “AVC Networks,” “Automotive & Industrial Systems,” and the remaining segments, respectively.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The Company classified certain buildings related to a domestic flat TV manufacturing plant as assets held for sale in accordance with the provision of ASC 360. These assets are included in “Other current assets” in the consolidated balance sheet as of March 31, 2013. Furthermore, the Company recognized a loss of 39,874 million yen regarding these assets as the carrying amount was higher than fair value less cost to sell. This loss is included in “Other deductions” in the consolidated statement of operations for the year ended March 31, 2013.

The Company recognized impairment losses in the aggregate of 399,259 million yen of long-lived assets during the year ended March 31, 2012.

The Company recorded impairment losses for certain buildings, machinery and equipment, and finite-lived intangible assets related to certain domestic flat TV manufacturing facilities in “AVC Networks” segment and “Automotive & Industrial Systems” segment. As a result of the continuously substantial decline of product prices and the yen appreciation, the Company estimated that the carrying amounts would not be recoverable through future cash flows. The fair value of buildings was determined through an appraisal based on the repurchase cost. The fair value of machinery and equipment was determined through an appraisal based on the repurchase cost or net realizable value. The fair value of finite-lived intangible assets was determined based on the discounted estimated cash flows expected to result from the use and eventual disposition of the assets.

The Company recorded impairment losses for certain machinery and equipment related to domestic semiconductor manufacturing facilities in “Automotive & Industrial Systems” segment. As a result of the decline in market demand and per unit selling price of Digital AV products on which semiconductor business is heavily dependent as a supplier, the Company decided to cease the use of the above-mentioned facilities. The fair value of machinery and equipment was determined through an appraisal based on the net realizable value.

The Company recorded impairment losses of 25,536 million yen for certain finite-lived intangible assets related to customer relationship, and patents and know-how of optical pick-up business in “Automotive & Industrial Systems” segment. As a result of the decline of product prices and the increase in material cost, the Company estimated that the carrying amounts would not be recoverable through future cash flows. The fair value was mainly determined based on excess earnings method and relief-from-royalty method.

The Company recorded impairment losses of 95,546 million yen for certain finite-lived intangible assets related to customer relationship, and patents and know-how of consumer lithium-ion battery business in “Automotive & Industrial Systems” segment. As a result of decline of the product prices and the yen appreciation, the Company estimated that the carrying amounts would not be recoverable through future cash flows. The fair value was mainly determined based on excess earnings method and relief-from-royalty method.

Impairment losses of 28,067 million yen, 32,308 million yen, 330,188 million yen and 8,696 million yen were related to “Appliances,” “AVC Networks,” “Automotive & Industrial Systems,” and the remaining segments, respectively.

On March 5, 2012, the Company and Innovation Network Corporation of Japan reached a final agreement regarding the sale of the Mobara plant of Panasonic Liquid Crystal Display Co., Ltd., a subsidiary of the Company, to Japan Display Inc. The Company classified these buildings, machinery and equipment, and finite-lived intangible assets related to the plant as assets held for sale and these assets were included in other current assets in the consolidated balance sheet at March 31, 2012. The Company sold these assets in April 2012.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The Company recognized impairment losses in the aggregate of 3,605 million yen of long-lived assets for the six months ended September 30, 2014. 1,740 million yen, 837 million yen and 719 million yen of impairment losses were related to “AVC Networks,” “Automotive & Industrial Systems” and “Other,” respectively.

The Company recognized impairment losses in the aggregate of 6,165 million yen of long-lived assets for the six months ended September 30, 2013. 3,616 million yen and 1,199 million yen of impairment losses were related to “Eco Solutions” and “AVC Networks,” respectively.

(7)	Goodwill and Other Intangible Assets

The changes in the carrying amount of goodwill by segment for the years ended March 31, 2014 and 2013 are as follows:

	Yen (millions)
	Appliances	Eco Solutions	AVC Networks	Automotive & Industrial Systems	Other	Total
Balance as of March 31, 2012:
Goodwill	40,951	178,270	254,537	459,669	68,986	1,002,413
Accumulated impairment losses	(3,745)	—	(77,349)	(153,398)	(10,504)	(244,996)

	37,206	178,270	177,188	306,271	58,482	757,417

Goodwill acquired during the year	—	3,518	—	—	—	3,518
Goodwill impaired during the year	—	(72,197)	(91,007)	(87,379)	—	(250,583)
Translation adjustments	—	1,794	—	—	—	1,794

Balance as of March 31, 2013:
Goodwill	40,951	183,582	254,537	459,669	58,482	997,221
Accumulated impairment losses	(3,745)	(72,197)	(168,356)	(240,777)	—	(485,075)

	37,206	111,385	86,181	218,892	58,482	512,146

Goodwill acquired during the year	—	23,145	—	—	—	23,145
Goodwill impaired during the year	—	—	—	(8,069)	—	(8,069)
Goodwill disposed of during the year	—	—	—	—	(54,200)	(54,200)
Translation adjustments	—	355	—	—	—	355

Balance as of March 31, 2014:
Goodwill	40,951	207,082	254,537	459,669	4,282	966,521
Accumulated impairment losses	(3,745)	(72,197)	(168,356)	(248,846)	—	(493,144)

	37,206	134,885	86,181	210,823	4,282	473,377

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The carrying amount of goodwill by segment shown above is the total amount of goodwill allocated to reporting unit for impairment test by segment and the allocation does not agree with that used for internal management purposes.

Goodwill related to “Other” segment decreased mainly as a result of disposition of the healthcare business in the year ended March 31, 2014.

The Company recorded an impairment loss of 72,197 million yen for the year ended March 31, 2013 related to goodwill of solar battery business in “Eco Solutions” segment. This impairment was due to the continuous substantial decline of product prices and reversal of strategies for sales and investments which resulted in a decrease in the estimated fair value of the reporting unit. The fair value was determined based on the combination of discounted cash flow method, guideline public company method and guideline transaction method.

The Company recorded an impairment loss of 91,007 million yen for the year ended March 31, 2013 related to goodwill of mobile phone business in “AVC Networks” segment. This impairment was due to the decline in market share in Japan and the revision of the overseas development strategy which resulted in a decrease in the estimated fair value of the reporting unit. The fair value was determined based on the combination of discounted cash flow method, guideline public company method and guideline transaction method.

The Company recorded an impairment loss of 74,574 million yen for the year ended March 31, 2013 related to goodwill of consumer lithium-ion battery business in “Automotive & Industrial Systems” segment. This impairment was due to the continuous substantial decline of product prices and reversal of strategies for sales and investment which resulted in a decrease in the estimated fair value of the reporting unit. The fair value was determined based on the combination of discounted cash flow method, guideline public company method and guideline transaction method.

The Company recorded impairment losses of 12,805 million yen for the year ended March 31, 2013 related to certain businesses in “Automotive & Industrial Systems” segment. These impairments were due to a downturn in profitability and the fair values were mainly determined based on the combination of discounted cash flow method and guideline public company method.

The Company recorded an impairment loss of 26,988 million yen for the year ended March 31, 2012 related to goodwill of semiconductor business in “Automotive & Industrial Systems” segment. This impairment was due to a decrease in the estimated fair value of the reporting unit caused by the decline in market demand and per unit selling price of Digital AV products on which semiconductor business is heavily dependent as a supplier. The fair value was determined based on the combination of discounted cash flow method and guideline public company method.

The Company recorded an impairment loss of 44,629 million yen for the year ended March 31, 2012 related to goodwill of optical pick-up business in “Automotive & Industrial Systems” segment. This impairment was due to a decrease in the estimated fair value of the reporting unit caused by the decline of product prices and the increase in material cost. The fair value was determined based on the combination of discounted cash flow method, guideline public company method and guideline transaction method.

The Company recorded an impairment loss of 73,387 million yen for the year ended March 31, 2012 related to goodwill of consumer lithium-ion battery business in “Automotive & Industrial Systems” segment. This impairment was due to a decrease in the estimated fair value of the reporting unit caused by the decline of product prices and the yen appreciation. The fair value was determined based on the combination of discounted cash flow method, guideline public company method and guideline transaction method.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The Company recorded an impairment loss of 8,394 million yen and 10,504 million yen for the year ended March 31, 2012 related to “AVC Networks” and “Other” segments, respectively. These impairments were due to a downturn in profitability and the fair value was determined based on the discounted cash flow method.

Intangible assets, excluding goodwill, as of March 31, 2014 and 2013 are as follows:

	Yen (millions)
	2014		2013
	Gross carrying amount	Accumulated amortization	Gross carrying amount	Accumulated amortization
Finite-lived intangible assets:
Patents and know-how	171,320	99,091	205,576	105,964
Software	320,435	266,967	338,778	276,146
Other	100,798	37,021	92,035	36,480

	592,553	403,079	636,389	418,590

	Yen (millions)
	2014	2013
Indefinite-lived intangible assets	14,117	5,214

Aggregate amortization expense for finite-lived intangible assets for the years ended March 31, 2014, 2013 and 2012 was 51,994 million yen, 61,373 million yen and 78,455 million yen, respectively. Estimated amortization expense for the next five years is as follows:

Year ending March 31	Yen (millions)
2015	41,026
2016	32,690
2017	25,479
2018	19,278
2019	12,507

There were no impairment losses of indefinite-lived intangible assets for the years ended March 31, 2014, 2013 and 2012. Impairment losses of finite-lived intangible assets are included in impairment losses of long-lived assets discussed in Note 6.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(8)	Long-term Debt and Short-term Borrowings

Long-term debt as of March 31, 2014 and 2013 is set forth below:

	Yen (millions)
	2014	2013
Unsecured Straight bond, due 2013, interest 0.82% *[1]	—	10,000
Unsecured Straight bond, due 2013, interest 1.49% *[2]	—	20,000
Unsecured Straight bond, due 2014, interest 1.404%	—	200,000
Unsecured Straight bond, due 2014, interest 2.02% *[1]	31,769	31,769
Unsecured Straight bond, due 2015, interest 1.66% *[2]	39,999	39,996
Unsecured Straight bond, due 2016, interest 0.752%	200,000	200,000
Unsecured Straight bond, due 2018, interest 1.081%	150,000	150,000
Unsecured Straight bond, due 2019, interest 2.05%	100,000	100,000
Unsecured Straight bond, due 2019, interest 1.593% *[2]	30,000	30,000
Unsecured bank loans, due 2013 – 2015, effective interest 1.1% for the year ended March 31, 2014 and 1.0% for the year ended March 31, 2013	1,821	100,294
Secured bank loans by subsidiaries, due 2014 – 2021, effective interest 1.76% for the year ended March 31, 2014 and 1.84% for the year ended March 31, 2013	825	1,074
Capital lease obligations	44,541	64,653

	598,955	947,786
Less current portion	41,581	284,695

	557,374	663,091

*1	Bonds originally issued by SANYO Electric Co., Ltd. (SANYO) were transferred to the Company for the year ended March 31, 2012.
*2	Bonds originally issued by Panasonic Electric Works Co., Ltd. (PEW) were transferred to the Company for the year ended March 31, 2012.

The aggregate annual maturities of long-term debt after March 31, 2014 are as follows:

Year ending March 31	Yen (millions)
2015	41,581
2016	249,601
2017	7,438
2018	156,770
2019	106,346
2020 and thereafter	37,219

As is customary in Japan, short-term and long-term bank loans are made under general agreements which provide that security and guarantees for future and present indebtedness will be given upon request of the bank, and that the bank shall have the right, when the obligations become due, or in the event of their default, to offset cash deposits against such obligations due to the bank. As of March 31, 2014 and 2013, loans subject to such general agreements amounted to 825 million yen and 1,074 million yen, respectively.

Each of the loan agreements grants the lender the right to request additional security or mortgages on certain assets. As of March 31, 2014 and 2013, investments and advances with a book value of 1,754 million yen and 2,008 million yen respectively, were pledged as collateral by subsidiaries for secured loans from banks.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The balances of short-term debt as of March 31, 2013 include 140,573 million yen of short-term bonds. The weighted-average interest rate on short-term debt outstanding as of March 31, 2014 and 2013 was 7.6% and 2.4%, respectively.

The commitment line agreements into which the Company entered with several banks in October 2012 ended in August 2013. The upper limit for unsecured borrowing based on the agreements was a total of 600,000 million yen, but there was no borrowing under this agreement.

(9)	Retirement and Severance Benefits

The Company and certain subsidiaries have contributory, funded benefit pension plans covering substantially all employees who meet eligibility requirements. Benefits under the plans are primarily based on the combination of years of service and compensation.

In addition to the plans described above, upon retirement or termination of employment for reasons other than dismissal, employees are entitled to lump-sum payments based on the current rate of pay and length of service. If the termination is involuntary or caused by death, the severance payment is greater than in the case of voluntary termination. The lump-sum payment plans are not funded.

Effective April 1, 2002, the Company and some of the subsidiaries amended their benefit pension plans by introducing a “point-based benefits system,” and their lump-sum payment plans to cash balance pension plans. Under the point-based benefits system, benefits are calculated based on accumulated points allocated to employees each year according to their job classification and years of service. Under the cash balance pension plans, each participant has an account which is credited yearly based on the current rate of pay and market-related interest rate.

Effective after July 1, 2013 with respect to employees’ future service, the Company and certain domestic subsidiaries decided to make a transition from the defined benefit pension plan to a defined contribution pension plan. Under the provision of ASC715, upon this transition, any decrease in projected benefit obligations (PBO) due to plan amendments in the past remaining in pension liability adjustments under accumulated other comprehensive income (loss) is required to be immediately recognized in earnings. Accordingly, the Company recognized a curtailment gain of 79,762 million yen in “Other income” in the consolidated statement of operations for the year ended March 31, 2014.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Reconciliations of beginning and ending balances of the benefit obligations of the contributory, funded benefit pension plans, the unfunded lump-sum payment plans, and the cash balance pension plans, and the fair value of the plan assets as of March 31, 2014 and 2013 are as follows:

	Yen (millions)
	2014	2013
Change in benefit obligations:
Benefit obligations at beginning of year	2,461,033	2,293,644
Service cost	26,570	55,123
Interest cost	40,103	51,621
Prior service benefit	644	860
Actuarial loss (gain)	(32,151)	183,924
Benefits paid	(120,589)	(120,117)
Effect of sale of consolidated subsidiaries	(41,389)	(6,229)
Foreign currency translation	16,859	9,295
Curtailments, settlements and other	(20,573)	(7,088)

Benefit obligations at end of year	2,330,507	2,461,033

Change in plan assets:
Fair value of plan assets at beginning of year	1,842,631	1,721,398
Actual return on plan assets	107,350	170,410
Employer contributions	97,170	67,914
Benefits paid	(112,922)	(113,495)
Effect of sale of consolidated subsidiaries	(35,198)	(5,475)
Foreign currency translation	13,356	8,448
Curtailments, settlements and other	(4,661)	(6,569)

Fair value of plan assets at end of year	1,907,726	1,842,631

Funded status	(422,781)	(618,402)

The accumulated benefit obligation for the pension plans was 2,267,561 million yen and 2,416,117 million yen as of March 31, 2014 and 2013, respectively.

The projected benefit obligations and the fair value of plan assets for the pension plans with projected benefit obligations in excess of plan assets, and the accumulated benefit obligations and the fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets as of March 31, 2014 and 2013 are as follows:

	Yen (millions)
	2014	2013
Plans with projected benefit obligations in excess of plan assets:
Projected benefit obligations	2,173,332	2,262,043
Fair value of plan assets	1,739,314	1,637,551
Plans with accumulated benefit obligations in excess of plan assets:
Accumulated benefit obligations	2,125,670	2,217,724
Fair value of plan assets	1,739,314	1,637,551

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Accounts recognized in the consolidated balance sheets as of March 31, 2014 and 2013 consist of:

	Yen (millions)
	2014	2013
Other assets	11,237	6,090
Other current liabilities	(3,317)	(2,690)
Retirement and severance benefits	(430,701)	(621,802)

	(422,781)	(618,402)

Amounts recognized in accumulated other comprehensive income (loss) as of March 31, 2014 and 2013 consist of:

	Yen (millions)
	2014	2013
Prior service benefit	(14,551)	(99,477)
Actuarial loss	489,951	627,139

	475,400	527,662

Net periodic benefit cost for the contributory, funded benefit pension plans, the unfunded lump-sum payment plans, and the cash balance pension plans of the Company for each of the three years ended March 31, 2014 consists of the following components:

	Yen (millions)
	2014	2013	2012
Service cost—benefits earned during the year	26,570	55,123	55,368
Interest cost on projected benefit obligation	40,103	51,621	54,552
Expected return on plan assets	(50,593)	(53,764)	(52,299)
Amortization of prior service benefit	(4,520)	(22,458)	(23,347)
Recognized actuarial loss	21,341	30,335	31,203
Losses (gains) on curtailments and settlements	(77,938)	2,209	10,419

Net periodic benefit cost	(45,037)	63,066	75,896

Net periodic benefit cost for the six months ended September 30, 2014 and 2013 are a loss of 14,082 million yen and a gain of 55,167 million yen, respectively.

The estimated prior service benefit and actuarial loss for the defined benefit pension plans that will be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost for the year ending March 31, 2015 are gains of 4,316 million yen and losses of 25,430 million yen, respectively.

Weighted-average assumptions used to determine benefit obligations as of March 31, 2014 and 2013 are as follows:

	2014	2013
Discount rate	1.6%	1.6%
Rate of compensation increase	1.7%	1.7%

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Weighted-average assumptions used to determine net periodic benefit cost for each of the three years ended March 31, 2014 are as follows:

	2014	2013	2012
Discount rate	1.6%	2.2%	2.5%
Expected return on plan assets	2.7%	3.1%	3.1%
Rate of compensation increase	1.7%	1.8%	1.8%

The expected return on plan assets is determined based on the portfolio as a whole and not on the sum of the returns on individual asset categories, considering long-term historical returns, asset allocation, and future estimates of long-term investment returns.

Each plan of the Company has a different investment policy, which is designed to ensure sufficient plan assets are available to provide future payments of pension benefits to the eligible plan participants and is individually monitored for compliance and appropriateness on an on-going basis. Considering the expected long-term rate of return on plan assets, each plan of the Company establishes a “basic” portfolio comprised of the optimal combination of equity securities and debt securities. Plan assets are invested in individual equity and debt securities using the guidelines of the “basic” portfolio in order to generate a total return that will satisfy the expected return on a mid-term to long-term basis. The Company evaluates the difference between expected return and actual return of invested plan assets on an annual basis to determine if such differences necessitate a revision in the formulation of the “basic” portfolio. The Company revises the “basic” portfolio when and to the extent considered necessary to achieve the expected long-term rate of return on plan assets.

The Company’s pension plan assets allocation is approximately 25% for equity securities, approximately 50% for debt securities, and approximately 25% for other investments, primarily in life insurance company general accounts.

For the Company’s major defined benefit pension plans, equity investments are mainly investments in listed equity securities, broadly in Japanese equity, developed international equity and emerging markets. The investments in debt securities are comprised primarily of government, municipal, and corporate bonds. The Company mainly chooses debt securities with rating above BBB, high liquidity and appropriate repayment, and has appropriately diversified the investments by sector and geography. As for investments in life insurance company general accounts, the contracts with the insurance companies include a guaranteed interest rate and return of capital. Other investments include fund-of-funds investment, equity long/short hedge funds investment and private equity investment. Fund-of-funds investment and equity long/short hedge funds investment are primarily invested in listed equity securities with trading frequency and a stable return, while private equity investment is diversified products with low correlation.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The fair values of the Company’s pension plan assets as of March 31, 2014, by asset category, are as follows:

	Yen (millions)
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	92,408	—	—	92,408
Equity securities:
Japanese companies	40,800	—	—	40,800
Foreign companies	56,650	—	—	56,650
Commingled funds (a)	—	360,772	—	360,772
Debt securities:
Government and Municipal bonds	67,857	—	—	67,857
Corporate bonds	—	10,611	—	10,611
Commingled funds (b)	—	866,270	—	866,270
Life insurance company general accounts	—	274,639	—	274,639
Other (c)	—	121,521	16,198	137,719

Total	257,715	1,633,813	16,198	1,907,726

The fair values of the Company’s pension plan assets as of March 31, 2013, by asset category are as follows:

	Yen (millions)
	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	129,274	—	—	129,274
Equity securities:
Japanese companies	46,055	—	—	46,055
Foreign companies	58,007	—	—	58,007
Commingled funds (a)	—	376,142	—	376,142
Debt securities:
Government and Municipal bonds	82,353	—	—	82,353
Corporate bonds	—	17,735	—	17,735
Commingled funds (b)	—	774,995	—	774,995
Life insurance company general accounts	—	244,004	—	244,004
Other (c)	—	95,300	18,766	114,066

Total	315,689	1,508,176	18,766	1,842,631

(a)	These funds invest mainly in listed equity securities, approximately 60% Japanese companies and 40% foreign companies.
(b)	These funds primarily invest in Japanese government bonds and foreign government bonds.
(c)	Other investments primarily include fund-of-funds investment, equity long/short hedge funds investment, private equity investment and collateralized loan obligation investment.

The three levels of the fair value hierarchy are discussed in Note 1 (t).

Level 1 assets are comprised principally of equity securities and government and municipal bonds, which are valued using unadjusted quoted market price in active markets with sufficient volume and frequency of transactions.

Level 2 assets are comprised principally of commingled funds, which are valued at their net asset values that are calculated by the fund and have daily liquidity, corporate bonds, which are valued based on quoted

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

prices for identical assets in market that are not active, and life insurance company general accounts, which are valued at conversion value. Fund-of-funds investment and hedge funds investment that use equity long/short strategies, which primarily invest in listed equity securities and debt securities, are valued based on net asset value.

Level 3 assets are comprised principally of collateralized loan obligation investment and private equity investment, which are valued based on prices and other relevant information such as similar market transactions and latest financial information available.

A reconciliation of the beginning and ending balances of level 3 assets as of March 31, 2014 and 2013 is as follows:

	Yen (millions)
	Collateralized loan obligation	Private equity	Total
Balance as of April 1, 2012	10,350	10,222	20,572
Realized gains (losses)	1,007	766	1,773
Unrealized gains (losses) relating to assets held	2,501	332	2,833
Purchases, sales, issuances and settlements, net	(5,558)	95	(5,463)
Transfers out of Level 3	(926)	(23)	(949)

Balance as of March 31, 2013	7,374	11,392	18,766

Realized gains (losses)	2,350	111	2,461
Unrealized gains (losses) relating to assets held	(491)	(96)	(587)
Purchases, sales, issuances and settlements, net	(1,438)	(2,033)	(3,471)
Transfers out of Level 3	(863)	(108)	(971)

Balance as of March 31, 2014	6,932	9,266	16,198

The Company expects to contribute 56,930 million yen to its defined benefit plans for the year ending March 31, 2015.

The benefits expected to be paid from the defined pension plans for each of the years ending March 31, 2015 through 2019 are 112,828 million yen, 113,707 million yen, 111,267 million yen, 114,104 million yen and 116,159 million yen, respectively. The aggregate benefits expected to be paid in the five year period from the year ending March 31, 2020 through 2024 are 595,166 million yen. The expected benefits to be paid are based on the same assumptions used to measure the Company’s benefit obligation as of March 31, 2014 including estimated future employee service.

The amount of cost recognized for the Company’s and certain subsidiaries’ contributions to the defined contribution plans in the year ended March 31, 2014 was 23,450 million yen.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(10)	Income Taxes

Income (loss) before income taxes and income taxes for each of the three years ended March 31, 2014 are summarized as follows:

	Yen (millions)
	Domestic	Foreign	Total
For the year ended March 31, 2014
Income before income taxes	56,792	149,433	206,225
Income taxes:
Current	35,305	57,512	92,817
Deferred	2,998	(6,150)	(3,152)

Total income taxes	38,303	51,362	89,665

For the year ended March 31, 2013
Income (loss) before income taxes	(450,544)	52,158	(398,386)
Income taxes:
Current	29,970	36,562	66,532
Deferred	311,882	6,259	318,141

Total income taxes	341,852	42,821	384,673

For the year ended March 31, 2012
Income (loss) before income taxes	(838,217)	25,373	(812,844)
Income taxes:
Current	26,346	42,860	69,206
Deferred	(58,706)	(733)	(59,439)

Total income taxes	(32,360)	42,127	9,767

The Company and its subsidiaries in Japan are subject to a National corporate tax of 28.05%, an Inhabitant tax of approximately 20.2% (applied to a National corporate tax) varying by local jurisdiction, and a deductible Enterprise tax of approximately 7.4% varying by local jurisdiction, which, in aggregate, resulted in a combined statutory tax rate in Japan of approximately 37.8% for the years ended March 31, 2014 and 2013.

The Company and its subsidiaries in Japan are subject to a National corporate tax of 30%, an Inhabitant tax of approximately 20.5% (applied to a National corporate tax) varying by local jurisdiction, and a deductible Enterprise tax of approximately 7.4% varying by local jurisdiction, which, in aggregate, resulted in a combined statutory tax rate in Japan of approximately 40.5% for the year ended March 31, 2012.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The effective tax rates for each of the three years ended March 31, 2014 differ from the combined statutory tax rates for the following reasons:

	2014	2013	2012
Combined statutory tax rate	37.8%	(37.8)%	(40.5)%
Lower tax rates of overseas subsidiaries	(9.1)	(0.8)	(0.4)
Expenses not deductible for tax purposes	1.3	0.6	0.5
Change in valuation allowance allocated to income tax expenses :
—Foreign tax credit carryforwards	5.7	3.5	1.7
—Change in judgement and others	7.1	106.3	25.5
Tax effects on outside basis difference in subsidiaries	(1.8)	(0.6)	0.8
Goodwill impairment	1.5	23.8	8.2
Effect of enacted changes in Japanese tax laws and rates	—	—	3.7
Other	1.0	1.6	1.7

Effective tax rate	43.5%	96.6%	1.2%

During the year ended March 31, 2012, changes in Japanese corporate tax law and statutory tax rates to be applied to taxable income from the following years in two steps were enacted in Japan. During the year ended March 31, 2014, Japanese corporate tax law which changed the applicable fiscal year of the second reductions in rates was enacted. Income taxes for the year ended March 31, 2014 included the effect to deferred tax assets and liabilities which resulted from the change of the aforementioned tax rates. This effect resulted in an expense which was not material to the Company.

Included in provision for income taxes for the year ended March 31, 2013 were increases in valuation allowances for deferred tax assets of 371,557 million yen in Panasonic Corporation and 40,968 million yen in Panasonic Mobile Communications Co., Ltd., recorded during the six months ended September 30, 2012. For these entities, the adjustment to the beginning-of-the-year balance of valuation allowances as a result of change in judgment was 420,947 million yen. Based on a decline in profitability due mainly to significant sales decreases in digital consumer products including flat-panel TVs in Japan, the Company increased valuation allowances for deferred tax assets of the aforementioned two companies, since, based on its considerations of the realizability of the deferred tax assets in accordance with the provision of ASC 740, “Income Taxes,” it was determined that it was more likely than not the deferred tax assets would not be realized.

For the year ended March 31, 2012, Japanese corporate tax law and statutory tax rates to apply to taxable income from the following year were enacted in Japan. Tax law changes result in reductions in rates in two steps in future years. In consequence, the Company recorded income tax expense of 25,536 million yen for adjustments of deferred tax assets and liabilities.

The tax benefit of net operating loss carryforwards recognized for the years ended March 31, 2014, 2013 and 2012 were 69,937 million yen, 29,779 million yen and 34,889 million yen, respectively.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of March 31, 2014 and 2013 are presented below:

	Yen (millions)
	2014	2013
Deferred tax assets:
Inventory valuation	84,452	83,006
Expenses accrued for financial statement purposes but not currently included in taxable income	216,429	173,823
Property, plant and equipment	201,226	219,413
Retirement and severance benefits	156,401	226,957
Tax loss carryforwards	778,933	807,823
Other	143,947	142,651

Total gross deferred tax assets	1,581,388	1,653,673
Less valuation allowance	1,367,498	1,433,080

Net deferred tax assets	213,890	220,593

Deferred tax liabilities:
Net unrealized holding gains of available-for-sale securities	(14,385)	(11,921)
Intangible assets	(40,817)	(46,542)
Other	(44,010)	(39,887)

Total gross deferred tax liabilities	(99,212)	(98,350)

Net deferred tax assets	114,678	122,243

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences and loss carryforwards become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences and loss carryforwards, net of the existing valuation allowances as of March 31, 2014 and 2013.

The net change in total valuation allowance for the years ended March 31, 2014, 2013 and 2012 was a decrease of 65,582 million yen, of which a decrease due to the expiration of tax loss carryforwards amounted to 95,412 million yen, an increase of 403,255 million yen and an increase of 39,471 million yen, respectively.

As of March 31, 2014, the Company had, for income tax purposes, net operating loss carryforwards of approximately 2,267,508 million yen, of which 2,109,053 million yen expire from the year ending March 31, 2015 through 2023 and the remaining balance will expire thereafter or do not expire. As of March 31, 2014, the Company had, for income tax purposes, tax credit carryforwards of approximately 38,827 million yen, which expire within the year ending March 31, 2015 through 2017.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Net deferred tax assets and liabilities as of March 31, 2014 and 2013 are reflected in the accompanying consolidated balance sheets under the following captions:

	Yen (millions)
	2014	2013
Other current assets	88,052	77,727
Other assets	125,086	139,306
Other current liabilities	(9,067)	(4,607)
Other liabilities	(89,393)	(90,183)

Net deferred tax assets	114,678	122,243

The Company has not recognized a deferred tax liability for the undistributed earnings of its foreign subsidiaries and foreign corporate joint ventures of 886,525 million yen as of March 31, 2014, because the Company currently does not expect temporary differences arising from these unremitted earnings to reverse and become taxable to the Company in the foreseeable future. A deferred tax liability will be recognized when the Company no longer plans to indefinitely reinvest undistributed earnings, and current tax will be incurred upon distribution from or sale of subsidiaries. The calculation of related unrecognized deferred tax liability is not practicable.

A reconciliation of the beginning and ending amounts of unrecognized tax benefits for each of the three years ended March 31, 2014 is as follows:

	Yen (millions)
	2014	2013	2012
Balance at beginning of year	(15,126)	(15,311)	(14,693)
Increase related to prior year tax positions	(3,036)	(678)	(6,058)
Decrease related to prior year tax positions	2,081	3,529	1,435
Increase related to current year tax positions	(2,720)	(2,138)	(3,541)
Change in consolidated subsidiaries	3,390	—	1,616
Settlements	1,599	50	5,646
Translation adjustments	(806)	(578)	284

Balance at end of year	(14,618)	(15,126)	(15,311)

As of March 31, 2014, 2013 and 2012, the total amount of unrecognized tax benefits are 13,527 million yen, 14,675 million yen and 14,457 million yen, respectively, that if recognized, would reduce the effective tax rate. It is reasonably possible that developments on tax matters in certain tax jurisdictions may result in approximately thirty-five percent reduction of the Company’s total unrecognized tax benefits within the next twelve months. The Company has accrued interests and penalties related to unrecognized tax benefits and the amount of interest and penalties included in provision for income taxes and cumulative amount accrued were not material as of and for the years ended March 31, 2014, 2013 and 2012.

The Company files income tax returns in Japan and various foreign tax jurisdictions. There are a number of subsidiaries which operate within each of the Company’s major jurisdictions resulting in a range of open tax years. The open tax year for Panasonic Corporation is for the year ended March 31, 2014. The open tax years for the significant subsidiaries in the United States of America, which is the other major tax jurisdiction besides Japan, are for the year ended March 31, 2010 and thereafter.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(11)	Net Income (Loss) per Share Attributable to Panasonic Corporation Common Shareholders

A reconciliation of the numerators and denominators of the basic and diluted net income (loss) per share attributable to Panasonic Corporation common shareholders computation for each of the three years ended March 31, 2014 and for the six months ended September 30, 2014 and 2013 is as follows:

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Net income (loss) attributable to Panasonic Corporation common shareholders	120,442	(754,250)	(772,172)	80,933	169,334

	Number of shares
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Average common shares outstanding	2,311,618,296	2,311,683,353	2,312,167,772	2,311,540,895	2,311,643,803
Dilutive effect:
Stock options				69,546

Diluted common shares outstanding				2,311,610,441

	Yen
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Net income (loss) per share attributable to Panasonic Corporation common shareholders:
Basic	52.10	(326.28)	(333.96)	35.01	73.25
Diluted	—	—	—	35.01	—

Diluted net income (loss) per share attributable to Panasonic Corporation common shareholders for each of the three years ended March 31, 2014 and for the six months ended September 30, 2013 has been omitted because the Company did not have potentially dilutive common shares that were outstanding for the period.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(12)	Stockholders’ Equity

The Company may repurchase its common stock from the market pursuant to the Company Law of Japan. For the years ended March 31, 2014, 2013 and 2012, respectively, 108,780 shares, 57,369 shares and 635,123 shares were repurchased.

The Company sold 6,858 shares, 14,291 shares and 242,043,928 shares of its treasury stock for the years ended March 31, 2014, 2013 and 2012, respectively. Sales of treasury stock for the year ended March 31, 2012 includes the share exchange of treasury stock to noncontrolling interest holders. On April 1, 2011, PEW and SANYO became wholly-owned subsidiaries through the share exchange in order to accelerate synergy generation and maximize synergy. All the shares delivered by the Company were sourced from its treasury stock (241,961,655 shares) held by the Company. As a result, treasury stock decreased by 424,010 million yen. The difference between the fair value of the shares of the Company delivered to the noncontrolling interest holders and the decrease in the carrying amount of the treasury stock was recognized as an adjustment to capital surplus and retained earnings in the consolidated balance sheets.

The Company Law of Japan provides that an amount equal to 10% of cash dividends be appropriated as a capital reserve or legal reserve until the aggregated amount of capital reserve and legal reserve equals 25% of stated capital. The capital reserve and legal reserve are not available for dividends but may be transferred to capital surplus or retained earnings or stated capital upon approval at the shareholders’ meeting.

Cash dividends and transfers to the legal reserve charged to retained earnings during the three years ended March 31, 2014 represent dividends paid out during the periods and related appropriation to the legal reserve. Cash dividends per share paid during the years ended March 31, 2014, 2013 and 2012 amounted to 5.00 yen, 5.00 yen and 10.00 yen, respectively. The accompanying consolidated financial statements do not include any provisions for the year-end dividend of 8.0 yen per share, totaling approximately 18,492 million yen in respect of the year ended March 31, 2014 approved by the board of directors in April 2014.

On October 31, 2014, the board of directors approved an interim dividend of 8.0 yen per share, totaling 18,492 million yen on outstanding common stock as of September 30, 2014.

In accordance with the Company Law of Japan, there are certain restrictions on payment of dividends in connection with the treasury stock repurchased. As a result of restrictions on the treasury stock repurchased, retained earnings of 247,391 million yen as of March 31, 2014 were restricted as to the payment of cash dividends.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(13)	Equity Transactions with Noncontrolling Interests

Net income (loss) attributable to Panasonic Corporation and transfers (to) from noncontrolling interests for each of the three years ended March 31, 2014 and for the six months ended September 30, 2014 and 2013 are as follows:

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Net income (loss) attributable to Panasonic Corporation common shareholders	120,442	(754,250)	(772,172)	80,933	169,334
Transfers (to) from noncontrolling interests:
Increase (decrease) in capital surplus for purchase of additional shares in consolidated subsidiaries	(1,185)	(6,844)	19,101	(123,261)	(850)

Total	(1,185)	(6,844)	19,101	(123,261)	(850)

Net income (loss) attributable to Panasonic Corporation and transfers (to) from noncontrolling interests	119,257	(761,094)	(753,071)	(42,328)	168,484

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(14)	Other Comprehensive Income (Loss)

Components of other comprehensive income (loss) for each of the three years ended March 31, 2014 are as follows:

	Yen (millions)
	Translation adjustments	Unrealized holding gains (losses) of available-for-sale securities	Unrealized holding gains (losses) of derivative instruments	Pension liability adjustments	Total
Accumulated other comprehensive income (loss)—Balance as of April 1, 2011	(453,158)	16,835	2,277	(191,254)	(625,300)
Arising during the period:
Pre-tax amount	(27,150)	(8,294)	(583)	(126,654)	(162,681)
Tax expense	—	5,041	3	35,188	40,232

Net-of-tax amount	(27,150)	(3,253)	(580)	(91,466)	(122,449)

Reclassification adjustment for (gains) losses included in net income:
Pre-tax amount	7,263	(374)	(9,556)	18,275	15,608
Tax expense	—	151	4,118	(6,683)	(2,414)

Net-of-tax amount	7,263	(223)	(5,438)	11,592	13,194

Other comprehensive income (loss), net of tax	(19,887)	(3,476)	(6,018)	(79,874)	(109,255)
Other comprehensive income (loss) attributable to noncontrolling interests, net-of-tax amount	1,059	(151)	—	(1,146)	(238)
Equity transactions with noncontrolling interests and others	(8,064)	(227)	13	7,440	(838)

Accumulated other comprehensive income (loss)—Balance as of March 31, 2012	(482,168)	13,283	(3,728)	(262,542)	(735,155)
Arising during the period:
Pre-tax amount	195,825	4,131	13,922	(72,417)	141,461
Tax expense	—	(1,508)	(2,900)	909	(3,499)

Net-of-tax amount	195,825	2,623	11,022	(71,508)	137,962

Reclassification adjustment for (gains) losses included in net income:
Pre-tax amount	2,462	(25,706)	(12,953)	10,605	(25,592)
Tax expense	—	9,667	1,086	(1,578)	9,175

Net-of-tax amount	2,462	(16,039)	(11,867)	9,027	(16,417)

Other comprehensive income (loss), net of tax	198,287	(13,416)	(845)	(62,481)	121,545
Other comprehensive income (loss) attributable to noncontrolling interests, net-of-tax amount	13,134	85	—	1,400	14,619

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

	Yen (millions)
	Translation adjustments	Unrealized holding gains (losses) of available-for-sale securities	Unrealized holding gains (losses) of derivative instruments	Pension liability adjustments	Total
Accumulated other comprehensive income (loss)—Balance as of March 31, 2013	(297,015)	(218)	(4,573)	(326,423)	(628,229)
Arising during the period:
Pre-tax amount	139,689	45,347	(7,781)	113,379	290,634
Tax expense	—	(16,793)	501	(16,758)	(33,050)

Net-of-tax amount	139,689	28,554	(7,280)	96,621	257,584

Reclassification adjustment for (gains) losses included in net income:
Pre-tax amount	(3,056)	(35,937)	12,120	(61,117)	(87,990)
Tax expense	—	13,584	(540)	3,047	16,091

Net-of-tax amount	(3,056)	(22,353)	11,580	(58,070)	(71,899)

Other comprehensive income (loss), net of tax	136,633	6,201	4,300	38,551	185,685
Other comprehensive income (loss) attributable to noncontrolling interests, net-of-tax amount	6,837	(44)	(36)	2,398	9,155

Accumulated other comprehensive income (loss)—Balance as of March 31, 2014	(167,219)	6,027	(237)	(290,270)	(451,699)

Pre-tax amount of reclassification adjustment for (gains) losses included in net income (loss) in the table above is included in the following in the consolidated statement of operations.

Translation adjustments—Other income (deductions)

Unrealized holding gains (losses) of available-for-sale securities—Other income (deductions)

Unrealized holding gains (losses) of derivative instruments

Foreign exchange contract—Other income (deductions)

Commodity derivatives—Cost of sales

Pension liability adjustments—Net periodic pension cost (See Note 9)

Pre-tax amount of reclassification adjustment for (gains) losses included in net income (loss) relating to foreign exchange contract is (9,732) million yen, 10,765 million yen and 8,070 million yen, for the years ended March 31, 2014, 2013 and 2012, respectively. Pre-tax amount of reclassification adjustment for (gains) losses included in net income (loss) relating to commodity derivatives is (2,388) million yen, 2,188 million yen and 1,486 million yen, for the years ended March 31, 2014, 2013 and 2012, respectively.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

A breakdown of arising during the period and reclassification adjustment for (gains) losses included in net income relating to pension liability adjustments for the years ended March 31, 2014, 2013 and 2012 are as follows:

	Yen (millions)
	2014
	Prior service benefit	Actuarial gain (loss)	Total
Arising during the period:
Pre-tax amount	(644)	114,023	113,379
Tax expense	228	(16,986)	(16,758)

Net-of-tax amount	(416)	97,037	96,621

Reclassification adjustment for (gains) losses included in net income:
Pre-tax amount	(84,282)	23,165	(61,117)
Tax expense	4,842	(1,795)	3,047

Net-of-tax amount	(79,440)	21,370	(58,070)

	Yen (millions)
	2013
	Prior service benefit	Actuarial gain (loss)	Total
Arising during the period:
Pre-tax amount	(860)	(71,557)	(72,417)
Tax expense	304	605	909

Net-of-tax amount	(556)	(70,952)	(71,508)

Reclassification adjustment for (gains) losses included in net income:
Pre-tax amount	(22,458)	33,063	10,605
Tax expense	5,359	(6,937)	(1,578)

Net-of-tax amount	(17,099)	26,126	9,027

	Yen (millions)
	2012
	Prior service benefit	Actuarial gain (loss)	Total
Arising during the period:
Pre-tax amount	(28,019)	(98,635)	(126,654)
Tax expense	11,348	23,840	35,188

Net-of-tax amount	(16,671)	(74,795)	(91,466)

Reclassification adjustment for (gains) losses included in net income:
Pre-tax amount	(23,347)	41,622	18,275
Tax expense	9,865	(16,548)	(6,683)

Net-of-tax amount	(13,482)	25,074	11,592

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Components of other comprehensive income (loss) for the six months ended September 30, 2014 and 2013 are as follows:

	Yen (millions)
	September 30, 2014 (unaudited)
	Translation adjustments	Unrealized holding gains (losses) of available-for-sale securities	Unrealized holding gains (losses) of derivative instruments	Pension liability adjustments	Total
Accumulated other comprehensive income (loss)—Balance as of April 1, 2014	(167,219)	6,027	(237)	(290,270)	(451,699)
Arising during the period:
Pre-tax amount	80,124	11,777	784	5,868	98,553
Tax expense	—	(3,973)	42	1,050	(2,881)

Net-of-tax amount	80,124	7,804	826	6,918	95,672

Reclassification adjustment for (gains) losses included in net income:
Pre-tax amount	5,279	(346)	787	5,996	11,716
Tax expense	—	123	(163)	284	244

Net-of-tax amount	5,279	(223)	624	6,280	11,960

Other comprehensive income (loss), net of tax	85,403	7,581	1,450	13,198	107,632
Other comprehensive income (loss) attributable to noncontrolling interests, net-of-tax amount	5,177	26	(144)	(169)	4,890

Accumulated other comprehensive income (loss)—Balance as of September 30, 2014	(86,993)	13,582	1,357	(276,903)	(348,957)

Pre-tax amount of reclassification adjustment for (gains) losses included in net income (loss) on the table above is included in the following in the consolidated statement of income.

Translation adjustments—Other income (deductions)

Unrealized holding gains (losses) of available-for-sale securities—Other income (deductions)

Unrealized holding gains (losses) of derivative instruments

Foreign exchange contract (614) million yen—Other income (deductions)

Commodity derivatives (173) million yen—Cost of sales

Pension liability adjustments—Net periodic pension cost

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

	Yen (millions)
	September 30, 2013 (unaudited)
	Translation adjustments	Unrealized holding gains (losses) of available-for-sale securities	Unrealized holding gains (losses) of derivative instruments	Pension liability adjustments	Total
Accumulated other comprehensive income (loss)—Balance as of April 1, 2013	(297,015)	(218)	(4,573)	(326,423)	(628,229)
Arising during the period:
Pre-tax amount	57,413	39,970	(8,442)	37,991	126,932
Tax expense	—	(14,453)	606	(2,021)	(15,868)

Net-of-tax amount	57,413	25,517	(7,836)	35,970	111,064

Reclassification adjustment for (gains) losses included in net income:
Pre-tax amount	(2,408)	(20,894)	10,502	(69,851)	(82,651)
Tax expense	—	7,898	(634)	2,807	10,071

Net-of-tax amount	(2,408)	(12,996)	9,868	(67,044)	(72,580)

Other comprehensive income (loss), net of tax	55,005	12,521	2,032	(31,074)	38,484
Other comprehensive income (loss) attributable to noncontrolling interests, net-of-tax amount	2,839	(15)	—	1,203	4,027

Accumulated other comprehensive income (loss)—Balance as of September 30, 2013	(244,849)	12,318	(2,541)	(358,700)	(593,772)

Pre-tax amount of reclassification adjustment for (gains) losses included in net income (loss) on the table above is included in the following in the consolidated statement of income.

Translation adjustments—Other income (deductions)

Unrealized holding gains (losses) of available-for-sale securities—Other income (deductions)

Unrealized holding gains (losses) of derivative instruments

Foreign exchange contract (9,264) million yen—Other income (deductions)

Commodity derivatives (1,238) million yen—Cost of sales

Pension liability adjustments—Net periodic pension cost

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(15)	Restructuring Charges

In connection with the reorganization of the Company’s operations, the Company has incurred certain restructuring charges. Components and related amounts of the restructuring charges, before the related tax effects, for each of the three years ended March 31, 2014 are as follows:

	Yen (millions)
	2014	2013	2012
Expenses associated with the implementation of early retirement programs:
Domestic	25,451	32,441	91,880
Overseas	6,583	5,996	9,114

Total	32,034	38,437	100,994
Expenses associated with the closure and integration of locations	32,100	40,788	83,459

Total restructuring charges	64,134	79,225	184,453

Expenses associated with the implementation of the early retirement programs in the domestic and overseas subsidiaries for the six months ended September 30, 2014 and 2013 are 5,094 million yen and 1,813 million yen, respectively.

These restructuring charges are included in other deductions in the consolidated statements of operations.

The Company has provided early retirement programs to those employees voluntarily leaving the Company. The accrued early retirement programs are recognized when the employees accept the offer and the amount can be reasonably estimated. Expenses associated with the closure and integration of locations include amounts such as moving expenses of facilities and costs to terminate leasing contracts incurred at domestic and overseas manufacturing plants and sales offices. An analysis of the accrued restructuring charges for each of the three years ended March 31, 2014 is as follows:

	Yen (millions)
	2014	2013	2012
Balance at beginning of year	45,889	70,942	31,492
New charges	64,134	79,225	184,453
Cash payments or otherwise settled	(81,163)	(104,278)	(145,003)

Balance at end of year	28,860	45,889	70,942

The restructuring activities are generally insignificant on an individual activity basis and are short term in nature and are generally completed within one year of initiation. The total amount of costs expected to be incurred in connection with the activity are generally not materially different from the respective restructuring charges as disclosed below except as indicated otherwise. Furthermore, the amounts of restructuring costs incurred, subsequent to the fiscal year end, for the initiation of any given restructuring activity are not significant except as indicated otherwise.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The disclosure below has been modified to reflect the revised segments. The following description represents restructuring activities for the year ended March 31, 2014 by segment:

Appliances

Appliances segment restructured its operations to improve efficiency in Japan and overseas. Total restructuring charges amounting to 2,977 million yen included charges from the implementation of early retirement programs of 1,281 million yen and charges from the closure and integration of locations in the amount of 1,696 million yen. The ending liability balance amounted to 230 million yen and 298 million yen for the years ended March 31, 2014 and 2013, respectively.

Eco Solutions

Eco Solutions segment restructured its operations to improve efficiency in Japan and overseas. Total restructuring charges amounting to 3,553 million yen included charges from the implementation of early retirement programs of 1,918 million yen and charges from the closure and integration of locations in the amount of 1,635 million yen. The ending liability balance amounted to 987 million yen and 700 million yen for the years ended March 31, 2014 and 2013, respectively.

AVC Networks

AVC Networks segment restructured its operations for selection and concentration of its businesses mainly in Japan. Total restructuring charges amounting to 9,372 million yen included charges from the implementation of early retirement programs of 1,202 million yen and charges from the closure and integration of manufacturing locations in the amount of 8,170 million yen. The ending liability balance amounted to 677 million yen and 38,112 million yen for the years ended March 31, 2014 and 2013, respectively.

The beginning liability balance amounted to 36,165 million yen which was in connection with the restructuring activity of domestic plasma display panel fifth factory of Panasonic Plasma Display Co., Ltd., a subsidiary of the Company. This was all paid or otherwise settled during the fiscal year. There was no additional restructuring charge incurred for the year ended March 31, 2014.

Automotive & Industrial Systems

Automotive & Industrial Systems segment restructured its operations to improve cost competitiveness through selection and concentration of business mainly in Japan. Total restructuring charges amounting to 29,733 million yen included charges from the implementation of early retirement programs of 14,152 million yen and charges from the closure and integration of locations in the amount of 15,581 million yen. The ending liability balance amounted to 21,236 million yen and 3,070 million yen for the years ended March 31, 2014 and 2013, respectively.

Other

Other segment restructured its operations to improve efficiency and cost effectiveness mainly in Japan. Total restructuring charges amounting to 12,872 million yen included charges from the early retirement programs of 10,444 million yen and charges from the closure and integration of locations in the amount of 2,428 million yen. The ending liability balance amounted to 1,138 million yen and 3,709 million yen for the years ended March 31, 2014 and 2013, respectively.

The beginning liability balance amounted to 113 million yen which was in connection with the restructuring activity of SANYO’s semiconductor business. This was all paid or otherwise settled during the fiscal year. There was no additional restructuring charge incurred for the year ended March 31, 2014

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Restructuring charges which are not attributable to any reportable segments were mainly for restructuring activities to accelerate integration of the organization at corporate headquarters, and amounted to 5,627 million yen which included charges from the implementation of early retirement programs of 3,037 million yen and charges from the closure and integration of locations in the amount of 2,590 million yen. The ending liability balance amounted to 4,592 million yen for the years ended March 31, 2014. There was no ending liability balance for the year ended March 31, 2013.

The following description represents restructuring activities for the year ended March 31, 2013 by segment:

Appliances

Appliances segment restructured its operations to improve efficiency mainly in Japan. Total restructuring charges amounting to 3,257 million yen included charges from the implementation of early retirement programs of 699 million yen and charges from the closure and integration of locations in the amount of 2,558 million yen. The ending liability balance amounted to 298 million yen and 59 million yen for the years ended March 31, 2013 and 2012, respectively.

Eco Solutions

Eco Solutions segment restructured its operations to improve efficiency in Japan and overseas. Total restructuring charges amounting to 1,536 million yen included charges from the implementation of early retirement programs of 938 million yen and charges from the closure and integration of locations in the amount of 598 million yen. The ending liability balance amounted to 700 million yen and 342 million yen for the years ended March 31, 2013 and 2012, respectively.

AVC Networks

AVC Networks segment restructured its operations to improve cost competitiveness through selection and concentration of business in Japan and overseas. Total restructuring charges amounting to 24,268 million yen included charges from the implementation of early retirement programs of 16,965 million yen and charges from the closure and integration of manufacturing locations in the amount of 7,303 million yen. The ending liability balance amounted to 38,112 million yen and 45,861 million yen for the years ended March 31, 2013 and 2012, respectively.

The total amount expected to be incurred in connection with the restructuring activity of domestic plasma display panel fifth factory of Panasonic Plasma Display Co., Ltd., a subsidiary of the Company amounted to 54,370 million yen as of March 31, 2013. The beginning liability balance amounted to 45,819 million yen and additional restructuring charges incurred of 3,287 million yen and costs paid or otherwise settled of 12,941 million yen during the fiscal year. The ending liability balance amounted to 36,165 million yen.

Automotive & Industrial Systems

Automotive & Industrial Systems segment restructured its operations to improve efficiency and cost effectiveness mainly in Japan. Total restructuring charges amounting to 10,672 million yen included charges from the implementation of early retirement programs of 3,750 million yen and charges from the closure and integration of locations in the amount of 6,922 million yen. The ending liability balance amounted to 3,070 million yen and 1,119 million yen for the years ended March 31, 2013 and 2012, respectively.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Other

Other segment restructured its operations for selection and concentration of its businesses in Japan and overseas. Total restructuring charges amounting to 33,356 million yen included charges from the early retirement programs of 9,949 million yen and charges from the closure and integration of locations in the amount of 23,407 million yen. The ending liability balance amounted to 3,709 million yen and 23,119 million yen for the years ended March 31, 2013 and 2012, respectively.

The total amount expected to be incurred in connection with the restructuring activity of SANYO’s semiconductor business amounted to 45,749 million yen as of March 31, 2013. The beginning liability balance amounted to 3,644 million yen and additional restructuring charges incurred of 1,579 million yen and costs paid or otherwise settled of 5,110 million yen during the fiscal year. The ending liability balance amounted to 113 million yen.

Restructuring charges which are not attributable to any reportable segments were for restructuring activities to accelerate integration of the organization at corporate headquarters, and amounted to 6,136 million yen which included charges from the implementation of early retirement programs of 6,136 million yen. There was no ending liability balance for the year ended March 31, 2013. The ending liability balance amounted to 442 million yen for the years ended March 31, 2012.

The following description represents restructuring activities for the year ended March 31, 2012 by segment:

Appliances

Appliances segment restructured its operations to improve efficiency. Total restructuring charges amounting to 12,790 million yen included implementation of early retirement programs of 10,606 million yen and closure and integration of locations in the amount of 2,184 million yen. The ending liability balance amounted to 59 million yen and 123 million yen for the years ended March 31, 2012 and 2011, respectively.

Eco Solutions

Eco Solutions segment restructured its operations mainly in Japan to improve cost effectiveness. Total restructuring charges amounting to 12,061 million yen included implementation of early retirement programs of 9,151 million yen and closure and integration of locations in the amount of 2,910 million yen. The ending liability balance amounted to 342 million yen for the year ended March 31 2012. There was no ending liability balance for the year ended March 31, 2011

AVC Networks

AVC Networks segment restructured its operations to improve cost competitiveness through selection and concentration of business mainly in Japan. Total restructuring charges amounting to 74,573 million yen included implementation of early retirement programs of 16,186 million yen and closure and integration of manufacturing locations in the amount of 58,387 million yen. The ending liability balance amounted to 45,861 million yen and 1,922 million yen for the years ended March 31, 2012 and 2011, respectively.

In addition to various restructuring activities in this segment, the Company made a decision to shut off production in domestic plasma display panel fifth factory of Panasonic Plasma Display Co., Ltd., a subsidiary of the Company. Due to the continuously substantial decline of product prices caused by intense price competition and the yen appreciation, the profitability of the flat-panel TV business declined significantly. The Company decided to restructure the panel business to optimize its

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

production scale by consolidating manufacturing sites. The restructuring activity and material cash outlays are expected to take place through the year ending March 31, 2015. The total amount expected to be incurred in connection with the activity and the actual amount incurred for the year ended March 31, 2012 amounted to 51,083 million yen. In connection with the plasma display panel business, there was no beginning liability balance with new restructuring charges incurred in the amount of 51,083 million yen and costs paid or otherwise settled of 5,264 million yen during the fiscal year. The ending liability balance amounted to 45,819 million yen.

Automotive & Industrial Systems

Automotive & Industrial Systems segment restructured its operations to improve efficiency and cost effectiveness mainly in Japan. Total restructuring charges amounting to 34,528 million yen included implementation of early retirement programs of 27,077 million yen and closure and integration of locations in the amount of 7,451 million yen. The ending liability balance amounted to 1,119 million yen and 257 million yen for the years ended March 31, 2012 and 2011, respectively.

Other

Other segment restructured its operations for selection and concentration of its businesses in Japan and overseas. Total restructuring charges amounting to 47,786 million yen included early retirement programs of 35,419 million yen and closure and integration of locations in the amount of 12,367 million yen. The ending liability balance amounted to 23,119 million yen and 29,011 million yen for the years ended March 31, 2012 and 2011, respectively.

The total amount expected to be incurred in connection with the restructuring activity of SANYO’s semiconductor business that was initiated in the year ended March 31, 2011 amounted to 44,170 million yen as of March 31, 2012. The beginning liability balance amounted to 28,060 million yen with no additional restructuring charges incurred and costs paid or otherwise settled of 24,416 million yen during the fiscal year. The ending liability balance amounted to 3,644 million yen.

Restructuring charges which are not attributable to any reportable segments were for restructuring activities to accelerate integration of the organization at corporate headquarters, and amounted to 2,715 million yen which included charges from the implementation of early retirement programs of 2,555 million yen and closure and integration of locations in the amount of 160 million yen. The ending liability balance amounted to 442 million yen and 179 million yen for the years ended March 31, 2012 and 2011, respectively.

(16)	Supplementary Information to the Statements of Operations and Cash Flows

Research and development costs, advertising costs, shipping and handling costs and depreciation charged to income for each of the three years ended March 31, 2014 are as follows:

	Yen (millions)
	2014	2013	2012
Research and development costs	478,817	502,223	520,217
Advertising costs	105,091	114,826	137,942
Shipping and handling costs	147,597	139,392	153,345
Depreciation	278,792	277,582	295,808

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The components included in other deductions for each of the three years ended March 31, 2014 are as follows:

	Yen (millions)
	2014	2013	2012
Restructuring charges	64,134	79,225	184,453
Loss on disposal of long-lived assets	58,304	64,522	17,789
Expenses associated with discontinuation or voluntary recall of products	43,516	25,512	30,264
Environmental remediation costs for equipment with polychlorinated biphenyls	13,841	—	—
Net foreign exchange loss	6,324	14,050	—
Loss on sale of investment securities	2,480	6,813	10,826
Depreciation associated with idle production capacity	1,166	5,211	7,957
Write-down of investment securities	142	4,017	16,636
Loss on divestitures of non-core business	—	9,792	19,498
Reclassification adjustment for losses associated with translation adjustments	—	2,300	6,260
Loss on curtailments and settlements	—	2,209	10,419
Other	31,351	36,168	24,543

Total other deductions	221,258	249,819	328,645

Net foreign exchange gains included in other income for the year ended March 31, 2012 is 4,658 million yen.

Net foreign exchange gains included in other income for the six months ended September 30, 2014 are 3,388 million yen. Net foreign exchange losses included in other deductions for the six months ended September 30, 2013 are 5,120 million yen.

Shipping and handling costs are included in selling, general and administrative expenses in the consolidated statements of operations.

In the years ended March 31, 2014, 2013 and 2012, the Company sold, without recourse, trade receivables and others of 617,456 million yen, 642,220 million yen and 505,018 million yen to independent third parties for proceeds of 613,956 million yen, 637,183 million yen and 504,098 million yen, and recorded losses on the sale of trade receivables of 3,500 million yen, 5,037 million yen and 920 million yen, respectively. In the years ended March 31, 2014, 2013 and 2012, the Company sold, with recourse, trade receivables of 501,193 million yen, 421,681 million yen and 401,693 million yen to independent third parties for proceeds of 500,656 million yen, 421,145 million yen and 401,158 million yen, and recorded losses on the sale of trade receivables of 537 million yen, 536 million yen and 535 million yen, respectively. These losses are included in selling, general and administrative expenses and other deductions. The Company is responsible for servicing most of the receivables. The amounts of trade receivables sold to independent third parties which have not been collected as of March 31, 2014, 2013 and 2012 are 130,143 million yen, 167,394 million yen and 129,946 million yen, respectively. These receivables had been derecognized as of March 31, 2014, 2013 and 2012. Included in trade notes receivable and trade accounts receivable as of March 31, 2014 are amounts of 32,505 million yen without recourse and 44,503 million yen with recourse scheduled to be sold to independent third parties. The sale of trade receivables was accounted for under the provision of ASC 860, “Transfers and Servicing,” which provides accounting and reporting standards for transfer and servicing of financial assets and extinguishments of liabilities.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

For the year ended March 31, 2014, the Company’s management and labor unions agreed to reduce the employee’s bonuses. As a result of the agreements, the Company and certain domestic subsidiaries reversed accrued employee’s bonus expenses, included in “Accrued payroll” in the consolidated balance sheet as of March 31, 2013. This revision is regarded as a change in accounting estimate. Accordingly, the amounts of Income before income taxes increased by 20,133 million yen, and net income attributable to Panasonic Corporation increased by 18,448 million yen for the year ended March 31, 2014. In addition, basic net income attributable to Panasonic Corporation common shareholders per share increased by 7.98 yen. Diluted net income attributable to Panasonic Corporation common shareholders per share is not provided because the Company did not have potential dilutive common shares.

A gain of 12,199 million yen from stocks contributed to an employee retirement benefit trust, and a gain of 78,699 million yen from sale of the healthcare business, which is discussed in Note 3 to the consolidated financial statements, are included in other income for the year ended March 31, 2014.

Net gain from insurance recovery related to the flooding in Thailand included in other income for the year ended March 31, 2013 amounted to 7,966 million yen which was net of loss of 503 million yen incurred due to the flooding. Net loss incurred due to the flooding in Thailand included in other deductions for the year ended March 31, 2012 amounted to 2,513 million yen, which was net of insurance recovery of 7,987 million yen.

Net gain from insurance recovery related to the Great East Japan Earthquake included in other income for the year ended March 31, 2012 amounted to 5,706 million yen which was net of loss of 9,721 million yen incurred due to the earthquake.

Interest expenses and income taxes paid, and noncash investing and financing activities for each of the three years ended March 31, 2014 are as follows:

	Yen (millions)
	2014	2013	2012
Cash paid:
Interest	20,362	25,244	28,636
Income taxes	81,245	61,715	76,679
Noncash investing and financing activities:
Capital leases	6,179	4,684	6,668
Treasury stock transferred under share exchange	—	—	424,010

(17)	Derivatives and Hedging Activities

The Company operates internationally, giving rise to significant exposure to market risks arising from changes in foreign exchange rates, and commodity prices. The Company assesses these risks by continually monitoring changes in these exposures and by evaluating hedging opportunities. Derivative financial instruments utilized by the Company to hedge these risks are comprised principally of foreign exchange contracts, cross currency swaps and commodity derivatives. The Company does not hold or issue derivative financial instruments for trading purpose.

Amounts included in accumulated other comprehensive income (loss) as of March 31, 2014 and September 30, 2014 are expected to be recognized in earnings principally over the next twelve months. The maximum term over which the Company is hedging exposures to the variability of cash flows for foreign currency exchange risk is approximately five months.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The Company is exposed to credit risk in the event of non-performance by counterparties to the derivative contracts, but such risk is considered mitigated by the high credit rating of the counterparties.

The contract amounts of foreign exchange contracts, cross currency swaps, and commodity futures as of March 31, 2014 and 2013 are as follows:

	Yen (millions)
	2014	2013
Foreign exchange contracts	856,774	782,101
Cross currency swaps	29,810	35,725
Commodity futures	858,139	557,505

The fair values of derivative instruments as of March 31, 2014 are as follows:

	Yen (millions)
	Asset derivatives		Liability derivatives
	Consolidated balance sheet location	Fair value	Consolidated balance sheet location	Fair value
Derivatives designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	520	Other current liabilities	758
Commodity futures	Other current assets	34	Other current liabilities	291

Total derivatives designated as hedging instruments under ASC 815		554		1,049

Derivatives not designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	4,125	Other current liabilities	1,813
Cross currency swaps	Other current assets	335	—	—
Commodity futures	Other current assets	4,238	Other current liabilities	9,767

Total derivatives not designated as hedging instruments under ASC 815		8,698		11,580

Total derivatives		9,252		12,629

Regarding derivative assets and liabilities as of March 31, 2014, gross amounts offset in the consolidated balance sheet were 3,371 million yen and gross amounts subject to master netting agreements but not offset in the consolidated balance sheet were 3,521 million yen.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The fair values of derivative instruments as of March 31, 2013 are as follows:

	Yen (millions)
	Asset derivatives		Liability derivatives
	Consolidated balance sheet location	Fair value	Consolidated balance sheet location	Fair value
Derivatives designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	687	Other current liabilities	8,379
Commodity futures	Other current assets	19	Other current liabilities	763

Total derivatives designated as hedging instruments under ASC 815		706		9,142

Derivatives not designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	516	Other current liabilities	5,445
Cross currency swaps	—	—	Other current liabilities	184
Commodity futures	Other current assets	3,887	Other current liabilities	8,989

Total derivatives not designated as hedging instruments under ASC 815		4,403		14,618

Total derivatives		5,109		23,760

Regarding derivative assets and liabilities as of March 31, 2013, gross amounts offset in the consolidated balance sheet were 4,625 million yen and gross amounts subject to master netting agreements but not offset in the consolidated balance sheet were 4,060 million yen.

The fair values of derivative instruments at September 30, 2014 are as follows:

	Yen (millions) (unaudited)
	Asset derivatives		Liability derivatives
	Consolidated balance sheet location	Fair value	Consolidated balance sheet location	Fair value
Derivatives designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	1,764	Other current liabilities	3,039
Commodity futures	Other current assets	13	Other current liabilities	282

Total derivatives designated as hedging instruments under ASC 815		1,777		3,321

Derivatives not designated as hedging instruments under ASC 815:
Foreign exchange contracts	Other current assets	7,352	Other current liabilities	2,513
Cross currency swaps	Other current assets	872	Other current liabilities	85
Commodity futures	Other current assets	1,079	Other current liabilities	6,802

Total derivatives not designated as hedging instruments under ASC 815		9,303		9,400

Total derivatives		11,080		12,721

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Regarding derivative assets and liabilities as of September 30, 2014 gross amounts offset in the consolidated balance sheet and gross amounts subject to master netting agreements but not offset in the consolidated balance sheet were not important.

The effect of derivative instruments on the consolidated statement of operations for the year ended March 31, 2014 is as follows:

Derivatives designated as hedging instruments under ASC 815:

Cash flow hedging relationships:

Yen (millions)
Derivatives	Amount of gain or (loss) recognized in OCI derivative (effective portion)	Amount of gain reclassified from accumulated OCI into operations (effective portion)
		Location of gain or (loss) recognized in operations	Amount of gain or (loss)
Foreign exchange contracts	(5,880)	Other income (deductions)	(9,732)
Commodity futures	(1,901)	Cost of sales	(2,388)

Total	(7,781)		(12,120)

605 million yen of fair value changes relating to ineffective portion of cash flow hedge and fair value changes relating to amounts excluded from hedge effectiveness testing recognized on foreign exchange contracts are included in other deductions. 907 million yen of fair value changes recognized on commodity futures were reclassified from accumulated other comprehensive income into the consolidated statement of operations as a result of the discontinuance of a cash flow hedge were included in cost of sales.

Fair value hedging relationships:

Derivatives from fair value hedging relationships did not have a material effect on consolidated statement of operations.

Derivatives not designated as hedging instruments under ASC 815:

Derivatives	Amount of gain (loss) recognized in operations on derivative
	Location of gain or (loss) recognized in operations	Amount of gain or (loss)
Foreign exchange contracts	Other income (deductions)	11,679
Cross currency swaps	Other income (deductions)	519
Commodity futures	Cost of sales	(427)

Total		11,771

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The effect of derivative instruments on the consolidated statement of operations for the year ended March 31, 2013 is as follows:

Derivatives designated as hedging instruments under ASC 815:

Cash flow hedging relationships:

Yen (millions)
Derivatives	Amount of gain or (loss) recognized in OCI derivative (effective portion)	Amount of gain reclassified from accumulated OCI into operations (effective portion)
		Location of gain or (loss) recognized in operations	Amount of gain or (loss)
Foreign exchange contracts	13,960	Other income (deductions)	10,765
Commodity futures	(38)	Cost of sales	2,188

Total	13,922		12,953

566 million yen of fair value changes relating to ineffective portion of cash flow hedge and fair value changes relating to amounts excluded from hedge effectiveness testing recognized on foreign exchange contracts are included in other deductions.

Fair value hedging relationships:

Derivatives from fair value hedging relationships did not have a material effect on consolidated statement of operations.

Derivatives not designated as hedging instruments under ASC 815:

	Amount of gain (loss) recognized in operations on derivative
Derivatives	Location of gain or (loss) recognized in operations	Amount of gain or (loss)
Foreign exchange contracts	Other income (deductions)	2,949
Cross currency swaps	Other income (deductions)	(488)
Commodity futures	Cost of sales	(784)

Total		1,677

The effect of derivative instruments on the consolidated statement of operations for the year ended March 31, 2012 is as follows:

Derivatives designated as hedging instruments under ASC 815:

Cash flow hedging relationships:

Yen (millions)
Derivatives	Amount of gain or (loss) recognized in OCI derivative (effective portion)	Amount of gain reclassified from accumulated OCI into operations (effective portion)
		Location of gain or (loss) recognized in operations	Amount of gain or (loss)
Foreign exchange contracts	4,571	Other income (deductions)	8,070
Commodity futures	(5,154)	Cost of sales	1,486

Total	(583)		9,556

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

94 million yen of fair value changes relating to ineffective portion of cash flow hedge and fair value changes relating to amounts excluded from hedge effectiveness testing recognized on foreign exchange contracts are included in other deductions.

Fair value hedging relationships:

Hedging instruments	Location of gain or (loss) recognized in operations	Amount of gain or (loss) recognized in operations
Commodity futures	Cost of sales	(4,787)

Total		(4,787)

Hedging instruments	Location of gain or (loss) recognized in operations	Amount of gain or (loss) recognized in operations
Trade accounts receivable (payable)	Other income (deductions)	6,510

Total		6,510

Ineffective portion of changes in fair value of fair value hedges resulted in gains of 1,723 million yen.

Derivatives not designated as hedging instruments under ASC 815:

	Amount of gain (loss) recognized in operations on derivative
Derivatives	Location of gain or (loss) recognized in operations	Amount of gain or (loss)
Foreign exchange contracts	Other income (deductions)	16,234
Cross currency swaps	Other income (deductions)	766
Interest rate swaps	Other income (deductions)	0
Commodity futures	Other income (deductions)	0

Total		17,000

The effect of derivative instruments on the consolidated statement of operations for the six months ended September 30, 2014 is as follows:

Derivatives designated as hedging instruments under ASC 815:

Cash flow hedging relationships:

Yen (millions) (unaudited)
Derivatives	Amount of gain or (loss) recognized in OCI derivative (effective portion)	Amount of gain reclassified from accumulated OCI into operations (effective portion)
		Location of gain or (loss) recognized in operations	Amount of gain or (loss)
Foreign exchange contracts	970	Other income (deductions)	(614)
Commodity futures	(186)	Cost of sales	(173)

Total	784		(787)

244 million yen of fair value changes relating to ineffective portion of cash flow hedge and fair value changes relating to amounts excluded from hedge effectiveness testing recognized on foreign exchange contracts are included in other deductions.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Fair value hedging relationships:

Derivatives from fair value hedging relationships did not have a material effect on consolidated statement of operations.

Derivatives not designated as hedging instruments under ASC 815:

Yen (millions) (unaudited)
Derivatives	Amount of gain (loss) recognized in operations on derivative
	Location of gain or (loss) recognized in operations	Amount of gain or (loss)
Foreign exchange contracts	Other income (deductions)	2,269
Cross currency swaps	Other income (deductions)	452
Commodity futures	Other income (deductions)	(194)

Total		2,527

The effect of derivative instruments on the consolidated statement of operations for the six months ended September 30, 2013 is as follows:

Derivatives designated as hedging instruments under ASC 815:

Cash flow hedging relationships:

Yen (millions) (unaudited)
		Amount of gain reclassified from accumulated OCI into operations (effective portion)
Derivatives	Amount of gain or (loss) recognized in OCI derivative (effective portion)	Location of gain or (loss) recognized in operations	Amount of gain or (loss)
Foreign exchange contracts	(6,604)	Other income (deductions)	(9,264)
Commodity futures	(1,838)	Cost of sales	(1,238)

Total	(8,442)		(10,502)

179 million yen of fair value changes relating to ineffective portion of cash flow hedge and fair value changes relating to amounts excluded from hedge effectiveness testing recognized on foreign exchange contracts are included in other deductions.

Fair value hedging relationships:

Derivatives from fair value hedging relationships did not have a material effect on consolidated statement of operations.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Derivatives not designated as hedging instruments under ASC 815:

Yen (millions) (unaudited)
	Amount of gain (loss) recognized in operations on derivative
Derivatives	Location of gain or (loss) recognized in operations	Amount of gain or (loss)
Foreign exchange contracts	Other income (deductions)	10,434
Cross currency swaps	Other income (deductions)	662
Commodity futures	Other income (deductions)	(386)

Total		10,710

(18)	Fair Value

ASC 820, “Fair Value Measurements and Disclosures” defines fair value and establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The three levels of the fair value hierarchy are as follows:

Level 1—	Quoted prices (unadjusted) in active markets for identical assets.
Level 2—	Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3—	Unobservable inputs for the asset or liability.

The following table represents assets and liabilities that are measured at fair value on a recurring basis as of March 31, 2014 and 2013:

	Yen (millions)
	March 31, 2014
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities:
Equity securities	63,101	—	—	63,101
Corporate and government bonds	—	1,694	—	1,694
Other debt securities	—	16	—	16

Total available-for-sale securities	63,101	1,710	—	64,811

Derivatives:
Foreign exchange contracts	—	4,645	—	4,645
Cross currency swaps	—	335	—	335
Commodity futures	2,935	1,337	—	4,272

Total derivatives	2,935	6,317	—	9,252

Liabilities:
Derivatives:
Foreign exchange contracts	—	2,571	—	2,571
Commodity futures	8,000	2,058	—	10,058

Total derivatives	8,000	4,629	—	12,629

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

	Yen (millions)
	March 31, 2013
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities:
Equity securities	84,035	—	—	84,035
Corporate and government bonds	—	1,718	—	1,718
Other debt securities	—	12	—	12

Total available-for-sale securities	84,035	1,730	—	85,765

Derivatives:
Foreign exchange contracts	—	1,203	—	1,203
Commodity futures	3,693	213	—	3,906

Total derivatives	3,693	1,416	—	5,109

Liabilities:
Derivatives:
Foreign exchange contracts	—	13,824	—	13,824
Cross currency swaps	—	184	—	184
Commodity futures	6,306	3,446	—	9,752

Total derivatives	6,306	17,454	—	23,760

The following table presents assets and liabilities that are measured at fair value on a recurring basis as of September 30, 2014:

	Yen (millions)
	September 30, 2014 (unaudited)
	Level 1	Level 2	Level 3	Total
Assets:
Available-for-sale securities:
Equity securities	76,029	—	—	76,029
Corporate and government bonds	—	1,672	—	1,672
Other debt securities	—	16	—	16

Total available-for-sale securities	76,029	1,688	—	77,717

Derivatives:
Foreign exchange contracts	—	9,116	—	9,116
Cross currency swaps	—	872	—	872
Commodity futures	610	482	—	1,092

Total derivatives	610	10,470	—	11,080

Liabilities:
Derivatives:
Foreign exchange contracts	—	5,552	—	5,552
Cross currency swaps	—	85	—	85
Commodity futures	3,746	3,338	—	7,084

Total derivatives	3,746	8,975	—	12,721

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The Company’s existing marketable equity securities and commodity futures are included in Level 1, which are valued using an unadjusted quoted market price in active markets with sufficient volume and frequency of transactions.

Level 2 available-for-sale securities include all debt securities, which are valued using inputs other than quoted prices that are observable. Level 2 derivatives including foreign exchange contracts, cross currency swaps and commodity futures are valued using quotes obtained from brokers, which are periodically validated by pricing models using observable market inputs, such as foreign currency exchange rates and market prices for commodity futures.

The following table presents assets and liabilities that are measured at fair value on a nonrecurring basis for the years ended March 31, 2014 and 2013;

	Yen (millions)
	Year ended March 31, 2014
	Total gains (losses)	Fair value
		Level 1	Level 2	Level 3	Total
Assets:
Long-lived assets	(135,175)	—	—	121,463	121,463
Goodwill	(8,069)	—	—	0	0

	Yen (millions)
	Year ended March 31, 2013
	Total gains (losses)	Fair value
		Level 1	Level 2	Level 3	Total
Assets:
Long-lived assets	(178,012)	—	—	417,842	417,842
Goodwill	(250,583)	—	—	0	0

During the year ended March 31, 2014, the Company classified all of the assets described above in Level 3 as the Company used unobservable inputs to value these assets when recognizing losses related to the assets. The fair value for the major assets was measured primarily through an appraisal based on the repurchase cost.

During the year ended March 31, 2013, the Company classified all of the assets described above in Level 3 as the Company used unobservable inputs to value these assets when recognizing losses related to the assets. The fair value for the major assets was measured through an appraisal based on the repurchase cost, excess earnings method, relief-from-royalty method, and the combination of discounted cash flow method, guideline public company method and guideline merged and acquired company method.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The following table presents significant unobservable inputs used to measured fair value on a nonrecurring basis categorized as Level 3 for the years ended March 31, 2014 and 2013:

	Yen (millions)
	Year ended March 31, 2014
	Fair value	Valuation technique	Unobservable inputs	Range
Assets:
Long-lived assets	121,463	Repurchase cost method	Residual value ratio	0.0%-99.4%

	Yen (millions)
	Year ended March 31, 2013
	Fair value	Valuation technique	Unobservable inputs	Range
Assets:
Long-lived assets	417,842	Repurchase cost method	Residual value ratio	52.0%-64.0%
		Excess earnings method	Discount rate	10.0%-12.3%
		Relief-from-royalty method	Discount rate	6.5%-12.3%

Goodwill	0	Discounted cash flow method	Weighted average cost of capital	6.2%-12.3%
		Guideline public company method	EBITDA multiple	2.6-6.2
		Guideline merged and acquired company method	EBITDA multiple	7.0-11.0

For the six months ended September 30, 2014, there were no circumstances that required any significant assets and liabilities that are not measured at fair value on an ongoing basis to be measured and recognized at fair value.

The fair value of financial instrument

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Available-for-sale securities

The carrying amount is equal to the fair value which is estimated based on quoted market prices or other observable inputs. The fair value is also described in Note 4.

Long-term debt, including current portion

The fair value of long-term debt is estimated based on quoted market prices or the present value of future cash flows using appropriate current discount rates. The Company classified long-term debt in Level 2.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Derivative financial instruments

The fair value of derivative financial instruments is estimated based on unadjusted market prices or quotes obtained from brokers, which are periodically validated by pricing models using observable inactive market inputs. The fair value is equal to the carrying amount and also described in Note 17.

Advances

The fair value of advances is estimated based on the present value of future cash flows using appropriate current discount rates. The Company classified advances in Level 2. The following table excludes advances for which carrying amount approximates fair value.

Financial instruments other than those listed above (such as Cash and cash equivalents, Time deposits, Trade receivables, Short-term debt, Trade payables and Accrued expenses)

The carrying amount approximates fair value because of the short maturity of these instruments. The following table excludes these financial instruments.

	Yen (millions)
	March 31, 2014		March 31, 2013		September 30, 2014 (Unaudited)
	Carrying amount	Fair value	Carrying amount	Fair value	Carrying amount	Fair value
Non-derivatives:
Assets:
Available-for-sale securities	64,811	64,811	85,765	85,765	77,717	77,717
Liabilities:
Long-term debt, including current portion	598,955	615,816	947,786	957,896	565,597	580,940
Derivatives:
Assets:
Foreign exchange contracts	4,645	4,645	1,203	1,203	9,116	9,116
Cross currency swaps	335	335	—	—	872	872
Commodity futures	4,272	4,272	3,906	3,906	1,092	1,092
Liabilities:
Foreign exchange contracts	2,571	2,571	13,824	13,824	5,552	5,552
Cross currency swaps	—	—	184	184	85	85
Commodity futures	10,058	10,058	9,752	9,752	7,084	7,084

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instruments. These estimates are subjective in nature and involve uncertainties and matters of significant judgments and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(19)	Commitments and Contingent Liabilities

The Company provides guarantees to third parties mainly on bank loans provided to associated companies and customers. The guarantees are made to enhance their credit. For each guarantee provided, the Company is required to perform under the guarantee if the guaranteed party defaults on a payment. Also, as discussed in Note 16, the Company sold certain trade receivables to independent third parties, some of which are with recourse. If the collectibility of those receivables with recourse becomes doubtful, the Company is obligated to assume the liabilities. As of March 31, 2014, the maximum amount of undiscounted payments the Company would have to make in the event of default was 26,095 million yen. As of September 30, 2014, the maximum amount of undiscounted payments the Company would have to make in the event of default was 26,750 million yen. The carrying amount of the liabilities recognized for the Company’s obligations as a guarantor under those guarantees as of March 31, 2014 and 2013 and September 30, 2014 was immaterial.

As discussed in Note 5, in connection with the sale and leaseback of certain machinery and equipment, the Company guarantees a specific value of the leased assets. For each guarantee provided, the Company is required to perform under the guarantee if certain conditions are met during or at the end of the lease term. As of March 31, 2014, the maximum amount of undiscounted payments the Company would have to make in the event that these conditions are met was 5,311 million yen. As of September 30, 2014, the maximum amount of undiscounted payments the Company would have to make in the event that these conditions are met was 4,345 million yen. The carrying amount of the liabilities recognized for the Company’s obligations as a guarantor under those guarantees as of March 31, 2014 and 2013 and September 30, 2014 was immaterial.

The Company issues contractual product warranties under which it generally guarantees the performance of products delivered and services rendered for a certain period or term. The change in accrued warranty costs for the years ended March 31, 2014 and 2013 is summarized as follows:

	Yen (millions)
	2014	2013
Balance at beginning of year	50,855	58,139
Liabilities accrued for warranties issued during the period	31,818	32,946
Warranty claims paid during the period	(26,624)	(35,438)
Changes in liabilities for pre-existing warranties during the period, including expirations	527	(4,792)

Balance at end of year	56,576	50,855

As of March 31, 2014, commitments outstanding for the purchase of property, plant and equipment were approximated to be 4,199 million yen.

Certain subsidiaries are under contracts to purchase specific raw materials until 2020. As of March 31, 2014, commitments outstanding for this contract were approximated to be 74,959 million yen. A loss of 16,732 million yen under this contract was recorded for the year ended March 31, 2014. The corresponding loss is included in cost of sales.

Liabilities for environmental remediation costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. In January 2003, the Company announced that disposed electric equipment that contained polychlorinated biphenyls (PCB equipment) might be buried in the ground of its four manufacturing facilities and one former manufacturing facility. The applicable laws

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

require that PCB equipment be appropriately maintained and disposed of by March 31, 2027. As of March 31, 2014, the Company has accrued estimated total cost of 18,265 million yen for necessary actions such as investigating whether the PCB equipment is buried at the facilities, including excavations, maintaining and disposing the PCB equipment that is already discovered, and soil remediation, since it represents management’s best estimate of the cost, but the payments are not considered to be fixed and reliably determinable.

The Company and certain subsidiaries are under the term of leasehold interest contracts for the land which domestic factories reside on and have obligations for restitution on departure. The asset retirement obligations cannot be reasonably estimated because the durations of use of the leased land are not specified and there are no plans to undertake relocation in the future. Therefore the Company did not recognize asset retirement obligations.

The Company and certain of its subsidiaries are subject to a number of legal proceedings including civil litigations related to trade, tax, products or intellectual properties, or governmental investigations. The Company has been dealing with the various litigations and investigations. Depending upon the outcome of these different proceedings, the Company and certain of its subsidiaries may be subject to an uncertain amount of fines, and accordingly the Company has accrued for certain probable and reasonable estimated amounts for the fines.

Since November 2007, the Company and MT Picture Display Co., Ltd. (MTPD), a subsidiary of the Company, have been subjected to investigations by government authorities, including the Japan Fair Trade Commission, the U.S. Department of Justice and the European Commission, in respect of alleged antitrust violations relating to cathode ray tubes (CRTs). Subsequent to these actions by the authorities, a number of class action lawsuits have been filed in the U.S. and Canada against the Company and certain of its subsidiaries. For the year ended March 31, 2010, the Japan Fair Trade Commission issued a cease and desist order against MTPD and assessed a fine against its three subsidiaries in South East Asia, but each named company filed for a hearing to challenge the orders which is currently subject to proceedings. Since February 2009, the Company has been subjected to investigations by government authorities, including the U.S. Department of Justice and the European Commission, in respect to alleged antitrust violations relating to compressors for refrigerator use. Subsequent to these actions by the authorities, a number of class action lawsuits have been filed in the U.S., etc. against the Company and certain of its subsidiaries. The Company has paid a fine to the U.S. Department of Justice and the Competition Bureau Canada for the year ended March 31, 2011 to resolve alleged antitrust violations relating to compressors for refrigerator use. For the year ended March 31, 2012, the Company received notification of the European Commission’s decision and accepted a fine on the refrigerator compressors. For the year ended March 31, 2014, the Company paid the settlement to the plaintiff of the class action lawsuits in the U.S. on the refrigerator compressors. Other than those above, there are a number of legal actions against the Company and certain subsidiaries. Management is of the opinion that damages, if any, resulting from these actions, will not have a material effect on the Company’s consolidated financial statements.

The ability to predict the outcome of these actions and proceedings is difficult to assess given that certain of the investigations and legal proceedings are still at an early stage, present novel legal theories, involve a large number of parties or taking place in jurisdictions outside of Japan where the laws are complex or unclear. Accordingly, the Company is unable to estimate the losses or range of losses for the actions and proceedings where there is only a reasonable possibility that a loss exceeding amounts already recognized may have been incurred.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

(20)	Segment Information

In accordance with the provisions of ASC 280, “Segment Reporting,” the segments reported below are the components of the Company for which separate financial information is available that is evaluated regularly by the chief operating decision maker of the Company in deciding how to allocate resources and in assessing performance.

Certain businesses were transferred among segments on April 1, 2014 and July 1, 2014. Accordingly, segment information for each of the three years ended March 31, 2014 and the six months ended September 30, 2013 has been reclassified to conform to the segment composition for the six months ended September 30, 2014.

“Appliances” is comprised of development, manufacture and sales of consumer electronics (flat panel TVs, home audio equipment, video equipment, refrigerators, microwave ovens, rice cookers, washing machines, vacuum cleaners, personal-care products, etc.), air-conditioners (room air-conditioners, large-sized air-conditioners, etc.), cold chain (showcases, etc.), devices (compressors, electric motors, fuel cells, etc.) and bicycle related products.

“Eco Solutions” is comprised of development, manufacture and sales of lighting fixtures, electric lamps (including LED lighting), wiring devices, solar photovoltaic systems, interior furnishing materials, water-related products, ventilation and air-conditioning equipment, air purifiers, etc.

“AVC Networks” is comprised of visual and imaging business (surveillance cameras, projectors, digital cameras, etc.), mobility business (PCs, etc.), communication business (IP-related equipment, etc.) and vertical solution business (aircraft in-flight entertainment systems, social infrastructure systems equipment, etc.).

“Automotive & Industrial Systems” is comprised of development, manufacture and sales of automotive related products (car-use-multimedia-related equipment, electrical components, etc.), industrial related devices (electronic components, electronic materials, automation controls, semiconductors, optical devices, dry batteries, lithium-ion batteries, storage batteries, etc.) and manufacturing related systems (electronic-component-mounting machines, welding equipment, etc.).

“Other” consists of PanaHome Corporation and others.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

Information by segment for each of the three years ended March 31, 2014 and the six months ended September 30, 2014 and 2013 is shown in the tables below:

By Business Segment:

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Sales:
Appliances:
Customers	1,497,485	1,478,626	1,770,053	767,796	765,949
Intersegment	279,931	255,926	307,637	148,574	140,351

Total	1,777,416	1,734,552	2,077,690	916,370	906,300
Eco Solutions:
Customers	1,404,799	1,246,162	1,227,158	668,669	647,574
Intersegment	269,636	261,351	270,599	121,739	123,653

Total	1,674,435	1,507,513	1,497,757	790,408	771,227
AVC Networks:
Customers	1,045,144	1,032,157	1,168,718	505,654	485,102
Intersegment	107,378	155,045	223,975	25,992	64,195

Total	1,152,522	1,187,202	1,392,693	531,646	549,297
Automotive & Industrial Systems:
Customers	2,563,709	2,338,966	2,225,199	1,296,106	1,271,477
Intersegment	158,085	202,540	379,720	82,073	76,459

Total	2,721,794	2,541,506	2,604,919	1,378,179	1,347,936
Other:
Customers	714,530	717,412	1,015,783	273,609	309,299
Intersegment	176,760	199,462	265,794	24,293	54,939

Total	891,290	916,874	1,281,577	297,902	364,238
Eliminations
Customers	510,874	489,722	439,305	211,049	226,919
Intersegment	(991,790)	(1,074,324)	(1,447,725)	(402,671)	(459,597)

Total	(480,916)	(584,602)	(1,008,420)	(191,622)	(232,678)

Consolidated total	7,736,541	7,303,045	7,846,216	3,722,883	3,706,320

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Segment profit (loss):
Appliances	29,509	43,485	37,092	32,384	13,450
Eco Solutions	92,106	60,296	60,436	41,843	39,577
AVC Networks	35,707	32,687	(578)	3,942	(2,351)
Automotive & Industrial Systems	69,150	179	(91,428)	52,237	48,049
Other	24,345	7,426	(12,219)	1,943	6,605
Eliminations and Adjustments	54,297	16,863	50,422	44,630	41,259

Total segment profit	305,114	160,936	43,725	176,979	146,589

Interest income	10,632	9,326	13,388	6,230	4,831
Dividends received	1,992	3,686	6,129	1,236	1,510
Other income	243,488	91,807	44,124	17,625	108,075
Interest expense	(21,911)	(25,601)	(28,404)	(9,421)	(11,884)
Impairment losses of long-lived assets	(103,763)	(138,138)	(399,259)	(3,605)	(6,165)
Goodwill impairment	(8,069)	(250,583)	(163,902)	—	—
Other deductions	(221,258)	(249,819)	(328,645)	(67,142)	(35,551)

Consolidated income (loss) before income taxes	206,225	(398,386)	(812,844)	121,902	207,405

	Yen (millions)
	Year ended March 31,
	2014	2013	2012
Identifiable assets:
Appliances	955,463	922,581	985,927
Eco Solutions	1,220,782	1,096,171	1,144,567
AVC Networks	668,828	781,583	867,090
Automotive & Industrial Systems	1,749,003	1,725,751	1,812,000
Other	629,179	718,014	873,122
Eliminations and Adjustments	(10,261)	153,712	918,349

Consolidated total	5,212,994	5,397,812	6,601,055

Depreciation (including intangibles other than goodwill):
Appliances	53,928	47,628	52,216
Eco Solutions	49,708	47,137	36,980
AVC Networks	40,592	40,304	53,424
Automotive & Industrial Systems	123,375	130,949	135,882
Other	17,972	21,034	22,270
Eliminations and Adjustments	45,211	51,903	73,491

Consolidated total	330,786	338,955	374,263

Capital investment (including intangibles other than goodwill):
Appliances	37,586	62,697	69,919
Eco Solutions	46,902	58,733	47,353
AVC Networks	22,611	41,373	48,225
Automotive & Industrial Systems	94,594	136,482	159,239
Other	15,240	18,781	22,949
Eliminations and Adjustments	22,194	24,647	21,991

Consolidated total	239,127	342,713	369,676

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

The figures in “Eliminations and Adjustments” include revenues and expenses which are not attributable to any reportable segments for the purpose of evaluating operating results of each segment, consolidation adjustments, and eliminations of intersegment transactions.

Adjustments to segment sales to Customers for the years ended March 31, 2014, 2013 and 2012 mainly include price differences of 642,832 million yen, 592,893 million yen and 546,914 million yen, respectively, between sales prices to external customers and the internal sales prices adopted for performance measurement purposes for the sales of consumer products through sales department. Adjustments also include the sales of certain associated companies under the equity method, amounting to a deduction of 105,815 million yen, 96,225 million yen and 90,122 million yen, respectively, included in segment sales solely for the purpose of assessing segment performance

Adjustments of profit for the years ended March 31, 2014, 2013 and 2012 mainly include 14,568 million yen, (17,210) million yen, and 15,246 million yen, respectively, of profit and loss of corporate headquarters and sales departments of consumer products which are not allocated to any reportable segments. The adjustments also include 39,729 million yen, 34,073 million yen and 35,176 million yen of consolidation adjustments, respectively, mainly related to amortization of finite-lived intangible assets recognized upon business combinations and other differences in accounting standards.

Adjustments to segment sales to Customers for the six months ended September 30, 2014 and 2013 mainly include price differences for 273,804 million yen and 283,720 million yen, respectively, between sales prices to external customers and the internal sales prices adopted for performance measurement purposes for the sales through sales department of consumer products. Adjustments also include the sales of certain associated companies under the equity method, amounting to a deduction of 49,555 million yen and 50,518 million yen, respectively, included in segment sales solely for the purpose of assessing segment performance.

Adjustments of profit for the six months ended September 30, 2014 and 2013 mainly include 37,615 million yen and 32,673 million yen, respectively, of profit and loss of corporate headquarters and sales departments of consumer products which are not allocated to any reportable segments. The adjustments also include 7,015 million yen and 8,586 million yen of consolidation adjustments, respectively, mainly related to amortization of finite-lived intangible assets recognized upon business combinations and other differences in accounting standards.

Assets which are not attributable to any reportable segments include those which are attributable to sales departments of consumer products, goodwill controlled by corporate headquarters, and intangible assets recognized upon business combinations.

Capital investment consists of purchases of property, plant and equipment, and intangibles on an accrual basis.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

By Geographical Area:

Sales attributed to countries based upon the customer’s location and property, plant and equipment are as follows:

	Yen (millions)
	Year ended March 31,			Six months ended September 30,
	2014	2013	2012	2014	2013
				(Unaudited)
Sales:
Japan	3,897,934	3,790,392	4,162,025	1,749,938	1,787,332
North and South America	1,134,658	1,022,278	966,527	561,246	553,909
Europe	740,269	665,863	743,547	343,864	354,255
Asia and Others	1,963,680	1,824,512	1,974,117	1,067,835	1,010,824

Consolidated total	7,736,541	7,303,045	7,846,216	3,722,883	3,706,320

United States included in North and South America	967,551	866,048	804,012	483,560	471,831
China included in Asia and Others	994,852	940,804	1,043,036	536,920	510,646

Property, plant and equipment:
Japan	936,487	1,153,080	1,339,115
North and South America	47,382	44,067	36,739
Europe	40,191	37,622	39,607
Asia and Others	401,389	440,659	318,822

Consolidated total	1,425,449	1,675,428	1,734,283

There are no individually material countries which should be separately disclosed in North and South America, Europe, and Asia and Others, except for the United States of America and China on sales.

Transfers between business segments or geographic segments are made at arms-length prices. There are no sales to a single external major customer for each of the three years ended March 31, 2014 and for the six months ended September 30, 2014 and 2013.

(21)	Acquisition

On February 28, 2014, the Company acquired 90% of outstanding shares of Viko Electric Co., Ltd. (VIKO) and accordingly, has a controlling interest in VIKO from the acquisition date.

VIKO is in the business of manufacturing and sales of electrical and materials, such as wiring devices, low voltage switchgears, smart meters and building automation system. As a result of this acquisition, by utilizing VIKO’s management resources, such as its strong brand awareness, sales channels, and “C-Type” wiring devices and technologies, using Turkey as the base, the Company expects expansion in the sales of wiring devices and other product ranges as well as electrical equipment and materials produced by the Company, such as lighting devices and fans, not only in Turkey, but in the Middle East, CIS and African markets. In addition, by introducing new products by making use of the Company’s product competitiveness and development capabilities, and by making improvements in productivity through sharing manufacturing

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

know-how with VIKO, the Company will create synergies with VIKO and is aiming for further expansion of the business.

The fair value of the consideration paid for the controlling interest of VIKO and the noncontrolling interests as of the acquisition date is as follows:

Yen (millions)
Fair value of consideration:
Cash	47,510
Fair value of noncontrolling interests	3,771

Total	51,281

The fair value of noncontrolling interests was estimated based on the acquisition consideration taking into consideration a control premium. Acquisition-related cost was not material and included in other deductions in the consolidated statement of operations for the year ended March 31, 2014.

Assets acquired and liabilities assumed as of the acquisition date were as follows:

Yen (millions)
Cash and cash equivalents	131
Goodwill	23,145
Intangible assets	30,295
Other assets	11,701

Total assets acquired	65,272

Deferred tax liabilities	5,963
Other liabilities	8,028

Total liabilities assumed	13,991

Total net assets acquired	51,281

Intangible assets of 20,188 million yen are subject to amortization, which include a dealer network of 17,629 million yen with a 13-year useful life. Intangible assets of 10,107 million yen are not subject to amortization, all of which relates to trade name.

The goodwill represents the future expansion of the Company from new revenue streams arising from the acquisition of VIKO and synergies with the existing Company’s businesses. The total amount of goodwill is included in “Eco Solutions” segment, and is not deductible for tax purpose.

Net sales and income before income taxes of VIKO that are included in the consolidated statements of operations for the year ended March 31, 2014 are not material.

Pro forma information has been omitted as the amounts are not material.

(22)	Subsequent Events

Based on the board of directors meeting held on February 3, 2015, the Company resolved to issue unsecured straight bonds up to 400 billion yen and proceeded to issue the bonds on March 10, 2015 through a public offering in Japan for the purpose of funding capital expenditures, equity investments and loans, and redemption of bonds.

PANASONIC CORPORATION

AND SUBSIDIARIES

Notes to Consolidated Financial Statements—(Continued)

(Information as of and for the six months ended September 30, 2014 and 2013 is unaudited)

During the year ended March 31, 2015, Panasonic Corporation has recorded in earnings an income tax benefit associated with a decrease in a valuation allowance on deferred tax assets of approximately 130 billion yen. This decrease is primarily a result of new positive evidence supporting the realizability of the deferred tax assets. The Company reversed part of its valuation allowance primarily based on the improvement in its profitability in recent years and expectations for future years, reflecting the Company’s successful implementation of business restructurings eliminating a number of unprofitable businesses and shifting its resources to key target areas and markets with future growth potential.

Schedule II

PANASONIC CORPORATION

AND SUBSIDIARIES

Valuation and Qualifying Accounts and Reserves

(In millions of yen)

Years ended March 31, 2014, 2013 and 2012

	Balance at beginning of period	Add	Deduct		Add (deduct)	Balance at end of period
		Charged to income	Bad debts written off	Reversal	Cumulative translation adjustments
Allowance for doubtful receivables:
2014	23,398	8,218	4,126	4,231	1,217	24,476
2013	26,604	6,641	6,092	6,254	2,499	23,398
2012	21,860	12,162	1,648	4,696	(1,074)	26,604

APPENDIX A

(Translation)

SHARE EXCHANGE AGREEMENT

Panasonic Corporation (“Panasonic”) and Panasonic Information Systems Co., Ltd. (“Panasonic IS”) hereby execute this share exchange agreement (this “Agreement”) as set forth herein.

Article 1     (Share Exchange)

Panasonic and Panasonic IS shall implement the share exchange (the “Share Exchange”) in accordance with the provisions of this Agreement, whereby Panasonic shall become Panasonic IS’s wholly-owning parent company in the share exchange and Panasonic IS shall become Panasonic’s wholly-owned subsidiary in the share exchange.

Article 2     (Trade Names and Addresses of Wholly-Owning Parent Company in Share Exchange and Wholly-Owned Subsidiary in Share Exchange)

The trade names and addresses of Panasonic and Panasonic IS are as follows, respectively.

Panasonic (wholly-owning parent company in the share exchange)

Trade name:	Panasonic Corporation

Address:	1006, Oaza Kadoma, Kadoma City, Osaka

Panasonic IS (wholly-owned subsidiary in the share exchange)

Trade name:	Panasonic Information Systems Co., Ltd.

Address:	19-19, Chayamachi, Kita-ku, Osaka City, Osaka

Article 3     (Shares to be Delivered upon Share Exchange and Allotment Thereof)

1.	Upon the Share Exchange, Panasonic shall deliver to the shareholders of Panasonic IS (excluding Panasonic), as money or other assets in exchange for common stock of Panasonic IS held by such shareholders, the number of shares of common stock of Panasonic calculated by multiplying the total number of shares of common stock of Panasonic IS held by shareholders of Panasonic IS (excluding Panasonic) at the time immediately preceding the time Panasonic acquires all of the issued shares of Panasonic IS through the Share Exchange (the “Base Time”) by 2.5.

2.	With respect to the allotment of shares of common stock of Panasonic that shall be delivered pursuant to the provisions of the immediately preceding paragraph, shares of common stock of Panasonic shall be allotted to the shareholders of Panasonic IS at the Base Time (excluding Panasonic) at the ratio of 2.5 shares of common stock of Panasonic for each share of common stock of Panasonic IS held by such shareholders.

3.	If the number of shares of common stock of Panasonic that shall be allotted and delivered to each shareholder of Panasonic IS in accordance with the two immediately preceding paragraphs includes any fractions of less than one share, Panasonic shall deal with such fractions pursuant to the provisions of Article 234 of the Company Law.

Article 4     (Amount of Stated Capital and Reserves of Wholly-Owning Parent Company in Share Exchange)

The amount of the increases in the stated capital and reserves of Panasonic upon the Share Exchange are as follows:

The amount of stated capital to be increased:

0 yen

The amount of capital reserve to be increased:

Minimum amount required to be increased pursuant to the provisions of laws and regulations.

The amount of legal reserve to be increased:

0 yen

Article 5     (Effective Date)

The date on which the Share Exchange becomes effective (the “Effective Date”) shall be August 1, 2015; provided, however, that the parties may, upon consultation and agreement with each other, change such date, if necessary.

Article 6     (Shareholders’ Meeting Approving Share Exchange Agreement)

1.	Pursuant to the provisions of Article 796, Paragraph 3, the main clause of the Company Law, Panasonic shall implement the Share Exchange without obtaining the approval of this Agreement by a resolution of the shareholders’ meeting as stipulated in Article 795, Paragraph 1 of the Company Law; provided, however, that if, pursuant to the provisions of Article 796, Paragraph 4 of the Company Law, the approval of this Agreement by the shareholders’ meeting of Panasonic becomes necessary, Panasonic shall obtain approval of this Agreement at the shareholders’ meeting by the day immediately preceding the Effective Date.

2.	Panasonic IS shall obtain the approval of this Agreement by the shareholders’ meeting stipulated in Article 783, Paragraph 1 of the Company Law by the day immediately preceding the Effective Date.

Article 7     (Management of Company Assets)

1.	During the period after the execution of this Agreement and before the Effective Date, Panasonic and Panasonic IS shall perform their respective businesses, and manage and operate their respective assets with the due care of a prudent manager, and unless otherwise provided for in this Agreement, Panasonic and Panasonic IS shall consult and agree with each other before taking any action that could materially affect their assets or rights and obligations.

2.	In accordance with a resolution of the meeting of the Board of Directors that will be held by the day immediately preceding the Effective Date, Panasonic IS shall cancel, by the Base Time (provided that, in the case where there is any purchase of treasury shares through the exercise of the dissenters’ appraisal right, the Base Time shall occur after such purchase becomes effective), all of its treasury shares held by Panasonic IS and those to be held by Panasonic IS by the Base Time (including the treasury shares to be acquired on the Effective Date through the exercise of the dissenters’ appraisal right in connection with the Share Exchange).

Article 8     (Limitation of Payment of Dividends from Surplus, etc.)

1.	Panasonic IS may make payments of dividends from surplus to its shareholders or registered stock pledgees entered or recorded on its final register of shareholders at the close of March 31, 2015 up to the amount of 32.5 yen per share, 346,320,000 yen in the aggregate.

2.	Panasonic IS shall not, after the execution of this Agreement, make payments of dividends from surplus with respect to a record date prior to the Effective Date, except as provided for in the preceding Paragraph.

Article 9     (Change of Terms and Conditions of Share Exchange and Cancellation of Share Exchange)

If, during the period after the execution of this Agreement and before the Effective Date, (i) a material change occurs in the financial conditions or management conditions of Panasonic or Panasonic IS, (ii) a situation arises or is discovered that materially obstructs the implementation of the Share Exchange, or (iii) some other situation arises that makes it significantly difficult to achieve the purpose of this Agreement, Panasonic and Panasonic IS may, upon consultation, change the contents of this Agreement such as the terms and conditions of the Share Exchange or cancel the Share Exchange.

Article 10     (Validity of this Agreement)

This Agreement shall cease to have any effect if this Agreement is not approved at the shareholders’ meeting of Panasonic provided for in Article 6 hereof (only in the case where, pursuant to the provisions of Article 796, Paragraph 4 of the Company Law, the approval of this Agreement at the shareholders’ meeting of Panasonic is required) or not approved at the shareholders’ meeting of Panasonic IS, or if any of the approvals from regulatory authorities that are required by laws and regulations, for the implementation of the Share Exchange, is not obtained, by the day immediately preceding the Effective Date.

Article 11     (Matters for Consultation)

In addition to the matters set forth in this Agreement, matters not provided for in this Agreement and any other matters necessary with respect to the Share Exchange shall be determined upon consultation with each other in accordance with the purpose of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate and, upon signing and sealing hereof, each of Panasonic and Panasonic IS retains one (1) original hereof.

February 3, 2015

“Panasonic”	1006, Oaza Kadoma, Kadoma-shi, Osaka
Panasonic Corporation
Kazuhiro Tsuga [Seal]
President, Member of the Board

“Panasonic IS”	19-19, Chayamachi, Kita-ku, Osaka City, Osaka
Panasonic Information Systems Co., Ltd.
Kazuhiro Maegawa [Seal]
President, Member of the Board

APPENDIX B VALUATION REPORT OF PANASONIC IS’S FINANCIAL ADVISOR (ENGLISH TRANSLATION) B-1

Strictly Confidential

Panasonic Information Systems Co., Ltd.

Valuation Report for Share Exchange Ratio (English translation)

SMBC Nikko Securities Inc. Mergers and Acquisitions

02/03/2015

B-2

Strictly Confidential

Introduction (1)

Summary of the Transaction

Panasonic Information Systems Co., Ltd. (“Panasonic IS”) and Panasonic Corporation (“Panasonic”) are planning to enter into a statutory share exchange transaction (the “Transaction”) to make Panasonic IS a wholly owned subsidiary of Panasonic.

Purpose of the Report

This report (the “Report”) is prepared by SMBC Nikko Securities Inc. (“Nikko”) solely in order to provide the Board of Directors of Panasonic IS with useful information in relation to the share exchange ratio (the “Share Exchange Ratio”) relating to the Transaction.

As such, no opinion or evaluation is provided in the Report, nor indirectly suggested or implied, in relation to the fairness of the Share Exchange Ratio to any parties, entities, or individuals, including Panasonic IS and its shareholders.

The result of our valuation services does not constitute a fairness opinion or investment advice and should not be interpreted as a recommendation concerning the decision-making of Panasonic IS. Nothing contained in the Report should be considered as a solicitation or recommendation for any parties, entities, or individuals, including the shareholders of Panasonic IS and Panasonic, to purchase, sell, or conduct any other related transactions concerning the shares of Panasonic IS or Panasonic or to vote at any shareholders meeting of Panasonic IS or Panasonic.

Reference Date

The reference date (the “Reference Date”) of the Report is 2/2/2015.

The contents of the Report are based upon the financial, economic, market, and other relevant information available to Nikko, as of the Reference Date. Nikko shall not assume any responsibility or obligation to renew, revise or add to the content of the Report, should the content be affected by changes of the information that should occur after the Reference Date.

B-3

Strictly Confidential

Introduction (2)

Activities to be Conducted by SMBC Nikko Securities Inc. and the Sumitomo Mitsui Financial Group

Nikko has prepared the Report and provided other services in connection with the Transaction pursuant to the Advisory Services Agreement (the “Agreement”) entered into between Panasonic IS and Nikko in order to provide our valuation services, in consideration of which Nikko may have received or will receive fees in connection therewith.

Nikko is a member of the Sumitomo Mitsui Financial Group (“SMFG”), and Nikko and other group companies of SMFG may provide various financial services such as banking services, securities trading or brokerage services, corporate and investment banking services to Panasonic IS and to other parties/entities that may be involved in the Transaction, as well as their shareholders, subsidiaries and affiliates.

In addition, Nikko and other group companies of SMFG may trade for their own account or for the account of their customers or hold positions in stocks, bonds, loans, or any other financial instruments issued by Panasonic IS or other parties/entities that may be involved in the Transaction, as well as their shareholders, subsidiaries/affiliates.

Group companies of SMFG, including Nikko, may have provided or shall provide valuation reports regarding Panasonic IS, Panasonic or other companies, using assumptions, estimations, valuation methodologies, projections, analyses, reports, and other information sources which may be different from those used or referred to in the Report.

Sources of Information and Qualifications

Nikko has used the following materials and information sources to prepare the Report:

– Financial disclosures such as Securities Reports (Yukashoken Hokokusyo), Quarterly Reports (Shihanki Hokokusyo) and Financial Reports Summaries (Kessan Tanshin)

– Documents and information provided by Panasonic IS related to its business policy, business plan, and financial information

– Due diligence reports on Panasonic from the viewpoint of finance, taxation, legal matters provided by Panasonic IS

– Information obtained through interviews with representatives of Panasonic IS and Panasonic

– Stock price information and stock trading information of Panasonic IS and Panasonic

– Other disclosed or public information

Nikko did not take into consideration any synergy effect resulting from the Transaction for the valuation, as Panasonic IS had prepared its current business plan separately, on a stand-alone basis.

B-4

Strictly Confidential

Introduction (3)

Limitations, Assumptions, Qualifications and Disclaimers

Nikko has assumed that the materials, information, and data used for the Report are accurate and complete in all respects. Nikko did not conduct any verification or validation concerning the accuracy or completeness of such information or date. Nikko shall not assume any responsibility or obligation to verify or validate the accuracy or completeness of such information or date. Furthermore, Nikko has not undertaken any examination of the assets and liabilities belonging to Panasonic IS, Panasonic as well as their subsidiaries/affiliates, whether independently or by outsourcing to external professional contractors. The result of the valuation may be affected considerably, should any deficiencies be found in the accuracy,

completeness, or integrity of such information.

Nikko has assumed that Panasonic IS, Panasonic and their subsidiaries/affiliates do not have any undisclosed off the book or undisclosed contingent liabilities that may result from lawsuits, conflicts, environmental issues, taxation or otherwise, which may significantly influence the result of the Report.

The Report has been prepared on the assumption that the data and the information contained in the business plans and other materials used for the Report are correct and complete, based on the most accurate estimation and prudent judgment possible of the providers, by following proper procedures.

In addition, Nikko may have conducted analyses in the process of preparing the Report from the angle of certain prepositions or hypotheses based upon such data and information provided by external parties, assuming they are accurate and reasonable. Nikko has not conducted nor shall assume any responsibility or obligation for not having conducted any verification or validation regarding the accuracy, validity and the feasibility of such prepositions and hypotheses.

The Report is prepared by Nikko solely in order for the Board of Directors of Panasonic IS to discuss the Share Exchange Ratio. It is strictly prohibited to disclose the contents of the Report without obtaining written consent from Nikko in advance except in cases permitted under the

Agreement. Nothing contained in the Report should be used as materials that constitute evidence or a basis of judgment for any exercise of rights or in any legal proceeding, such as lawsuits, allegations, or petitions related to the Transaction by shareholders of Panasonic IS.

Panasonic IS is strictly prohibited from utilizing, quoting, or referring to the contents of the Report without obtaining written consent from Nikko in advance, except for the purpose of utilizing, quoting, or referring to such contents in the press releases or statutory documents of Panasonic IS.

Even in such cases where the contents of the Report are utilized, quoted, or referred to in the press releases or statutory documents of

Panasonic IS, or disclosed to a third party related to the Transaction after duly obtaining the prior written consent of Nikko, Nikko shall assume no obligation or responsibility for, and shall be indemnified from, any result, effect, or damage inflicted on such third party, caused by or occurring in relation to such conduct.

The clauses of limitation of liability and indemnity in the Agreement shall apply to any disputes that may occur in relation to the Report, between

Panasonic IS and Nikko or between Panasonic IS/Nikko and any shareholder of Panasonic IS or any other third party.

Nikko reserves all rights related to the copyright of the Report, which is under the protection of the Copyright Act of Japan and the relevant copyright laws of all other applicable jurisdictions.

B-5

Strictly Confidential

Valuation Methodologies and Share Exchange Ratios

The share exchange ratios (the ratio of Panasonic shares to 1 share of Panasonic IS) based on the selected valuation methodologies are as set form below. We adopted the “Market Price Analysis” method for Panasonic shares, while adopting “Market Price Analysis,” “Comparable Companies Analysis” and “Discounted Cash Flow (DCF) Analysis” methods for Panasonic IS shares.

Results of the Exchange Ratio

Valuation Methodology Exchange Ratio Market Price Analysis

2.14~2.20

(Simple average closing price)

Comparable Companies Analysis 2.33~2.93

DCF Analysis 2.40~4.32

0.0 1.0 2.0 3.0 4.0 5.0 6.0

Market Price Analysis

2.14 2.20 (Simple average closing price)

Comparable Companies Analysis 2.33 2.93

DCF Analysis 2.40 4.32

B-6

Strictly Confidential

Market Price Analysis (Panasonic IS and Panasonic)

Assumptions (Panasonic IS and Panasonic)

Nikko used the simple average closing share prices during the following 3 periods, i.e. (i) the most recent six business days (the period commencing on January 26, 2015, the first business day following Panasonic IS’s announcement of its “Financial Results for the Third Quarter of the Fiscal Year ending March 31, 2015”), (ii) the most recent month, and (iii) the most recent 3 months, each ending on the Reference Date.

For purposes of comparison, the same assumptions are applied to Panasonic IS and Panasonic.

Results of Analysis

Exchange Ratio Analysis Result 2.14~2.20 6 business days Average 2.20

1 Month Average 2.20

3 Month Average 2.14

Strictly Confidential

Share Prices and Trading Volume of Panasonic IS Shares

Share Prices and Trading Volume

Volume(Left axis)
Price
1M Average
3M Average
6M Average
12M Average
Volume (000)
Closing Market Price (JPY)
25
20
15
10
5
0
3,500
3,000
2,500
2,000
1,500
1,000
500
0
①
②
③
④
⑤
14/2/3
14/3/3
14/4/3
14/5/3
14/6/3
14/7/3
14/8/3
14/9/3
14/10/3
14/11/3
14/12/3
15/1/3

	Date	Events
①	4/22/2014	Consolidated Financial Statements for the Year Ended March 31, 2014
②	7/24/2014	Consolidated Financial Statements for the First Quarter Ended June 30, 2014
③	10/22/2014	Consolidated Financial Statements for the Second Quarter Ended September 30, 2014
④	12/16/2014	SANYO Information System (Shanghai) Co., Ltd. will become a subsidiary of Panasonic IS
⑤	1/23/2015	Consolidated Financial Statements for the Third Quarter Ended December 31, 2014

Volume

SMBC NIKKO

B-7

Strictly Confidential

Share Prices and Trading Volume of Panasonic IS Shares

Share prices and trading volume of Panasonic IS shares during the preceding one year and disclosed major events are as set forth below.

Share Prices and Trading Volume

Volume(Left axis) Price 1M Average 3M Average 6M Average 12M Average

25

1 2 3 4 5

3,500

3,000

(000) 20

2,500 Closing

15

Volume 2,000 Market

1,500

10 Price

1,000 (JPY)

5

0 0

14/2/3 14/3/3 14/4/3 14/5/3 14/6/3 14/7/3 14/8/3 14/9/3 14/10/3 14/11/3 14/12/3 15/1/3

Date Events

1 4/22/2014 Consolidated Financial Statements for the Year Ended March 31, 2014

2 7/24/2014 Consolidated Financial Statements for the First Quarter Ended June 30, 2014

3 10/22/2014 Consolidated Financial Statements for the Second Quarter Ended September 30, 2014

4 12/16/2014 SANYO Information System (Shanghai) Co., Ltd. will become a subsidiary of Panasonic IS

5 1/23/2015 Consolidated Financial Statements for the Third Quarter Ended December 31, 2014

Volume

Strictly Confidential

Share Prices and Trading Volume of Panasonic Shares

Share Prices and Trading Volume

Volume(Left axis)
Price
1M Average
3M Average
6M Average
12M Average
Volume (000)
Closing Market Price (JPY)
100,000
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
1,800
1,600
1,400
1,200
1,000
800
600
400
200
0
①②
③
④⑤
⑥
14/2/3
14/3/3
14/4/3
14/5/3
14/6/3
14/7/3
14/8/3
14/9/3
14/10/3
14/11/3
14/12/3
15/1/3

	Date	Events
①	4/23/2014	Regarding the Consolidation of System LSI Businesses in New Company
②	4/28/2014	Panasonic Announces Reorganization of SAW Filter Business
	4/28/2014	Fiscal 2014 financial results
③	7/31/2014	INCJ, JDI, Sony and Panasonic announce the establishment of JOLED Inc. A new integrated company in organic light-emitting diode display panels
	7/31/2014	Panasonic Announces Company Split (Simplified Absorption Type) Associated with the Integration of System LSI Businesses
	7/31/2014	Consolidated Financial Results for First Quarter ended June 30, 2014

	Date	Events
④	9/30/2014	Ficosa and Panasonic Announce Capital and Business Alliance
⑤	10/3/2014	Panasonic announces the establishment of Panasonic Energy Corporation of North America, a new manufacturing company of lithium-ion batteries at the Tesla Gigafactory
⑥	10/31/2014	Consolidated Financial Results for Second Quarter and Six Months ended September 30, 2014
	10/31/2014	Panasonic Announces the Merger to Absorb Wholly-Owned Subsidiary, Panasonic Appliances Motor Expert Co., Ltd.(Simplified and Short Form Merger)

SMBC NIKKO

B-8

Strictly Confidential

Share Prices and Trading Volume of Panasonic Shares

Share prices and trading volume of Panasonic shares during the preceding one year and disclosed major events are as set forth below.

Share Prices and Trading Volume

Volume(Left axis) Price 1M Average 3M Average 6M Average 12M Average

100,000 1,800 90,000 1 2 3 4 5 6 1,600 80,000 1,400

Closing (000) 70,000 1,200 60,000 1,000 Market

50,000

800 Volume 40,000 Price

600 30,000 20,000 400 (JPY) 10,000 200

0 0 14/2/3 14/3/3 14/4/3 14/5/3 14/6/3 14/7/3 14/8/3 14/9/3 14/10/3 14/11/3 14/12/3 15/1/3

Date Events Date Events

Regarding the Consolidation of System LSI Ficosa and Panasonic Announce Capital

1 4/23/2014 4 9/30/2014

Businesses in New Company and Business Alliance

4/28/2014 Panasonic Announces Reorganization of Panasonic announces the establishment of

2 SAW Filter Business Panasonic Energy Corporation of North

5 10/3/2014

4/28/2014 Fiscal 2014 financial results America, a new manufacturing company of

INCJ, JDI, Sony and Panasonic announce lithium-ion batteries at the Tesla Gigafactory the establishment of JOLED Inc. A new Consolidated Financial Results for Second

7/31/2014 integrated company in organic light-emitting 10/31/2014 Quarter and Six Months ended September diode display panels 30, 2014

3 Panasonic Announces Company Split 6 Panasonic Announces the Merger to Absorb

7/31/2014 (Simplified Absorption Type) Associated with Wholly-Owned Subsidiary, Panasonic

10/31/2014

the Integration of System LSI Businesses Appliances Motor Expert Co., Ltd.(Simplified

Consolidated Financial Results for First and Short Form Merger)

7/31/2014 Quarter ended June 30, 2014

B-9

Strictly Confidential

Comparable Companies Analysis

Assumptions (Panasonic IS)

For purposes of valuation, Nikko selected comparable companies by conducting analyses of the industry, followed by the screening of candidate companies and interviews with Panasonic IS.

Nikko used the following multiple ratio: EV / Projected EBITDA

Publicly listed companies that Nikko selected for comparable companies analysis are as follows:

Code Company Name 9682 DTS CORPORATION 8096 KANEMATSU ELECTRONICS LTD. 4348 INFOCOM CORPORATION 4722 Future Architect, Inc. 9640 Saison Information Systems Co., Ltd.

Results of Analysis

Exchange Ratio

Analysis Result 2.33~2.93

EV/Forecasted EBITDA for the fiscal year ending March 31, 2015 2.37~2.93

EV/Forecasted EBITDA for the fiscal year ending March 31, 2016 2.33~2.91

B-10

Strictly Confidential

Discounted Cash Flow (DCF) Analysis

Assumptions (Panasonic IS)

The following table shows the assumptions we adopted in conducting the DCF analysis:

Business Plan (on a stand-alone basis) of Panasonic IS, a copy of which Nikko received from Panasonic IS on

Projection Nov. 28, 2014, for the period beginning from the fiscal year ending March 31, 2015 to the fiscal year ending March

31, 2018.

Based on the assumption that Panasonic IS is a going concern, Nikko adopted two further assumptions for purposes of calculating the terminal value (TV), i.e. the “Perpetual Growth Rate Method” and the “Multiple Method.”

Terminal Value (TV) The “Perpetual Growth Rate Method” is based on the assumption that the income or cash in-flow in the last year of the projection period shall be sustained in perpetuity, while the “Multiple Method” uses the EV/EBITDA multiple,

calculated on a market-price basis using EBITDA during the period of projection.

Non-Operating Assets &

Debts Financial data as of December 31, 2014 is used.

Discount Rate WACC (Weighted Average Cost of Capital)

Perpetual Growth Rate +0.0%

TV Multiple Range ±0.5x

Results of Analysis

Exchange Ratio

Analysis Result 2.40~4.32

Perpetual Growth Rate Method 3.69~4.32

Multiple Method 2.40~2.95

APPENDIX C

RESPONSE TO REFERRAL TO THIRD PARTY COMMITTEE (ENGLISH TRANSLATION)

February 3, 2015

To:    Board of Directors, Panasonic Information Systems Co., Ltd.

Response to Referrals

Third-Party Committee of Panasonic Information Systems Co., Ltd.

Chairman:	Makoto IWAHASHI

Member:	Kunio MIURA

Member:	Naoki YAMASHITA

Section 1                Intent and Purpose of the Response to Referrals

Panasonic Information Systems Co., Ltd. (“Panasonic IS”) is planning to conduct a share exchange (the “Share Exchange”) with Panasonic Corporation (“Panasonic”), which holds 63.69% of the total number of issued shares of Panasonic IS as of September 30, 2014, in order to make Panasonic a wholly-owning parent company and to make Panasonic IS a wholly-owned subsidiary.

Panasonic, a counterparty of the Share Exchange, is a parent company (controlling shareholder) of Panasonic IS, and, for Panasonic IS, the Share Exchange is the significant transactions, etc. with the controlling shareholder. Therefore, if the Board of Directors of Panasonic IS makes a decision to implement the Share Exchange, it is required to obtain an opinion from an entity who has no interest in Panasonic (Rule 441-2, Securities Listing Regulations of Tokyo Stock Exchange, Inc.).

Accordingly, Panasonic IS requested this Third-Party Committee (the “Committee”) to provide its opinion concerning the following referred matters. Through deliberations mentioned below, the Committee provides the result of its examination (i.e., its opinion) on the referred matters in this Response to Referrals (toshinsho).

All members of the Committee have no specific interest in Panasonic. They have examined the referred matters and have stated their opinions from a perspective independent of Panasonic IS and Panasonic.

Section 2                Referred Matters

(i)	Whether or not the purpose of the Share Exchange is reasonable;

(ii)	Whether or not the appropriateness of the terms and conditions of the exchange under the Share Exchange is ensured;

(iii)	Whether or not the interests of the minority shareholders of Panasonic IS are fully considered in the Share Exchange through fair procedures; and

(iv)	Based on the foregoing, whether Panasonic IS’s decision to implement the Share Exchange would not be disadvantageous to the minority shareholders of Panasonic IS.

Section 3                Conclusion (Opinion of the Committee)

The Committee recognizes that Panasonic IS’s decision to implement the Share Exchange would not be disadvantageous to the minority shareholders of Panasonic IS.

Section 4                Process and Method of the Committee’s Deliberations

1.	When the Committee Meetings were Held

First Meeting:	10:30 am to 0:30 pm, December 18, 2014 (Thursday)

Second Meeting:	5:30 pm to 6:30 pm, December 24, 2014 (Wednesday)

Third Meeting:	3:00 pm to 5:30 pm, January 13, 2015 (Tuesday)

Fourth Meeting:	3:00 pm to 5:30 pm, January 15, 2015 (Thursday)

Fifth Meeting:	6:00 pm to 8:00 pm, January 28, 2015 (Wednesday)

Sixth Meeting:	10:00 am to 0:00 pm, January 29, 2015 (Thursday)

Seventh Meeting:	3:00 pm to 5:00 pm, February 2, 2015 (Monday)

Eighth Meeting:	11:00 am to 0:00 pm, February 3, 2015 (Tuesday)

2.	Method of Deliberations

The Committee examined the abovementioned referred matters by fully reviewing the materials provided by Panasonic IS (including parties delegated by Panasonic IS) (the “Materials”) and the explanations provided by Panasonic IS (including parties delegated by Panasonic IS), and also by holding a question-and-answer session with Panasonic IS, Panasonic IS’s legal adviser and Panasonic IS’s financial adviser, when needed.

3.	Matters to be Noted

This Response to Referrals is based on the assumption that the Materials and said explanations are all true and correct and have no omission with respect to any material matter. Further, the Committee has made no independent investigation or review concerning the authenticity, accuracy or the like of the Materials and the explanations. In addition, as stated in Section 1, this Response to Referrals was prepared for the purpose of stating an opinion as to whether the decision to implement the Share Exchange will not be disadvantageous to minority shareholders. This Response to Referrals does not state any opinion on any specific managerial, legal, accounting, or tax issues that directly or indirectly relate to the Share Exchange.

Section 5                Review

1.	Reasonableness of the Purpose of the Share Exchange (Referred Matter (i))

(1)	Facts Confirmed by the Committee

The Committee has confirmed the matters described below based on the Materials and explanations received from Panasonic IS, etc.

A.	Overview of the Share Exchange

At meetings of respective companies’ Board of Directors to be held on February 3, 2015, Panasonic IS and Panasonic plan to resolve to conduct the Share Exchange in order to make Panasonic a wholly-owning parent company and to make Panasonic IS a wholly-owned subsidiary, and also plan to execute on the same day a share exchange agreement (the “Share Exchange Agreement”) between both companies, pursuant to which 2.5 common shares of Panasonic shall be allocated per common share of Panasonic IS. The Share Exchange is scheduled to be implemented after the Share Exchange Agreement is approved by resolution of the general meeting of shareholders of Panasonic IS that is scheduled to be held in June 2015 (Panasonic plans to implement the Share Exchange in the form of a summary share exchange (kan-i kabushiki kokan) pursuant to the provisions of Article 796, Paragraph 3 of the Companies Act, without obtaining the approval by resolution of its shareholders’ meeting).

Also, following the Share Exchange, shares of Panasonic IS are scheduled to be delisted as of July 29, 2015 (the last trading date of the shares is scheduled to be July 28, 2015), prior to the effective date (August 1, 2015 (scheduled)) of the Share Exchange.

On the assumption that Panasonic IS would become a wholly-owned subsidiary of Panasonic upon the completion of the Share Exchange, Panasonic and Panasonic IS plan to commence consultations concerning business succession by way of an assignment of the entire business of Corporate Information Systems Company (“C Information Systems Company”), an internal divisional company of Panasonic that has performed a significant role in the IT functions of the Panasonic Group (hereinafter also simply called the “Group”), from Panasonic to Panasonic IS (the “Assignment of Business”), the effective date of the Assignment of Business being October 1, 2015 (scheduled).

B.	Background of the Share Exchange

(a)

Since its establishment in 1918, Panasonic has been conducting business broadly in the electronics industry, guided by its basic management philosophy, which states that “the mission of an enterprise is to contribute to the progress and development of society and the well-being of people worldwide through its business activities.” Panasonic is currently in the midst of implementing business restructuring of the Group. For this purpose, Panasonic made Panasonic Electric Works Co., Ltd. and Sanyo Electric Co. Ltd., which were consolidated subsidiaries, its wholly-owned subsidiaries in 2011. Panasonic also restructured its Group organization in 2013 to launch a business division system and a divisional company system formed by four companies (Appliances Company, Eco Solutions Company, AVC Networks Company, Automotive and Industrial Systems Company).

Panasonic has promoted IT innovation by making full use of its IT in the management reform process conducted thus far in order to concentrate all of the management resources into the target of maximizing value for customers. In April 2000, Matsushita Electric Industrial Co., Ltd. (currently, Panasonic) established C Information Systems Company in the form of an internal divisional company by consolidating and organizing existing internal system engineers. Since its establishment, C Information Systems Company has not only handled construction and operation of systems, but also provided its high-quality IT services within the Group, as a driving force for innovation in its operational processes. In particular, C Information Systems Company has performed a significant role as the IT function of the Group through construction and operation of the “Panasonic Treasury System,” the “Corporate Supply Chain Management System” and Panasonic’s global IT network.

(b)	On the other hand, Panasonic IS, which had originally been the information system department of Matsushita Electric Works, Ltd (“Matsushita Electric Works”), was established in 1999 as a wholly-owned subsidiary of Matsushita Electric Works, with the business purpose of integration, operation and management of systems related to information processing. Thereafter, in July 2001, Panasonic IS registered its stock for trading on the over-the-counter market with the Japan Securities Dealers Association; in December 2003, Panasonic IS listed its stock on the Second Section of the Tokyo Stock Exchange; and in November 2004, its stock was allocated to the First Section of the Tokyo Stock Exchange. As Matsushita Electric Works, the parent company of Panasonic IS, became a subsidiary of Panasonic in April 2004, Panasonic IS has become a subsidiary of Panasonic since then.

Panasonic IS has been providing IT support, such as the construction and operation of production management systems and online order receiving systems within the Group for over 50 years, including during the period when Panasonic IS was a department of Matsushita Electric Works. Also, based on the advantage of, among other things, its developing skills and operational capabilities, which have been strengthened through opportunities Panasonic IS has had meeting the various needs of its Group, as well as Panasonic IS’s know-how in promoting rationalization and efficiency, which Panasonic IS has gained for over 15 years since it became independent as an internal division company, Panasonic IS has developed into a high-revenue company to offer total solutions for information systems from planning and design to development, operation and maintenance, even to customers outside the Group.

Furthermore, in the Panasonic IS’s midterm management plan for fiscal years 2013-2015 which Panasonic IS formulated in 2013, Panasonic IS establishes key business goals for developing the business outside the Group, which include “collaboration with the Panasonic Group” in addition to “ICT infrastructure service,” “system integration of core functions” and “creation of something new.” Panasonic IS has taken steps to further strengthen its partnership with the Group, and Panasonic IS has developed IT solutions that utilize products and services provided by the Group as well as IT services provided by Panasonic IS.

(c)	Panasonic views Panasonic IS as a company that contributes to the profits of the Group through its strength: while Panasonic IS is an internal IT subsidiary handling IT construction and operation for Panasonic Corporation Eco Solutions Company, Panasonic IS possesses advanced technologies as an IT company, and also possesses strength equivalent to external vendors such that it maintains a certain level of competitiveness in the external sales business, thereby creating added value. On the other hand, Panasonic considers that the following issues exist: the experience in global corporate systems is insufficient; and an overcomplicated business structure is created since Panasonic’s IT division (C Information Systems Company) and Panasonic IS coexist in the Group.

Furthermore, considering the fact that Panasonic IS’s sales to the Group account for approximately 80% of its total sales, while Panasonic expects Panasonic IS to conduct sales to the Group at an efficient and competitive price, Panasonic recognizes that there is a potential conflict of interest with minority shareholders of Panasonic IS and thus that a drastic solution is necessary to resolve this issue.

C.	Purpose of the Share Exchange

(a)	Purpose of Making Panasonic IS a Wholly-owned Subsidiary of Panasonic through the Share Exchange

As described above, while Panasonic and Panasonic IS have thus far shared their management strategy as group companies to implement various measures for their business including the measures mentioned above. On the other hand, they mutually recognize that, in order to meet the further increasing competition in the market going forward, prompt decision making, flexible organizational restructuring and the reallocation of management resources will be required, and that it will be essential for them to utilize IT more effectively and efficiently as the Group.

Furthermore, Panasonic IS has thus far created and provided IoT (Internet of Things) solutions with high added value by utilizing management resources within the Group. Such solutions include, among other things, energy management support solutions and solutions for leisure facilities. However, Panasonic IS has recognized that it is imperative to secure additional management resources in order to consistently create new IT value in the future and to enhance its presence as an IT business company and its competitive advantage in the industry.

In such circumstances, taking the proposal of Panasonic as an opportunity, Panasonic and Panasonic IS have, since early November 2014, continuously discussed and considered various measures to further increase the corporate value of both companies. As a result, Panasonic and Panasonic IS came to mutually recognize and agree that that more proactive utilization of the management resources of Panasonic, through the Assignment of Business and other measures, will serve as the basis of the future growth and development of Panasonic IS, and also will be highly beneficial to increase the corporate value of not only Panasonic IS but also the entire Group. To that end, Panasonic and Panasonic IS came to the conclusion that it is essential and requisite to make Panasonic IS a wholly-owned subsidiary by way of the Share Exchange in order for Panasonic IS to make a prompt and flexible business judgments aiming to implement the above-mentioned steps.

(b)	Purpose of Assignment of Business

As mentioned above, both C Information Systems Company and Panasonic IS have performed key roles by endeavoring to reinforce their collaborative relationships with business partners, both within and outside the Group, and improving their operational efficiency. However, the circumstances in which two (2) types of important IT service providers have co-existed within the Group have continued. In order to resolve the above-mentioned circumstances in a constructive manner, both Panasonic and Panasonic IS have come to the conclusion that, by conducting assignment of business of C Information Systems Company from Panasonic to Panasonic IS, they will be able to further improve their operational efficiency as a result of the unification of IT functions and be able to provide higher quality services to all of their customers.

After the Assignment of Business, it is planned that Panasonic IS will serve as the global core IT company within the Group and comprehensively support Group’s all businesses, while further accelerating the development of its business outside the Group that Panasonic IS has thus far undertaken, and aiming to provide the optimal IT services needed to sustain the operations of the Group. As a result of the above-mentioned measures, it is believed that, among other things, the technical expertise and know-how that have been gained by C Information Systems Company and Panasonic IS individually thus far will be integrated and the types of IT system services utilized by the Group will be unified, while enhancing the effective use of the Group’s existing IT-related assets and creating new types of external sales business which will lead to a greater revenue growth opportunities.

(c)	As described above, the ultimate purpose of the Share Exchange is, through taking a series of steps of the Share Exchange and the subsequent Assignment of Business, to establish a structure that will enable them to expeditiously and efficiently implement the IT strategy most appropriate for the Group, and thereby devote its concentrated efforts on enhancing shareholder value.

(2)	Prospect for the Increase in the Corporate Value of Panasonic IS through the Share Exchange and the Reasonableness of its Purpose

According to the facts described above and the explanations received from Panasonic IS, Panasonic IS recognizes that it is imperative for it to secure additional management resources in order to meet the further increasing competition in the market going forward and to enhance its advantage as an IT business company in the future. As measures to respond to such need, based on its understanding that that more proactive utilization of the management resources of Panasonic will serve as the basis of the future growth and development of Panasonic IS, and also will be highly beneficial to increase the corporate value of not only Panasonic IS but also the entire Group, Panasonic IS came to the conclusion that becoming a wholly-owned subsidiary of Panasonic by way of the Share Exchange would be essential in order for Panasonic IS to make a prompt and flexible business judgments aiming to implement the above-mentioned steps. The Committee does not recognize that the understanding and judgment of Panasonic IS as described above are particularly unreasonable.

Furthermore, through taking a series of steps of the Share Exchange and the subsequent Assignment of Business, Panasonic IS will serve as the global core IT company within the Group. Further, a structure will be established that will enable them to expeditiously and efficiently implement the IT strategy most appropriate for the Group. As a result, the following effects are expected. Consequently, the corporate value of Panasonic IS and the Panasonic Group is expected to increase:

(i)	As the situation of overlapped IT function is eliminated within the Group, it becomes possible to promote effective utilization of staff in the overlapping divisions, effective use of the existing IT-related assets, or rationalization of costs.

(ii)	By collecting and integrating the technical expertise and know-how that have been gained by Panasonic IS and C Information Systems Company individually thus far, Panasonic IS will be able to provide an efficient and competitive IT system within the Group, and outside the Group, it will also obtain enhanced vendor negotiation ability, so that the infrastructure for the expansion or creation of external sales business will be improved; and

(iii)	In association with the abovementioned effects, increase in revenue or other effects can be expected.

The above understanding and judgment of Panasonic IS are also quite concrete as they are made based on the existing backgrounds and current circumstances of both companies. Hence, the Committee recognizes that such understanding and judgment of Panasonic IS are sufficiently reasonable.

Additionally, if the corporate value of Panasonic IS and the Group were increased as described above, the increased corporate value would be fully reflected in the share value of Panasonic, which will become a wholly-owning parent company through the Share Exchange. Therefore, based on such idea, Panasonic IS has judged that its minority shareholders will be able to enjoy benefits brought by said increased corporate value and also other merits, i.e., higher liquidity guaranteed for shares of Panasonic in the market compared to the shares of Panasonic IS, as a result of becoming a shareholder of Panasonic through the Share Exchange.

The said judgment of Panasonic IS is also endorsable and is not particularly unreasonable.

(3)	Sub-conclusion

Based on a comprehensive review of these matters, the Committee recognizes that the purpose of the Share Exchange is reasonable.

2.	The Appropriateness of the Terms and Conditions of the Exchange under the Share Exchange (Referred Matter (ii))

(1)	Introduction

According to Panasonic IS, the contents of allotment in the Share Exchange (the “Share Exchange Ratio”) are as follows:

Company name	Panasonic	Panasonic IS
Contents of allotment in the Share Exchange	1	2.5

With respect to the Share Exchange, SMBC Nikko Securities Inc. (“SMBC Nikko”), which is acting as a financial adviser of Panasonic IS, submitted a valuation report dated February 3, 2015 concerning the share exchange ratio (the “Valuation Report”). In the following section, the Committee will, after examining the assessment analyses applied in the Valuation Report, state its opinion as to whether the appropriateness of the terms and conditions of the exchange under the Share Exchange is ensured. The role of the Committee in this Response to Referrals is not to calculate the share exchange ratio. In fact, the Committee does not have information and time necessary for calculating the share exchange ratio. Further, the Valuation Report was prepared by the experts independent of both companies. Accordingly, it should be noted that assessment analyses applied in the Valuation Report were examined by the Committee only from a perspective of whether there was any substantial unreasonable aspect in such assessment analyses.

(2)	Facts Confirmed by the Committee

The Committee has confirmed the facts described below based on the Materials and explanations received from Panasonic IS and other parties:

For the calculation of the Share Exchange Ratio, the market price analysis was adopted with respect to Panasonic, and the market price analysis, the comparable multiple valuation method and the discounted cash flow analysis (the “DCF Analysis”) were adopted with respect to Panasonic IS. The details of these analyses are as follows:

A.	Market price analysis

With respect to Panasonic and Panasonic IS, the market price analysis was adopted since shares of both companies are listed in the Tokyo Stock Exchange and the market share price exists.

By setting February 2, 2015 as the reference date, the share value was calculated based on the average share price during the most recent six (6) business days (the period commencing on January 26, 2015, the first business day following, the day of Panasonic IS’s announcement of its financial results for the third quarter of the fiscal year ending March 31, 2015), the most recent month, and the most recent three (3) months, each ending on the reference date. The average share price refers to the simple average closing share prices of the trading days during the relevant period.

B.	Comparable multiple valuation method

With respect to Panasonic IS, the comparable multiple valuation method was adopted since there are several similar listed companies that can be compared with Panasonic IS and analogical reasoning of share value is possible by comparing similar companies through the comparable multiple valuation method.

The share value was calculated by selecting several comparable companies taking into account the businesses conducted, scale of the business and market capitalization, etc. of Panasonic IS, and by applying EBITDA multiples for the corporate value.

C.	DCF Analysis

In order to reflect in the calculation the situation of future business activities of Panasonic IS, the DCF Analysis was adopted with respect to Panasonic IS.

The share value was calculated by discounting the future cash flow based on Panasonic IS’s future business plan for the period from the fiscal year ending in March 31, 2015 to the fiscal year ending in March 31, 2018 submitted by the management of Panasonic IS to the present value. In the calculation of the continuous value under the DCF Analysis, the perpetual growth rate method and the multiples method (in which EBITDA multiples were applied) were adopted. The discount rate was calculated by weighted average capital cost (“WACC”) under the capital asset pricing model (“CAPM”) theory.

(3)	Assessment based on the above

All of the abovementioned analyses are generally accepted assessment ones. No particularly unreasonable point was found in selecting and adopting each analysis in the calculation of the Share Exchange Ratio. Further, as a result of the examination of the calculation process and the basis of calculation under each adopted analysis, the Committee found no arbitrary manipulation of data nor unreasonable calculation rationale, etc. that needs to be pointed out. The Share Exchange Ratio exceeds the calculation range of the market price analysis, and is within the calculation range of the comparable multiple valuation method and the DCF Analysis.

The share exchange rate to be applied to the Share Exchange was set based on good-faith negotiation by the directors of Panasonic IS, who owe a fiduciary duty for the purpose of pursuing common interest of its minority shareholders, under a circumstance in which there was no possible conflict of interest, by taking into account the interest of the minority shareholders. No particularly unreasonable point was found in the results of the calculation presented by SMBC Nikko, which is acting as a third-party valuation institution independent of both Panasonic and Panasonic IS. Further, no circumstance to suspect that the prices could have been arbitrarily calculated was found in such result.

(4)	Sub-conclusion

Based on the foregoing, the Committee recognizes that the appropriateness of the terms and conditions of the exchange under the Share Exchange is ensured.

3.	Fairness of the Procedure for the Share Exchange (Referred Matter (iii))

(1)	Fact confirmed by Committee

The Committee has confirmed the facts described below based on the Materials and explanations received from Panasonic IS and other parties:

A.	Independence of valuation institution to calculate the share exchange ratio

In order to ensure the fairness and appropriateness of the share exchange ratio to be applied to the Share Exchange, Panasonic IS and Panasonic, separately and respectively, decided to request a third-party valuation institution independent of both companies to calculate the share exchange ratio. Panasonic IS appointed SMBC Nikko as the third-party valuation institution, and Panasonic appointed Nomura Securities Co., Ltd., as the third-party institution.

B.	Legal advice from legal advisor

Panasonic IS appointed Oh-Ebashi LPC & Partners as its legal advisor, and Panasonic appointed Nagashima Ohno & Tsunematsu as its legal advisor. Each company is receiving legal advice concerning the decision making methods, procedures, etc. to be implemented by its Board of Directors (including for the procedures of the Share Exchange) from its legal advisor.

C.	Measures to avoid conflicts of interest

In order to ensure the fairness of decision-making at Panasonic IS and to avoid conflicts of interest, Panasonic IS has reported that, among its directors, it will not allow Mr. Takahiro Nakagawa, who is concurrently an employee of Panasonic, to participate in any of the deliberations regarding or voting on the Share Exchange at its Board of Directors meeting. Panasonic IS has also reported that, among its corporate auditors, it will not allow Mr. Eiji Furusawa, who is concurrently an employee of Panasonic, to participate in the said deliberations at its Board of Directors meeting and will not allow him to state any opinion thereon. Neither Mr. Nakagawa nor Mr. Furusawa has participated in any of the discussions or negotiations with Panasonic regarding the Share Exchange on behalf of Panasonic IS.

(2)	Sub-conclusion

Based on the forgoing, the Committee recognizes that the interests of the minority shareholders of Panasonic IS are fully considered in the Share Exchange through fair procedures.

4.	Whether the Share Exchange Would Not Be Disadvantageous to the Minority Shareholders of Panasonic IS (Referred Matter (iv))

Taking into account the above findings with respect to the referred matters through (i) to (iii), the Committee recognizes no circumstance in which the resolution by the Board of Directors of Panasonic IS to implement the Share Exchange would be materially disadvantageous to the minority shareholders of Panasonic IS.

END

Members of the Third-Party Committee

Chairman:	Makoto IWAHASHI

Outside Corporate Auditor, Panasonic Information Systems Co., Ltd.

Member:	Kunio MIURA

Attorney-at-law, Kawamoto Miura Law Office

Member:	Naoki YAMASHITA

Certified public accountant, Yamashita CPA and Tax Accountant Office

APPENDIX D

SELECTED ARTICLES OF THE COMPANIES ACT OF JAPAN (ENGLISH TRANSLATION)

[English Translation for reference purposes only. In the event of any discrepancy between this translation and the Japanese original, the original shall prevail.]

Companies Act

Act No. 86 of July 26, 2005

Part V Entity Conversion, Merger, Company Split, Share Exchange, and Share Transfer

Chapter IV Share Exchange and Share Transfer

Section 1 Share Exchange

Subsection 1 Common Provisions

(Conclusion of a Share Exchange Agreement)

Article 767 A Stock Company may effect Share Exchange. In such cases, the Stock Company shall conclude a Stock Exchange agreement with the company acquiring all of its Issued Shares (limited to a Stock Company or a Limited Liability Company; hereinafter referred to as the “Wholly Owning Parent Company in Share Exchange” in this Part).

Subsection 2 Share Exchange Which Causes a Stock Company to Acquire the Issued Shares

(Share Exchange Agreement Which Causes a Stock Company to Acquire the Issued Shares)

Article 768 In the case where a Stock Company effects a Share Exchange, if the Wholly Owning Parent Company in Share Exchange is a Stock Company, it shall prescribe the following matters in the Share Exchange agreement:

(i) the trade names and domiciles of the Stock Company effecting the Share Exchange (hereinafter referred to as the “Wholly Owned Subsidiary Company in Share Exchange” in this Part) and the Wholly Owning Parent Company in Share Exchange which is a Stock Company (hereinafter referred to as the “Wholly Owning Parent Stock Company in Share Exchange” in this Part);

(ii) if the Wholly Owning Parent Stock Company in Share Exchange is to deliver to shareholders of the Wholly Owned Subsidiary Company in Share Exchange Monies, etc. in lieu of the shares thereof when effecting the Share Exchange, the following matters concerning such Monies, etc.:

(a) if such Monies, etc. are shares of the Wholly Owning Parent Stock Company in Share Exchange, the description of the number of such shares (or, for a Company with Class Shares, the classes of the shares and the number of the shares for each class) or the method for calculating such numbers, and matters concerning the amount of the stated capital and capital reserves of the Wholly Owning Parent Stock Company in Share Exchange;

(b) if such Monies, etc. are Bonds of the Wholly Owning Parent Stock Company in Share Exchange (excluding those pertaining to Bonds with Share Options), the description of the classes of such Bonds and the total amount for each class of Bonds, or the method for calculating that total amount;

(c) if such Monies, etc. are Stock Options of the Wholly Owning Parent Stock Company in Share Exchange (excluding those attached to Bonds with Share Options), the description of the features and number of such Share Options, or the method for calculating such number;

(d) if such Monies, etc. are Bonds with Share Options of the Wholly Owning Parent Stock Company in Share Exchange, the matters prescribed in (b) concerning such Bonds with Share Options and the matters prescribed in (c) concerning the Share Options attached to such Bonds with Share Options; or

(e) if such Monies, etc. are property other than shares, etc. of the Wholly Owning Parent Stock Company in Share Exchange, the description of the features and number or amount of such property, or the method for calculating such number or amount;

(iii) in the case prescribed in the preceding item, matters concerning the allotment of Monies, etc. set forth in that item to shareholders of the Wholly Owned Subsidiary Company in Share Exchange (excluding the Wholly Owning Parent Stock Company in Share Exchange);

(iv) if the Wholly Owning Parent Stock Company in Share Exchange is to deliver to holders of Share Options of the Wholly Owned Subsidiary Company in Share Exchange Share Options of the Wholly Owning Parent Stock Company in Share Exchange in lieu of such Share Options at the time of the Share Exchange, the following matters concerning such Share Options:

(a) the description of the features of the Share Options (hereinafter referred to as “Share Options under Share Exchange Agreement” in this Part) held by holders of Share Options of the Wholly Owned Subsidiary Company in Share Exchange who will receive delivery of Share Options of the Wholly Owning Parent Stock Company in Share Exchange;

(b) the description of the features and number of Share Options of the Wholly Owning Parent Stock Company in Share Exchange to be delivered to holders of Share Options under Share Exchange Agreement, or the method for calculating such number; and

(c) if Share Options under Share Exchange Agreement are Share Options attached to Bonds with Share Options, a statement to the effect that the Wholly Owning Parent Stock Company in Share Exchange will succeed to the obligations relating to the Bonds pertaining to such Bonds with Share Options and the description of the classes of the Bonds subject to such succession and the total amount for each class of Bonds, or the method for calculating that total amount;

(v) in the case prescribed in the preceding item, matters concerning the allotment of the Share Options of the Wholly Owning Parent Stock Company in Share Exchange set forth in that item to holders of Share Options under Share Exchange Agreement; and

(vi) the day on which the Share Exchange becomes effective (hereinafter referred to as the “Effective Day” in this Section).

(2) In the case prescribed in the preceding paragraph, if the Wholly Owned Subsidiary Company in Share Exchange is a Company with Class Shares, the Wholly Owned Subsidiary Company in Share Exchange and the Wholly Owning Parent Stock Company in Share Exchange may provide for the following matters in prescribing the matters set forth in item (iii) of that paragraph in accordance with the features of the classes of shares issued by the Wholly Owned Subsidiary Company in Share Exchange:

(i) if there is any arrangement that no Monies, etc. are allotted to shareholders of a certain class of shares, a statement to such effect and such class of shares; and

(ii) in addition to the matters listed in the preceding item, if there is any arrangement that each class of shares shall be treated differently with respect to allotment of Monies, etc., a statement to such effect and the details of such different treatment.

(3) In the case prescribed in paragraph (1), the provisions on the matters listed in item (iii) of that paragraph shall be such that the Monies, etc. are delivered in proportion to the number of the shares (or, in cases where there are provisions on the matters listed in item (ii) of the preceding paragraph, the number of the shares of each class) held by shareholders of the Wholly Owned Subsidiary Company in Share Exchange (excluding the Wholly Owning Parent Stock Company in Share Exchange and shareholders of the class of shares referred to in item (i) of the preceding paragraph).

(Effectuation, etc. of a Share Exchange Which Causes a Stock Company to Acquire the Issued Shares)

Article 769 The Wholly Owning Parent Stock Company in Share Exchange shall acquire all of the Issued Shares of the Wholly Owned Subsidiary Company in Share Exchange (excluding shares of the Wholly Owned Subsidiary Company in Share Exchange already held by the Wholly Owning Parent Stock Company in Share Exchange) on the Effective Day.

(2) In the case set forth in the preceding paragraph, the Wholly Owned Subsidiary Company in Share Exchange shall be deemed to have given the approval set forth in Article 137(1) with regard to the acquisition of shares of the Wholly Owned Subsidiary Company in Share Exchange (limited to Shares with a Restriction on Transfer, and excluding those already held by the Wholly Owning Parent Stock Company in Share Exchange prior to the Effective Day) by the Wholly Owning Parent Stock Company in Share Exchange.

(3) In the cases listed in the following items, shareholders of the Wholly Owned Subsidiary Company in Share Exchange shall become the persons specified respectively in those items, in accordance with the provisions on the matters set forth in paragraph (1)(iii) of the preceding Article, on the Effective Day:

(i) in cases where there is a provision on the matters set forth in (a) of item (ii) of paragraph (1) of the preceding Article: shareholders of shares set forth in (a) of that item;

(ii) in cases where there is a provision on the matters set forth in (b) of item (ii) of paragraph (1) of the preceding Article: bondholders of Bonds set forth in (b) of that item;

(iii) in cases where there is a provision on the matters set forth in (c) of item (ii) of paragraph (1) of the preceding Article: holders of Share Options set forth in (c) of that item; or

(iv) in cases where there is a provision on the matters set forth in (d) of item (ii) of paragraph (1) of the preceding Article: bondholders of the Bonds pertaining to Bonds with Share Options set forth in (d) of that item, and holders of the Share Options attached to such Bonds with Share Options.

(4) In the case prescribed in paragraph (1)(iv) of the preceding Article, the Share Options under Share Exchange Agreement shall be extinguished and holders of the Share Options under Share Exchange Agreement shall become holders of the Share Options of the Wholly Owning Parent Stock Company in Share Exchange set forth in item (iv)(b) of that Article, in accordance with the provisions on the matters set forth in item (v) of that Article, on the Effective Day.

(5) In the case prescribed in (c) of item (iv) of paragraph (1) of the preceding Article, the Wholly Owning Parent Stock Company in Share Exchange shall succeed to the obligations relating to the Bonds pertaining to Bonds with Share Options set forth in (c) of that item on the Effective Day.

(6) The provisions of the preceding paragraphs shall not apply in cases where procedures under the provisions of Article 789 or Article 799 are not completed yet or where the Share Exchange is cancelled.

Chapter V Procedures of Entity Conversion, Merger, Company Split, Share Exchange, and Share Transfer

Section 2 Procedures of an Absorption-type Merger, etc.

Subsection 1 Procedures for a Company Absorbed in Absorption-type Merger, a Splitting Company in Absorption-type Company Split, and a Wholly Owned Subsidiary Company in Share Exchange

Division 1 Procedures for a Stock Company

(Keeping and Inspection, etc. of Documents, etc. Concerning an Absorption-type Merger Agreement, etc.)

Article 782 Each of the Stock Companies listed in the following items (hereinafter referred to as an “Absorbed Stock Company, etc.” in this Division) shall, from the day on which the Absorption-type Merger Agreement, etc. began to be kept until the day on which six months have elapsed from the day on which the Absorption-type Merger, Absorption-type Company Split or Share Exchange (hereinafter referred to as an “Absorption-type Merger, etc.” in this Section) becomes effective (hereinafter referred to as the “Effective Day” in this Section) (or, in the case of a Stock Company Absorbed in Absorption-type Merger, until the Effective Day), keep documents or Electromagnetic Records that state or record the contents of the matters specified respectively in those items (hereinafter referred to as the “Absorption-type Merger Agreement, etc.” in this Section) and other matters prescribed by the applicable Ordinance of the Ministry of Justice at its head office:

(i) Stock Company Absorbed in Absorption-type Merger: the Absorption-type Merger agreement;

(ii) Splitting Stock Company in Absorption-type Company Split: the Absorption-type Company Split agreement; and

(iii) Wholly Owned Subsidiary Company in Share Exchange: the Share Exchange agreement.

(2) The “day on which the Absorption-type Merger Agreement, etc. began to be kept” prescribed in the preceding paragraph means the earliest of the following days:

(i) if the Absorption-type Merger Agreement, etc. is required to be approved by a resolution of a shareholders’ meeting (including a Class Meeting), the day two weeks prior to the day of the shareholders’ meeting (or, in the cases prescribed in paragraph (1) of Article 319, the day when the proposal under that paragraph is submitted);

(ii) if there are shareholders who are to receive the notice under the provisions of paragraph (3) of Article 785, the day of the notice under the provisions of that paragraph or the day of the public notice under paragraph (4) of that Article, whichever is earlier;

(iii) if there are holders of Share Options who are to receive the notice under the provisions of paragraph (3) of Article 787, the day of the notice under the provisions of that paragraph or the day of the public notice under paragraph (4) of that Article, whichever is earlier;

(iv) if the procedures under the provisions of Article 789 are required to be carried out, the day of the public notice under the provisions of paragraph (2) of that Article or the day of the notice under the provisions of that paragraph, whichever is earlier; or

(v) in cases other than those prescribed in the preceding items, the day on which two weeks have elapsed from the day of conclusion of the Absorption-type Company Split agreement or the Share Exchange agreement.

(3) Shareholders and creditors of an Absorbed Stock Company, etc. (or, in the case of a Wholly Owned Subsidiary Company in Share Exchange, shareholders and holders of Share Options) may make the following requests to said Absorbed Stock Company, etc. at any time during its business hours; provided, however, that the fees designated by said Absorbed Stock Company, etc. are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in paragraph (1);

(ii) requests for delivery of a transcript or extract of the documents set forth in paragraph (1);

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in paragraph (1) in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

(iv) requests that the matters recorded in the Electromagnetic Records set forth in paragraph (1) be provided by the Electromagnetic Method designated by the Absorbed Stock Company, etc., or requests for the delivery of any document that states such matters.

(Approval, etc. of the Absorption-type Merger Agreement, etc.)

Article 783 An Absorbed Stock Company, etc. shall obtain the approval of the Absorption-type Merger Agreement, etc. by a resolution of a shareholders’ meeting by the day immediately preceding the Effective Day.

(2) Notwithstanding the provisions of the preceding paragraph, in the cases where the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange is not a Company with Classes of Shares, if all or part of the Monies, etc. to be delivered to shareholders of the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange (hereinafter referred to as the “Consideration for the Merger, etc.” in this Article) are Equity Interests, etc. (meaning equity interests of a Membership Company or those prescribed by the applicable Ordinance of the Ministry of Justice as being equivalent thereto; hereinafter the same shall apply in this Article), the consent of all shareholders of the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange shall be obtained with regard to the Absorption-type Merger agreement or the Share Exchange agreement.

(3) In the cases where the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange is a Company with Classes of Shares, if all or part of the Consideration for the Merger, etc. are Shares with a Restriction on Transfer, etc. (meaning Shares with a Restriction on Transfer and those prescribed by the applicable Ordinance of the Ministry of Justice as being equivalent thereto; hereinafter the same shall apply in this Chapter), the Absorption-type Merger or the Share Exchange shall not become effective without a resolution of a Class Meeting constituted by the Class Shareholders of the class of shares subject to the allotment of the Shares with a Restriction on Transfer, etc. (excluding Shares with a Restriction on Transfer) (in cases where there are two or more classes of shares relating to such Class Shareholders, the respective Class Meetings constituted by Class Shareholders categorized by the class of such two or more classes of shares); provided, however, that this shall not apply to cases where there is no Class Shareholder who is able to exercise a voting right at such Class Meeting.

(4) In the cases where the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange is a Company with Classes of Shares, if all or part of the Consideration for the Merger, etc. are Equity Interests, etc., the Absorption-type Merger or the Share Exchange shall not become effective without the consent of all shareholders of the class subject to the allotment of the Equity Interests, etc.

(5) An Absorbed Stock Company, etc. shall notify its Registered Pledgees of Shares (excluding the Registered Pledgees of Shares in the cases prescribed in paragraph (3) of the following Article) and Registered Pledgees of Share Options concerning the Share Options specified in the items of Article 787(3) that it will effect the Absorption-type Merger, etc. by twenty days prior to the Effective Day.

(6) A public notice may be substituted for the notice under the provisions of the preceding paragraph.

(Cases Where Approval of the Absorption-type Merger Agreement, etc. Is Not Required)

Article 784 The provisions of paragraph (1) of the preceding Article shall not apply in the cases where the Company Surviving Absorption-type Merger, the Succeeding Company in Absorption-type Company Split or the

Wholly Owning Parent Company in Share Exchange (hereinafter referred to as the “Surviving Company, etc.” in this Division) is the Special Controlling Company of the Absorbed Stock Company, etc.; provided, however, that this shall not apply in the cases where all or part of the value of the merger, etc. in the Absorption-type Merger or Share Exchange is Shares with a Restriction on Transfer, etc., and the Absorbed Stock Company, etc. is a Public Company and not a Company with Class Shares.

(2) In the cases prescribed in the main clause of the preceding paragraph, in any one of the following cases where shareholders of the Absorbed Stock Company, etc. are likely to suffer disadvantage, shareholders of the Absorbed Stock Company, etc. may demand that the Absorbed Stock Company, etc. refrain from effecting the Absorption-type Merger, etc.:

(i) in cases where the Absorption-type Merger, etc. violates the applicable laws and regulations or articles of incorporation; or

(ii) in cases where the matters set forth in Article 749(1)(ii) or (iii), Article 751(1)(iii) or (iv), Article 758(iv), Article 760(iv) or (v), Article 768(1)(ii) or (iii), or Article 770(1)(iii) or (iv) are grossly improper in light of the financial status of the Absorbed Stock Company, etc. or the Surviving Company, etc.

(3) The provisions of the preceding Article and the preceding paragraph shall not apply in cases where the sum of the book value of the assets that the Succeeding Company in Absorption-type Company Split succeeds to through the Absorption-type Company Split does not exceed one-fifth (or, in cases where a lesser proportion is prescribed in the articles of incorporation of the Splitting Stock Company in Absorption-type Company Split, such proportion) of the amount calculated by the method specified by the applicable Ordinance of the Ministry of Justice as the total assets of the Splitting Stock Company in Absorption-type Company Split.

(Dissenting Shareholders’ Share Purchase Demand)

Article 785 In cases of effecting an Absorption-type Merger, etc. (excluding the following cases), dissenting shareholders may demand that the Absorbed Stock Company, etc. purchase, at a fair price, the shares held by such shareholders:

(i) in cases prescribed in Article 783(2); or

(ii) in cases prescribed in paragraph (3) of the preceding Article.

(2) The “dissenting shareholders” provided for in the preceding paragraph shall mean the shareholders provided for in the following items in the cases listed in the same items (excluding shareholders entitled to allotment of Equity Interests, etc. prescribed in Article 783(4) in the cases prescribed in that paragraph):

(i) in cases where a resolution of a shareholders’ meeting (including a Class Meeting) is required to effect the Absorption-type Merger, etc.: the following shareholders:

(a) shareholders who gave notice to such Absorbed Stock Company, etc. to the effect that they dissented from such Absorption-type Merger, etc. prior to such shareholders’ meeting and who dissented from such Absorption-type Merger, etc. at such shareholders’ meeting (limited to those who can exercise voting rights at such shareholders’ meeting);

(b) shareholders who are unable to exercise voting rights at such shareholders’ meeting; and

(ii) in cases other than those prescribed in the preceding item: all shareholders.

(3) An Absorbed Stock Company, etc. shall notify its shareholders (excluding shareholders entitled to allotment of Equity Interests, etc. prescribed in Article 783(4) in the cases prescribed in that paragraph) that it will effect an Absorption-type Merger, etc. and the trade name and domicile of the Surviving Company, etc., by twenty days prior to the Effective Day; provided, however, that this shall not apply in the cases listed in the items of paragraph (1).

(4) In the following cases, a public notice may be substituted for the notice under the provisions of the preceding paragraph:

(i) in cases where the Absorbed Stock Company, etc. is a Public Company; or

(ii) in cases where the Absorbed Stock Company, etc. obtains the approval of the Absorption-type Merger Agreement, etc. by the resolution of a shareholders’ meeting set forth in Article 783(1).

(5) Demands under the provisions of paragraph (1) (hereinafter referred to as a “Share Purchase Demand” in this Division) shall be made, within the period from the day twenty days prior to the Effective Day to the day immediately preceding the Effective Day, by disclosing the number of shares relating to such Share Purchase Demand (or, for a Company with Classes of Shares, the classes of the shares and the number of shares for each class).

(6) Shareholders who made Share Purchase Demands may withdraw their Share Purchase Demands only in cases where such shareholders obtain the approval of the Absorbed Stock Company, etc.

(7) If the Absorption-type Merger, etc. is cancelled, the Share Purchase Demands shall become ineffective.

(Determination, etc. of Price of Shares)

Article 786 In cases where a Share Purchase Demand is made, if an agreement on the determination of the price of the shares is reached between the shareholder and the Absorbed Stock Company, etc. (or, after the Effective Day in cases of effecting an Absorption-type Merger, the Company Surviving Absorption-type Merger; hereinafter the same shall apply in this Article), the Absorbed Stock Company, etc. shall make payment within sixty days from the Effective Day.

(2) If no agreement on the determination of the price of the shares is reached within thirty days from the Effective Day, shareholders or the Absorbed Stock Company, etc. may file a petition to the court for a determination of the price within thirty days after the expiration of that period.

(3) Notwithstanding the provisions of paragraph (6) of the preceding Article, in the cases prescribed in the preceding paragraph, if the petition under that paragraph is not filed within sixty days from the Effective Day, shareholders may withdraw their Share Purchase Demands at any time after the expiration of such period.

(4) The Absorbed Stock Company, etc. shall also pay interest on the price determined by the court which shall be calculated at the rate of six percent per annum from and including the day of the expiration of the period referred to in paragraph (1).

(5) The purchase of shares relating to a Share Purchase Demand shall become effective on the Effective Day (or, in the case of effecting an Absorption-type Company Split, at the time of payment of the price of such shares).

(6) If a Company Issuing Share Certificates receives a Share Purchase Demand with respect to shares for which share certificates are issued, the Company must pay the price of the shares relating to such Share Purchase Demand in exchange for the share certificates.

(Objections of Creditors)

Article 789 In the cases listed in the following items, the creditors provided for in those items may state their objections to the Absorption-type Merger, etc. to the Absorbed Stock Company, etc.:

(i) in cases of effecting an Absorption-type Merger: creditors of the Stock Company Absorbed in Absorption-type Merger;

(ii) in cases of effecting an Absorption-type Company Split: creditors of the Splitting Stock Company in Absorption-type Company Split who are unable to request the Splitting Stock Company in Absorption-type Company Split to perform the obligations (including performance of the guarantee obligations that the Splitting Stock Company in Absorption-type Company Split jointly and severally assumes with the Succeeding Company in Absorption-type Company Split as a guarantor) (or, in the case where there are provisions on the matter set forth in Article 758(viii) or Article 760(vii), creditors of the Splitting Stock Company in Absorption-type Company Split); and

(iii) in cases where the Share Options under Share Exchange Agreement are Share Options attached to Bonds with Share Options: bondholders pertaining to such Bonds with Share Options.

(2) In cases where all or part of the creditors of the Absorbed Stock Company, etc. are able to state their objection pursuant to the provisions of the preceding paragraph, the Absorbed Stock Company, etc. shall give public notice of the matters listed below in the official gazette and shall give notices separately to each known creditor (limited to one who is able to state an objection pursuant to the provisions of such paragraph), if any; provided, however, that the period under item (iv) may not be less than one month:

(i) a statement that an Absorption-type Merger, etc. will be effected;

(ii) the trade name and domicile of the Surviving Company, etc.;

(iii) the matters prescribed by the applicable Ordinance of the Ministry of Justice as the matters regarding the Financial Statements of the Absorbed Stock Company, etc. and the Surviving Company, etc. (limited to a Stock Company); and

(iv) a statement to the effect that creditors may state their objections within a certain period of time.

(3) Notwithstanding the provisions of the preceding paragraph, if the Absorbed Stock Company, etc. gives public notice under that paragraph by the Method of Public Notice listed in item (ii) or item (iii) of paragraph (1) of Article 939 in accordance with the provisions of the articles of incorporation under the provisions of that paragraph in addition to the official gazette, the Absorbed Stock Company, etc. is not required to give separate notices under the provisions of the preceding paragraph (excluding such notices to creditors of the obligations of the Splitting Stock Company in Absorption-type Company Split that have arisen due to a tort in the case of effecting an Absorption-type Company Split).

(4) In cases where creditors do not raise any objections within the period under paragraph (2)(iv), such creditors shall be deemed to have approved the Absorption-type Merger, etc.

(5) In cases where creditors raise objections within the period under paragraph (2)(iv), the Absorbed Stock Company, etc. shall make payment or provide reasonable security to such creditors, or entrust equivalent property to a Trust Company, etc. for the purpose of having such creditors receive the payment; provided, however, that this shall not apply if there is no risk of harm to such creditors by such Absorption-type Merger, etc.

(Change in the Effective Day of an Absorption-type Merger, etc.)

Article 790 An Absorbed Stock Company, etc. may change the Effective Day by agreement with the Surviving Company, etc.

(2) In the cases prescribed in the preceding paragraph, the Absorbed Stock Company, etc. shall give public notice of the changed Effective Day by the day immediately preceding the original Effective Day (or, immediately preceding the changed Effective Day, in the case where the changed Effective Day comes before the original Effective Day).

(3) When the Effective Day is changed pursuant to the provisions of paragraph (1), the provisions of this Section and Article 750, Article 752, Article 759, Article 761, Article 769, and Article 771 shall apply by deeming the changed Effective Day to be the Effective Day.

(Keeping and Inspection, etc. of Documents, etc. Concerning an Absorption-type Company Split or Share Exchange)

Article 791 The Splitting Stock Company in Absorption-type Company Split or the Wholly Owned Subsidiary Company in Share Exchange shall, without delay after the Effective Day, prepare what are provided for in the following items for the categories set forth respectively in those items, jointly with the Succeeding Company in Absorption-type Company Split or the Wholly Owning Parent Company in Share Exchange:

(i) Splitting Stock Company in Absorption-type Company Split: documents or Electromagnetic Records that state or record the rights and obligations that the Succeeding Company in Absorption-type Company Split succeeded to by transfer from the Splitting Stock Company in Absorption-type Company Split through the Absorption-type Company Split and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning an Absorption-type Company Split; and

(ii) Wholly Owned Subsidiary Company in Share Exchange: documents or Electromagnetic Records that state or record the number of shares of the Wholly Owned Subsidiary Company in Share Exchange acquired by the Wholly Owning Parent Company through the Share Exchange and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning a Share Exchange.

(2) A Splitting Stock Company in Absorption-type Company Split or a Wholly Owned Subsidiary Company in Share Exchange shall, for a period of six months from the Effective Day, keep the documents or Electromagnetic Records set forth in the items of the preceding paragraph at its head office.

(3) Shareholders, creditors and any other interested parties of a Splitting Stock Company in Absorption-type Company Split may make the following requests to the Splitting Stock Company in Absorption-type Company Split at any time during its business hours; provided, however, that the fees designated by said Splitting Stock Company in Absorption-type Company Split are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in the preceding paragraph;

(ii) requests for delivery of a transcript or extract of the documents set forth in the preceding paragraph;

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in the preceding paragraph in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

(iv) requests that the matters recorded in the Electromagnetic Records set forth in the preceding paragraph be provided by the Electromagnetic Method designated by the Splitting Stock Company in Absorption-type Company Split, or requests for the delivery of any document that states such matters.

(4) The provisions of the preceding paragraph shall apply mutatis mutandis to a Wholly Owned Subsidiary Company in Share Exchange. In such cases, the phrase “shareholders, creditors and any other interested parties of a Splitting Stock Company in Absorption-type Company Split” shall be deemed to be replaced with “persons who were shareholders or holders of Share Options of the Wholly Owned Subsidiary Company in Share Exchange as of the Effective Day.”

Subsection 2 Procedures for the Company Surviving Absorption-type Merger, the Succeeding Company in Absorption-type Company Split and the Wholly Owning Parent Company in Share Exchange

Division 1 Procedures for a Stock Company

(Keeping and Inspection, etc. of Documents, etc. Concerning an Absorption-type Merger Agreement, etc.)

Article 794 The Stock Company Surviving Absorption-type Merger, the Succeeding Stock Company in Absorption-type Company Split or the Wholly Owning Parent Stock Company in Share Exchange (hereinafter referred to as the “Surviving Stock Company, etc.” in this Division) shall, from the day on which the Absorption-type Merger Agreement, etc. began to be kept until the day on which six months have elapsed from the Effective Day, keep documents or Electromagnetic Records that state or record the contents of the Absorption-type Merger Agreement, etc. and other matters prescribed by the applicable Ordinance of the Ministry of Justice at its head office.

(2) The “day on which the Absorption-type Merger Agreement, etc. began to be kept” prescribed in the preceding paragraph means the earliest of the following days:

(i) if the Absorption-type Merger Agreement, etc. is required to be approved by a resolution of a shareholders’ meeting (including a Class Meeting), the day two weeks prior to the day of the shareholders’ meeting (or, in the cases prescribed in paragraph (1) of Article 319, the day when the proposal under that paragraph is submitted);

(ii) the day of the notice under the provisions of paragraph 3 of Article 797 or the day of the public notice under paragraph (4) of that Article, whichever is earlier; or

(iii) if the procedures under the provisions of Article 799 are required to be carried out, the day of the public notice under the provisions of paragraph (2) of that Article or the day of the notice under the provisions of that paragraph, whichever is earlier.

(3) Shareholders and creditors of a Surviving Stock Company, etc. (or, in the case where the Monies, etc. to be delivered to shareholders of the Wholly Owned Subsidiary Company in Share Exchange are limited to shares of the Wholly Owning Parent Stock Company in Share Exchange or those prescribed by the applicable Ordinance of the Ministry of Justice as being equivalent thereto (excluding the case prescribed in Article 768(1)(iv)(c)), shareholders) may make the following requests to said Surviving Stock Company, etc. at any time during its business hours; provided, however, that the fees designated by said Surviving Stock Company, etc. are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in paragraph (1);

(ii) requests for delivery of a transcript or extract of the documents set forth in paragraph (1);

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in paragraph (1) in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

(iv) requests that the matters recorded in the Electromagnetic Records set forth in paragraph (1) be provided by the Electromagnetic Method designated by the Surviving Stock Company, etc., or requests for the delivery of any document that states such matters.

(Approval, etc. of the Absorption-type Merger Agreement, etc.)

Article 795 A Surviving Stock Company, etc. shall obtain the approval of the Absorption-type Merger Agreement, etc. by a resolution of a shareholders’ meeting by the day immediately preceding the Effective Day.

(2) In the cases listed below, a director shall explain to that effect at the shareholders’ meeting set forth in the preceding paragraph:

(i) in cases where the amount prescribed by the applicable Ordinance of the Ministry of Justice as the amount of obligations that the Stock Company Surviving Absorption-type Merger or the Succeeding Stock

Company in Absorption-type Company Split succeeds to by transfer from the Company Absorbed in Absorption-type Merger or the Splitting Company in Absorption-type Company Split (referred to as the “Amount of Succeeded Obligations” in the following item) exceeds the amount prescribed by the applicable Ordinance of the Ministry of Justice as the amount of assets that the Stock Company Surviving Absorption-type Merger or the Succeeding Stock Company in Absorption-type Company Split succeeds to by transfer from the Company Absorbed in Absorption-type Merger or the Splitting Company in Absorption-type Company Split (referred to as the “Amount of Succeeded Assets” in the following item);

(ii) in cases where the book value of the Monies, etc. (excluding shares, etc. of the Stock Company Surviving Absorption-type Merger or the Succeeding Stock Company in Absorption-type Company Split) delivered by the Stock Company Surviving Absorption-type Merger or the Succeeding Stock Company in Absorption-type Company Split to shareholders of the Stock Company Absorbed in Absorption-type Merger, to partners of the Membership Company Absorbed in Absorption-type Merger or to the Splitting Company in Absorption-type Company Split exceeds the amount obtained by deducting the Amount of Succeeded Obligations from the Amount of Succeeded Assets; or

(iii) in cases where the book value of the Monies, etc. (excluding shares, etc. of the Wholly Owning Parent Stock Company in Share Exchange) delivered by the Wholly Owning Parent Stock Company in Share Exchange to shareholders of the Wholly Owned Subsidiary Company in Share Exchange exceeds the amount prescribed by the applicable Ordinance of the Ministry of Justice as the amount of shares of the Wholly Owned Subsidiary Company in Share Exchange to be acquired by the Wholly Owning Parent Stock Company in Share Exchange.

(3) In cases where the assets of the Company Absorbed in Absorption-type Merger or the Splitting Company in Absorption-type Company Split include shares of the Stock Company Surviving Absorption-type Merger or the Succeeding Stock Company in Absorption-type Company Split, a director shall explain the matters concerning such shares at the shareholders’ meeting set forth in paragraph (1).

(4) Where the Surviving Stock Company, etc. is a Company with Class Shares, in the cases listed in the following items, an Absorption-type Merger, etc. shall not become effective without a resolution of a Class Meeting constituted by Class Shareholders of the class of shares provided for respectively in those items (limited to Shares with a Restriction on Transfer and for which the provisions of the articles of incorporation set forth in Article 199(4) do not exist) (in cases where there are two or more classes of shares relating to such Class Shareholders, the respective Class Meetings constituted by Class Shareholders categorized by the class of such two or more classes of shares); provided, however, that this shall not apply to cases where there is no Class Shareholder who is able to exercise a voting right at such Class Meeting:

(i) in cases where the Monies, etc. delivered to shareholders of the Stock Company Absorbed in Absorption-type Merger or to partners of the Membership Company Absorbed in Absorption-type Merger are shares of the Stock Company Surviving Absorption-type Merger: the class of shares set forth in Article 749(1)(ii)(a);

(ii) in cases where the Monies, etc. delivered to the Splitting Company in Absorption-type Company Split are shares of the Succeeding Stock Company in Absorption-type Company Split: the class of shares set forth in Article 758(iv)(a); or

(iii) in cases where the Monies, etc. delivered to shareholders of the Wholly Owned Subsidiary Company in Share Exchange are shares of the Wholly Owning Parent Stock Company in Share Exchange: the class of shares set forth in Article 768(1)(ii)(a).

(Cases Where Approval of the Absorption-type Merger Agreement, etc. Is Not Required, etc.)

Article 796 The provisions of paragraphs (1) to (3) of the preceding Article shall not apply in the cases where the Company Absorbed in Absorption-type Merger, the Splitting Company in Absorption-type Company Split or the Wholly Owned Subsidiary Company in Share Exchange (hereinafter referred to as the “Absorbed

Company, etc.” in this Division) is the Special Controlling Company of the Surviving Stock Company, etc.; provided, however, that this shall not apply in the cases where all or part of the Monies, etc. to be delivered to shareholders of the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange, to partners of the Membership Company Absorbed in Absorption-type Merger or to the Splitting Company in Absorption-type Company Split are Shares with a Restriction on Transfer, etc. of the Surviving Stock Company, etc., and the Surviving Stock Company, etc. is not a Public Company.

(2) In the cases prescribed in the main clause of the preceding paragraph, in any one of the following cases where shareholders of the Surviving Stock Company, etc. are likely to suffer disadvantage, shareholders of the Surviving Stock Company, etc. may demand that the Surviving Stock Company, etc. refrain from effecting the Absorption-type Merger, etc.:

(i) in cases where the Absorption-type Merger, etc. violates the applicable laws and regulations or articles of incorporation; or

(ii) in cases where the matters set forth in Article 749(1)(ii) or (iii), Article 758(iv) or Article 768(1)(ii) or (iii) are grossly improper in light of the financial status of the Surviving Stock Company, etc. or the Absorbed Company, etc.

(3) The provisions of paragraphs (1) to (3) of the preceding Article shall not apply in cases where the amount set forth in item (i) does not exceed one-fifth (or, in cases where a lesser proportion is prescribed in the articles of incorporation of the Surviving Stock Company, etc., such proportion) of the amount set forth in item (ii); provided, however, that this shall not apply in the cases listed in the items of paragraph (2) of the preceding Article or the cases prescribed in the proviso to paragraph (1):

(i) the total amount of the amounts listed below:

(a) the amount obtained by multiplying the number of shares of the Surviving Stock Company, etc. to be delivered to shareholders of the Stock Company Absorbed in Absorption-type Merger or the Wholly Owned Subsidiary Company in Share Exchange, to partners of the Membership Company Absorbed in Absorption-type Merger or to the Splitting Company in Absorption-type Company Split (hereinafter referred to as “Shareholders, etc. of the Absorbed Company, etc.” in this item) by the amount of net assets per share;

(b) the total amount of the book value of Bonds, Share Options or Bonds with Share Options of the Surviving Stock Company, etc. to be delivered to Shareholders, etc. of the Absorbed Company, etc.; and

(c) the total amount of the book value of property other than shares, etc. of the Surviving Stock Company, etc. to be delivered to Shareholders, etc. of the Absorbed Company, etc.; and

(ii) the amount calculated by the method specified by the applicable Ordinance of the Ministry of Justice as the total assets of the Surviving Stock Company, etc.

(4) In the cases prescribed in the main clause of the preceding paragraph, if shareholders that hold the shares (limited to those that entitle the shareholders to exercise voting rights at a shareholders’ meeting under paragraph (1) of the preceding article) in the number prescribed by the applicable Ordinance of the Ministry of Justice notify the Surviving Stock Company, etc. to the effect that such shareholders dissent from the Absorption-type Merger, etc., within two weeks from the day of the notice under the provisions of paragraph (3) of the following Article or the public notice under paragraph (4) of that Article, such Surviving Stock Company, etc. must obtain the approval of the Absorption-type Merger Agreement, etc. by a resolution of a shareholders’ meeting no later than the day immediately preceding the Effective Day.

(Dissenting Shareholders’ Share Purchase Demand)

Article 797 In cases of effecting an Absorption-type Merger, etc., dissenting shareholders may demand that the Surviving Stock Company, etc. purchase, at a fair price, the shares held by such shareholders.

(2) The “dissenting shareholders” provided for in the preceding paragraph shall mean the shareholders provided for in the following items in the cases listed in the same items:

(i) in cases where a resolution of a shareholders’ meeting (including a Class Meeting) is required to effect the Absorption-type Merger, etc.: the following shareholders:

(a) shareholders who gave notice to such Surviving Stock Company, etc. to the effect that they dissented from such Absorption-type Merger, etc. prior to such shareholders’ meeting and who dissented from such Absorption-type Merger, etc. at such shareholders’ meeting (limited to those who can exercise voting rights at such shareholders’ meeting);

(b) shareholders who are unable to exercise voting rights at such shareholders’ meeting; and

(ii) in cases other than those prescribed in the preceding item: all shareholders;

(3) A Surviving Stock Company, etc. shall notify its shareholders that it will effect an Absorption-type Merger, etc. and the trade name and domicile of the Absorbed Company, etc. (or, in the cases prescribed in Article 795(3), the fact that it will effect an Absorption-type Merger, etc., the trade name and domicile of the Absorbed Company, etc. and the matters concerning shares set forth in that paragraph), by twenty days prior to the Effective Day.

(4) In the following cases, a public notice may be substituted for the notice under the provisions of the preceding paragraph:

(i) in cases where the Surviving Stock Company, etc. is a Public Company; or

(ii) in cases where the Surviving Stock Company, etc. obtains the approval of the Absorption-type Merger Agreement, etc. by the resolution of a shareholders’ meeting set forth in Article 795(1).

(5) Demands under the provisions of paragraph (1) (hereinafter referred to as the “Share Purchase Demand” in this Division) shall be made, within the period from the day twenty days prior to the Effective Day to the day immediately preceding the Effective Day, by disclosing the number of shares relating to such Share Purchase Demand (or, for a Company with Classes of Shares, the classes of the shares and the number of shares for each class).

(6) Shareholders who made Share Purchase Demands may withdraw their Share Purchase Demands only in cases where such shareholders obtain the approval of the Surviving Stock Company, etc.

(7) If the Absorption-type Merger, etc. is cancelled, the Share Purchase Demands shall become ineffective.

(Determination, etc. of Price of Shares)

Article 798 In cases where a Share Purchase Demand is made, if an agreement on the determination of the price of the shares is reached between the shareholder and the Surviving Stock Company, etc., the Surviving Stock Company, etc. shall make payment within sixty days from the Effective Day.

(2) If no agreement on the determination of the price of the shares is reached within thirty days from the Effective Day, shareholders or the Surviving Stock Company, etc. may file a petition to the court for a determination of the price within thirty days after the expiration of that period.

(3) Notwithstanding the provisions of paragraph (6) of the preceding Article, in the cases prescribed in the preceding paragraph, if the petition under that paragraph is not filed within sixty days from the Effective Day, shareholders may withdraw their Share Purchase Demands at any time after the expiration of such period.

(4) The Surviving Stock Company, etc. shall also pay interest on the price determined by the court which shall be calculated at the rate of six percent per annum from and including the day of the expiration of the period referred to in paragraph (1).

(5) The purchase of shares relating to a Share Purchase Demand shall become effective at the time of payment of the price of such shares.

(6) If a Company Issuing Share Certificates receives a Share Purchase Demand with respect to shares for which share certificates are issued, the Company must pay the price of the shares relating to such Share Purchase Demand in exchange for the share certificates.

(Objections of Creditors)

Article 799 In the cases listed in the following items, the creditors provided for in those items may state their objections to the Absorption-type Merger, etc. to the Surviving Stock Company, etc.:

(i) in cases of effecting an Absorption-type Merger: creditors of the Stock Company Surviving Absorption-type Merger;

(ii) in cases of effecting an Absorption-type Company Split: creditors of the Succeeding Stock Company in Absorption-type Company Split; or

(iii) in cases of effecting a Share Exchange other than where the Monies, etc. to be delivered to shareholders of the Wholly Owned Subsidiary Company in Share Exchange are only shares of the Wholly Owning Parent Stock Company in Share Exchange or those prescribed by the applicable Ordinance of the Ministry of Justice as being equivalent thereto, or in the cases prescribed in Article 768(1)(iv): creditors of the Wholly Owning Parent Stock Company in Share Exchange.

(2) In cases where the creditors of the Surviving Stock Company, etc. are able to state their objection pursuant to the provisions of the preceding paragraph, the Surviving Stock Company, etc. shall give public notice of the matters listed below in the official gazette and shall give notices separately to each known creditor, if any; provided, however, that the period under item (iv) may not be less than one month:

(i) a statement that an Absorption-type Merger, etc. will be effected;

(ii) the trade name and domicile of the Absorbed Company, etc.;

(iii) the matters prescribed by the applicable Ordinance of the Ministry of Justice as the matters regarding the Financial Statements of the Surviving Stock Company, etc. and the Absorbed Company, etc. (limited to a Stock Company); and

(iv) a statement to the effect that creditors may state their objections within a certain period of time.

(3) Notwithstanding the provisions of the preceding paragraph, if the Surviving Stock Company, etc. gives public notice under that paragraph by Method of Public Notice listed in item (ii) or item (iii) of paragraph (1) of Article 939 in accordance with the provisions of the articles of incorporation under the provisions of that paragraph in addition to the official gazette, the Surviving Stock Company, etc. is not required to give separate notices under the provisions of the preceding paragraph.

(4) In cases where creditors do not raise any objections within the period under paragraph (2)(iv), such creditors shall be deemed to have approved the Absorption-type Merger, etc.

(5) In cases where creditors raise objections within the period under paragraph (2)(iv), the Surviving Stock Company, etc. shall make payment or provide reasonable security to such creditors, or entrust equivalent property to a Trust Company, etc. for the purpose of having such creditors receive the payment; provided, however, that this shall not apply if there is no risk of harm to such creditors by such Absorption-type Merger, etc.

(Keeping and Inspection, etc. of Documents, etc. Concerning an Absorption-type Merger, etc.)

Article 801 The Stock Company Surviving Absorption-type Merger shall, without delay after the Effective Day, prepare documents or Electromagnetic Records that state or record the rights and obligations that the Stock Company Surviving Absorption-type Merger succeeded to by transfer from the Company Absorbed in Absorption-type Merger through the Absorption-type Merger and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning an Absorption-type Merger.

(2) The Succeeding Stock Company in Absorption-type Company Split (limited to the Succeeding Stock Company in Absorption-type Company Split where the Limited Liability Company effects the Absorption-type Company Split) shall, without delay after the Effective Day, prepare, jointly with the Splitting Limited Liability Company in Absorption-type Company Split, documents or Electromagnetic Records that state or record the rights and obligations that the Succeeding Stock Company in Absorption-type Company Split succeeded to by transfer from the Splitting Limited Liability Company in Absorption-type Company Split through the Absorption-type Company Split and any other matters prescribed by the applicable Ordinance of the Ministry of Justice as those concerning an Absorption-type Company Split.

(3) Each of the Surviving Stock Companies, etc. listed in the following items shall, for a period of six months from the Effective Day, keep what are specified respectively in those items at its head office:

(i) Stock Company Surviving Absorption-type Merger: documents or Electromagnetic Records set forth in paragraph (1);

(ii) Succeeding Stock Company in Absorption-type Company Split: documents or Electromagnetic Records set forth in the preceding paragraph or Article 791(1)(i); and

(iii) Wholly Owning Parent Stock Company in Share Exchange: documents or Electromagnetic Records set forth in Article 791(1)(ii).

(4) Shareholders and creditors of the Stock Company Surviving Absorption-type Merger may make the following requests to said Stock Company Surviving Absorption-type Merger at any time during its business hours; provided, however, that the fees designated by said Stock Company Surviving Absorption-type Merger are required to be paid in order to make the requests set forth in item (ii) or item (iv):

(i) requests for inspection of the documents set forth in item (i) of the preceding paragraph;

(ii) requests for delivery of a transcript or extract of the documents set forth in item (i) of the preceding paragraph;

(iii) requests for inspection of anything that indicates the matters recorded in the Electromagnetic Records set forth in item (i) of the preceding paragraph in a manner prescribed by the applicable Ordinance of the Ministry of Justice; and

(iv) requests that the matters recorded in the Electromagnetic Records set forth in item (i) of the preceding paragraph be provided by the Electromagnetic Method designated by the Stock Company Surviving Absorption-type Merger, or requests for the delivery of any document that states such matters.

(5) The provisions of the preceding paragraph shall apply mutatis mutandis to the Succeeding Stock Company in Absorption-type Company Split. In such cases, the phrase “shareholders and creditors” in that paragraph shall be deemed to be replaced with “shareholders, creditors and any other interested parties,” and the term “item (i) of the preceding paragraph” in the items of that paragraph shall be deemed to be replaced with “item (ii) of the preceding paragraph.”

(6) The provisions of paragraph (4) shall apply mutatis mutandis to the Wholly Owning Parent Stock Company in Share Exchange. In such cases, the phrase “shareholders and creditors” in that paragraph shall be deemed to be replaced with “shareholders and creditors (or, in cases where Monies, etc. to be delivered to shareholders of the Wholly Owned Subsidiary Company in Share Exchange are limited to shares of the Wholly Owning Parent Stock Company in Share Exchange or those prescribed by the applicable Ordinance of the Ministry of Justice as being equivalent thereto (excluding the case prescribed in Article 768(1)(iv)(c)), shareholders of the Wholly Owning Parent Stock Company in Share Exchange),” and the term “item (i) of the preceding paragraph” in the items of that paragraph shall be deemed to be replaced with “item (iii) of the preceding paragraph.”

APPENDIX E

April 28, 2015

FOR IMMEDIATE RELEASE

Media Contacts:	Investor Relations Contacts:

Chieko Gyobu (Japan)

Public Relations Department

(Tel: +81-3-3574-5664)

Panasonic News Bureau (Japan)

(Tel: +81-3-3542-6205)

Jim Reilly (U.S.)

(Tel: +1-201-392-6067)

Anne Guennewig (Europe)

(Tel: +49-611-235-457)

Yukie Takakuwa (Japan) Disclosure & Investor Relations Office (Tel: +81-6-6908-1121) Yuko Iwatsu (U.S.) (Tel: +1-201-348-7000) Hiroko Carvell (Europe) (Tel: +44-20-3008-6887)

ANNOUNCEMENT OF FINANCIAL RESULTS

PANASONIC REPORTS FISCAL 2015 ANNUAL RESULTS

- Achieved Mid-term Plan Target of 5% Operating Profit Ratio -

Osaka, Japan, April 28, 2015 — Panasonic Corporation (Panasonic [TSE: 6752]) today reported its consolidated financial results for the year ended March 31, 2015 (fiscal 2015).

Consolidated Results

Consolidated group sales for fiscal 2015 were 7,715.0 billion yen, at the same level as 7,736.5 billion yen in the year ended March 31, 2014 (fiscal 2014). In Japan, although sales in housing-related and consumer electronics businesses decreased due mainly to weakening demand after the consumption tax hike in April 2014, sales of residential solar photovoltaic systems were strong. Overseas sales increased due mainly to strong sales in automotive-related business along with robust demand, and a positive effect from yen depreciation.

During fiscal 2015 under review, the global economy moderately recovered despite slowdown in China, some ASEAN countries and European countries. The U.S. employment and consumer spending were stable and signs of economic improvement from recent weak economy were appeared in Japan.

Under such business circumstances, in fiscal 2015, Panasonic promoted its Business Division-based Management as an initiative in the second year of its mid-term management plan, “Cross-Value Innovation 2015 (CV2015).” Panasonic also promoted initiatives to consolidate a foundation to achieve CV2015 and to set its growth strategy for a ‘new Panasonic’ in fiscal 2019.

Operating profit1 significantly increased by 25% to 381.9 billion yen from 305.1 billion yen a year ago due to improvement of challenging businesses including business restructuring benefits, fixed cost reductions and materials cost streamlining. This led that the company achieved its CV2015 financial targets of operating profit and cumulative free cash flow one year ahead of schedule.

[1]	For information about operating profit, see Note 2 of the Notes to consolidated financial statements on page E-9.

In other income (deductions), gains from business transfers and proceeds from fixed assets were recorded. The business restructuring expenses including impairment losses on fixed assets as well as expenses related to litigation and the prevention of further accidents with residential water heating systems were also incurred. Accordingly, pre-tax income decreased by 12% to 182.5 billion yen from 206.2 billion yen a year ago. Net income attributable to Panasonic Corporation significantly increased by 49% to 179.5 billion yen from 120.4 billion yen a year ago due mainly to a decrease in provision for income taxes as a result of recording deferred tax assets (DTA), namely decrease in valuation allowances to DTA, of Panasonic Corporation in consolidated financial statements.

Breakdown by Segment

Some businesses were transferred among segments on April 1, 2014 and July 1, 2014. Accordingly, the figures for segment information in fiscal 2014 have been reclassified to conform to the presentation for July 1, 2014.

The company’s annual consolidated sales and profits by segment compared with the previous year are summarized as follows:

Appliances

Sales were 1,769.7 billion yen, at the same level as 1,777.4 billion yen a year ago due mainly to favorable overseas sales in home appliances such as air-conditioners, and motors, despite weakening demand after the consumption tax hike and a negative impact from sharp price decline of TVs in Japan. Segment profit increased by 37% to 40.5 billion yen, compared with 29.5 billion yen a year ago. Profit improvement in air-conditioners and profit increase in devices including motors offset worsening profitability in TVs.

Eco Solutions

Sales decreased slightly by 1% to 1,666.0 billion yen from 1,674.4 billion yen a year ago. Overseas sales increased due to newly-consolidated VIKO, a Turkish company. Meantime, housing-related sales in Japan decreased due to weakening demand in housing market after the consumption tax hike. Segment profit increased by 3% to 95.3 billion yen from 92.1 billion yen a year ago due mainly to sales increase in residential solar photovoltaic systems, streamlining initiatives and fixed cost reduction.

AVC Networks

Sales were 1,154.3 billion yen, at the same level as 1,152.5 billion yen a year ago. Sales increase in a stable BtoB business and a positive effect from yen depreciation offset a negative impact from business restructuring in fiscal 2014 and 2015. Segment profit increased by 45% to 51.8 billion yen from 35.7 billion yen a year ago due mainly to profit improvement from sales increase in BtoB business and business restructuring benefits.

Automotive & Industrial Systems

Sales increased by 2% to 2,782.5 billion yen from 2,721.8 billion yen a year ago due mainly to favorable demand in automotive business overseas especially in North Americas and Europe offsetting sales decrease from downsizing unprofitable businesses and transferring businesses. The positive effect from yen depreciation also contributed to sales increase. Segment profit increased by 53% to 105.7 billion yen from 69.2 billion yen a year ago due mainly to business restructuring benefits including LCD panels and semiconductors and streamlining initiatives as well as the positive effect from yen depreciation.

Other

Sales decreased by 14% to 764.5 billion yen from 891.3 billion yen a year ago due mainly to the transfer of healthcare business at the end of fiscal 2014. Sales of PanaHome Corporation were at the same level as last year. Segment profit decreased by 40% to 14.6 billion yen from 24.3 billion yen a year ago due mainly to healthcare business transfer.

Consolidated Financial Position

Net cash provided by operating activities for the year ended March 31, 2015 decreased by 90.5 billion yen from a year ago to 491.5 billion yen. Net cash used in investing activities amounted to 138.0 billion yen compared with an inflow of 12.1 billion yen a year ago. Accordingly, free cash flow (net cash provided by operating activities plus net cash provided by investing activities) decreased by 240.6 billion yen from a year ago to 353.5 billion yen due mainly to recording net income, an improvement in working capital, business transfers and disposals of investments in equity. Net cash provided by financing activities amounted to 257.6 billion yen compared with an outflow of 532.3 billion yen a year ago due mainly to an increase of long-term debt by the issuance of unsecured straight bonds of 400.0 billion yen in total and a dividend payment. Taking into consideration the exchange rate fluctuations, cash and cash equivalents totaled 1,280.4 billion yen as of March 31, 2015, an increase of 687.9 billion yen compared with a year ago.

The company’s consolidated total assets as of March 31, 2015 increased by 744.0 billion yen to 5,956.9 billion yen from the end of fiscal 2014 due mainly to an increase in cash and cash equivalents by bond issuance and recording DTA as well as yen depreciation. Total liabilities increased by 337.8 billion yen to 3,964.4 billion yen due mainly to the issuance of unsecured straight bonds. Panasonic Corporation shareholders’ equity increased by 275.1 billion yen compared with the end of fiscal 2014 to 1,823.3 billion yen due mainly to recording net income and an improvement in accumulated other comprehensive income (loss) by yen depreciation, despite a decrease in capital surplus accompanied by the acquisition of additional interests of its subsidiaries. Adding noncontrolling interests to Panasonic Corporation shareholders’ equity, total equity was 1,992.5 billion yen.

Dividend

Total cash dividends for fiscal 2015, ended March 31, 2015, are expected to be 18.0 yen per share, including an interim dividend of 8.0 yen per share paid on December 4, 2014.

Panasonic Corporation is one of the world’s leading manufacturers of electronic and electric products for consumer, business and industrial use. Panasonic’s shares are listed on the Tokyo and Nagoya stock exchanges.

For more information, please visit the following web sites:

Panasonic home page URL: http://www.panasonic.com/global/home.html

Panasonic IR web site URL: http://www.panasonic.com/global/corporate/ir.html

(Financial Tables and Additional Information Attached)

Panasonic Corporation

Consolidated Statements of Income and

Consolidated Statements of Comprehensive Income *

(Year ended March 31)

Consolidated Statements of Income

	Yen (millions)		Percentage 2015/2014
	2015	2014
Net sales	¥7,715,037	¥7,736,541	100%
Cost of sales	(5,527,213)	(5,638,869)
Selling, general and administrative expenses	(1,805,911)	(1,792,558)
Interest income	14,975	10,632
Dividends received	1,466	1,992
Interest expense	(17,566)	(21,911)
Expenses associated with the implementation of early retirement programs *	(16,417)	(32,034)
Other income (deductions), net *	(181,915)	(57,568)

Income before income taxes	182,456	206,225	88%
Provision for income taxes	1,981	(89,665)
Equity in earnings of associated companies	11,929	5,085

Net income	196,366	121,645	161%
Less net income attributable to noncontrolling interests	16,881	1,203

Net income attributable to Panasonic Corporation	¥179,485	¥120,442	149%

Net income attributable to Panasonic Corporation, basic
per common share	77.65 yen	52.10 yen
per ADS	77.65 yen	52.10 yen
Net income attributable to Panasonic Corporation, diluted
per common share *	77.64 yen	—
per ADS *	77.64 yen	—

<Supplementary Information *>

Depreciation (tangible assets)	¥242,149	¥278,792
Capital investment **	¥226,680	¥217,033
R&D expenditures	¥457,250	¥478,817

Number of employees (March 31)	254,084	271,789

Consolidated Statements of Comprehensive Income
	Yen (millions)		Percentage 2015/2014
	2015	2014
Net income	¥196,366	¥121,645	161%
Other comprehensive income, net of tax
Translation adjustments	193,690	136,633
Unrealized holding gains of available-for-sale securities	8,351	6,201
Unrealized gains of derivative instruments	3,445	4,300
Pension liability adjustments	68,027	38,551

	273,513	185,685

Comprehensive income	469,879	307,330	153%
Less comprehensive income attributable to noncontrolling interests	31,946	10,358

Comprehensive income attributable to Panasonic Corporation	¥437,933	¥296,972	147%

(Parentheses indicate expenses, deductions or losses.)

*	See Notes to consolidated financial statements on pages E-9 - E-10.
**	These figures are calculated on an accrual basis.

Panasonic Corporation

Consolidated Balance Sheets **

March 31, 2015

With comparative figures for March 31, 2014

	Yen (millions)
	March 31, 2015	March 31, 2014
Assets
Current assets:
Cash and cash equivalents	¥1,280,408	¥592,467
Time deposits	18,470	—
Trade receivables:
Notes	79,055	73,458
Accounts	937,986	958,451
Allowance for doubtful receivables	(24,947)	(24,476)
Inventories	762,670	750,681
Other current assets	359,098	303,411

Total current assets	3,412,740	2,653,992

Investments and advances	313,669	271,804
Property, plant and equipment, net of accumulated depreciation	1,374,831	1,425,449
Other assets	855,707	861,749

Total assets	¥5,956,947	¥5,212,994

Liabilities and Equity
Current liabilities:
Short-term debt, including current portion of long-term debt	¥260,531	¥84,738
Trade payables:
Notes	236,970	200,363
Accounts	746,335	736,652
Other current liabilities	1,488,964	1,416,106

Total current liabilities	2,732,800	2,437,859

Noncurrent liabilities:
Long-term debt	712,385	557,374
Other long-term liabilities	519,210	631,323

Total noncurrent liabilities	1,231,595	1,188,697

Total liabilities	3,964,395	3,626,556

Panasonic Corporation shareholders’ equity:
Common stock	258,740	258,740
Capital surplus	984,111	1,109,501
Retained earnings	1,021,241	878,742
Accumulated other comprehensive income (loss) *	(193,251)	(451,699)
Treasury stock, at cost	(247,548)	(247,132)

Total Panasonic Corporation shareholders’ equity	1,823,293	1,548,152

Noncontrolling interests	169,259	38,286

Total equity	1,992,552	1,586,438

Total liabilities and equity	¥5,956,947	¥5,212,994

* Accumulated other comprehensive income (loss) breakdown:
	Yen (millions)
	March 31, 2015	March 31, 2014
Cumulative translation adjustments	¥11,858	¥(167,219)
Unrealized holding gains of available-for-sale securities	14,285	6,027
Unrealized gains (losses) of derivative instruments	3,135	(237)
Pension liability adjustments	(222,529)	(290,270)

**	See Notes to consolidated financial statements on pages E-9 - E-10.

Panasonic Corporation

Consolidated Information by Segment *

(Year ended March 31)

By Segment:

	Yen (billions)		Percentage 2015/2014
	2015	2014
[Sales]
Appliances	¥1,769.7	¥1,777.4	100%
Eco Solutions	1,666.0	1,674.4	99%
AVC Networks	1,154.3	1,152.5	100%
Automotive & Industrial Systems	2,782.5	2,721.8	102%
Other	764.5	891.3	86%

Subtotal	8,137.0	8,217.4	99%
Eliminations and adjustments	(422.0)	(480.9)	—

Consolidated total	¥7,715.0	¥7,736.5	100%

[Segment Profit]*
Appliances	¥40.5	¥29.5	137%
Eco Solutions	95.3	92.1	103%
AVC Networks	51.8	35.7	145%
Automotive & Industrial Systems	105.7	69.2	153%
Other	14.6	24.3	60%

Subtotal	307.9	250.8	123%
Eliminations and adjustments	74.0	54.3	—

Consolidated total	¥381.9	¥305.1	125%

*	See Notes to consolidated financial statements on pages E-9 - E-10.

Panasonic Corporation

Consolidated Statement of Equity *

(Years ended March 31, 2015 and 2014)

								Yen (millions)
(Year ended March 31, 2015)	Common stock	Capital surplus	Retained earnings	Accumulated other comprehensive income (loss)	Treasury stock	Panasonic Corporation shareholders’ equity	Noncontrolling interests	Total equity
Balances at beginning of period	¥258,740	¥1,109,501	¥878,742	¥(451,699)	¥(247,132)	¥1,548,152	¥38,286	¥1,586,438

Gain (loss) from sale of treasury stock			(1)			(1)		(1)
Cash dividends			(36,985)			(36,985)	(22,244)	(59,229)
Increase (decrease) mainly in capital transactions		(125,390)				(125,390)	121,271	(4,119)
Disclosure of comprehensive income
Net income			179,485			179,485	16,881	196,366
Translation adjustments				179,077		179,077	14,613	193,690
Unrealized holding gains of available-for-sale securities				8,258		8,258	93	8,351
Unrealized gains of derivative instruments				3,372		3,372	73	3,445
Pension liability adjustments				67,741		67,741	286	68,027

Total comprehensive income						437,933	31,946	469,879
Repurchase of common stock, net					(416)	(416)		(416)

Balances at end of period	¥258,740	¥984,111	¥1,021,241	¥(193,251)	¥(247,548)	¥1,823,293	¥169,259	¥1,992,552

(Year ended March 31, 2014)	Common stock	Capital surplus	Retained earnings	Accumulated other comprehensive income (loss)	Treasury stock	Panasonic Corporation shareholders’ equity	Noncontrolling interests	Total equity
Balances at beginning of period	¥258,740	¥1,110,686	¥769,863	¥(628,229)	¥(247,028)	¥1,264,032	¥40,241	¥1,304,273

Gain (loss) from sale of treasury stock			(5)			(5)		(5)
Cash dividends			(11,558)			(11,558)	(13,628)	(25,186)
Increase (decrease) mainly in capital transactions		(1,185)				(1,185)	1,315	130
Disclosure of comprehensive income (loss)
Net income			120,442			120,442	1,203	121,645
Translation adjustments				129,796		129,796	6,837	136,633
Unrealized holding gains (losses) of available-for-sale securities				6,245		6,245	(44)	6,201
Unrealized gains (losses) of derivative instruments				4,336		4,336	(36)	4,300
Pension liability adjustments				36,153		36,153	2,398	38,551

Total comprehensive income						296,972	10,358	307,330
Repurchase of common stock, net					(104)	(104)		(104)

Balances at end of period	¥258,740	¥1,109,501	¥878,742	¥(451,699)	¥(247,132)	¥1,548,152	¥38,286	¥1,586,438

*	See Notes to consolidated financial statements on pages E-9 - E-10.

Panasonic Corporation

Consolidated Statements of Cash Flows *

(Year ended March 31)

	Yen (millions)
	2015	2014
Cash flows from operating activities:
Net income	¥196,366	¥121,645
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	286,528	331,083
Net (gain) loss on sale of investments	(8,261)	(25,769)
Cash effects of changes in, excluding acquisition:
Trade receivables	68,901	(34,882)
Inventories	5,993	64,601
Trade payables	6,509	124,467
Retirement and severance benefits	(40,634)	(140,422)
Other	(23,939)	141,227

Net cash provided by operating activities	491,463	581,950

Cash flows from investing activities:
Proceeds from disposals of investments and advances	43,625	63,185
Increase in investments and advances	(19,647)	(18,226)
Capital expenditures	(224,162)	(201,735)
Proceeds from disposals of property, plant and equipment	80,168	53,321
(Increase) decrease in time deposits	(18,470)	1,674
Other	478	113,909

Net cash (used in) provided by investing activities	(138,008)	12,128

Cash flows from financing activities:
Increase (decrease) in short-term debt	(30,231)	(159,393)
Increase (decrease) in long-term debt	356,217	(342,761)
Dividends paid to Panasonic Corporation shareholders	(36,985)	(11,558)
Dividends paid to noncontrolling interests	(22,244)	(13,628)
(Increase) decrease in treasury stock	(417)	(109)
Purchase of noncontrolling interests and Other	(8,725)	(4,866)

Net cash provided by (used in) financing activities	257,615	(532,315)

Effect of exchange rate changes on cash and cash equivalents	76,871	34,421

Net increase in cash and cash equivalents	687,941	96,184
Cash and cash equivalents at beginning of period	592,467	496,283

Cash and cash equivalents at end of period	¥1,280,408	¥592,467

*	See Notes to consolidated financial statements on pages E-9 - E-10.

Notes to consolidated financial statements:

1.	The company’s consolidated financial statements are prepared in conformity with U.S. generally accepted accounting principles (U.S. GAAP).

2.	In order to be consistent with generally accepted financial reporting practices in Japan, operating profit, a non-GAAP measure, is presented as net sales less cost of sales and selling, general and administrative expenses. The company believes that this is useful to investors in comparing the company’s financial results with those of other Japanese companies. Please refer to the accompanying consolidated statement of income and Note 3 for the U.S. GAAP reconciliation.

3.	Under U.S. GAAP, expenses associated with the implementation of early retirement programs at certain domestic and overseas companies and the impairment losses on goodwill and fixed assets would be included as part of operating profit in the statement of income.

4.	In other income (deductions), the company incurred expenses associated with the implementation of early retirement programs of certain domestic and overseas companies.

5.	In Other income (deductions), net, legal costs are included for fiscal 2015 and a one-off gain from the pension scheme change and a gain from transfers of healthcare business are included for fiscal 2014.

6.	In Provision for income taxes, recording DTA, namely decrease in valuation allowances to DTA, for Panasonic on a consolidated basis is included.

7.	Per share data (Years ended March 31)

	2015	2014
Net income attributable to Panasonic Corporation (millions of yen)	179,485	120,442
Average common shares outstanding (number of shares)	2,311,472,371	2,311,618,296
Net income attributable to Panasonic Corporation per share:
Basic	77.65 yen	52.10 yen
Diluted	77.64 yen	—

Diluted net income per share attributable to Panasonic Corporation common shareholders in fiscal 2014 has been omitted because the company did not have potentially dilutive common shares that were outstanding for the period.

8.	The figures in Eliminations and adjustments include earnings and expenses which are not attributable to any reportable segments, for the purpose of evaluating operating results of each segment, and consolidation adjustments (including amortization of intangible assets and differences of accounting principles).

9.	The company resolved, at the Board of Directors meeting held on February 3, 2015, to make Panasonic Information Systems Co., Ltd. (Panasonic IS) which is a consolidated subsidiary of Panasonic, a wholly-owned subsidiary by the way of share exchange. On the same day, the share exchange agreement was concluded between both companies in order to make Panasonic a wholly-owing parent company and Panasonic IS a wholly-owned subsidiary. The share exchange is scheduled to be implemented after the approval at ordinary general meeting of Panasonic IS, which is planned to be held in June 2015.

10.	The company’s segments are classified according to a divisional company-based management system, which focuses on global consolidated management by each divisional company, in order to ensure consistency of its internal management structure and disclosure.

Some businesses were transferred among segments on April 1, 2014 and July 1, 2014. Accordingly, the figures for segment information in fiscal 2014 have been reclassified to conform to the presentation for July 1, 2014.

11. Number of consolidated companies: 469 (including parent company)

12. Number of associated companies under the equity method: 94

Basic Accounting Policies:

Details relating the basic accounting policies have been omitted because there were no significant changes from the latest annual securities report filed on June 27, 2014.

April 28, 2015

Panasonic Corporation

Supplemental Consolidated Financial Data for Fiscal 2015 ended March 31, 2015

Note:	Certain businesses were transferred among segments on April 1, 2014 and July 1, 2014. Accordingly, the figures for segment information in fiscal 2014 have been reclassified to conform to the presentation for July 1, 2014.

1. Segment Information

yen (billions)

	Fiscal 2015 Results
	Sales	15/14	Segment Profit	% of sales	15/14
Appliances (AP)	1,769.7	100%	40.5	2.3%	137%
Eco Solutions (ES)	1,666.0	99%	95.3	5.7%	103%
AVC Networks (AVC)	1,154.3	100%	51.8	4.5%	145%
Automotive & Industrial Systems (AIS)	2,782.5	102%	105.7	3.8%	153%
Other	764.5	86%	14.6	1.9%	60%

Total	8,137.0	99%	307.9	3.8%	123%
Eliminations and Adjustments *1	-422.0	—	74.0	—	—

Consolidated total	7,715.0	100%	381.9	5.0%	125%

Appliances (production and sales consolidated) *2	2,308.6	99%	55.2	2.4%	135%

*1

The figures in “Eliminations and Adjustments” include earnings and expenses which are not attributable to any reportable segments, for the purpose of evaluating operating results of each segment, and consolidation adjustments (including amortization of intangible assets and differences of accounting principles).

*2	The figures in “Appliances (production and sales consolidated)” include the sales and profits of sales division for consumer products, which are included in “Eliminations and Adjustments.”

2. Business Division Information

		yen (billions)

		Fiscal 2015 Results
		Sales	15/14
AP	Refrigerator BD	123.4	98%
	Laundry Systems and Vacuum Cleaner BD	189.9	101%
	Cold Chain BD	93.0	105%
ES	Lighting BD	317.7	99%
	Energy Systems BD	414.5	105%
	Housing Systems BD	366.5	91%
	Panasonic Ecology Systems Co., Ltd.	159.9	110%
AVC *	Mobility Business	210.5	109%
	Visual and Imaging Business	267.3	95%
	Communication Business	149.0	101%
	Vertical Solution Business	308.3	114%

Supplemental Consolidated Financial Data

for Fiscal 2015, ended March 31, 2015

Panasonic Corporation

		yen (billions)

		Fiscal 2015 Results
		Sales	15/14
AIS	Automotive Infotainment Systems BD	497.8	103%
	Portable Rechargeable Battery BD	321.3	113%
	Capacitor BD	121.9	104%
	Automation Controls BD	235.8	102%
	Panasonic Factory Solutions Co., Ltd.	116.2	114%

* Each business in AVC Networks consists of the following BDs.
• Mobility Business	:	IT Products BD, Storage BD
• Visual and Imaging Business	:	Imaging Network BD, Security Systems BD, Visual Systems BD
• Communication Business	:	Office Products BD, Communication Products BD
• Vertical Solution Business	:	Avionics BD, Infrastructure Systems BD

3. Additional Information

yen (billions)

		Fiscal 2015 Results
		Sales	15/14	Profit	% of sales	15-14
AP	Air-Conditioner BD	325.5	104%	7.8	2.4%	+18.3
AIS	Semiconductor Business *	182.1	100%	-14.7	-8.1%	+18.8

*	Semiconductor BD was transferred to Panasonic Semiconductor Solutions Co., Ltd., effective from June 1, 2014. Accordingly, the figures are presented as Semiconductor Business.

4. Sales by Region

yen (billions)

	Fiscal 2015 Results
		Yen basis 15/14	Local currency basis 15/14
Domestic	3,692.0	95%	—
Overseas	4,023.0	105%	98%
North and South America	1,218.0	107%	99%
Europe	729.4	99%	96%
Asia	1,040.8	107%	101%
China	1,034.8	104%	97%

Total	7,715.0	100%	97%

Supplemental Consolidated Financial Data

for Fiscal 2015, ended March 31, 2015

Panasonic Corporation

5. Capital Investment, Depreciation and R&D Expenditures

Capital Investment by Segments

yen (billions)

	Fiscal 2015 Results
		15-14
Appliances	45.8	+9.4
Eco Solutions	32.8	-9.7
AVC Networks	23.7	+3.2
Automotive & Industrial Systems	107.7	+15.6
Other	16.7	-8.8

Total	226.7	+9.7

Note:	These figures are calculated on an accrual basis.

Depreciation (tangible assets)

yen (billions)
Fiscal 2015 Results
15-14
242.1	-36.6

R&D Expenditures

yen (billions)
Fiscal 2015 Results
15-14
457.3	-21.5

6. Foreign Currency Exchange Rates

	Export Rates	Rates Used for Consolidation
	Fiscal 2015 Results	Fiscal 2015 Results
U.S. Dollars	¥106	¥110
Euro	¥139	¥139

7. Number of Employees

(persons)

	End of Mar. 2014	End of Mar. 2015
Domestic	115,320	106,697
Overseas	156,469	147,387

Total	271,789	254,084

Supplemental Consolidated Financial Data

for Fiscal 2015, ended March 31, 2015

Panasonic Corporation

<Attachment 1> Reference

Segment Information for Fiscal 2015

Note:	Certain businesses were transferred among segments on April 1, 2015. Accordingly, the figures for segment information in fiscal 2015 have been reclassified to conform to the presentation for fiscal 2016.

Sales	yen (billions)

	1st quarter (Apr.-June)	2nd quarter (July-Sep.)	3rd quarter (Oct.-Dec.)	4th quarter (Jan.-Mar.)	Full year (Apr.-Mar.)
Appliances	616.9	576.2	634.0	507.7	2,334.8
Eco Solutions	384.4	406.0	433.9	441.7	1,666.0
AVC Networks	257.7	273.9	296.2	326.5	1,154.3
Automotive & Industrial Systems	682.7	703.5	704.3	706.3	2,796.8
Other	143.2	154.7	149.3	317.3	764.5

Total	2,084.9	2,114.3	2,217.7	2,299.5	8,716.4
Eliminations and Adjustments *1	-232.6	-243.7	-221.3	-303.8	-1,001.4

Consolidated Total	1,852.3	1,870.6	1,996.4	1,995.7	7,715.0

Segment profit	yen (billions)

	1st quarter (Apr.-June)	2nd quarter (July-Sep.)	3rd quarter (Oct.-Dec.)	4th quarter (Jan.-Mar.)	Full year (Apr.-Mar.)
Appliances	31.0	8.9	18.4	-8.5	49.8
Eco Solutions	16.2	25.6	33.9	19.6	95.3
AVC Networks	-3.1	7.0	17.7	30.2	51.8
Automotive & Industrial Systems	21.1	36.9	30.9	27.5	116.4
Other	-2.0	3.9	-0.4	13.1	14.6

Total	63.2	82.3	100.5	81.9	327.9
Eliminations and Adjustments *1	19.1	12.4	12.8	9.7	54.0

Consolidated Total	82.3	94.7	113.3	91.6	381.9

yen (billions)

	Fiscal 2015 Results
	Sales	Profit
Appliances (production and sales consolidated) *2	2,552.5	50.8

*[1]

The figures in “Eliminations and Adjustments” include earnings and expenses which are not attributable to any reportable segments, for the purpose of evaluating operating results of each segment, and consolidation adjustments (including amortization of intangible assets and differences of accounting principles).

*[2]	The figures in “Appliances (production and sales consolidated)” include the sales and profits of sales division for consumer products, which are included in “Eliminations and Adjustments.”

Supplemental Consolidated Financial Data

for Fiscal 2015, ended March 31, 2015

Panasonic Corporation

<Attachment 2> Reference

Business Division Information for Fiscal 2015 (Sales)

Note:	The figures for each Business Division in fiscal 2015 are conformed to the presentation for fiscal 2015.

yen (billions)

		1st quarter (Apr.-June)	2nd quarter (July-Sep.)	3rd quarter (Oct.-Dec.)	4th quarter (Jan.-Mar.)	Full year (Apr.-Mar.)
AP	Refrigerator BD	33.3	34.7	31.1	24.3	123.4
	Laundry Systems and Vacuum Cleaner BD	39.3	48.3	56.6	45.6	189.9
	Cold Chain BD	21.3	25.9	22.5	23.3	93.0
ES	Lighting BD	69.9	75.7	88.8	83.3	317.7
	Energy Systems BD	98.3	103.9	105.0	107.3	414.5
	Housing Systems BD	91.1	90.6	98.3	86.4	366.5
	Panasonic Ecology Systems Co., Ltd.	36.8	35.9	43.3	44.0	159.9
AVC *	Mobility Business	46.0	46.0	56.0	62.5	210.5
	Visual and Imaging Business	60.3	68.0	69.4	69.6	267.3
	Communication Business	38.4	39.0	38.6	33.1	149.0
	Vertical Solution Business	69.3	68.7	82.1	88.1	308.3
AIS	Automotive Infotainment Systems BD	118.8	119.9	125.8	133.3	497.8
	Portable Rechargeable Battery BD	73.0	76.6	80.6	91.2	321.3
	Capacitor BD	30.2	32.1	30.2	29.3	121.9
	Automation Controls BD	59.0	60.3	58.4	58.1	235.8
	Panasonic Factory Solutions Co., Ltd.	28.9	37.2	24.0	26.1	116.2

*	Each business in AVC Networks consists of the following BDs.

• Mobility Business	: IT Products BD, Storage BD
• Visual and Imaging Business	: Imaging Network BD, Security Systems BD, Visual Systems BD
• Communication Business	: Office Products BD, Communication Products BD
• Vertical Solution Business	: Avionics BD, Infrastructure Systems BD

Additional Information for fiscal 2015

Note:	The figures for each additional information in fiscal 2015 have conformed to the presentation for fiscal 2015.

Sales

yen (billions)

		1st quarter (Apr.-June)	2nd quarter (July-Sep.)	3rd quarter (Oct.-Dec.)	4th quarter (Jan.-Mar.)	Full year (Apr.-Mar.)
AP	Air-Conditioner BD	106.9	74.8	65.4	78.4	325.5
AIS	Semiconductor Business *	43.5	47.4	45.7	45.4	182.1

Profit

yen (billions)

		1st quarter (Apr.-June)	2nd quarter (July-Sep.)	3rd quarter (Oct.-Dec.)	4th quarter (Jan.-Mar.)	Full year (Apr.-Mar.)
AP	Air-Conditioner BD	7.4	0.2	0.1	0.2	7.8
AIS	Semiconductor Business *	-5.3	-1.7	-3.8	-3.9	-14.7

*	Semiconductor BD was transferred to Panasonic Semiconductor Solutions Co., Ltd., effective from June 1, 2014. Accordingly, the figures are presented as Semiconductor Business.

Supplemental Consolidated Financial Data

for Fiscal 2015, ended March 31, 2015

Panasonic Corporation

<Attachment 3> Reference

Business Division Information for Fiscal 2014 (Sales)

Note:	The figures for each Business Division in fiscal 2014 are conformed to the presentation for fiscal 2015.

yen (billions)

		1st quarter (Apr.-June)	2nd quarter (July-Sep.)	3rd quarter (Oct.-Dec.)	4th quarter (Jan.-Mar.)	Full year (Apr.-Mar.)
AP	Refrigerator BD	33.1	34.1	31.9	26.3	125.4
	Laundry Systems and Vacuum Cleaner BD	40.7	46.7	53.2	46.6	187.3
	Cold Chain BD	23.1	23.5	20.7	21.4	88.6
ES	Lighting BD	68.8	74.8	90.3	88.6	322.5
	Energy Systems BD	91.9	93.4	97.6	112.3	395.3
	Housing Systems BD	89.6	99.5	111.2	104.3	404.6
	Panasonic Ecology Systems Co., Ltd.	34.8	32.6	36.2	41.6	145.2
AVC *	Mobility Business	39.1	46.5	47.2	60.2	193.0
	Visual and Imaging Business	63.3	74.7	74.5	68.5	281.1
	Communication Business	37.0	39.5	37.7	33.7	147.9
	Vertical Solution Business	58.4	63.8	70.7	76.8	269.7
AIS	Automotive Infotainment Systems BD	114.3	114.4	124.1	130.5	483.3
	Portable Rechargeable Battery BD	70.6	74.7	73.4	66.3	284.9
	Capacitor BD	28.6	29.7	30.8	27.6	116.7
	Automation Controls BD	57.4	59.2	57.0	57.4	230.9
	Panasonic Factory Solutions Co., Ltd.	30.7	27.8	19.7	23.9	102.2

*	Each business in AVC Networks consists of the following BDs.

• Mobility Business	: IT Products BD, Storage BD
• Visual and Imaging Business	: Imaging Network BD, Security Systems BD, Visual Systems BD
• Communication Business	: Office Products BD, Communication Products BD
• Vertical Solution Business	: Avionics BD, Infrastructure Systems BD

Additional Information for fiscal 2014

Note:	The figures for each additional information in fiscal 2014 have conformed to the presentation for fiscal 2015.

Sales

yen (billions)

		1st quarter (Apr.-June)	2nd quarter (July-Sep.)	3rd quarter (Oct.-Dec.)	4th quarter (Jan.-Mar.)	Full year (Apr.-Mar.)
AP	Air-Conditioner BD	95.3	73.4	63.9	79.6	312.2
AIS	Semiconductor BD	44.7	50.8	43.0	42.8	181.2

Profit

yen (billions)

		1st quarter (Apr.-June)	2nd quarter (July-Sep.)	3rd quarter (Oct.-Dec.)	4th quarter (Jan.-Mar.)	Full year (Apr.-Mar.)
AP	Air-Conditioner BD	0.7	-5.3	-1.8	-4.1	-10.5
AIS	Semiconductor BD	-3.8	-2.3	-5.4	-22.0	-33.5

PART II

Information Not Required in Prospectus

Item 20.	Indemnification of Officers and Directors

Article 330 of the Companies Act of Japan makes the provision of Section 10, Chapter 2, Book III of the Civil Code of Japan applicable to the relationship between the registrant and its directors and audit & supervisory board members, respectively. Section 10, among other things, provides in effect that:

(1)	Any director or audit & supervisory board member of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him;

(2)	If a director or an audit & supervisory board member of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him, he may demand reimbursement therefor from the company;

(3)	If a director or an audit & supervisory board member has assumed an obligation necessary for the management of the affairs entrusted to him, he may require the company to perform it in his place or, if it is not due, to furnish adequate security; and

(4)	If a director or an audit & supervisory board member, without any fault on his part, sustains damage through the management of the affairs entrusted to him, he may demand compensation therefor from the company.

Under Article 388 of the Companies Act, a company may not refuse a demand from an audit & supervisory board member referred to in subparagraphs (1) through (3) above unless the company establishes that the relevant expense or obligation was or is not necessary for the performance of the audit & supervisory board member’s duties.

The directors and audit & supervisory board members of the registrant maintain liability insurance to cover themselves against liability for damages incurred by them in connection with their performance of duties in their respective capacities as such and litigation expenses incurred in relation thereto. The premium for the insurance is paid by the registrant, except for the premium for the special coverage portion of the insurance relating to liability arising from a derivative action to be owed by a director or audit & supervisory board member to the registrant and litigation expenses incurred in relation thereto.

Item 21.	Exhibits and Financial Statements Schedules

(a) Exhibits

2.1	Share Exchange Agreement among Panasonic Corporation and Panasonic Information Systems Co., Ltd. (English translation filed herewith as Appendix A to the prospectus which is part of this registration statement)

3.1	Articles of Incorporation of Panasonic Corporation (English translation)

3.2	Share Handling Regulations of Panasonic Corporation (English translation) (1)

3.3	Regulations of the Board of Directors of Panasonic Corporation (English translation)

3.4	Regulations of the Audit & Supervisory Board of Panasonic Corporation (English translation)

4.1	Form of Second Amended and Restated Deposit Agreement among Panasonic Corporation and JPMorgan Chase Bank, N.A. as Depositary and holders of American Depositary Receipts (2)

5.1	Opinion of Nagashima Ohno & Tsunematsu regarding legality of securities

8.1	Opinion of Sullivan & Cromwell LLP regarding United States Federal tax consequences of the Share Exchange

8.2	Opinion of Nagashima Ohno & Tsunematsu regarding Japanese tax consequences of the Share Exchange (included in Exhibit 5.1)

10.1

Liability Limitation Agreements (English translations)

Matsushita Electric Industrial Co., Ltd. and Ikuo Uno entered into a Liability Limitation Agreement, dated June 29, 2005, in the form of this Exhibit.

Matsushita Electric Industrial Co., Ltd. and Ikuo Hata entered into a Liability Limitation Agreement, dated June 28, 2006, in the form of this Exhibit.

Matsushita Electric Industrial Co., Ltd. and Masayuki Oku entered into a Liability Limitation Agreement, dated June 26, 2008, in the form of this Exhibit.

Panasonic Corporation and Hiroko Ota entered into a Liability Limitation Agreement, dated June 26, 2013, in the form of this Exhibit.

Panasonic Corporation and each of Yoshio Sato and Toshio Kinoshita entered into a Liability Limitation Agreement, each dated June 26, 2014, in the form of this Exhibit.

21.1	Subsidiaries of Panasonic Corporation (included in “Business of Panasonic—Business Overview—Organizational Structure”)

23.1	Consent of KPMG AZSA LLC

23.2	Consent of Nagashima Ohno & Tsunematsu (included in Exhibit 5.1)

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

23.4	Consent of Panasonic IS’s financial advisor

23.5	Consent of Panasonic IS’s Third-party Committee

24.1	Powers of Attorney (included in Part II of this registration statement)

24.2	Power of Attorney of the registrant

99.1	Notice of convocation of Panasonic IS’s general meeting of shareholders and attachments thereto (English translation)

99.2	Form of mail-in-ballot for Panasonic IS’s general meeting of shareholders (English translation)

99.3	Selected Articles of the Companies Act of Japan (English translation filed herewith as Appendix D to the prospectus which is part of this registration statement)

(1)	Incorporated by reference from Panasonic’s annual report on Form 20-F filed on June 30, 2010.
(2)	Incorporated by reference from the registration statement on Form F-6 (File No. 333-133099) filed by Panasonic and JPMorgan Chase Bank, N.A.) on April 22, 2013.

(b) Financial Statement Schedules

The financial statement schedule is set forth on page F-73 of the prospectus which is part of this registration statement.

(c) Reports, Opinions and Appraisals

See Appendices B and C.

Item 22.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(8)	The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (a)(7) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (§230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(10)	The undersigned registrant hereby undertakes: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(11)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Osaka, Japan, on April 28, 2015.

PANASONIC CORPORATION

By:	/s/ Kazuhiro Tsuga
Kazuhiro Tsuga
President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hideaki Kawai, Mototsugu Sato and Shinji Kasayama, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 28, 2015.

Signature	Title

/s/ Shusaku Nagae	Chairman of the Board of Directors
Shusaku Nagae

/s/ Masayuki Matsushita	Vice Chairman of the Board of Directors
Masayuki Matsushita

/s/ Kazuhiro Tsuga	President and Director
Kazuhiro Tsuga	(Principal Executive Officer)

/s/ Yoshihiko Yamada	Executive Vice President and Director
Yoshihiko Yamada

/s/ Kazunori Takami	Executive Vice President and Director
Kazunori Takami

/s/ Hideaki Kawai	Senior Managing Director
Hideaki Kawai	(Principal Financial Officer and Principal Accounting Officer)

/s/ Yoshiyuki Miyabe	Senior Managing Director
Yoshiyuki Miyabe

/s/ Yoshio Ito	Senior Managing Director
Yoshio Ito

/s/ Tamio Yoshioka	Senior Managing Director
Tamio Yoshioka

/s/ Takashi Toyama	Managing Director
Takashi Toyama

Signature	Title

/s/ Jun Ishii	Managing Director
Jun Ishii

/s/ Mamoru Yoshida	Managing Director
Mamoru Yoshida

/s/ Tsuyoshi Nomura	Managing Director
Tsuyoshi Nomura

/s/ Mototsugu Sato	Managing Director
Mototsugu Sato

Signature	Title

/s/ Shinji Kasayama	Authorized Representative in the United States
Shinji Kasayama

EXHIBIT INDEX

2.1	Share Exchange Agreement among Panasonic Corporation and Panasonic Information Systems Co., Ltd. (English translation filed herewith as Appendix A to the prospectus which is part of this registration statement)

3.1	Articles of Incorporation of Panasonic Corporation (English translation)

3.2	Share Handling Regulations of Panasonic Corporation (English translation) (1)

3.3	Regulations of the Board of Directors of Panasonic Corporation (English translation)

3.4	Regulations of the Audit & Supervisory Board of Panasonic Corporation (English translation)

4.1	Form of Second Amended and Restated Deposit Agreement among Panasonic Corporation and JPMorgan Chase Bank, N.A. as Depositary and holders of American Depositary Receipts (2)

5.1	Opinion of Nagashima Ohno & Tsunematsu regarding legality of securities

8.1	Opinion of Sullivan & Cromwell LLP regarding United States Federal tax consequences of the Share Exchange

8.2	Opinion of Nagashima Ohno & Tsunematsu regarding Japanese tax consequences of the Share Exchange (included in Exhibit 5.1)

10.1

Liability Limitation Agreements (English translations)

Matsushita Electric Industrial Co., Ltd. and Ikuo Uno entered into a Liability Limitation Agreement, dated June 29, 2005, in the form of this Exhibit.

Matsushita Electric Industrial Co., Ltd. and Ikuo Hata entered into a Liability Limitation Agreement, dated June 28, 2006, in the form of this Exhibit.

Matsushita Electric Industrial Co., Ltd. and Masayuki Oku entered into a Liability Limitation Agreement, dated June 26, 2008, in the form of this Exhibit.

Panasonic Corporation and Hiroko Ota entered into a Liability Limitation Agreement, dated June 26, 2013, in the form of this Exhibit.

Panasonic Corporation and each of Yoshio Sato and Toshio Kinoshita entered into a Liability Limitation Agreement, each dated June 26, 2014, in the form of this Exhibit.

21.1	Subsidiaries of Panasonic Corporation (included in “Business of Panasonic—Business Overview—Organizational Structure”)

23.1	Consent of KPMG AZSA LLC

23.2	Consent of Nagashima Ohno & Tsunematsu (included in Exhibit 5.1)

23.3	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

23.4	Consent of Panasonic IS’s financial advisor

23.5	Consent of Panasonic IS’s Third-party Committee

24.1	Powers of Attorney (included in Part II of this registration statement)

24.2	Power of Attorney of the registrant

99.1	Notice of convocation of Panasonic IS’s general meeting of shareholders and attachments thereto (English translation)

99.2	Form of mail-in-ballot for Panasonic IS’s general meeting of shareholders (English translation)

99.3	Selected Articles of the Companies Act of Japan (English translation filed herewith as Appendix D to the prospectus which is part of this registration statement)

(1)	Incorporated by reference from Panasonic’s annual report on Form 20-F filed on June 30, 2010.
(2)	Incorporated by reference from the registration statement on Form F-6 (File No. 333-133099) filed by Panasonic and JPMorgan Chase Bank, N.A.) on April 22, 2013.